As filed with the Securities and Exchange Commission on August 17, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANITOWOC FOODSERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	3580	47-4625716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2227 Welbilt Boulevard

New Port Richey, Florida 34655

(727) 375-7010

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Maurice D. Jones

Senior Vice President, General Counsel and Secretary

2210 Woodland Drive

Manitowoc, WI 54220

(920) 683-7523

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark T. Plichta

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-5306

(414) 271-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions pursuant to the exchange offer described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
9.500% Senior Notes due 2024(2)	$425,000,000	100%	$425,000,000	$42,797.50
Guarantees for the 9.500% Senior Notes due 2024	(3)	(3)	(3)	(3)

(1)	Exclusive of accrued interest, if any, and estimated solely for purposes of determining the registration fee.
(2)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Appliance Scientific, Inc.	Delaware	3580	75-2864607
Berisford Property Development (USA) Ltd.	New York	3580	13-3437269
Charles Needham Industries Inc.	Texas	3580	38-2765757
Cleveland Range, LLC	Delaware	3580	34-1612187
The Delfield Company LLC	Delaware	3580	38-2985152
Enodis Corporation	Delaware	3580	11-1767288
Enodis Group Holdings US, Inc.	Delaware	3580	36-3635892
Enodis Holdings, Inc.	Delaware	3580	57-1239904
Enodis Technology Center, Inc.	Delaware	3580	59-2658642
Frymaster L.L.C.	Louisiana	3580	72-1405142
Garland Commercial Industries LLC	Delaware	3580	11-2313525
Kysor Business Trust	Delaware	3580	38-6683555
Kysor Holdings, Inc.	Delaware	3580	59-3723455
Kysor Industrial Corporation	Michigan	3580	38-1909000
Kysor Industrial Corporation	Nevada	3580	38-2097806
Kysor Nevada Holding Corp.	Nevada	3580	37-1577028
Landis Holdings LLC	Delaware	3580	41-1782351
Manitowoc Equipment Works, Inc.	Nevada	3580	39-1775032
Manitowoc Foodservice Companies, LLC	Wisconsin	3580	88-0369684
Manitowoc Foodservice Holding, Inc.	Wisconsin	3580	81-0859611
Manitowoc FP, Inc.	Nevada	3580	88-0369687
Manitowoc FSG International Holdings, Inc.	Nevada	3580	36-3075225
Manitowoc FSG Operations, LLC	Nevada	3580	39-1987754
Manitowoc FSG U.S. Holding, LLC	Delaware	3580	36-4593091
McCann’s Engineering & Manufacturing Co., LLC	California	3580	90-0276022
MTW County Limited	UK and Delaware	3580	98-0580379
Welbilt Corporation	Delaware	3580	59-3722267
Welbilt Holding Company	Delaware	3580	51-0305085
Westran Corporation	Michigan	3580	38-1160960

(1)	The address and telephone number of the principal executive offices for each additional registrant is 2227 Welbilt Boulevard, New Port Richey, Florida 34655, (727) 375-7010. The name, address and telephone number of the agent for service for each additional registrant is Maurice D. Jones, Senior Vice President, General Counsel and Secretary, Manitowoc Foodservice, Inc., 2210 Woodland Drive, Manitowoc, Wisconsin 54220, (920) 683-7523.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary prospectus dated August 17, 2016

PRELIMINARY PROSPECTUS

Manitowoc Foodservice, Inc.

Exchange Offer for

$425,000,000 9.500% Senior Notes due 2024

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange all of our outstanding 9.500% Senior Notes due 2024, issued on February 18, 2016 in a private offering, for our new 9.500% Senior Notes due 2024, the issuance of which is registered pursuant to this prospectus under the Securities Act of 1933, as amended (the “Securities Act”).

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2016, unless we extend it.

•	The new notes and the original notes are substantially identical, except the new notes will be issued in a transaction that will have been registered under the Securities Act, the new notes will not contain securities law restrictions on transfer and the new notes will not provide for registration rights or the payment of additional interest under circumstances relating to the timing of the exchange offer.

•	The new notes will be jointly, severally, fully and unconditionally guaranteed by certain of our subsidiaries on a senior unsecured basis.

•	All outstanding original notes that are validly tendered and not validly withdrawn will be exchanged.

•	You may withdraw your tender of original notes any time before the exchange offer expires.

•	We will not receive any proceeds from the exchange offer.

•	No established trading market for the new notes currently exists. The new notes will not be listed on any securities exchange or included in any automated quotation system.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal for the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days beginning when the new notes are first issued to make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 for a discussion of risk factors that you should consider before deciding to exchange your original notes for new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

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INDUSTRY AND MARKET DATA

When we make statements in this prospectus about our market share or position in our industry or any category thereof, such statements are based on market and industry data and forecasts that we obtained from industry publications and surveys, government reports, reports by market research firms or other available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of and have not independently verified this information. This information may prove to be inaccurate and is subject to change because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on availability and reliability of primary source of information, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. Additionally, we have supplemented third-party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. Although we believe that these independent sources and our management’s estimates are reliable as of the date of this prospectus, the information contained in them has not been independently verified, and we cannot assure you as to the accuracy or completeness of such information. As a result, you should be aware that market share and industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. We do not make any representation as to the accuracy or completeness of such information. While we are not aware of any misstatements regarding the industry data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

When we make statements in this prospectus regarding our largest customers, we measure the size of our customers by the amount of revenue we generate from them.

TRADEMARKS

We own or have rights to various trademarks, logos, service marks and trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ™ or ® symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks and trade names included or referred to in this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not historical facts are forward-looking statements, which are based upon our current expectations, within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements involve risks and uncertainties that could cause actual results to differ materially from what appears within this prospectus.

Forward-looking statements include descriptions of plans and objectives for future operations, and the assumptions behind those plans. The words “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “could,” “will,” “may” or similar expressions, usually identify forward-looking statements. Any and all projections of future performance are forward-looking statements.

In addition to the assumptions, uncertainties, and other information referred to specifically in the forward-looking statements, a number of factors relating to our business could cause actual results to be significantly different from what is presented in this prospectus. Those factors include, without limitation, the following:

•	the impact of our separation from The Manitowoc Company, Inc. (“MTW”) and risks relating to our ability to operate effectively as an independent, publicly traded company;

•	efficiencies and capacity utilization of facilities;

•	issues relating to our ability to timely and efficiently execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, workforce reductions or ramp-ups, and/or consolidations of existing facilities and operations;

•	our failure to retain our executive management team and to attract qualified new personnel;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those enhancements, savings, synergies, and options;

•	availability of certain raw materials;

•	growth of general and administrative expenses, including health care and postretirement costs;

•	changes in raw materials prices, commodity prices and hedges in place;

•	actions of competitors, including competitive pricing;

•	the successful development of innovative products and market acceptance of new and innovative products;

•	the ability to focus and capitalize on product quality and reliability;

•	unexpected issues associated with the quality of materials and components sourced from third parties and resolution of those issues;

•	unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	consumer demand for products from the quick-service restaurant chains and kiosks;

•	growth in demand for foodservice equipment by customers in emerging markets;

•	global expansion of customers;

•	changes in the markets we serve;

•	unanticipated changes in consumer spending;

•	unfavorable outcomes in product liability lawsuits, or an increase in the volume of product liability lawsuits;

•	unexpected costs incurred in protecting our intellectual property;

•	weather;

•	changes in domestic and international economic and industry conditions;

•	work stoppages, labor negotiations, rates and temporary labor;

•	the availability of local suppliers and skilled labor;

•	unanticipated changes in capital and financial markets;

•	changes in the interest rate environment;

•	pressure of financing leverage;

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our debt obligations;

•	foreign currency fluctuations and their impact on reported results and hedges in place;

•	unexpected issues affecting our effective tax rate, including, but not limited to, global tax policies, tax reform, and tax legislation;

•	unanticipated issues associated with the resolution or settlement of uncertain tax positions or unfavorable resolution of tax audits;

•	the tax treatment of the distribution of our common stock by MTW to its shareholders on March 4, 2016 and the restrictions on post-distribution activities imposed on Manitowoc Foodservice, Inc. (“MFS”) under the Tax Matters Agreement with MTW in order to preserve the tax-free treatment of the Spin-Off;

•	actions of activist shareholders;

•	costs associated with unanticipated environmental liabilities;

•	risks associated with data security and technology systems and protections;

•	world-wide political risk;

•	natural disasters disrupting commerce in one or more regions of the world;

•	acts of terrorism;

•	geographic factors and economic risks;

•	changes in laws and regulations, as well as their enforcement, throughout the world;

•	changes in the costs of compliance with laws regarding trade, export controls and foreign corrupt practices;

•	foodservice equipment replacement cycles in the U.S. and other mature markets;

•	the ability to compete and appropriately integrate, and/or transition, restructure and consolidate acquisitions, divestures, strategic alliances, joint ventures and other strategic alternatives and otherwise capitalize on key strategic opportunities;

•	in connection with acquisitions, divestitures, strategic alliances and joint ventures, the finalization of the price and other terms, the realization of contingencies consistent with any established reserves, and unanticipated issues associated with transitional services; and

•	other events outside our control.

For a discussion of important risk factors affecting our business and risks related to an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see “Risk Factors” in this prospectus. We do not have any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before making a decision whether to exchange your original notes for new notes. You should read this entire prospectus, including “Risk Factors,” carefully before making a decision whether to exchange your original notes for new notes.

Presentation of Information

On January 29, 2015, The Manitowoc Company, Inc. (“MTW”) announced plans to create two independent public companies to separately operate its two businesses: its Crane business and the Foodservice business. To effect the separation, MTW first undertook an internal reorganization, following which MTW held the Crane business, and Manitowoc Foodservice, Inc. (“MFS”) held the Foodservice business. Then, on March 4, 2016, MTW distributed all of our common stock to MTW’s shareholders on a pro rata basis, and we became an independent publicly traded company (the “Distribution”). As used in this prospectus, “Spin-Off” refers to both the above described internal reorganization and Distribution, collectively.

Unless otherwise expressly stated or the context otherwise requires, in this prospectus, references to “we,” “our,” “us,” “the Company,” or “MFS”, refers to Manitowoc Foodservice, Inc., a Delaware corporation incorporated in 2015, and its consolidated subsidiaries or, in the case of information as of dates or for periods prior to our separation from MTW, the combined entities of the Foodservice business, and certain other assets and liabilities that were historically held at the MTW corporate level, but were specifically identifiable and attributable to the Foodservice business. The “issuer” and “Manitowoc Foodservice” refers to Manitowoc Foodservice, Inc. and not to any of its subsidiaries or affiliates.

In this prospectus, except as expressly set forth in the section captioned “Description of New Notes,” we refer to our outstanding 9.500% Senior Notes due 2024 as the “original notes” and we refer to our new 9.500% Senior Notes due 2024, the issuance of which is registered under the Securities Act, as the “new notes.” Any reference to “notes” in this prospectus refers to the original notes and the new notes collectively, unless the context requires a different interpretation.

About Our Company

MFS is one of the world’s leading commercial foodservice equipment companies. We design, manufacture and service an integrated portfolio of hot and cold category products, and have a long track record of innovation. We have one of the industry’s broadest portfolios of products and are recognized by our customers and channel partners for the quality, reliability, and durability of our products. Our capabilities span refrigeration, ice-making, cooking, holding, food-preparation, and beverage-dispensing technologies, which allow us to equip entire commercial kitchens and serve the world’s growing demand for food prepared away from home. We supply foodservice equipment to commercial and institutional foodservice operators such as full-service restaurants, quick-service restaurant chains, hotels, caterers, supermarkets, convenience stores, business and industry, hospitals, schools and other institutions.

We differentiate ourselves by uniquely integrating food, equipment, digital technologies, and people to increase efficiency throughout the food preparation cycle, and create winning customer and consumer experiences. Our customers and channel partners trust the Company and its food-inspiring technologies to serve their diverse needs on a global basis.

Our products are sold in more than 100 countries globally, across the Americas, EMEA and APAC. (The Americas segment, includes the U.S., Canada and Latin America. The EMEA segment is made up of markets in

Europe, Middle East and Africa, including Russia and the commonwealth of independent states. The APAC segment is principally comprised of markets in China, Singapore, Australia, India, Malaysia, Indonesia, Thailand and Philippines.)

Our products, services and solutions are marketed through a worldwide network of over 3,000 dealers and distributors under well-established and recognized brands, including Cleveland™, Convotherm®, Dean™, Delfield™, Fabristeel™, Frymaster™, Garland™, Inducs™, Kolpak™, Koolaire™, Lincoln™, Manitowoc Beverage Systems, Manitowoc® Ice, Merco™, Merrychef®, Moorwood Vulcan®, Multiplex™, RDI™ Systems, Servend™, TRUpour®, U.S. Range™, and Welbilt™. All of our products are supported by KitchenCare®, our aftermarket repair and parts service business. MFS’ scale and expertise enable it to serve a global customer base in continually evolving foodservice markets.

Corporate Information

We are a publicly traded Delaware corporation. Our common stock is listed on the New York Stock Exchange under the symbol “MFS.” Our headquarters and principal executive offices are located at 2227 Welbilt Boulevard, New Port Richey, Florida 34655, our telephone number is (727) 375-7010, and our website address is www.manitowocfoodservice.com.

The Exchange Offer

Original Notes	We sold $425,000,000 aggregate principal amount of our 9.500% Senior Notes due 2024, which are jointly, severally, fully and unconditionally guaranteed on a senior unsecured basis by each of our existing and future subsidiaries that from time to time guarantees obligations under our senior secured credit facilities, with certain exceptions, to the initial purchasers on February 18, 2016. The initial purchasers resold the original notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

Registration Rights Agreement	When we sold the original notes, we entered into a registration rights agreement with the representative for the initial purchasers in which we agreed, among other things, to provide you and all other holders of the original notes the opportunity to exchange your original notes for a new series of substantially identical notes, the issuance of which is registered under the Securities Act. The exchange offer is being made for that purpose.

New Notes	We are offering to exchange the original notes for 9.500% Senior Notes due 2024, the issuance of which we have registered under the Securities Act, which will be jointly, severally, fully and unconditionally guaranteed on a senior unsecured basis by our existing and future subsidiaries that from time to time guarantee obligations under our senior secured credit facilities, with certain exceptions. The new notes and the original notes are substantially identical, except:

•	the new notes will be issued in a transaction that will have been registered under the Securities Act;

•	the new notes will not contain securities law restrictions on transfer; and

•	the new notes will not provide for registration rights or the payment of additional interest under circumstances relating to the timing of the exchange offer.

The Exchange Offer	We are offering to issue new notes in exchange for a like principal amount and like denomination of original notes. As of the date of this prospectus, there are $425,000,000 aggregate principal amount of our original notes outstanding. For procedures for tendering, see “The Exchange Offer—Procedures for Tendering Original Notes.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2016, unless we extend it.

Resales of New Notes	We believe that the new notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the new notes in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the new notes; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

If you are an affiliate of ours, or are engaging in or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, then:

•	you may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission (the “SEC”);

•	you will not be permitted to tender original notes in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the original notes.

Each participating broker-dealer that receives new notes for its own account under the exchange offer in exchange for original notes that were acquired by the broker-dealer as a result of market making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Any broker-dealer that acquired original notes from us may not rely on the applicable interpretations of the staff of the SEC and must comply with registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resales of the original notes or the new notes.

See “The Exchange Offer—Procedures for Tendering Original Notes” and “Plan of Distribution.”

Acceptance of Original Notes and Delivery of New Notes	We will accept for exchange any and all original notes that are validly tendered in the exchange offer and not withdrawn before the offer expires. The new notes will be delivered promptly following the exchange offer.

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires.

Conditions of the Exchange Offer	Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange new notes for, any original notes if:

•	the exchange offer, or the making of any exchange by a holder of original notes, would violate any applicable law or applicable interpretation by the staff of the SEC;

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•	all governmental approvals have not been obtained, which approvals we deem necessary for the expiration of the exchange offer.

Subject to applicable law, we may waive these conditions in our discretion in whole or in part at any time and from time to time.

See “The Exchange Offer—Conditions.”

Consequences of Failure to Exchange	If you are eligible to participate in the exchange offer and you do not tender your original notes, then you will not have further exchange or registration rights and you will continue to hold original notes subject to restrictions on transfer.

Federal Income Tax Consequences	For U.S. federal income tax purposes, the exchange of original notes for new notes pursuant to the exchange offer will not constitute a taxable event, and each new note will have the same tax attributes (including adjusted issue price, adjusted tax basis and holding period) as the corresponding original note had immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those applicable to the original notes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Accounting Treatment	We will not recognize any gain or loss on the exchange of notes. See “The Exchange Offer—Accounting Treatment.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent. See “The Exchange Offer—Exchange Agent.”

The New Notes

The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer	MFS

Notes Offered	$425,000,000 aggregate principal amount of 9.500% Senior Notes due 2024.

Maturity Date	February 15, 2024.

Interest	Interest on the new notes will accrue at a rate of 9.500% per annum.

Interest Payment Dates	Interest on the new notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2016.

Ranking	The new notes will rank equally in right of payment with all of the issuer’s other senior indebtedness, but will be effectively junior to all of the issuer’s secured indebtedness, including indebtedness with respect to the senior secured credit facilities under which the issuer is a borrower, to the extent of the value of the assets securing that indebtedness. The new notes will also be structurally subordinated to all liabilities of the issuer’s subsidiaries that do not guarantee the new notes.

Each guarantor’s guarantee of the new notes will rank equally in right of payment with all of such guarantor’s existing and future senior obligations, senior in right of payment to all of such guarantor’s existing and future subordinated indebtedness and effectively junior to such guarantor’s existing and future secured obligations (including indebtedness with respect to its guarantee of the senior secured credit facilities) to the extent of the value of the assets securing that indebtedness.

Guarantees	The new notes will be fully and unconditionally guaranteed on a senior unsecured basis by each of the issuer’s domestic restricted subsidiaries that guarantees obligations, or is a borrower, under the senior secured credit facilities or that guarantees other series of capital markets debt securities of the issuer or a guarantor. Any guarantee of the new notes will be automatically released in the event such guarantee is released under the senior secured credit facilities.

The guarantee of a guarantor may terminate under certain circumstances described under “Description of New Notes—Guarantees.”

MTW is not the issuer of the new notes and neither it nor its subsidiaries is or will be a guarantor or obligor (contingent or otherwise) with respect to the new notes.

Optional Redemption	At any time prior to February 15, 2019, the issuer may redeem all or a portion of the new notes at a “make-whole” redemption price set forth elsewhere in this prospectus, plus accrued and unpaid interest to, but not including, the redemption date.

In addition, at any time prior to February 15, 2019, the issuer has the option to, on one or more occasions, redeem up to 35% of the aggregate principal amount of the new notes at a redemption price equal to 109.500% of the principal amount of the new notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date, with the net cash proceeds of certain equity offerings.

At any time on and after February 15, 2019, the issuer may redeem the new notes, in whole or in part, at an initial redemption price of 107.125% of principal amount of the new notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date. The redemption price will decline each year after February 15, 2019 and will be 100% of principal amount of the new notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date, beginning on February 15, 2022.

See “Description of New Notes—Redemption—Optional Redemption.”

Change of Control Triggering Event	Upon a change of control (as defined under “Description of New Notes”), the issuer will be required to make an offer to purchase the new notes. The purchase price will equal 101% of the principal amount of the new notes on the date of purchase plus accrued interest to, but not including, the purchase date. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the new notes). See “Risk Factors— Risks Relating to the Exchange Offer and the New Notes—Our ability to repurchase the new notes upon a change of control may be limited.”

Collateral	The new notes and the related guarantees will be unsecured.

Certain Covenants	The indenture governing the new notes contains covenants that restrict the issuer’s ability and the ability of the issuer’s restricted subsidiaries to:

•	incur, assume or guarantee additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate our subsidiaries as unrestricted.

These covenants are subject to a number of important qualifications, limitations and exceptions. See “Description of New Notes—Certain Covenants.” Certain covenants are also subject to suspension in the event that the new notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC.

No Prior Market	The new notes will be a new issue of securities for which there is currently no market. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for the new notes to be quoted on any quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained. If no active trading market develops, you may not be able to resell your new notes at their fair market value or at all.

Risk Factors	You should refer to the section entitled “Risk Factors” for an explanation of certain risks of investing in the new notes.

Form and Denomination	The new notes will be issued in minimum denominations of $2,000 and higher integral multiples of $1,000. The new notes will be book entry only and registered in the name of a nominee of The Depository Trust Company of New York City (“DTC”).

Governing Law	New York.

Trustee	Wells Fargo Bank, National Association.

Summary Financial Information and Other Data

The following summary financial data reflects the combined or consolidated operations of MFS for the periods indicated below. The summary combined statement of operations data and other financial data for the years ended December 31, 2015, 2014 and 2013, and summary combined balance sheet data as of December 31, 2015, 2014 and 2013, as set forth below, have been derived from our audited combined financial statements that are included elsewhere in this prospectus. The summary condensed consolidated statement of operations data and other financial data for the six months ended June 30, 2016 and 2015 and summary condensed consolidated balance sheet data as of June 30, 2016 and 2015 are derived from our unaudited consolidated (condensed) interim financial statements that are included elsewhere in this prospectus. The unaudited consolidated (condensed) financial data have been prepared on a basis consistent with the basis on which our audited combined financial statements have been prepared, except for income taxes for the six months ended June 30, 2016 and 2015 which are based on the estimated annual effective tax rate for the full year. In the opinion of MFS’ management, the unaudited consolidated (condensed) financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The historical results do not necessarily indicate the results expected for any future period.

	As of and for the six months ended June 30,		As of and for the year ended December 31,
(in millions)	2016	2015	2015	2014	2013
Statement of Operations Data:

Net Sales	$693.9	$753.1	$1,570.1	$1,581.3	$1,541.8
Depreciation and amortization	24.5	25.7	51.0	53.0	51.4
Earnings before income taxes	41.9	74.4	196.3	187.2	204.6
Net earnings	33.2	50.9	157.1	159.8	146.1

Balance Sheet Data:
Working capital (1)	$141.2	$146.7	$88.0	$72.7	$74.0
Total assets	1,807.0	1,929.8	1,754.0	1,898.3	1,918.2
Long term capital leases and debt	1,369.9	2.6	2.3	3.6	1.7

Other Financial Data:
Capital expenditures	$6.2	$6.7	$13.2	$25.3	$33.6

(1)	Working capital is defined as net receivables and inventory less third-party accounts payable.

RISK FACTORS

You should carefully consider the risks described below, in addition to the other information contained in this prospectus, before deciding whether to exchange your original notes for new notes. If any of the risks described below actually occurs, our business, financial condition, results of operations and cash flows could be materially and adversely affected. Any such adverse effect may adversely affect our ability to repay the notes and as a result you could lose all or part of your investment in us. Our business may also be adversely affected by risks and uncertainties not known to us or risks that we currently believe to be immaterial. Some of the statements in this discussion of risk factors are forward-looking statements. See “Disclosure Regarding Forward-Looking Statements.”

Risks Relating to Our Business

Our operational results are dependent on how well we can scale our manufacturing capacity and resources to the level of our customers’ demand.

Our products are sold in an industry that requires manufacturers to make highly efficient use of manufacturing capacity. Insufficient or excess capacity threatens our ability to generate competitive profit margins and may expose us to liabilities related to contract commitments. Adapting or modifying our capacity is difficult, as modifications take substantial time to execute and, in some cases, may require regulatory approval. Additionally, delivering product during process or facility modifications requires special coordination. The cost and resources required to adapt our capacity, such as through facility acquisitions, facility closings, or process moves between facilities, may negate any planned cost reductions or may result in costly delays, product quality issues or material shortages, all of which could adversely affect our operational results and our reputation with our customers.

If we are unable to successfully implement certain cost-reduction initiatives, we may not achieve our earnings targets.

We have developed initiatives to realize cost savings, for example, by reducing the complexity of our product offerings, including our “80/20” initiative that will focus the majority of our resources on our most important products and best customers. However, the success of this and other profit-enhancement and cost-reduction initiatives is not guaranteed, and we may not achieve the cost savings we expect. The 80/20 initiative in particular involves significant cultural shifts, both internally and for our customers, that may inhibit or impair its successful implementation. Additionally, if we devote a disproportionate amount of time, personnel and resources to initiatives that yield slower or less than anticipated results or that are ultimately unsuccessful, we may be distracted from other initiatives and priorities that might have yielded more rapid or better results, and our results of operations may suffer accordingly.

Price increases or our inability to execute successful pricing strategies for some materials and sources of supply, as well as disruptions of supplies of some materials, could affect our profitability.

We use large amounts of steel, stainless steel, aluminum, copper and electronic controls, among other items, in the manufacture of our products. Occasionally, market prices of some of our key raw materials increase significantly, which could adversely affect our margins. Furthermore, although we are implementing a strategic sourcing initiative, we may not be able to achieve the expected cost savings from that initiative. In addition, because we maintain limited raw material and component inventories, even brief unanticipated delays in delivery by suppliers - including those due to capacity constraints, labor disputes, impaired financial condition of suppliers, weather emergencies or other natural disasters - may impair our ability to satisfy our customers and could adversely affect our financial performance.

To better manage our exposures to certain commodity price fluctuations, we regularly hedge our commodity exposures through financial markets. Through this hedging program we fix the future price for a portion of these commodities used in the production of our products. To the extent that our hedging results in fixing commodity prices that are unfavorable in comparison to market prices at the time of purchase, we would experience a negative impact on our profit margins compared to the margins we would have realized if these price commitments were not in place, which may adversely affect our financial condition, results of operations and cash flows.

Because we participate in an industry that is highly competitive, our net sales and profits could decline as we respond to competition.

We sell our products in a highly competitive industry. We compete based on product design, quality of products, quality and responsiveness of product support services, product performance and reliability, maintenance costs and price. Some of our competitors may have greater financial, marketing, manufacturing and distribution resources than we do. Competition could cause our sales to decrease or cause us to cut prices or incur additional costs to remain competitive, any of which could adversely affect our financial condition, results of operations and cash flows.

Additionally, a substantial portion of our dealer revenue comes from a small number of buying groups, which gives those buying groups a large degree of leverage and purchasing power with us and other suppliers. In recent years those buying groups have used their leverage to extract larger rebates, discounts and other price reductions. We must continually balance the added revenue from providing reduced prices to those buying groups against the reduced margins generated by them, which could adversely affect our results of operations.

If we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected.

Our products must be kept current to meet our customers’ needs, overcome competitive products and meet evolving regulatory requirements. To remain competitive, we therefore must develop new and innovative products on an on-going basis, and we invest significantly in the research and development of new products. If we do not successfully develop innovative products, it may be difficult to differentiate our products from our competitors’ products and satisfy regulatory requirements, and our sales and results would suffer.

If we do not meet customers’ product quality and reliability standards/expectations, we may experience increased or unexpected product warranty claims and other adverse consequences to our business.

Product quality and reliability are significant factors influencing customers’ decisions to purchase our products. Inability to maintain the high quality of our products relative to the perceived or actual quality of similar products offered by competitors could result in the loss of market share, loss of revenue, reduced profitability, an increase in warranty costs, and/or damage to our reputation. Similarly, if we fail to provide the same level of quality through our KitchenCare aftermarket parts and repair service as we provide in original equipment manufacturing, it could likewise negatively affect our revenue and our reputation with our customers.

Product quality and reliability are determined in part by factors that are not entirely within our control. We depend on our suppliers for parts and components that meet our standards. If our suppliers fail to meet those standards, we may not be able to deliver the quality products that our customers expect, which may impair revenue and our reputation and lead to higher warranty costs.

We provide our customers a warranty covering workmanship, and in some cases materials, on products we manufacture. Our warranty generally provides that products will be free from defects for periods ranging from 12 months to 60 months with certain equipment having longer term warranties. If a product fails to comply with the warranty, we may be obligated, at our expense, to correct any defect by repairing or replacing the defective product. Although we maintain warranty reserves in an amount based primarily on the number of units shipped and on historical and anticipated warranty claims, there can be no assurance that future warranty claims will follow historical patterns or that we can accurately anticipate the level of future warranty claims. An increase in the rate of warranty claims or the occurrence of unexpected warranty claims could adversely affect our financial condition, results of operations and cash flows.

Changing consumer tastes and government regulations affecting the quick-service restaurant industry could affect sales to our largest customers.

A number of our largest customers operate in the quick-service restaurant industry. The quick-service restaurant industry is frequently affected by changes in consumer tastes and eating habits, often as a result of new information or attitudes regarding diet and health or as a result of government regulations requiring quick-service restaurants to disclose the nutritional content of their food. If consumers’ eating habits change significantly, our customers may choose or be required to modify their menu offerings. Such modifications, or the failure to make the modifications to the extent consumers desire, could have an adverse effect on our customers’ business, financial conditions or results, which in turn could adversely affect the customers’ demand for our products.

We have significant manufacturing and sales of our products outside of the United States, which may present additional risks to our business.

For the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013, approximately 34.3%, 32.1%, 37.1% and 38.4%, respectively, of our net sales were attributable to products sold outside of the United States. Expanding our international sales is part of our growth strategy. International operations generally are subject to various risks, including political, military, religious and economic instability, local labor market conditions, the imposition of foreign tariffs, the impact of foreign government regulations, the effects of income and withholding tax, governmental expropriation, and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with our international sales, manufacturing and the integration of new facilities that could cause loss of revenue or increased cost. Unfavorable changes in the political, regulatory and business climate and currency devaluations of various foreign jurisdictions could adversely affect our financial condition, results of operations and cash flows.

Our results of operations may be negatively impacted by product liability lawsuits.

Our business exposes us to potential product liability risks that are inherent in the design, manufacture, sale and use of our products. We have not to date incurred material costs related to these product liability claims. We vigorously defend ourselves against current claims and intend to do so against future claims. However, a substantial increase in the number of claims that are made against us or the amounts of any judgments or settlements could adversely affect our reputation and our financial condition, results of operations and cash flows.

If we fail to protect our intellectual property rights or maintain our rights to use licensed intellectual property, our business could be adversely affected.

Our patents, trademarks and licenses are important in the operation of our businesses. Although we protect our intellectual property rights vigorously, we cannot be certain that we will be successful in doing so. Third parties may assert or prosecute infringement or validity claims against us in connection with the services and products that we offer, and we may or may not be able to successfully defend these claims. Litigation, either to enforce our intellectual property rights or to defend against claimed infringement of the rights of others, could result in substantial costs and diversion of our resources. In addition, if a third party would prevail in an infringement claim against us, then we would likely need to obtain a license from the third party on commercial terms, which would likely increase our costs. Our failure to maintain or obtain necessary licenses or an adverse outcome in any litigation relating to patent infringement or other intellectual property matters could have a material adverse effect on our financial condition, results of operations and cash flows.

Sales of our products are sensitive to volatile or variable factors. A downturn or weakness in overall economic activity or fluctuations in weather or other factors could adversely affect us.

Historically, sales of products that we manufacture and sell have been subject to variations caused by changes in general economic conditions and other factors. In particular, the strength of the economy generally may affect the rates of expansion, consolidation, renovation and equipment replacement within the restaurant, lodging, convenience store and healthcare industries, which may affect our sales. Furthermore, any future economic recession may impact leveraged companies like us more than competing companies with less leverage and may adversely affect our financial condition, results of operations and cash flows.

Weather conditions can substantially affect our business, as relatively cool summer weather and cooler-than-normal weather in hot climates tend to decrease sales of ice and beverage dispensers. Our sales depend in part upon our customers’ replacement or repair cycles. Adverse economic conditions may cause customers to forego or postpone new purchases in favor of repairing existing machinery.

If we are unable to sufficiently adjust to market conditions, among other potential adverse effects on our financial condition, results of operations and cash flows, we could fail to deliver on planned results, fall short of analyst and investor expectations, incur higher fixed costs, and/or fail to benefit from higher than expected customer demand resulting in loss of market share.

Our operations and profitability could suffer if we experience labor relations problems.

As of June 30, 2016, we employed approximately 5,500 people and had seven labor agreements with five employee unions in North America. We have one trade union in Europe, and a large majority of our European employees belong to that trade union or European works councils. We have two labor agreements with one trade union in China. During 2015, three of our union contracts expired. Each contract that expired in 2015 was successfully renegotiated without incident. In 2016, we have two union contracts that will expire. Any significant labor relations issues could adversely affect our operations, reputation, financial condition, results of operations and cash flows.

We are exposed to the risk of changes in interest rates or foreign currency fluctuations.

We have indebtedness that accrues interest at a variable rate. Increases in interest rates will reduce our operating cash flows and could hinder our ability to fund our operations, capital expenditures, acquisitions or dividends. In such cases we may seek to reduce our exposure to fluctuations in interest rates, but hedging our exposure carries the risk that we may forego the benefits we would otherwise experience if interest rates were to change in our favor. Developing an effective strategy for dealing with movements in interest rates is complex, and no strategy is guaranteed to completely insulate us from the risks associated with such fluctuations.

Additionally, some of our operations are or may be conducted by subsidiaries in foreign countries. The results of the operations and the financial position of these subsidiaries will be reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our combined financial statements, which are stated in U.S. dollars. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may continue to fluctuate significantly in the future. Such fluctuations may have a material effect on our results of operations and financial position and may significantly affect the comparability of our results between financial periods. In particular, we expect the recent weakening of the British pound following the United Kingdom’s vote to exit the European Union (“Brexit”) to have negative foreign currency translation impact on our Statements of Operations for the remainder of Fiscal 2016, and similar negative impacts could continue in the future.

We also incur currency transaction risk whenever one of our operating subsidiaries enters into a transaction using a different currency than its functional currency. We attempt to reduce currency transaction risk whenever one of our operating subsidiaries enters into a material transaction using a different currency than its functional currency by:

•	matching cash flows and payments in the same currency;

•	direct foreign currency borrowing; and

•	entering into foreign exchange contracts for hedging purposes.

However, we may not be able to hedge this risk completely or at an acceptable cost, which may adversely affect our financial condition, results of operations and cash flows in future periods.

Changes to tax laws or exposure to additional tax liabilities may have a negative impact on our operating results.

Tax policy reform continues to be a topic of discussion in the U.S. A significant change to the tax system in the U.S., including changes to the taxation of international income, could have a material adverse effect upon our results of operations. We regularly undergo tax audits in various jurisdictions in which our products are sold. Although we believe that our tax estimates are reasonable and that we prepare our tax filings in accordance with all applicable tax laws, the final determination with respect to any tax audits, and any related litigation, could be materially different from our estimates or from our historical income tax provisions and accruals. The results of an audit or litigation could materially affect our operating results and/or cash flows in the periods for which that determination is made. In addition, future period earnings may be adversely impacted by litigation costs, settlements, penalties, and/or interest assessments.

Our business and/or reputation could be negatively affected as a result of actions of activist shareholders, and such activism could impact the trading value of our securities.

Certain of our stockholders may in the future publicly or privately express views with respect to the operation of our business, our business strategy, corporate governance considerations or other matters that may not be fully aligned with our own. Responding to actions by activist shareholders can be costly and time-consuming, disrupt our operations and divert the attention of management and our employees. Perceived uncertainties as to our future direction may result in the loss of potential business opportunities, damage to our reputation, and may make it more difficult to attract and retain qualified directors, personnel and business partners. These actions could also cause our stock price to experience periods of volatility.

Activist shareholders may in the future make strategic proposals, suggestions, or requests for changes concerning the operation of our business, our business strategy, corporate governance considerations, or other matters. We cannot predict, and no assurances can be given, as to the outcome or timing of any consequences arising from these actions, and any such consequences may impact the value of our securities.

Environmental liabilities that may arise in the future could be material to us.

Our operations, facilities and properties are subject to extensive and evolving laws and regulations pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous materials and wastes, the remediation of contamination, and otherwise relating to health, safety and the protection of the environment. As a result, we are involved from time to time in administrative or legal proceedings relating to environmental and health and safety matters, and have in the past and will continue to incur capital and other expenditures relating to such matters. We also cannot be certain that identification of presently unidentified environmental conditions, more vigorous enforcement by regulatory authorities, or other unanticipated events will not arise in the future and give rise to additional environmental liabilities, compliance costs and/or penalties that could be material. Further, environmental laws and regulations are constantly evolving and it is impossible to predict accurately the effect any changes may have upon our financial condition, results of operations or cash flows.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, as well as personally identifiable information of our customers and employees, in our internal and external data centers, cloud services, and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure, and that of our partners, may be vulnerable to malicious attacks or breached due to employee error, malfeasance or other disruptions, including as a result of roll-outs of new systems. Any such breach or operational failure could compromise our networks and/or that of our partners and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings and/or regulatory penalties, disrupt our operations, damage our reputation, and/or cause a loss of confidence in our products and services, which could adversely affect our business.

Our inability to recover from natural or man-made disasters could adversely affect our business.

Our business and financial results may be affected by certain events that we cannot anticipate or that are beyond our control, such as natural or man-made disasters, national emergencies, significant labor strikes, work stoppages, political unrest, war or terrorist activities that could curtail production at our facilities and cause delayed deliveries and canceled orders. In addition, we purchase components and raw materials and information technology and other services from numerous suppliers, and, even if our facilities were not directly affected by such events, we could be affected by interruptions at such suppliers. Such suppliers may be less likely than our own facilities to be able to quickly recover from such events and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. We cannot assure you that we will have insurance to adequately compensate us for any of these events.

Our international sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect our operations.

We must comply with all applicable international trade, customs, export controls and economic sanctions laws and regulations of the U.S. and other countries. We are also subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally bar bribes or unreasonable gifts to foreign governments or officials. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs. Violation of these laws or regulations could result in sanctions or fines and could have a material adverse effect on our financial condition, results of operations and cash flows.

Compliance with regulations related to conflict minerals may force us to incur additional expenses and affect the manufacturing and sale of our products.

In recent years, governments in both the U.S. and Europe have implemented or proposed regulations governing the use of certain minerals, including tin, tantalum, tungsten and gold (“conflict minerals”). In the U.S., SEC rules require disclosures related to conflict minerals that are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by an SEC-reporting company, that are sourced from the Democratic Republic of Congo and other countries in central Africa. In the European Union, proposed regulations would require similar disclosures, and may encompass other geographic regions outside of central Africa.

These disclosure requirements could affect the sourcing and availability of some of the minerals used in the manufacture of our products. Our supply chain is complex, and if we are not able to conclusively verify the origins for all conflict minerals used in our products or that our products are “conflict free,” we may face reputational challenges with our customers or investors. Furthermore, we may also encounter challenges to satisfy customers who require that our products be certified as “conflict free,” which could place us at a competitive disadvantage if we are unable to do so. Additionally, as there may be only a limited number of suppliers offering “conflict free” metals, we cannot be sure that we will be able to obtain necessary metals from such suppliers in sufficient quantities or at competitive prices. Finally, because European regulations have not yet been finalized, it is difficult for us to determine whether and how we will establish a compliance program. For all of these reasons, we could incur significant costs related to the conflict minerals compliance process, and face equally significant costs in satisfying the disclosure requirements.

We may increase our debt or raise additional capital in the future, including to fund acquisitions, or for general corporate purposes, which could affect our financial health and decrease our profitability.

We may increase our debt or raise additional capital in the future, subject to restrictions in our debt agreements. In addition, our Board may issue shares of preferred stock without further action by holders of our common stock. If our cash flow from operations is less than we anticipate, or if our cash requirements are more than we expect, we may require more financing. However, debt or equity financing may not be available to us on terms we find acceptable, if at all. If we incur additional debt or raise equity through the issuance of our preferred stock, the terms of the debt or our preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. Also, regardless of the terms of our debt or equity financing, our agreements and obligations under the tax matters agreement dated as of March 4, 2016, between MTW and MFS (the “Tax Matters Agreement”), may limit our ability to issue stock. For a more detailed discussion, see “—Risks Relating to the Spin-Off—We may not be able to engage in certain transactions after the Spin-Off.” If we are unable to raise additional capital when needed, our financial condition, and thus your investment in us, could be materially and adversely affected.

Risks Relating to the Spin-Off

There could be significant liability if the Spin-Off is determined to be a taxable transaction, and we could have an indemnification obligation to MTW if the transactions we undertook in the Spin-Off do not qualify for non-recognition treatment, which could materially adversely affect our financial condition.

In connection with the Spin-Off, MTW received an opinion from its legal counsel, substantially to the effect, that the Spin-Off and certain related transactions will qualify as tax-free to MTW and its shareholders under Sections 355, 368 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent of any cash received in lieu of fractional shares of MFS’ common stock. Any such opinion is not binding on the U.S. Internal Revenue Service (the “IRS”). Accordingly, the IRS may reach conclusions with respect to the Spin-Off that are different from the conclusions reached in the opinion. The opinion relied on certain facts, assumptions, representations and undertakings from MTW and us regarding the past and future conduct of the companies’ respective businesses and other matters, which, if incomplete, incorrect or not satisfied, could alter the conclusions of the party giving such opinion.

If the Spin-Off ultimately is determined to be a taxable event, the Spin-Off could be treated as a taxable dividend to MTW’s shareholders at the time of the Spin-Off for U.S. federal income tax purposes, and MTW’s shareholders could incur significant federal income tax liabilities. In addition, MTW would recognize a taxable gain to the extent that the fair market value of MFS’ common stock exceeds MTW’s tax basis in such stock on the date of the Spin-Off.

Generally, taxes resulting from the failure of the Spin-Off to qualify for non-recognition treatment for U.S. federal income tax purposes would be imposed on MTW or MTW’s shareholders and, under the Tax Matters Agreement, MTW is generally obligated to indemnify us against such taxes. However, under the Tax Matters Agreement, we could be required, under certain circumstances, to indemnify MTW and its affiliates against all tax-related liabilities caused by those failures, to the extent those liabilities result from an action we or our affiliates take or from any breach of our or our affiliates’ representations, covenants or obligations under the Tax Matters Agreement or any other agreement we entered into in connection with the Spin-Off. Events triggering an indemnification obligation under the agreement include events occurring after the Distribution that cause MTW to recognize a gain under Section 355(e) of the Code. See “Certain Relationships and Related Party Transactions, and Director Independence—Agreements with MTW—Tax Matters Agreement.”

We may not be able to engage in certain transactions after the Spin-Off.

To preserve the tax-free treatment of the Spin-Off, we entered into a Tax Matters Agreement with MTW that restricts us from taking any action that prevents the Distribution and related transactions from being tax-free for U.S. federal income tax purposes. Under the Tax Matters Agreement, for an agreed upon period following the Distribution, we are prohibited, except in certain circumstances, from:

•	entering into any transaction resulting in the acquisition of above a certain percentage of our stock or substantially all of our assets, whether by merger or otherwise;

•	merging, consolidating or liquidating;

•	issuing equity securities beyond certain thresholds;

•	repurchasing our capital stock; and

•	ceasing to actively conduct our business.

These restrictions may limit our ability to pursue certain strategic transactions or other transactions that we may believe to be in the best interests of our stockholders or that might increase the value of our business. In addition, under the Tax Matters Agreement, we will be required to indemnify MTW against any such tax liabilities as a result of the acquisition of our stock or assets, even if it did not participate in or otherwise facilitate the acquisition.

We may be unable to achieve some or all of the benefits that we expect to achieve from the Spin-Off.

We believe that, as an independent, publicly traded company, we will be able, among other factors, to better focus our financial and operational resources on our specific business, growth profile and strategic priorities, design and implement corporate strategies and policies targeted to our operational focus and strategic priorities, streamline our processes and infrastructure to focus on our core strengths, implement and maintain a capital structure designed to meet our specific needs and more effectively respond to industry dynamics. However, we may be unable to achieve some or all of these benefits. In addition, completion of the Spin-Off has required and will continue to require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our businesses. If we fail to achieve some or all of the benefits that we expect to achieve as an independent company, or do not achieve them in the time we expect, our business, financial condition and results of operations could be materially and adversely affected.

We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent company.

We have historically operated as part of MTW’s corporate organization, and MTW has assisted us by providing various corporate functions. Following the Spin-Off, MTW has no obligation to provide us with assistance other than the transition services described under “Certain Relationships and Related Party Transactions, and Director Independence—Agreements with MTW—Transition Services Agreement.” These services do not include every service we have received from MTW in the past, and MTW is only obligated to provide these services for limited periods from the date of the Spin-Off. Accordingly, we need to provide internally or obtain from unaffiliated third parties the services we currently receive from MTW. These services include information technology, finance, legal, insurance, compliance and human resources activities, the effective and appropriate performance of which is critical to our operations. We may be unable to replace these services in a timely manner or on terms and conditions as favorable as those we receive from MTW. In particular, MTW’s information technology networks and systems are complex, and duplicating these networks and systems will be challenging. Because our business previously operated as part of the wider MTW organization, we may be unable to successfully establish the infrastructure or implement the changes necessary to operate independently, or we may incur additional costs that could adversely affect our business. If we fail to obtain the quality of administrative services necessary to operate effectively or incur greater costs in obtaining these services, our profitability, financial condition and results of operations may be materially and adversely affected.

We have a limited operating history as an independent, publicly traded company, and our historical financial information is not necessarily representative of the results we would have achieved as an independent, publicly traded company and may not be a reliable indicator of our future results.

We derived the historical financial information included in this prospectus from MTW’s consolidated financial statements, and this information does not necessarily reflect the results of operations, financial position and cash flows we would have achieved as an independent, publicly traded company during the periods presented, or those that we will achieve in the future. This is primarily because of the following factors:

•	Prior to the Spin-Off, we operated as part of MTW’s broader corporate organization, rather than as an independent company. MTW performed part or all of various corporate functions for us, including information technology, finance, legal, insurance, compliance and human resources activities. Our historical financial information reflects allocations of corporate expenses from MTW for these and similar functions. These allocations may not reflect the costs we will incur for similar services in the future as an independent company.

•	We have entered into agreements and transactions with MTW that did not exist prior to the Spin-Off. See “Certain Relationships and Related Party Transactions, and Director Independence—Agreements with MTW” for information regarding these transactions.

•	Our historical financial information does not reflect changes that we have experienced and we expect to experience in the future as a result of the Spin-Off, including changes in our cost structure, personnel needs, tax structure, financing and business operations. As part of MTW, we enjoyed certain benefits from MTW’s operating diversity, size, purchasing power and available capital for investments, and we will lose these benefits after the Spin-Off. After the Spin-Off, as an independent entity, we may be unable to purchase goods, services and technologies, such as insurance and health care benefits and computer software licenses, on terms as favorable to us as those we obtained as part of MTW prior to the Spin-Off.

Following the Spin-Off, we are also now responsible for the additional costs associated with being an independent, publicly traded company, including costs related to corporate governance, investor and public relations and public reporting. Therefore, our financial statements may not be indicative of our future performance as an independent company. While we have been profitable as part of MTW, we cannot assure you that our profits will continue at a similar level when we are a stand-alone company. For additional information about our past financial performance and the basis of presentation of our financial statements, see “Selected Historical Financial Information and Other Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Certain of our directors and officers may have actual or potential conflicts of interest because of their MTW equity ownership or their former MTW positions.

Certain of our executive officers and directors have in the past been MTW officers, directors or employees and thus have professional relationships with MTW’s executive officers, directors or employees. In addition, because of their former MTW positions, certain of our directors and executive officers own MTW common stock or options to acquire shares of MTW common stock, and the individual holdings may be significant for some of these individuals compared to their total assets. These relationships and financial interests may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for MTW and us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between MTW and us regarding the terms of the agreements governing the Spin-Off and the relationship between the companies.

Risks Relating to the Exchange Offer and the New Notes

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for the new notes offered in the exchange offer, then you will continue to be subject to the restrictions on transfer of your original notes. Those transfer restrictions are described in the indenture governing the new notes and in the legend contained on the original notes, and arose because we originally issued the original notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

If a large number of original notes are exchanged for new notes issued in the exchange offer, then it may be more difficult for you to sell your unexchanged original notes. In general, you may offer or sell your original notes only if the offer and sale are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the offer and sale of the original notes under the Securities Act. In addition, if you do not exchange your original notes in the exchange offer, then you will no longer be entitled to have the offer and sale of those notes registered under the Securities Act.

See “The Exchange Offer—Consequences of Failure to Exchange Original Notes” for a discussion of the possible consequences of failing to exchange your original notes.

We have substantial indebtedness, and the degree to which we are leveraged may materially and adversely affect our business, financial condition, results of operations and cash flows.

Our ability to make payments on and to refinance our substantial indebtedness, including the debt retained or incurred pursuant to the Spin-Off as well as any future debt that we may incur, will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not generate sufficient funds to service our debt and meet our business needs, such as funding working capital or the expansion of our operations. If we are not able to repay or refinance our debt as it becomes due, we may be forced to take disadvantageous actions, including reducing spending on marketing, advertising and new product innovation, reducing future financing for working capital, capital expenditures and general corporate purposes, selling assets or dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, our ability to withstand competitive pressures and to react to changes in the foodservice industry could be impaired. The lenders who hold our debt could also accelerate amounts due in the event that we default, which could potentially trigger a default or acceleration of the maturity of our other debt.

In addition, our substantial leverage could put us at a competitive disadvantage compared to our competitors that are less leveraged. These competitors could have greater financial flexibility to pursue strategic acquisitions and secure additional financing for their operations. Our substantial leverage could also impede our ability to withstand downturns in our industry or the economy in general.

MTW is not an obligor under the new notes or the guarantees.

MTW is not the issuer of the new notes and neither it nor its subsidiaries is or will be a guarantor or obligor (contingent or otherwise) with respect to the new notes. Other than with respect to the assets contributed to us in connection with the Spin-Off, no assets of MTW or its subsidiaries are available to satisfy our obligations under the new notes and guarantees. Therefore, you are directed to refer to this prospectus in making your investment decision with respect to the new notes.

Despite our expected level of indebtedness, we may still incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

We may incur substantial additional indebtedness in the future. The terms of our senior secured credit facilities and the indenture governing the new notes limits, but does not prohibit, us from incurring additional indebtedness. If we incur any additional indebtedness that ranks equally with the new notes and the guarantees thereof, the holders of that indebtedness will be entitled to share ratably with the holders of the new notes and the guarantees thereof in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. Subject to restrictions in our senior secured credit facilities and the indenture governing the new notes, we also have the ability to incur additional secured indebtedness that would be effectively senior to the new notes. We plan to borrow under the revolving credit facility from time to time and as a result, our secured indebtedness levels may be higher. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our debt instruments have restrictive covenants that could limit our financial flexibility.

The terms of the credit agreement that governs our senior secured credit facilities, the agreements that govern the securitization facility and the indenture governing the new notes contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our ability to borrow under our senior secured credit facilities and to securitize accounts receivable under the securitization facility is subject to compliance with a maximum consolidated total leverage ratio covenant and a minimum consolidated interest coverage ratio covenant. See “Description of Certain Indebtedness.” Our senior secured credit facilities include other restrictions that, among other things, limit our ability to incur indebtedness; grant liens; engage in mergers, consolidations and liquidations; make asset dispositions, restricted payments and investments; enter into transactions with affiliates; and amend, modify or prepay certain indebtedness. The indenture governing the new notes contains limitations on our ability to effect mergers and change of control events as well as other limitations, including limitations on:

•	the declaration and payment of dividends or other restricted payments;

•	incurring additional indebtedness or issuing preferred stock;

•	the creation or existence of certain liens;

•	incurring restrictions on the ability of certain of our subsidiaries to pay dividends or other payments;

•	transactions with affiliates; and

•	sales of assets.

See “Description of New Notes—Certain Covenants” and “Description of Certain Indebtedness.” We report the status of our compliance with these covenants quarterly. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of substantially all of our funded debt. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the new notes.

Any default under the agreements governing our indebtedness, including the senior secured credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes. In addition, if we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our indebtedness (including covenants in the credit agreement that govern the senior secured credit facilities and the indenture governing the new notes), we could be in default under the terms of the agreements governing this indebtedness. In this event, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; the lenders under the senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may need to obtain waivers from the required lenders under the senior secured credit facilities to avoid being in default. If we breach these covenants and seek a waiver from the required lenders, we may not be able to obtain it. If this occurs, we would be in default under the senior secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Many of the restrictive covenants that are contained in the indenture governing the new notes will be suspended if and for so long as the new notes are rated investment grade by Moody’s Investors Service and Standard & Poor’s Ratings Services and no default has occurred and is continuing.

Many of the covenants in the indenture governing the new notes will be suspended if and for so long as the new notes are rated investment grade (as defined in the indenture) by Moody’s and S&P, provided that at such time no default with respect to the new notes has occurred and is continuing. There can be no assurance that the new notes will ever be rated investment grade or that if they are rated investment grade, that the new notes will maintain such ratings. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and these transactions will not result in an event of default if the covenants are subsequently reinstated. See “Description of New Notes—Certain Covenants.”

There is no established public trading market for the new notes.

The new notes will constitute a new issue of securities with no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. Accordingly, there can be no assurance regarding any future development of a trading market for the new notes, the ability of holders of new notes to sell their notes or the price at which such holders may be able to sell their notes. If a trading market were to develop, the new notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities.

If our subsidiaries do not make sufficient distributions to us, we will not be able to make payments on our debt, including the new notes.

The issuer is a holding company for its subsidiaries, with no material operations of its own and only limited assets. Accordingly, the issuer is dependent upon the distribution of the earnings of its subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the holders of the new notes will be subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such subsidiaries other than the guarantors. We cannot assure you that, after providing for all prior claims, there would be sufficient assets available from the issuer and its subsidiaries to satisfy the claims of the holders of new notes.

The new notes and the related guarantees are unsecured and effectively subordinated to the issuer’s and the guarantors’ existing and future secured indebtedness.

The new notes and the related guarantees are general unsecured obligations ranking effectively junior in right of payment to all of the issuer’s existing and future secured indebtedness and that of each guarantor, including indebtedness under our senior secured credit facilities. Additionally, the indenture governing the new notes permits us to incur additional secured indebtedness in the future. In the event that the issuer or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the new notes and the guarantees will be entitled to be paid in full from the issuer’s assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the new notes or the affected guarantees. Holders of new notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the new notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

The new notes are structurally subordinated to the existing and future liabilities of certain of our subsidiaries which are not guaranteeing the new notes.

The new notes are not guaranteed by certain of our current and future subsidiaries, including all of our foreign subsidiaries. As a result, the new notes are structurally subordinated to all existing and future liabilities of such non-guarantor subsidiaries. Our rights and the rights of our creditors to participate in the assets of any non-guarantor subsidiary in the event that such a subsidiary is liquidated or reorganized will be subject to the prior claims of such subsidiary’s creditors. As a result, all indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the new notes. To the extent that we may be a creditor with recognized claims against any non-guarantor subsidiary, our claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by us. Subject to restrictions contained in financing arrangements, our non-guarantor subsidiaries may incur additional indebtedness and other liabilities, all of which would rank structurally senior to the new notes.

The following 29 subsidiaries of the issuer will guarantee the notes: Appliance Scientific, Inc., a Delaware corporation; Berisford Property Development (USA) Ltd., a New York corporation; Charles Needham Industries Inc., a Texas corporation; Cleveland Range, LLC, a Delaware limited liability company; The Delfield Company LLC, a Delaware limited liability company; Enodis Corporation, a Delaware corporation; Enodis Group Holdings US, Inc., a Delaware corporation; Enodis Holdings, Inc., a Delaware corporation; Enodis Technology Center, Inc., a Delaware corporation; Frymaster L.L.C., a Louisiana limited liability company; Garland Commercial Industries LLC, a Delaware limited liability company; Kysor Business Trust, a Delaware trust; Kysor Holdings, Inc., a Delaware corporation; Kysor Industrial Corporation, a Michigan corporation; Kysor Industrial Corporation, a Nevada corporation; Kysor Nevada Holding Corp., a Nevada corporation; Landis Holdings LLC, a Delaware limited liability company; Manitowoc Equipment Works, Inc., a Nevada corporation; Manitowoc Foodservice Companies, LLC, a Wisconsin limited liability company; Manitowoc Foodservice Holding, Inc., a Wisconsin corporation; Manitowoc FP, Inc., a Nevada corporation; Manitowoc FSG International Holdings, Inc., a Nevada corporation; Manitowoc FSG Operations, LLC, a Nevada limited liability company; Manitowoc FSG U.S. Holding, LLC, a Delaware limited liability company; McCann’s Engineering & Manufacturing Co., LLC, a California limited liability company; MTW County Limited, a UK and Delaware limited liability company; Welbilt Corporation, a Delaware corporation; Welbilt Holding Company, a Delaware corporation; and Westran Corporation, a Michigan corporation.

Any future guarantee may be avoidable in bankruptcy.

Guarantees issued after the issue date of the new notes may be treated under bankruptcy law as if they were delivered to guarantee previously existing indebtedness. Any future issuance of a guarantee, including pursuant to guarantees delivered in connection therewith after the date the new notes are issued, may be avoidable by the guarantor (as a debtor in possession), by its trustee in bankruptcy, or potentially by other creditors if certain events or circumstances exist or occur, including, among others, if (1) the guarantor is insolvent at the time of the issuance of the guarantee, (2) the issuance of the guarantee permits the holders of the new notes to receive a greater recovery in a hypothetical Chapter 7 case than if the guarantee had not been given and (3) a bankruptcy proceeding in respect of the guarantor is commenced within 90 days following the issuance of the guarantee, or, in certain circumstances, a longer period. Accordingly, if the issuer or any guarantor were to file for bankruptcy protection after the issue date of the new notes and any guarantees not issued on the issue date of the new notes had been issued, less than 90 days before commencement of such bankruptcy proceeding, such guarantees are materially more likely to be avoided as a preference by the bankruptcy court than if delivered on the issue date of the new notes (even if the other guarantees issued on the issue date of the new notes would no longer be subject to such risk). To the extent that the grant of any such guarantee is avoided as a preference or otherwise, you would lose the benefit of the guarantee.

Our ability to repurchase the new notes upon a change of control may be limited.

Upon certain change of control (as that term is defined in the indenture governing the new notes) events (other than in connection with the Spin-Off), including a change of control caused by an unsolicited third party, we are required to make an offer in cash to repurchase all or any part of each holder’s new notes at a repurchase price equal to 101% of the principal thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. Sufficient funds may not be available to us, however, at the time of any change of control event to repurchase all or a portion of the tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture governing the new notes, which could lead to a cross-default under our senior secured credit facilities and under the terms of our other indebtedness. In addition, our senior secured credit facilities restrict our ability to make any such required repurchases. Prior to repurchasing the new notes upon a change of control event, we must either repay outstanding indebtedness under our senior secured credit facilities or obtain the consent of the lenders under our credit facilities. If we do not obtain the required consents or repay our outstanding indebtedness under our senior secured credit facilities, we would remain effectively prohibited from offering to purchase the new notes. See “Description of New Notes—Change of Control.”

Certain corporate events may not trigger a change of control, in which case we will not be required to redeem the new notes.

The indenture governing the new notes permits us to engage in certain important corporate events that would increase indebtedness or alter our business but would not constitute a “change of control” as defined in the indenture governing the new notes. As a result of the definition of “change of control,” certain extraordinary corporate events could take place without having the “change of control” provision of the new notes apply. Accordingly, you should not rely on the “change of control” provision contained in the indenture governing the new notes to protect you from us engaging in such a transaction.

In addition, if we effected a leveraged recapitalization or other transactions excluded from the definition of “change of control” that resulted in an increase in indebtedness, adversely affected our credit rating or fundamentally changed our business, our ability to make payments on the new notes would be adversely affected. However, we would not be required to offer to repurchase the new notes, despite our decreased ability to meet our obligations under the new notes. See “Description of New Notes—Change of Control.”

Holders of the new notes may not be able to determine when a “change of control” giving rise to their right to have the new notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of “change of control” in the indenture governing the new notes includes a phrase relating to the sale of “all or substantially all” of our assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “substantially all” of our assets. As a result, it may be unclear as to whether a change of control has occurred and whether we are required to make an offer to repurchase the new notes.

Our variable rate indebtedness may expose us to interest rate risk, which could cause our debt costs to increase significantly.

As discussed under “Description of Certain Indebtedness,” a portion of our borrowings are under our term loan B facility or our revolving credit facility with variable rates of interest, which expose us to interest rate risks. We are exposed to the risk of rising interest rates to the extent that we fund our operations with short-term or variable-rate borrowings. As of June 30, 2016, we had $1,371.3 million of aggregate debt and capital leases outstanding, excluding unamortized debt issuance costs and including $950.0 million of a senior secured term loan B facility and $425.0 million aggregate principal amount of our original notes. We also had the ability to incur up to $193.8 million of additional floating-rate debt under our senior secured revolving credit facility. If the LIBOR rates increase in the future then the floating-rate debt could have a material effect on our interest expense.

Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from jurisdiction to jurisdiction, the incurrence of the obligations in respect of the issuance of the notes and the guarantees will generally be a fraudulent conveyance if (1) the transactions relating to the issuance of the notes or guarantees were undertaken with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the original notes or a guarantee, and, in the case of (2) only, any one of the following is also true:

•	we or any of the guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

•	the issuance of the notes or guarantees left us or any of the guarantors with an unreasonably small amount of capital to carry on the business in which we or they were engaged or about to engage; or

•	we or any of the guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they become due.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of us or such guarantor or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of the guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied, such that we cannot be certain as to: the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or, regardless of the standard that a court uses, that it would not determine that we or a guarantor were indeed insolvent on that date; that any payments to the holders of the notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the original notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable for any other reason, the holders of notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the applicable guarantor.

Although each guarantee entered into in connection with the notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective as a legal matter to protect those guarantees from being avoided under fraudulent transfer law or otherwise, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, as noted above, any payment by us pursuant to the notes or by a guarantor under a guarantee made at a time we or such guarantor were found to be insolvent could be voided and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case.

Finally, as a court of equity, the bankruptcy court may otherwise subordinate the claims in respect of the notes or the guarantees to other claims against us or the guarantors under the principle of equitable subordination, if the court determines that: (1) the holder of the notes engaged in some type of inequitable conduct; (2) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (3) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.

The lenders under our senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit facilities in a variety of circumstances, or such guarantors may be automatically released, which will cause those guarantors to be automatically released from their guarantees of the new notes.

While any obligations under our senior secured credit facilities remain outstanding, any guarantee of the new notes may be released without action by, or consent of, any holder of the new notes or the trustee under the indenture governing the new notes, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities. See “Description of New Notes.” The lenders under our senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances and, in some circumstances, such guarantors will be automatically released. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the new notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders. See “Description of New Notes—Guarantees.”

If a bankruptcy petition were filed by or against us or a guarantor, the holders of the notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us or a guarantor under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the original issue price for the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the historical ratio of earnings of MFS for each of the periods indicated.

	Six Months ended June 30,	For Year ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	1.8	26.8	26.6	33.0	29.0	22.3

(1)	For purposes of calculating the ratios above, total earnings available for fixed charges consist of earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and the portion of rent deemed interest factor (one third of all rent expense is deemed representative of the interest factor).

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance and sale of the original notes. We will not receive any cash proceeds from the issuance of the new notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization at June 30, 2016. You should read this table in conjunction with the information included under the headings “Use of Proceeds” and “Selected Historical Financial Information and Other Data” in this prospectus and with our audited combined financial statements and related notes thereto and unaudited consolidated (condensed) financial statements and related notes thereto included elsewhere in this prospectus.

(in millions)	June 30, 2016
Cash and cash equivalents	$40.7

Debt
Revolving credit facility	$32.0
Term Loan B	950.0
Senior Notes due 2024	425.0
Other	3.3

Total debt and capital leases including current portion	1,410.3
Less current portion and short-term borrowings	(1.4)
Less unamortized debt issuance costs	(39.0)

Total long-term debt and capital leases	1,369.9
Equity (deficit)	(111.1)

Total Capitalization	$1,258.8

SELECTED HISTORICAL FINANCIAL INFORMATION AND OTHER DATA

The following table presents our selected financial data as of and for each of the fiscal years in the five-year period ended December 31, 2015 and the six months ended June 30, 2016 and 2015. We derived the selected combined financial data for each of the fiscal years ended December 31, 2015, 2014 and 2013 and as of December 31, 2015 and 2014, from our audited combined financial statements included elsewhere in this prospectus. We derived the selected consolidated financial data for the six months ended June 30, 2016 and 2015 from our unaudited consolidated (condensed) financial statements included elsewhere in this prospectus. We derived the selected combined financial data as of December 31, 2013, and as of and for the fiscal years ended December 31, 2012 and 2011 from our audited and unaudited combined financial statements that are not included in this prospectus.

During the periods presented prior to the Spin-Off on March 4, 2016, the Company’s financial statements were prepared on a combined standalone basis derived from the consolidated financial statements and accounting records of MTW. MFS functioned as part of the larger group of companies controlled by MTW. Accordingly, MTW performed certain corporate overhead functions for MFS. Therefore, certain costs related to MFS have been allocated from MTW for the portion of the six months ended June 30, 2016 up to the Spin-Off on March 4, 2016 and for the entirety of the six months ended June 30, 2015. These allocated costs are primarily related to: 1) corporate officers, 2) employee benefits and compensation, 3) share-based compensation, and 4) certain administrative functions, which are not provided at the business level including, but not limited to, finance, treasury, tax, audit, legal, information technology, human resources, and investor relations. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of revenue, headcount, or other measures the Company determined as reasonable.

Management of MFS believes the assumptions underlying financial statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by MFS during the periods presented. Nevertheless, the financial statements may not be indicative of MFS’s future performance, and do not necessarily include all of the actual expenses that would have been incurred by MFS and may not reflect the results of operations, financial position, and cash flows had MFS been a standalone company during the entirety of the periods presented.

You should read the selected historical financial data presented below in conjunction with our audited combined financial statements and accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Six Months ended June 30,		As of and for the year ended December 31,
(in millions)	2016	2015	2015	2014	2013	2012	2011
Statement of Operations Data:
Net sales	$693.9	$753.1	$1,570.1	$1,581.3	$1,541.8	$1,486.2	$1,454.6
Depreciation and amortization	24.5	25.7	51.0	53.0	51.4	53.6	56.5
Earnings before income taxes	41.9	74.4	196.3	187.2	204.6	179.5	140.9

Balance Sheet Data:
Working capital(1)	$141.2	$146.7	88.0	72.7	74.0	75.6	89.4
Total assets	1,807.0	1,929.8	1,754.0	1,898.3	1,918.2	1,969.0	2,012.6
Long term capital leases and debt	1,369.9	2.6	2.3	3.6	1.7	1.8	1.9
Capital expenditures	$6.2	$6.7	$13.2	$25.3	$33.6	$17.5	$11.9

(1)	Working capital is defined as net receivables and inventory less third-party accounts payable.
(2)	Long-term obligations includes long-term capital lease obligations.

BUSINESS

MFS is one of the world’s leading commercial foodservice equipment companies. We design, manufacture and service an integrated portfolio of hot and cold category products, and have a long track record of innovation. We have one of the industry’s broadest portfolios of products and are recognized by our customers and channel partners for the quality, reliability, and durability of our products. Our capabilities span refrigeration, ice-making, cooking, holding, food-preparation, and beverage-dispensing technologies, which allow us to equip entire commercial kitchens and serve the world’s growing demand for food prepared away from home. We supply foodservice equipment to commercial and institutional foodservice operators such as full-service restaurants, quick-service restaurant chains, hotels, caterers, supermarkets, convenience stores, business and industry, hospitals, schools and other institutions.

We differentiate ourselves by uniquely integrating food, equipment, digital technologies, and people to increase efficiency throughout the food preparation cycle, and create winning customer and consumer experiences. Our customers and channel partners trust the Company and its food-inspiring technologies to serve their diverse needs on a global basis.

Our products are sold in more than 100 countries globally, across the Americas, EMEA and APAC. (The Americas segment includes the U.S., Canada and Latin America. The EMEA segment is made up of markets in Europe, Middle East and Africa, including Russia and the commonwealth of independent states. The APAC segment is principally comprised of markets in China, Singapore, Australia, India, Malaysia, Indonesia, Thailand and Philippines.)

Our products, services and solutions are marketed through a worldwide network of over 3,000 dealers and distributors under well-established and recognized brands, including Cleveland™, Convotherm®, Dean™, Delfield™, Fabristeel™, Frymaster™, Garland™, Inducs™, Kolpak™, Koolaire™, Lincoln™, Manitowoc Beverage Systems, Manitowoc® Ice, Merco™, Merrychef®, Moorwood Vulcan®, Multiplex™, RDI™ Systems, Servend™, TRUpour®, U.S. Range™, and Welbilt™. All of our products are supported by KitchenCare®, our aftermarket repair and parts service business. MFS’ scale and expertise enable it to serve a global customer base in continually evolving foodservice markets.

MFS Brands (1)

(1)	We own or have rights to various trademarks, logos, service marks and trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are listed without the ™ or ® symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks and trade names included or referred to in this prospectus.

We believe our ability to deliver a wide range of hot and cold category products and services that can be configured to meet end-users’ foodservice needs is a key driver of our success. Our customers come to us for innovations that may enable profitable growth by improving their menus, enhancing operations, and reducing costs. We accomplish this with:

•	Complementary industry leading brands: A complementary portfolio of strong hot and cold category products integrated under one operating company and supported by growing aftermarket parts and service and support. This enables MFS to design and outfit commercial kitchens in a harmonized, efficient manner and maintain a disciplined focus on targeting our fast-growing customer base with the right products for each need, at the right price;

•	Integration of food, equipment, digital technologies and people: The ability to integrate food, equipment, digital technologies and people seamlessly through collaborative innovation that enhances our customers’ ability to compete in the marketplace. MFS helps customers differentiate their food and adapt to evolving and local tastes, different cooking styles and aesthetic preferences, both regionally and globally;

•	Global scale through our network: The scale and breadth of our dealer and distributor network to accompany our customers on their global journey, especially in fast-growing emerging markets;

•	Trusted innovation and service: Long-standing brands and innovative engineering customers can trust for superior quality and reliability. We regularly partner with our customers to further develop the equipment, systems and technologies they use to serve their specific culinary needs, and enable their success by delivering tailored solutions; and

•	Seamless customer experience: Dedication to putting customer experience first. We offer a broad portfolio of products coupled with a unified face to the customer and growing service and parts support. Throughout the life cycle of each product, MFS provides customers with a consistent, seamless experience.

Our broad portfolio of foodservice equipment and services provides us with a balanced, diverse revenue base across geographies and foodservice product categories. Approximately 50% of our revenues are for cold category products, 35% are for hot category products and approximately 15% for aftermarket parts and services.

For the year ended December 31, 2015, MFS generated revenue of $1,570.1 million and earnings before interest and taxes from continuing operations of $159.9 million. Based on sales by destination in the fiscal year ended December 31, 2015, the majority of our revenue was derived from customers in the Americas at approximately 75%, with 15% from EMEA customers and 10% from APAC customers.

History and Developments

MTW, the former parent of MFS, was founded in 1902 and began building commercial ice machines in 1966. MTW publicly listed on the NASDAQ stock exchange in 1971 and publicly listed on the NYSE in 1993. Through a focus on research and development, innovation and superior customer service, as well as strategic and transformational acquisitions, MFS over time became an industry-leading source for foodservice equipment. Our key milestones include:

•	1995: Acquisition of Shannon Group solidified our strong position in food-cooling products and positioned MFS as a leading manufacturer of commercial ice-cube machines and walk-in refrigerators; opened an ice machine manufacturing facility in China.

•	1997: Acquisition of SerVend International, a manufacturer of ice/beverage dispensers; gave us a leading position in the convenience-store segment and in beverage-dispensing equipment.

•	1999: Acquisition of Kyees Aluminum Inc., a manufacturer of cooling components for suppliers of fountain soft drink dispensers; enabled us to build and distribute complete drink systems through the bottler channel.

•	2000: Acquisition of Multiplex Company provided us with an enhanced line of beverage dispensing equipment and services and accelerated our progress towards becoming a full-service provider of ice and beverage equipment.

•	2006: Acquisition of McCann’s Engineering & Manufacturing Co., a provider of beverage dispensing equipment primarily used in fast-food restaurants, stadiums, cafeterias and convenience stores

•	2008: Acquisition of Enodis for $2.7 billion, a global leader in equipment manufacturing for the foodservice industry. With this acquisition, our capabilities expanded to span refrigeration, ice-making, cooking, food-prep, and beverage-dispensing technologies.

•	2009: Sale of Scotsman, Ice-O-Matic, Simag, Barline, and other ice machine and related businesses operated by subsidiaries of Enodis; MTW was required to divest Enodis Ice Group as a condition of the U.S. Department of Justice’s and the European Commission’s clearance of the Enodis acquisition.

•	2010: Acquisition of Appliance Scientific provided us with innovative accelerated cooking technologies and solidified our offerings for quick-service restaurants and convenience stores.

•	2011: Divestiture of Kysor/Warren and Kysor/Warren de Mexico to Lennox International.

•	2013: Divestiture of the Jackson warewashing business to Hoshizaki USA Holdings, Inc.

•	2013: Acquisition of Inducs provided us with an extensive line of advanced technology induction cooking products.

•	2015: On October 21, 2015, acquired the remaining 50% interest in Welbilt Manufacturing (Thailand) Ltd., a manufacturer of cold category foodservice equipment in Thailand and substantially all of the assets and operations comprising the manufacturing facility operated by Somerville (Siam) Ltd.

•	2015: On December 17, 2015, announced the completion of the sale of Kysor Panel Systems to D Cubed Group, LLC.

Market and Industry

Global foodservice sales, which account for the value of all food prepared away from home, are the most important driver of our industry. The size of the global foodservice industry was estimated to be approximately $2.7 trillion in 2014 according to Euromonitor International, and is expected to increase at a nominal compounded annual growth rate (“CAGR”) of 7% to reach $3.5 trillion by 2018. According to Euromonitor International, the U.S. foodservice market accounted for approximately 19%, or $506 billion, of the total global foodservice market in 2014. We estimate the size of the global foodservice equipment markets we serve to be approximately $27 billion.

Demand in the restaurant segment, one of seven and our largest end market within the U.S. foodservice industry, is driven by consumer disposable income, employment, investment in new establishments, and the underlying trend for increased convenience.

Foodservice Equipment and Supplies, an industry publication, estimates that in 2016 for U.S. commercial businesses in need of foodservice equipment, 62% of equipment purchases will be to replace existing equipment, 20% for renovations, 11% for more environmentally friendly or sustainable equipment, and 7% for new construction.

Source: National Restaurant Association

According to Technomic, the foodservice industry in the U.S. is expected to grow at a nominal CAGR of approximately 2% during the 2015-2020 period with some foodservice industry sectors, such as healthcare or fast casual dining growing at the nominal CAGR of 4-6% during the same time period. Management expects that foodservice industry growth within the U.S. will be supported by improving economic conditions, declining rate of unemployment and accelerating increases in real disposable income. Additionally, as a more health conscious public is forsaking convenience foods for fresh, natural alternatives and is focusing on how their food is made, sourced, handled, and prepared, demand for foodservice equipment is expected to rise as foodservice providers adapt to evolving tastes.

On a global level, the demand for affordable dining is expected to continue to increase. Consumers in every market are expected to continue gravitating towards more informal options, a trend seen among both high income consumers looking to save during a slow economic recovery, and lower income consumers new to foodservice looking for accessible entry points. For foodservice equipment operators in emerging markets, this offers enormous room for innovation, particularly in terms of format, as consumers new to eating out look to experiment with a variety of brands and experiences. Fast-food chains, in particular, have proved successful in these markets in serving occasions where they have historically been weak, such as dinner.

Per Euromonitor International, global growth is expected to be driven by solid performance in Asia, Latin America, Middle East and Africa as follows:

•	In APAC, foodservice industry sales are projected to grow at a CAGR of approximately 3%, or by $200 billion, during the 2014-2019 period. China is expected to be a major contributor to this region’s absolute dollar sales growth, despite somewhat challenging market conditions recently. The highest growth is APAC is projected in the juice/smoothie bars and pizza full-service restaurants segments with CAGRs of approximately 13% and 12%, respectively.

•	In Latin America, foodservice industry sales are expected to grow at an approximately 3% CAGR, or by $50 billion, during the 2014-2019 period. The most significant absolute sales dollar growth is expected in Brazil. The highest growth in Latin America overall is projected in the fast-food category with CAGR of approximately 4%, but the largest regional growth opportunities are projected in juice/smoothie bar category with estimated CAGR of approximately 12% during the 2014-2019 period.

•	In the Middle East and Africa region (“MEA”), foodservice industry sales are expected to grow at a CAGR of approximately 4% or by $25 billion during the 2014-2019 period. While Sub-Saharan Africa is likely to be one of the most important regions for growth in the long-term, over the next several years the majority of sales in the region will continue to come from the Middle East and the Gulf States in particular. The largest growth opportunities in MEA are expected in the burger fast-food category with a projected CAGR of approximately 10% during the 2014-2019 period.

In Western Europe, consumers have become much more value-conscious, and increasingly look to modern chains as the best way to spend on eating out. Foodservice sales in Western Europe are projected to grow at an approximately 1% CAGR during the 2014-2019 period according to Euromonitor International. In Eastern Europe, sales are expected to grow with an approximately 2% CAGR during the 2014-2019 period, with the strongest growth projected in convenience stores and fast-food.

Overall, we believe that continued growth in demand for foodservice equipment will result from the development of new restaurant concepts in the U.S., and the expansion of U.S. and foreign chains into international markets, the replacement and upgrade of existing equipment and new equipment requirements resulting from menu changes. We expect to benefit from these trends, and grow market penetration alongside our customers as they expand into new service categories and geographies. We believe we are well-positioned to take advantage of worldwide growth opportunities with global and regional new product introductions, improvement in operational excellence, and other strategic initiatives.

Strengths

Our competitive strengths derive from combining deep industry expertise and understanding of our markets, our history of investment in research and development, successful product innovation and long-standing customer relationships.

The breadth and complementarity of our product portfolio, with strong hot and cold category brands integrated under one operating company, supported by aftermarket parts and service and support.

MFS offers 23 brands, including 12 industry-leading brands, which provide the full spectrum of foodservice equipment across six hot and cold product and service categories, including primary cooking equipment, ice machines and storage bins, walk-in refrigerator and freezer equipment, beverage dispensers and related products, serving, warming and storage equipment, and aftermarket parts and service solutions (KitchenCare). Offering a full suite of integrated hot and cold kitchen equipment products and services provides us with significant cross-selling opportunities and allows us to keep ahead of evolving industry trends. Our aftermarket offering, KitchenCare, provides support services to our entire product spectrum. This enables MFS to design, outfit and service commercial kitchens in a harmonized, efficient way and maintain a disciplined focus on targeting our fast-growing customer base with the right products for each need, at the right price.

The ability to integrate food, equipment, digital technologies, and people seamlessly through collaborative innovation that enhances our customers’ ability to compete in the marketplace.

We combine our expertise in industrial engineering and culinary sciences to continuously optimize both the functionality and ease of operation of our foodservice equipment products. This effort leads to the creation of innovative kitchens with optimized work flow, energy and labor savings, and more comfortable work spaces, all of which result in high customer satisfaction. Our foodservice equipment and design capabilities help customers differentiate their food and adapt to evolving and local tastes, different cooking styles, and aesthetic preferences, regionally and globally. We continuously innovate by working closely with customers to develop products to meet their evolving needs. By closely tracking customer trends and employing a dedicated staff of chefs, we are able to maintain our position as an expert on every major cooking technique and emerging industry trend.

The scale and breadth of our dealer and distributor network to accompany customers on their global journey, especially in fast-growing emerging markets.

We have extensive manufacturing, sales, and customer service networks across all the regions we serve. Our 36 locations in 12 countries provide us with the scale to serve the largest global customers and the local market expertise to leverage international growth. Our footprint enables us to build our products as close as possible to intended end markets, and apply our developed markets expertise in emerging markets. MFS’ worldwide network of over 3,000 dealers and distributors allows us to serve our customer base globally and grow alongside them as they enter new markets.

Long-standing brands and innovative engineering customers can trust for superior quality and reliability.

MFS delivers high performance, efficient kitchens with innovative features that meet specific culinary needs and enhance our customers’ ability to compete in the marketplace. The MFS Education and Technology Centers (“ETC”) in New Port Richey, Florida, Hangzhou, China and Monterrey, Mexico contain computer-assisted design platforms, a model shop for on-site development of prototypes, a laboratory for product testing, and various display areas for new products. Our test kitchens, flexible demonstration areas, and culinary teams enable us to demonstrate a wide range of equipment in realistic operating environments, and also support a wide range of menu ideation, food development and sensory testing with our customers and food partners. We also use the ETCs to provide training for our customers, marketing representatives, service providers, industry consultants, dealers and distributors.

The superior quality of our foodservice equipment has long been recognized by third-parties. Recent industry awards received by MFS include:

•	2015 Best-in-Class Award, Foodservice Equipment & Supplies Magazine: Declared four MFS brands in six categories (Cleveland, Frymaster, Lincoln and Manitowoc Ice) as Best-in-Class. It was the 15th consecutive year in which Frymaster and Manitowoc Ice received the Best-in-Class distinction.

•	2015 Energy Star Partner of the Year: MFS has been named an Energy Star Partner of the Year for six consecutive years. In 2015, we also received our fourth Sustained Excellence Award.

•	2016 National Restaurant Association Kitchen Innovation Awards: Merrychef and Multiplex won 2016 Kitchen Innovation awards. Reflecting a history of innovation, MFS has won 31 Kitchen Innovation Awards since 2005.

Dedication to putting customer experience first.

We are the only company in the market offering a broad portfolio coupled with a unified customer service interface. Throughout the life of each product, MFS teams are available to provide a consistent, seamless customer experience. We design custom kitchen environments based on the unique operational needs of each customer, provide reliable equipment that meet or exceeds customer expectations, and offer aftermarket parts and service to resolve any issues.

Strategies

We intend to achieve sustainable, profitable growth globally by leveraging our position as a leading commercial foodservice equipment provider and by using the following strategies:

Driving increased profitability.

We believe we can significantly improve the profitability of our business and are implementing several cost saving initiatives and operating strategies to drive increased margins. We are committed to further improving our margins by focusing on fewer, higher-margin products and markets, value-based pricing, and effective sourcing, as well as by driving operational excellence in our existing plants. Additionally, we will continue to improve the efficiency of our selling, general and administrative functions.

Select currently ongoing projects supporting these goals include:

•	Operational improvements at select production facilities;

•	80/20 portfolio rationalization: focus the most resources and investments in developing the products that yield the greatest returns (“80% of the sales from 20% of the portfolio”), to benefit from latent scale advantages;

•	Facility rationalization: drive best-in-class operating metrics, standardization of operating processes and cost of poor quality (COPQ) reduction;

•	Global sourcing initiative: ensure that suppliers are able not only to provide parts at competitive cost positions and lead times, but also help identify component-level innovations that will create differentiating advantages for MFS; our sourcing and procurement initiatives also aim to improve product costs, streamline supplier agreements, and improve processes, tools and data analysis; and

•	New product initiatives: continue to increase our value proposition with customers through products that simplify restaurant operation, improve the quality of the food, improve speed and flexibility, and reduce the overall carbon footprint and life cycle operating cost.

Growing our customer base and deepening customer penetration.

We believe our broad product portfolio and leading brands position us to achieve profitable growth above the average industry rate by further growing the number of customers we serve and improving customer overall satisfaction. We continue to be a trusted provider to the largest companies in the foodservice industry and plan to further expand our reach to select, high potential mid-sized companies where we can offer strong customer satisfaction. We are working closely with our channel partners to identify emerging high value customers, and provide them with our high-quality products and support services.

Select ongoing projects supporting these goals include:

•	Strengthening channel partner relationships: working closely with dealers and distributors to identify and pursue opportunities with new and emerging customers in high growth markets; and

•	Increased investment in new customer acquisition: identifying and prioritizing high value and high return on investment opportunities in the marketplace, and disciplined execution against those priorities through strong project management.

Driving our international expansion.

Our global footprint positions us to capitalize on growth in developed and emerging markets. Approximately 32% of sales were generated internationally during the twelve-month period ended December 31, 2015. We work closely with channel partners to identify emerging global opportunities, particularly in high growth markets including APAC, Latin America, and MEA.

We continue to invest heavily in the APAC region, as it is expected to remain the largest driver of aggregate global foodservice sales growth over the next few years. We currently have four manufacturing facilities in Asia and a technology center in China, demonstrating our commitment to building lasting relationships with a broad base of Asian foodservice providers. We also have three test kitchens across the region, and partner closely with Asian chefs and distributors to produce foodservice equipment specifically tailored to meet the unique demands of local customers.

In Latin America, MFS enjoys longstanding business relationships with end customers in the fast growing segments of the market such as convenience stores, local chains, global chains, and retail and institutional. We also have a well-established sales and aftermarket technical and culinary support networks in over 30 countries and territories. MFS has manufacturing facilities in Tijuana, Mexico and Monterrey, Mexico, a distribution hub in Mexico City, as well as a sales and service training center in Monterrey, Mexico.

Our engagement in MEA continues to grow as we invest in the expansion of our sales team to serve our customers in this region. Our demonstration kitchen in Jebel Ali Free Zone in Dubai, United Arab Emirates is just one example of our commitment to and engagement in this region.

Selectively pursuing strategic acquisitions and partnerships.

Our industry is fragmented and we believe there is significant opportunity for continued consolidation through acquisitions and partnerships. We have a long track record of acquisitions and believe that we are well positioned to expand our product offerings, geographic footprint and customer base through acquisitions and related strategic alliance activities. Consistent with our strategy, we actively evaluate potential acquisition opportunities for MFS on an ongoing basis. We seek to manage liabilities, integration and other risks associated with acquisitions through due diligence, favorable acquisition contracts, and careful planning and execution of the integration of the acquired businesses.

Expanding the frontier of foodservice innovation.

To remain a leader in our industry and continue to grow our reputation as one of the most innovative companies in our industry, we continuously leverage suppliers to source innovation and refresh existing products with new, locally-relevant, food-inspiring technologies, while simultaneously finding new ways to integrate those products and create cohesive kitchen systems. Our innovation co-creation and customization capabilities uniquely position us to develop solutions that are truly adapted to different ways of cooking and preparing food, whether for new menus or new geographies.

Select ongoing projects supporting these goals include:

•	fitkitchen: “Food Inspiring Technology” designed and developed for integrated kitchens that meet each customer’s individual equipment requirements and size constraints, using our leading test kitchen facilities;

•	Discovery innovation process: collaboration with customers and suppliers to identify innovations that enhance our customers’ ability to compete in the marketplace;

•	Digital strategy: to better connect food, equipment and people in the kitchen, and to better connect us with our customers; and

•	New product initiative prioritization and process: prioritize investments needed to bring to market those new products with the greatest potential for high return on investment.

Continuing to attract and foster industry-leading talent.

MFS’ people are key to our success. As of June 30, 2016, we had approximately 5,500 employees across all of our locations. We continue to recruit talented individuals and strive to make our company a great place to have a long-term career.

Select ongoing projects supporting this goal include:

•	The LEAD (Leadership Evaluation and Accelerated Development) Program accelerates the development of key leaders for current and future roles to achieve aggressive organizational goals. It provides high potential key leaders for current and future roles by providing them with objective, third party feedback, developmental discussions, career planning, and ongoing support to meet their leadership potential;

•	The New Manager Assimilation process enables new managers (either new to the organization or new to a position) and their teams to begin working together effectively right from the start; and

•	Our internal learning and development programs provide employees with opportunities to enhance their leadership and professional skills, while emphasizing the importance of teamwork and diversity. Our course offerings reflect the priorities of the business, from the full range of Six Sigma certifications, safety, and project management training to Rosetta Stone language courses, functional-specific courses, and general competency areas such as time management.

Financial Information About Business Segments

Our products are sold in more than 100 countries. We report our operating results through three reportable segments: Americas, EMEA and APAC. All three segments offer a broad range of hot and cold category foodservice products and solutions for customers in various end markets.

The following table presents the relative percentages of net sales attributable to each reportable segment for each of the last three fiscal years.

	For the Years Ended December 31,
	2015	2014	2013
Americas	84.3%	82.3%	83.2%
EMEA	17.9%	19.9%	20.3%
APAC	12.2%	12.5%	8.4%
Elimination of inter-segment sales	(14.4)%	(14.7)%	(11.9)%

In the Americas, we provide foodservice equipment in over 30 countries and territories throughout North America, Canada and Latin America. Our Americas segment contributed net sales including intercompany sales of $1,323.7 million during the year ended December 31, 2015, representing 84.3% of total MFS revenue before eliminations.

In EMEA, we provide foodservice equipment in over 50 countries throughout Europe, the Middle East and Africa, including Russia and the commonwealth of independent states. Our EMEA segment contributed net sales including intercompany sales of $281.6 million during the year ended December 31, 2015, representing 17.9% of total MFS revenue before eliminations.

In APAC, we provide foodservice equipment in over 20 countries throughout Asia, including China, Singapore, Australia, Malaysia, Indonesia, Thailand and India. Our APAC segment contributed net sales including intercompany sales of $191.1 million during the year ended December 31, 2015, representing 12.2% of total MFS revenue before eliminations.

Products and Services

We offer a leading product portfolio of hot and cold category foodservice equipment. Our suite of products is used by commercial and institutional foodservice operators including full-service restaurants, quick-service restaurant chains, hotels, caterers, supermarkets, convenience stores, business and industry, hospitals, schools and other institutions. We have a presence throughout the world’s most significant markets in the following product groups:

•	Primary cooking equipment. We design, manufacture and sell a broad array of ranges, griddles, grills, combi ovens, convection ovens, conveyor ovens, induction cookers, broilers, tilt fry pans/kettles/skillets, braising pans, cheese melters/salamanders, cook stations, table top and countertop cooking/frying systems, fryers, steam jacketed kettles, and steamers. We sell traditional ovens, combi ovens, convection ovens, conveyor ovens, rapid-cooking ovens, range and grill products under the Convotherm, Garland, Lincoln, Merrychef, U.S. Range, and other brand names. Fryers and frying systems are marketed under the Frymaster and Dean brand names, while steam equipment is manufactured and sold under the Cleveland brand.

•	Serving, warming and storage equipment. We design, manufacture and sell a range of cafeteria and buffet equipment stations, bins, boxes, warming cabinets, warmers, display and deli cases, and insulated and refrigerated salad and food bars. Our equipment stations, cases, food bars and food serving lines are marketed under the Delfield, Fabristeel, Frymaster, Merco and other brand names.

•	Beverage dispensers and related products. We produce beverage dispensers, blended ice machines, ice/beverage dispensers, beer coolers, post-mix dispensing valves, backroom equipment and support system components and related equipment for use by quick-service restaurant chains, convenience stores, bottling operations, movie theaters, and the soft-drink industry. Our beverage and related products are sold under the Servend, Multiplex, TRUpour, and Manitowoc Beverage Systems brand names.

•	Ice-cube machines, ice flaker machines, and storage bins. We design, manufacture and sell ice machines under the Manitowoc and Koolaire brand names. Our ice machines make ice in cube, nugget and flake form. The ice-cube machines are available either as self-contained units, which make and store ice, or as modular units, which make ice, but do not store it.

•	Walk-in refrigerator and freezer equipment. We design, manufacture and sell commercial upright and undercounter refrigerators and freezers, blast freezers, blast chillers and cook-chill systems under the Delfield brand name. We manufacture modular and fully assembled walk-in refrigerators, coolers and freezers, and prefabricated cooler and freezer panels for use in the construction of refrigerated storage rooms and environmental systems under the Kolpak brand name. We also design and manufacture customized refrigeration systems under the RDI Systems brand name.

•	Aftermarket parts and service solutions. We provide parts and aftermarket service as well as a wide variety of solutions under the KitchenCare brand name.

Product Innovation

MFS strives to deliver products that enable our customers to provide fresh, new food experiences to consumers outside the home globally. Customer demands are constantly changing, and a more health-conscious public is looking for fresh, natural alternatives to traditional out-of-home eating options, and increasingly cares about how food is sourced, handled and prepared. MFS is focused on providing our customers with the equipment they need to build on the opportunities from these dynamic changes in the market.

Through innovation, we strive to simplify restaurant operations, improve the quality of the food, improve speed and flexibility of the restaurant operation, and reduce the overall carbon foot print and life cycle operating cost of the equipment. We believe that these benefits will be delivered from our innovation portfolio consisting of mobile connectivity and monitoring, and from stepchange improvements in operator productivity, speed and flexibility, energy efficiency, and health and sanitation.

•	Mobile Connectivity and Monitoring: Integration of mobile devices in kitchens is increasing rapidly, and will extend the user interface beyond the traditional boundaries of the equipment. The combination of wearables and beacons can provide notification of key tasks and equipment situations requiring immediate attention even if the foodservice preparation crew is not looking at the appliance. Bluetooth allows for secure information exchange using cellular or network mobile devices to collect information on the equipment, view training or maintenance instructions, and update menus and equipment software. RFID tracking of food and holding trays helps ensure the right food in the right quantities is available when needed. Our KitchenConnect series also includes a system for equipment monitoring which collects data to reduce downtime, optimize energy use, and improve service response time.

•	Productivity, Speed and Flexibility: Kitchens that occupy less space, have higher output and are easier to operate are key to growth in the foodservice industry, particularly in urban locations; greater speed and equipment flexibility also allow for higher productivity and a wider range of menu options. For example, restaurants increasingly require smaller zones that can be individually controlled, enabling variable temperature cooking across the surface with lower standby energy losses, and we are a leading provider of such surface cooking platforms. We are also expanding the use of impingement microwave ovens by adding steam and inverter control to the magnetron, which enables better control over moisture levels in the food and the microwave heating rate, and makes the oven much easier to clean with steam. Innovative control systems can improve information flow in the kitchen by letting operators know what and when to cook, and how to maintain and clean the equipment. Our fitkitchen initiative addresses all these procedures holistically, and provides us with unique insights on how to apply and improve our equipment.

•	Energy Efficiency: We are focused on increasing the efficiency of individual components and reducing standby energy losses. An example of reducing standby energy loss is the use of induction heating for holding pans so that energy is only used when a thermal load is present. We are also leading in the area of high efficiency combustion systems with metal matrix burner technology. This technology reduces gas consumption and allows for variable firing rate. For cooling, natural refrigerants such as R-290 offer improved thermodynamic performance, and variable speed compressors and fans further increase overall cycle performance under part load conditions.

•	Health and Sanitation: Manual sanitation of equipment in the restaurant has become a major challenge due to extended operating hours, the increasing number and complexity of equipment in kitchens, and competing demands from revenue producing tasks. For the cold product category, our HEPA filtration technology brings the cleanroom into the kitchen, controlling airborne contamination of ice machines. Electrically charged particles of water and UV light provide the basis for automated sterilization of food zones and contact surfaces in equipment. Compact steam generators are being embedded in our equipment, providing a proven technology for cleaning cooking cavities in our ovens.

We have a strong track record of working with customers to develop equipment platforms from scratch, taking into account freshness, flavor and speed of service, as well as constraints of building infrastructure, kitchen ventilation and HVAC systems. Developing products that give our customers a competitive advantage is at the core of our innovation strategy, and we believe that big opportunities to further advance the interaction of equipment, food and people in the kitchen still lie ahead in the foodservice industry. The following graphic depicts our fitkitchen concept:

MFS has launched the following major products and innovations over the past five years:

•	Blend-In-Cup Smoothie Machine (with or without Integrated Ice Machine) - Plug and play fully integrated blended beverage station, blending beverages directly in the serving cups. Storing eight ingredient bags in its refrigerated cabinet, it can adapt its blend/mix profile to suit any customer recipe. With its automated portioning and dispense, it reduces waste and labor, and ensures the consistency of the final beverage. Built for both restaurant and retail applications, it blends and dispenses up to three drinks at once, and up to 120 drinks an hour within only 26” of space. The version without ice machine needs to be manually filled with ice and stores up to 25 lbs. of ice. The integrated version includes a high capacity, integrated ice maker with automatic cleaning to ensure constant ice availability and sanitation.

•	Convotherm 4 - Combi oven designed around our customers’ needs, enabling them to achieve outstanding cooking and baking results. It is available in seven sizes and two different configurations, and includes an industry-leading flexible and safe cleaning system. Significantly lower operating cost and a very low service call rate are expected to lead to high customer satisfaction over the product life cycle.

•

Merrychef eikon - Recent additions to this series include the eikon e2, a compact oven with ventless technology allowing users to prepare food to order at up to 10x the speed of conventional ovens in a minimum of space, and the eikon e4s, which enables speeds of up to 15x that of conventional ovens. Both models are fitted with an EasyTouch touchscreen allowing selection of profiles at the touch of an icon. The new eikon e6 (as well as the e2) uses the new patented planar plume technology, whereby heated air is directed into planes, which then wrap around the food product to deliver a higher quality, even cook in less time with fast, quiet operation.

•	Indigo Ice Machine - An awarding-winning state-of-the-art modular cuber platform, offered in various sizes from 300 to 2,100 lbs./day sold under the Manitowoc brand. This product line differentiates itself through unique technological features, convenience, and efficiency to deliver lower long term operating costs.

•	Koolaire - A new brand of basic-feature ice machines complementing our premium Manitowoc brand, offered in sizes ranging from 170 - 1,800 lbs./day. Koolaire machines are simple, highly reliable, and target an entry level price point.

•	Chick-fil-A Broiler - Our Garland brand has leveraged its global leadership in clamshell technology to develop the first-ever clamshell broiler in partnership with the largest chicken chain in the U.S. The clamshell broiler enabled our customer to create an entirely new menu, offering healthier grilled chicken sandwiches to complement its emblematic fried-chicken sandwiches. We are currently engaged in developing a next generation version of this technology.

•	Merco IntelliHold Series - Specifically developed for commercial kitchens, this warmer provides a holding environment for food between the kitchen and the front-of-house with improved energy efficiency and increased storage capacity within an unchanged footprint.

•	Frymaster FilterQuick - FilterQuick replaces the time-consuming manual filtration process with a simple push button automatic filtration process that allows the fryer to resume operation in less than four minutes. By combining automatic filtration with our oil conserving frypots, FilterQuick offers customer the most advanced oil-conserving fryer in the market. FilterQuick is also available with an integrated patented oil quality sensor that allows Frymaster customers to measure the exact oil quality with the push of a button, which helps them to maximize oil life without sacrificing food quality.

Customers

We sell primarily through distributors and dealers (“direct customers”), who ultimately sell to end customers. Our end-customer base is comprised of a wide variety of foodservice providers, including large multinational and regional chain restaurants, convenience stores and retail stores; chain and independent casual and family dining restaurants; independent restaurants and caterers; lodging, resort, leisure and convention facilities; healthcare facilities; schools and universities; large business and industrial customers; and many other foodservice outlets (“end customers”). We serve some of the largest and most widely recognized multinational and regional businesses in the foodservice and hospitality industries; of which McDonald’s, an MFS end customer, represented 10% or more of MFS net sales in the years ended December 31, 2014 and December 31, 2013. The following table presents a representative selection of our customers:

Select MFS Global Foodservice Customers

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Additionally, we have a strong base of mid-sized customers and are focused on expanding it further. According to Euromonitor International, many mid-size chains exhibited growth above 20% in 2014, particularly in APAC and Latin America, reflecting the increasing power of local players and strong demand for chained versions of local favorites. Driven by a clear pattern of investment in locally-owned chains and concepts featuring local cuisine, these trends are expected to continue over the long term. We work with each of our mid-size customers to help them capitalize on these trends through our innovation process, which allows us to provide them with the following value propositions:

•	Simplification of their operations;

•	Improved speed and flexibility of the overall operation;

•	Improved quality of the food and service;

•	Reduced energy consumption and carbon footprint;

•	Lower total cost over the life cycle of the appliance; and

•	Superior reliability of the overall equipment system.

We do not typically have long-term contracts with our customers; however, large chains frequently authorize specific foodservice equipment manufacturers as approved vendors for particular products, and thereafter, sales are made locally or regionally to end customers via kitchen equipment suppliers, dealers or distributors. Many large quick-service restaurant chains refurbish or open a large number of outlets, or implement menu changes requiring investment in new equipment, over a short period of time. When this occurs, these customers often choose a small number of manufacturers whose approved products may or must be purchased by restaurant operators. We work closely with our customers to develop the products they need and to become approved vendors for these products.

Our end-customers often need equipment upgrades that enable them to improve productivity and food safety, reduce labor costs, respond to enhanced hygiene, environmental and menu requirements or reduce energy consumption. These changes often require customized cooking and cooling and freezing equipment. In addition, many restaurants seek to differentiate their products by changing their menu and format. We believe that product development is important to our success because a supplier’s ability to provide customized or innovative foodservice equipment is a primary factor when customers are making their purchasing decisions. Our significant investment in new product research and development positions us to uniquely serve our global customer base.

Sales, Marketing and Distribution

We sell our products through a worldwide network of over 3,000 dealers and distributors in over 100 countries. Our network is differentiated from competitors through serving as a single source for a broad portfolio of leading brands and product categories. This allows us to provide one face to our customers for multiple brands with relevant culinary and ingredients expertise and appropriate key account management for our larger global chain customers. We support our sales efforts with a variety of marketing efforts including trade-specific advertising, cooperative distributor merchandising, digital marketing, and marketing at a variety of industry trade shows.

In the Americas, MFS has a broad portfolio of channel partners, covering all major foodservice market segments, including quick-service restaurants, fast casual, education, health care, business and industry, as well as the convenience and retail space. Our direct sales team is supplemented by a network of industry-leading rep groups, providing national coverage. Direct sales team, sales reps and distributors jointly serve over 900 equipment dealers with our full portfolio of hot and cold product category brands. A dedicated strategic account team with culinary support is focused on the major U.S.-based restaurant chains, where we have significant global market share. Our teams work closely with our customers’ menu and equipment development teams to assure alignment with their strategic plans. We also have distribution hubs in Canada, Mexico and Latin America. KitchenCare provides a range of after-market parts and services that manages a comprehensive factory-authorized service network, assuring proper installation, preventative maintenance, spare parts supply and maximum customer uptime on all MFS appliances.

In EMEA, our distribution includes hubs in Herborn, Germany serving Germany and Austria, in Guildford, UK serving the United Kingdom, and in Barcelona, Spain serving Spain and Portugal. Each of these distribution centers operates a network of third party dealers chosen to satisfy the requirements of both chain customers and independent caterers in their respective territories. Outside these countries, MFS products and services are sold through non-exclusive third party distributors and service companies. In addition, our beverage customers receive specialist support from our beverage systems facility in Halesowen, UK.

In APAC, MFS has had a presence since the mid-1980s. As our chain customers expanded into the region, we first established distribution and service support, followed by building a sales force and our first manufacturing facility in China in 1992. Today, we operate four manufacturing facilities and five sales and service offices throughout the region. We access the market in APAC through our dedicated distribution and dealer channel partners, most of whom have been established in the market for decades and have been MFS partners for over 15 years. Our business in the region is expanding into a local customer base that is focused on western style menus and desires the appliances that will consistently deliver the quality expected from our top brands with the reliability and support for which we are known.

Regulatory Environment

We actively work with standards organizations, industry associations, certification parties, and regulatory bodies to develop and promote effective and balanced standards, codes, and regulations that provide for the advancement of sustainable customer solutions with the highest possible levels of energy efficiency, sanitation, safety, and food quality. For example, we are active members of NAFEM, AHRI, UL task group, NSF Joint Committee, ASHRAE, the working groups responsible for EN safety standards in Europe, HKI, and other regional standards organizations. We are fully engaged with the Department of Energy on new energy standards, EPA on EnergySTAR programs and SNAP alternate refrigerant regulations, and EU ECO directive consultant organizations.

Competition

We sell all of our products in highly competitive markets and compete based on product design, quality, performance and aftermarket support services, as well as maintenance costs, energy and resource saving, other contributions to sustainability, and price. We believe that we benefit from the following competitive advantages:

•	A complementary portfolio of industry-leading hot and cold category products, integrated under one company and supported by growing aftermarket parts, service and support;

•	The ability to integrate food, equipment, digital technologies and people seamlessly through collaborative innovation that enhances our customers’ ability to compete in the marketplace;

•	The scale and breadth of our dealer and distributor network to accompany our customers on their global journey, especially in fast-growing emerging markets;

•	Long-standing brands and innovative engineering that customers can trust for superior quality and reliability; and

•	Dedication to putting customer experience first.

The following table sets forth our primary competitors in each of our product groups:

Products	Primary Competitors
Primary cooking equipment	Ali Group; Dover Industries; Duke; Electrolux; Henny Penny; ITW; Middleby; Rational; and Taylor

Serving, warming and storage equipment	Alto Shaam; Cambro; Duke; Hatco; ITW; Middleby; Standex; and Vollrath

Beverage dispensers and related products	Automatic Bar Controls; Celli; Cornelius; Hoshizaki/Lancer Corporation; Taylor; and Vin Service

Ice-cube, ice flaker machines and storage bins	Aucma; Brema; Follett; Hoshizaki; Ice-O-Matic; Scotsman; and Vogt

Walk-in Refrigerator and freezer equipment	American Panel; Arctic; Bally; Beverage Air; Hoshizaki; ICS; Master-Bilt; Nor-Lake; Thermo-Kool; Traulsen; True Foodservice; and TurboAir

Seasonality

Typically, the second and third quarters of our fiscal year represent the best periods for our financial results. Our customers are primarily in the northern hemisphere, and the warmer summer weather generally leads to an increase in construction and remodeling within the foodservice industry, as well as in the use and replacement of ice machines. As a result, distributors build inventories during the second quarter to prepare for increased demand.

Raw Materials

We support our region-of-use production strategy with corresponding region-of-use supplier partners. The primary raw materials that we use are structural and rolled steel, aluminum, and copper. We also purchase electrical equipment and other semi- and fully-processed materials. We maintain inventories of steel and other purchased material. We have been successful in our goal to maintain alternative sources of raw materials and supplies, and therefore are not dependent on a single source for any particular raw material or supply.

Engineering, Research and Development

We believe our extensive engineering, research and development capabilities are a key driver of our success. We engage in research and development activities at 15 dedicated locations in the Americas, EMEA and APAC. We have a staff of in-house engineers and technicians on three continents, supplemented with external engineering resources, who collectively are responsible for improving existing products and developing new products. We incurred total engineering costs of $47.9 million, $52.6 million, and $42.6 million during the years ended December 31, 2015, 2014 and 2013, respectively, which included research and development costs of $26.1 million, $31.0 million, and $28.7 million during the years ended December 31, 2015, 2014 and 2013, respectively.

Our team of engineers focuses on developing cost effective, innovative, high-performance, low-maintenance products that are intended to solve problems for our customers in differentiated ways and create significant brand loyalty among customers. Design engineers work closely with our culinary, manufacturing and marketing staff which enables us to identify changing end-user requirements, implement new technologies and effectively introduce product innovations. Close, carefully managed relationships with dealers, distributors and end users help us identify their needs, for not only products, but also for the service and support that are critical to their profitable operations. As part of our ongoing commitment to provide superior products, we intend to continue our efforts to design products that meet evolving customer demands and reduce the period from product conception to product introduction.

Key projects and initiatives that are the basis for maintaining a competitive advantage in our capabilities for engineering and product development include the following:

•	Flexing engineering resources among the 15 engineering centers through engineering leadership for hot and cold category products and supplementing the internal resource pool with a strategic relationship with a major services provider based in India;

•	Regional technology centers that provide a continuous stream of application-focused new technologies and product concepts into the engineering centers and fully leverage supplier and university relationships;

•	Internal capability for electronic controls development and application to define our roadmap for controls, work hand-in-hand with strategic suppliers, and ensure continued industry leadership in this increasingly important product dimension; and

•	Focus areas around technologies to lead the industry in the delivery of healthy food, equipment sanitation, energy efficiency, menu flexibility, and mobile devices and web connectivity.

Intellectual Property

Intellectual property, inclusive of certain patents, trademarks, copyrights, know-how, trade secrets and other proprietary rights, is important to our business. We hold numerous patents pertaining to our products, and have presently pending applications for additional patents in the U.S. and foreign countries. In addition, we have various registered and unregistered trademarks and licenses that are of material importance to our business and we believe our ownership of this intellectual property is adequately protected in customary fashions under applicable laws. Although certain proprietary intellectual property rights are important to our success, we do not believe we are materially dependent on any particular patent or license, or any particular group of patents or licensees.

Our worldwide intellectual property portfolio provides:

•	Global protection of our R&D and product development investments;

•	Recognizable competitive distinctions and proprietary advantages;

•	Brand support and enhancement; and

•	Leverage for value creation opportunities such as licenses and other dispositions.

Our intellectual property portfolio is strategically aligned with our businesses and we continually calibrate it for both competitiveness and cost-effectiveness. Additionally, we monitor other companies’ intellectual property to ensure our freedom-to-operate. Similarly, we study our competitors’ products to identify unauthorized use of our protected inventions, and follow-up to resolve through appropriate enforcement programs in case of any violations.

Employees

As of June 30, 2016, we had approximately 5,500 employees. In North America, we have in place seven labor agreements with five employee unions. We have one trade union in Europe, and a large majority of our European employees belong to that trade union or European works councils. We have two labor agreements with one trade union in China.

Properties

The following table outlines the principal facilities the Company owns or leases as of June 30, 2016.

Facility Location	Type of Facility	Approximate Square Footage	Owned/Leased
Americas
New Port Richey, Florida (2)	Corporate Headquarters	42,000	Owned
Manitowoc, Wisconsin (2)	Manufacturing/Office	376,000	Owned
Parsons, Tennessee (1)	Manufacturing	120,000	Owned
Sellersburg, Indiana (2)	Manufacturing/Office	146,000	Owned
Tijuana, Mexico (1)	Manufacturing	111,000	Leased
Shreveport, Louisiana (1), (2)	Manufacturing/Office	539,000	Owned
Mt. Pleasant, Michigan (2)	Manufacturing/Office	345,000	Owned
Baltimore, Maryland	Manufacturing/Office	16,000	Leased
Cleveland, Ohio (1), (3)	Manufacturing/Office/Warehouse	391,000	Owned/Leased
Covington, Tennessee (1)	Manufacturing/Office/Warehouse	386,000	Owned/Leased
Concord, Ontario, Canada	Manufacturing/Office	116,000	Leased
Mississauga, Ontario, Canada (1), (2)	Manufacturing/Office/Warehouse	186,000	Leased
Monterrey, Mexico	Manufacturing/Office	303,750	Leased
EMEA
Guildford, United Kingdom (2)	Office	35,000	Leased
Eglfing, Germany (2)	Manufacturing/Office/Warehouse	130,000	Leased
Herisau, Switzerland (2)	Manufacturing/Office	26,974	Leased
Halesowen, United Kingdom (2)	Manufacturing/Office	86,000	Leased
Sheffield, United Kingdom	Manufacturing/Office	100,000	Leased
APAC
Foshan, China (2)	Manufacturing/Office/Warehouse	125,000	Leased
Shanghai, China (2)	Office/Warehouse	29,000	Leased
Prachinburi, Thailand (2)	Manufacturing/Office/Warehouse	438,608	Owned
Singapore	Manufacturing/Office	93,300	Owned/Leased
Hangzhou, China (2)	Manufacturing/Office	260,000	Owned/Leased
Samutprakarn, Thailand	Office	4,305	Leased

(1)	There are multiple separate facilities within these locations.
(2)	Serves also as a research and development center.
(3)	As of June 30, 2016, this plant is vacant and held for sale.

In addition, we lease sales office and/or warehouse space in Manitowoc, Wisconsin; Odessa, Florida; Tampa, Florida; Fort Wayne, Indiana; Jeffersonville, Indiana; Herborn, Germany; Kuala Lumpur, Malaysia; Barcelona, Spain; Naucalpan de Juarez, Mexico; Gurgaon, and Mumbai, India; as well as Mexico City, Mexico.

See Note 20, “Leases,” to our audited combined financial statements, included elsewhere in this prospectus, for additional information regarding leases.

Legal Proceedings

Our global operations are governed by laws addressing the protection of the environment and employee safety and health. Under various circumstances, these laws impose civil and criminal penalties and fines, as well as injunctive and remedial relief, for noncompliance. They also may require remediation at sites where company related substances have been released into the environment.

We have expended substantial resources globally, both financial and managerial, to comply with the applicable laws and regulations, and to protect the environment and our workers. We believe we are in substantial compliance with such laws and regulations and we maintain procedures designed to foster and ensure compliance. However, we have been and may in the future be subject to formal or informal enforcement actions or proceedings regarding noncompliance with such laws or regulations, whether or not determined to be ultimately responsible in the normal course of business. Historically, these actions have been resolved in various ways with the regulatory authorities without material commitments or penalties to the Company.

For information concerning other contingencies and uncertainties, see Note 16, “Contingencies and Significant Estimates,” to our audited combined financial statements and Note 13, “Contingencies and Significant Estimates,” to our unaudited consolidated (condensed) financial statements included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” The financial information included here may not necessarily reflect our financial condition, results of operations and cash flows in the future or what our financial condition, results of operation and cash flows would have been had Manitowoc Foodservice been an independent, publicly-traded company prior to March 4, 2016. The following section is qualified in its entirety by the more detailed information, including our audited combined financial statements and our unaudited consolidated (condensed) financial statements and the notes thereto, which appears elsewhere in this prospectus.

Spin-Off

On January 29, 2015, MTW announced plans to create two independent public companies to separately operate its two businesses: its Crane business and its Foodservice business. To effect the separation, MTW first undertook an internal reorganization, following which MTW held the Crane business, and MFS held the Foodservice business. Then on March 4, 2016, MTW distributed all of our common stock to MTW’s shareholders on a pro rata basis, and MFS became an independent publicly traded company.

Business

MFS is among the world’s leading designers and manufacturers of commercial foodservice equipment. Our capabilities span refrigeration, ice-making, cooking, holding, food-preparation, and beverage-dispensing technologies, and allow us to equip entire commercial kitchens and serve the world’s growing demand for food prepared away from home. We supply foodservice equipment to commercial and institutional foodservice operators such as full-service restaurants, quick-service restaurant chains, hotels, caterers, supermarkets, convenience stores, business and industry, hospitals, schools and other institutions.

Our products are sold in over 100 countries globally, across the Americas, EMEA and APAC. Our products, services and solutions are marketed through a worldwide network of over 3,000 dealers and distributors under industry-leading brands, including Cleveland, Convotherm, Dean, Delfield, Fabristeel, Frymaster, Garland, Inducs, Kolpak, Koolaire, Lincoln, Manitowoc Ice, Merco, Merrychef, Multiplex, Servend, and U.S. Range. All of our products are supported by KitchenCare, our aftermarket repair and parts service business. Our scale and expertise enable us to serve a global blue-chip customer base across the world in continually evolving foodservice markets. For the years ended December 31, 2015 and December 31, 2014, we generated revenue of $1,570.1 million and $1,581.3 million respectively, and operating income of $159.9 million and $172.5 million, respectively.

Reportable Segments

We manage our business in three geographic reportable segments: Americas, EMEA, and APAC. These segments represent the level at which we review our financial performance and make operating decisions. Segment earnings, or earnings before amortization, corporate charges, interest, income taxes and other special gains or charges is the measure of profit and loss that our chief operating decision maker uses to evaluate the financial performance of our business and is the basis for resource allocation and performance reviews. For these reasons, we believe that segment earnings represent the most relevant measure of segment profit and loss. A reconciliation of segment earnings to earnings from continuing operations before income taxes on a U.S. GAAP basis is presented in the “—Results of Operations and Discussion and Analysis—Sales and Earnings by Segment.”

In contrast to many other companies in the fragmented foodservice equipment industry, MFS has the scale and experience to follow its customers globally, operating in the Americas, EMEA and APAC regions. The Americas is by far the Company’s biggest geographic segment in terms of sales, followed by EMEA. While we plan to continue growing in all regions, the Company also recognizes that the bulk of overall growth in the foodservice industry is expected to occur in markets other than the U.S., Canada and Western Europe.

Americas

The Americas segment, including the U.S., Canada and Latin America, had net sales and earnings before interest and taxes of approximately $1,323.7 million and $200.9 million, respectively, for the year ended December 31, 2015. Sales generated by our U.S. operations represent a significant majority of sales in the Americas segment.

EMEA

The EMEA segment is made up of markets in Europe, Middle East and Africa, including Russia and the commonwealth of independent states. The EMEA segment had net sales and earnings before interest and taxes of approximately $281.6 million and $23.5 million, respectively, for the year ended December 31, 2015.

APAC

The APAC segment is comprised principally of markets in China, Singapore, Australia, India, Malaysia, Indonesia, Thailand and Philippines. The APAC segment had net sales and earnings before interest and taxes of approximately $191.1 million and $21.6 million, respectively, for the year ended December 31, 2015.

Accounting Basis of Presentation

During the periods presented prior to the Spin-Off on March 4, 2016, MFS’s financial statements were prepared on a combined standalone basis derived from the consolidated financial statements and accounting records of MTW. MFS functioned as part of the larger group of companies controlled by MTW. Accordingly, MTW performed certain corporate overhead functions for MFS. Therefore, certain costs related to MFS have been allocated from MTW for the portion of the three months ended March 31, 2016 up to the Spin-Off on March 4, 2016 and for the entirety of the three months ended March 31, 2015. These allocated costs are primarily related to: 1) corporate officers, 2) employee benefits and compensation, 3) share-based compensation, and 4) certain administrative functions, which are not provided at the business level including, but not limited to, finance, treasury, tax, audit, legal, information technology, human resources, and investor relations. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of revenue, headcount, or other measures MFS determined as reasonable.

Management of MFS believes the assumptions underlying the financial statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by MFS during the periods presented. Nevertheless, the financial statements may not be indicative of MFS’s future performance, and does not necessarily include all of the actual expenses that would have been incurred by MFS and may not reflect our financial condition, results of operations and cash flows had MFS been a standalone company during the entirety of the periods presented.

You should read the historical combined financial data presented below in conjunction with our audited combined financial statements and unaudited consolidated (condensed) financial statements and accompanying notes included elsewhere in this prospectus.

All dollar amounts are in millions of dollars throughout the tables included in this Management’s Discussion and Analysis of Financial Conditions and Results of Operations unless otherwise indicated.

Results of Operations

Results of Operations for the Three and Six Months Ended June 30, 2016 and June 30, 2015

Analysis of Net Sales

The following table presents net sales by business segment:

	Three Months Ended June 30,
	Dollars of Sales		Percent Change Fav / (Unfav)	Percent of Sales
(in millions)	2016	2015		2016	2015
Net sales:
Americas	$301.2	$346.7	(13.1)%	81.8%	85.0%
EMEA	76.3	75.8	0.7%	20.7%	18.6%
APAC	43.1	45.6	(5.5)%	11.6%	11.2%
Elimination of inter-segment sales	(52.2)	(60.4)	(13.6)%	(14.1)%	(14.8)%

Net sales	$368.4	$407.7	(9.6)%	100.0%	100.0%

	Six Months Ended June 30,
	Dollars of Sales		Percent Change Fav / (Unfav)	Percent of Sales
(in millions)	2016	2015		2016	2015
Net sales:
Americas	$564.8	$640.4	(11.8)%	81.4%	85.0%
EMEA	144.9	146.0	(0.8)%	20.9%	19.4%
APAC	82.0	86.9	(5.6)%	11.8%	11.5%
Elimination of inter-segment sales	(97.8)	(120.2)	(18.6)%	(14.1)%	(15.9)%

Net sales	$693.9	$753.1	(7.9)%	100.0%	100.0%

Consolidated net sales for the three months ended June 30, 2016 decreased by 9.6 percent to $368.4 million from $407.7 million for the same period in 2015. The decrease in net sales was principally driven by a 13.1 percent decrease in the Americas segment and a 5.5 percent decrease in the APAC segment, respectively, for the three months ended June 30, 2016 compared to the prior year period. Prior year net sales for this period included $35.1 million from Kysor Panel Systems (“KPS”), which was sold in December 2015. In addition, foreign currency translation negatively impacted 2016 second quarter net sales by $5.0 million or 1.3 percent.

Consolidated net sales for the six months ended June 30, 2016 decreased by 7.9 percent to $693.9 million from $753.1 million for the same period in 2015. The decrease in net sales was principally driven by an 11.8 percent decrease in the Americas segment and a 5.6 percent decrease in the APAC segment, respectively, for the six months ended June 30, 2016. Prior year net sales for this period included $60.5 million from KPS. In addition, foreign currency translation negatively impacted net sales for the six months ended June 30, 2016 by $11.7 million, or 1.7 percent.

Net sales in the Americas segment for the three months ended June 30, 2016 decreased $45.5 million, or 13.1 percent, to $301.2 million, compared to $346.7 million for the same period in 2015. This decrease was primarily driven by the divestiture of KPS in December 2015, which caused a decrease of approximately $35.1 million. Adjusted for the divestiture of KPS, net sales decreased $10.4 million from the prior year primarily driven by lower intersegment net sales, which decreased by $5.5 million. Third party net sales decreased by $4.9 million due to lower growth in hot-side products sales and the expected seasonal increase in ice machine sales was slower to materialize in the second quarter of 2016. The decrease was partially offset by pricing realization from the 80/20 Simplification initiative. The Company’s Simplification and Right-Sizing initiatives include 80/20, product cost take out, lean implementation, strategic sourcing, manufacturing capacity reduction, and reduction in workforce (Simplification and Right-Sizing initiatives). Foreign currency translation had a $2.7 million negative impact on third party net sales in the second quarter of 2016.

Net sales in the Americas segment for the six months ended June 30, 2016 decreased $75.6 million, or 11.8 percent, to $564.8 million, compared to $640.4 million for the same period in 2015. This decrease was primarily driven by the divestiture of KPS in December 2015, which caused a decrease of approximately $60.5 million. Adjusted for the divestiture of KPS, net sales decreased $15.1 million from the prior year primarily driven by lower intersegment net sales, which decreased by $11.4 million and third party net sales decreased by $3.7 million due to softness in sales of hot-side products in the first six months of 2016. The decrease was partially offset by pricing realization from the 80/20 Simplification initiative. Foreign currency translation had a $6.1 million negative impact on third party net sales in the six months ended June 30, 2016.

Net sales in the EMEA segment for the three months ended June 30, 2016 increased $0.5 million, or 0.7 percent, to $76.3 million, compared to $75.8 million for the same period in 2015. The increase was principally driven by increased third party net sales of $2.1 million, partially offset by a $1.6 million decrease in intersegment net sales. Third party net sales increased primarily due to strong sales of Merrychef high-speed ovens, improvement in KitchenCare sales in the region of $2.3 million, and pricing realization from the 80/20 Simplification initiative. Foreign currency translation had a $1.4 million negative impact on third party net sales in the second quarter of 2016.

Net sales in the EMEA region for the six months ended June 30, 2016 decreased $1.1 million, or 0.8 percent, to $144.9 million, compared to $146.0 million for the same period in 2015. The decrease was driven by lower intersegment net sales of $7.1 million, partially offset by a $6.0 million increase in third party net sales. Third party net sales increased primarily due to strong sales of Merrychef high-speed ovens, improvement in KitchenCare sales in the region of $2.3 million, and pricing realization from the Simplification and Right-sizing initiatives. Foreign currency translation had a $3.7 million negative impact on third party net sales in the six months ended June 30, 2016.

Net sales in the APAC region for the three months ended June 30, 2016 decreased $2.5 million, or 5.5 percent, to $43.1 million, compared to $45.6 million for the same period in 2015. Current year net sales included $2.5 million from the Welbilt Thailand acquisition in October 2015. Third party net sales decreased $1.4 million mainly due to lower quick-service restaurant new store openings in China and softer general market sales in the quarter. Net sales also decreased $1.1 million due to lower intersegment net sales. Foreign currency translation had a $0.9 million negative impact on third party net sales in the second quarter of 2016.

Net sales in the APAC region for the six months ended June 30, 2016 decreased $4.9 million, or 5.6 percent, to $82.0 million, compared to $86.9 million for the same period in 2015. Current year net sales included $4.8 million from the Welbilt Thailand acquisition in October 2015. The decrease was primarily driven by lower third party net sales of $1.0 million and intersegment net sales, which decreased by $3.9 million. Third party net sales decreased due to lower quick-service restaurant new store openings in China and softer general market sales. Foreign currency translation had a $1.9 million negative impact on third party net sales in the six months ended June 30, 2016.

Analysis of Earnings from Operations

The following table presents earnings from operations by business segment.

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent Change Fav /(Unfav)			Percent Change Fav /(Unfav)
(in millions)	2016	2015		2016	2015
Earnings from operations
Americas	$47.8	$44.3	7.9%	$87.4	$65.2	34.0%
EMEA	9.5	6.2	53.2%	15.6	9.3	67.7%
APAC	4.2	6.2	(32.3)%	7.3	10.2	(28.4)%
Corporate and unallocated	(11.7)	(7.2)	62.5%	(26.8)	(19.5)	37.4%

Total earnings from operations	$49.8	$49.5	0.6%	$83.5	$65.2	28.1%

Consolidated earnings from operations for the three months ended June 30, 2016 was $49.8 million, an increase of $0.3 million compared to the $49.5 million of consolidated earnings from operations for the same period in 2015. Consolidated earnings from operations for the six months ended June 30, 2016 was $83.5 million, an increase of $18.3 million compared to the $65.2 million of consolidated earnings from operations for the same period in 2015. The increase in consolidated earnings from operations for the three and six months ended June 30, 2016, compared to the respective prior year periods, was principally driven by savings from the Company’s Simplification and Right-Sizing initiatives of approximately $13.4 million and $24.0 million, respectively, partially offset by lower fixed cost absorption and higher incentive compensation.

For the three months ended June 30, 2016, compared to the same period in 2015, earnings from operations for the Americas region increased by $3.5 million to $47.8 million despite the decrease in net sales. Adjusted for the divestiture of KPS of $3.8 million, earnings from operations increased from the prior year by $7.3 million. The increase in earnings from operations was primarily driven by $10.2 million of savings from the Company’s Simplification and Right-Sizing initiatives, a $3.9 million improvement in KitchenCare operations and operating efficiency improvements. These increases were partially offset by lower fixed cost absorption and higher incentive compensation.

For the six months ended June 30, 2016, compared to the same period in 2015, earnings from operations for the Americas region increased by $22.2 million to $87.4 million despite the decrease in net sales. Adjusted for the divestiture of KPS of $4.9 million, earnings from operations increased from the prior year by $27.1 million. The increase in earnings from operations was primarily driven by $18.6 million of savings from the Company’s Simplification and Right-Sizing initiatives, an $8.3 million improvement in KitchenCare operations and operating efficiency improvements. These increases were partially offset by lower fixed cost absorption and higher incentive compensation.

For the three months ended June 30, 2016, compared to the same period in 2015, earnings from operations for the EMEA region increased by $3.3 million to $9.5 million. The increase was primarily driven by cost savings of approximately $2.5 million from the Company’s Simplification and Right-Sizing initiatives, a $2.4 million improvement in KitchenCare operations, better product mix from new product introductions and operating efficiency improvements. These increases were partially offset by lower fixed cost absorption.

For the six months ended June 30, 2016, compared to the same period in 2015, earnings from operations for the EMEA region increased by $6.3 million to $15.6 million. The increase was primarily driven by cost savings of approximately $4.5 million from the Company’s Simplification and Right-Sizing initiatives, a $3.5 million improvement in KitchenCare operations in the region, and operating efficiency improvements. These increases were partially offset by lower fixed cost absorption.

For the three months ended June 30, 2016, compared to the same period in 2015, earnings from operations for the APAC region decreased by $2.0 million to $4.2 million. The decrease was primarily driven by the negative impact of lower sales volumes on fixed cost absorption, partially offset by savings from the Company’s Simplification and Right-Sizing initiatives of $0.7 million.

For the six months ended June 30, 2016, compared to the same period in 2015, earnings from operations for the APAC region decreased by $2.9 million to $7.3 million. The decrease was primarily driven by the negative impact of lower sales volumes on fixed cost absorption, partially offset by savings from the Company’s Simplification and Right-Sizing initiatives of $0.9 million, and operating efficiency improvements.

Total selling, general and administrative expenses amounted to $75.4 million for the three months ended June 30, 2016, an increase of 9.0 percent or $6.2 million compared to the prior year period. The increase was principally driven by a $5.6 million increase in expenses related to incentive compensation and a $3.8 million increase in research and development and marketing and spin related expenses, partially offset by the impact from the divestiture of the KPS business of approximately $2.3 million and savings from the Company’s Simplification and Right-Sizing initiatives of approximately $1.6 million.

Total selling, general and administrative expenses amounted to $147.2 million for the six months ended June 30, 2016, a decrease of 2.9 percent or $4.4 million compared to the prior year period. The decrease was principally driven by the impact from the divestiture of the KPS business of approximately $5.0 million, savings from the Company’s Simplification and Right-Sizing initiatives of approximately $3.2 million and cost containment savings of approximately $2.0 million. These decreases were partially offset by a $5.4 million increase in incentive compensation expenses.

Analysis of Non-Operating Income Statement Items

For the three months ended June 30, 2016, compared to the same period in 2015, interest expense increased by $26.6 million to $27.0 million. For the six months ended June 30, 2016, compared to the same period in 2015, interest expense increased by $34.8 million to $35.5 million. The increase in interest expense was related to $1,400.0 million of long-term debt issued by the Company, as a result of the Spin-Off, in the first quarter of 2016. Assuming the Company only makes the required minimum payments under the agreement, the Company’s cash obligations due to interest on long-term debt will be $47.8 million for the remainder of 2016, $95.8 million in 2017, $95.8 million in 2018, $95.4 million in 2019, $95.0 million in 2020 and $257.9 million thereafter.

The remainder of non-operating costs for the three months ended June 30, 2016 consisted of foreign currency gains and losses of $2.3 million and amortization of deferred financing fees of $1.5 million. The remainder of non-operating costs for the six months ended June 30, 2016 consisted of foreign currency gains and losses of $4.0 million, amortization of deferred financing fees of $1.9 million and a loss on disposal of assets of $0.2 million.

Financial Condition

First Six Months of 2016

Cash and cash equivalents as of June 30, 2016 totaled $40.7 million, an increase of $8.7 million from the December 31, 2015 balance of $32.0 million. Cash flows provided by operating activities for the first six months of 2016 were $2.2 million compared to cash flows used for operating activities of $10.3 million for the first six months of 2015. The increase in cash generated from operating activities of $12.5 million was primarily attributable to a smaller increase in operating assets, primarily inventory and accounts receivables, a smaller decrease in accounts payable, and an increase in other current and long-term liabilities compared to the prior year period. These favorable changes were partially offset by lower net earnings, which is mainly due to the increase in interest expense in 2016. Inventory increased principally due to higher safety stock levels to reduce customer lead times and, temporarily, to ensure satisfactory lead times related to the transfer of production from our Cleveland, Ohio plant to three receiving plants.

Cash flows used for investing activities of $6.0 million for the first six months of 2016 consisted primarily of capital expenditures of $6.2 million, with the majority of the capital expenditures related to fixed asset equipment purchases.

Cash flows provided by financing activities of $12.6 million for the first six months of 2016 consisted primarily of proceeds from new indebtedness subsequently used to fund a cash distribution to MTW as part of the Spin-Off, to make $49.6 million of payments on long-term debt and capital leases, and to fund working capital needs in the first six months.

First Six Months of 2015

Cash and cash equivalents balance as of June 30, 2015 totaled $14.8 million a decrease of $1.7 million from the December 31, 2014 balance of $16.5 million. Cash flows used for operating activities for the first six months of 2015 were $10.3 million. During the first six months of 2015, cash flows used for operations was principally related to increases in receivables and inventory and decreases in accounts payable due to higher seasonal working capital requirements in the first half of the year, as well the increased inventory levels in KitchenCare operations compared to the prior year.

Cash flows used for investing activities of $7.0 million for the first six months of 2015 consisted of capital expenditures of $6.7 million, related to fixed asset equipment purchases.

Cash flows provided by financing activities of $16.5 million for the first six months of 2015 consisted primarily related to financing transactions with MTW during the period.

Liquidity and Capital Resources

Senior Secured Credit Facilities

On March 3, 2016, the Company entered into a credit agreement (the “2016 Credit Agreement”) for a new senior secured revolving credit facility in an aggregate principal amount of $225.0 million (the “Revolving Facility”) and a senior secured Term Loan B facility in an aggregate principal amount of $975.0 million (the “Term Loan B Facility” and, together with the Revolving Facility, the “Senior Secured Credit Facilities”) with JPMorgan Chase Bank, N.A, as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility includes (i) a $20.0 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40.0 million sublimit for swingline loans on customary terms. The Company entered into security and other agreements relating to the 2016 Credit Agreement.

Borrowings under the Senior Secured Credit Facilities will bear interest at a rate per annum equal to, at the option of MFS, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% - 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

The 2016 Credit Agreement contains financial covenants including (a) a Consolidated Interest Coverage Ratio, which measures the ratio of (i) Consolidated EBITDA, as defined in the 2016 Credit Agreement, to (ii) consolidated cash interest expense, and (b) a Consolidated Total Leverage Ratio, which measures the ratio of (i) consolidated indebtedness to (ii) Consolidated EBITDA for the most recent four fiscal quarters. The current covenant levels of the financial covenants under the Senior Secured Credit Facility are as set forth below:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio (less than)	Consolidated Interest Coverage Ratio (greater than)
March 31, 2016	6.25:1.00	2.00:1.00
June 30, 2016	6.25:1.00	2.00:1.00

Obligations of the Company under the Senior Secured Credit Facilities are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There is a first priority perfected lien on substantially all of the assets and property of MFS and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of the Company under the Revolving Facility and the Term Loan B Facility are pari passu.

Senior Notes

The Company issued 9.50% Senior Notes due 2024 in an aggregate principal amount of $425.0 million (the “Senior Notes”) under an indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Senior Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act. The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of the Company’s domestic restricted subsidiaries that is a borrower or guarantor under the Senior Secured Credit Facilities. The Senior Notes and the subsidiary guarantees are unsecured, senior obligations. The notes are redeemable, at the Company’s option, in whole or in part from time to time, at any time prior to February 15, 2019, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued but unpaid interest to the date of redemption. In addition, the Company may redeem the notes at its option, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Year	Percentage
2019	107.1%
2020	104.8%
2021	102.4%
2022 and thereafter	100.0%

The Company must generally offer to repurchase all of the outstanding Senior Notes upon the occurrence of certain specific change of control events at a purchase price equal to 101% of the principal amount of Senior Notes purchased plus accrued and unpaid interest to the date of purchase. The indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

Outstanding debt at June 30, 2016 and December 31, 2015 is summarized as follows:

(in millions)	June 30, 2016	December 31, 2015
Revolving credit facility	$32.0	$—
Term Loan B	950.0	—
Senior Notes due 2024	425.0	—
Other	3.3	2.7

Total debt and capital leases including current portion	1,410.3	2.7
Less current portion and short-term borrowings	(1.4)	(0.4)
Less unamortized debt issuance costs	(39.0)	—

Total long-term debt and capital leases	$1,369.9	$2.3

Off-balance sheet arrangements

The Company’s disclosures concerning transactions, arrangements and other relationships with uncombined entities or other persons that are reasonably likely to materially affect liquidity or the availability of or requirements for capital resources are as follows:

•	The Company disclosed its accounts receivable securitization arrangement in Note 8, “Accounts Receivable Securitization,” to the consolidated (condensed) financial statements.

•	The Company leases various assets under operating leases. The future estimated payments under these arrangements have not materially changed since being disclosed in Note 20, “Leases,” to the audited combined financial statements in the Company’s latest annual report on Form 10-K.

On March 3, 2016, the Company entered into a new $110.0 million accounts receivable securitization program (the “2016 Securitization Facility”) with Wells Fargo Bank, National Association, as purchaser and agent, whereby the Company will sell certain of its domestic trade accounts receivable and certain of its non-U.S. trade accounts receivable to a wholly-owned, bankruptcy-remote, foreign special purpose entity, which entity, in turn, will sell, convey, transfer and assign to a third-party financial institution (a “Purchaser”), all of the right, title and interest in and to its pool of receivables to the Purchaser. The Purchaser will receive ownership of the pools of receivables. The Company, along with certain of its subsidiaries, act as servicers of the receivables and as such administer, collect and otherwise enforce the receivables. The servicers will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. The Purchaser will have no recourse for uncollectible receivables. The 2016 Securitization Facility also contains customary affirmative and negative covenants. Among other restrictions, these covenants require the Company to meet specified financial tests, which include a Consolidated Interest Coverage Ratio and a Consolidated Total Leverage Ratio that are the same as the covenant ratios required per the 2016 Credit Agreement.

Non-GAAP financial measures

This section includes financial information prepared in accordance with accounting principles generally accepted in the United States (GAAP), as well as certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of financial performance that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, financial measures presented in accordance with GAAP. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

The Company believes that these measures are helpful to investors in assessing the Company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items.

A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is as follows:

	Three Months Ended		Six Months Ended
Millions of dollars	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Free cash flow
Net cash provided by (used for) operating activities	$25.2	$(2.6)	$2.2	$(10.3)
Net capital expenditures	(1.7)	(3.5)	(6.2)	(6.7)

Free cash flow(1)	$23.5	$(6.1)	$(4.0)	$(17.0)

(1) Free cash flow represents operating cash flows less property, plant, and equipment additions.

Adjusted earnings before interest, taxes, other (income) expense and amortization (Adjusted Operating EBITA)
Net earnings	$15.1	$36.9	$33.2	$50.9
Income taxes	4.1	17.0	8.7	23.5
Other (income) expense, net	3.6	(0.2)	6.0	(0.6)
Interest (income) expense on notes with MTW, net	—	(4.6)	0.1	(9.3)
Interest expense	27.0	0.4	35.5	0.7
Restructuring (income) expense	0.3	(0.2)	1.6	0.5
Separation expense	1.3	0.5	4.3	0.5
Amortization expense	7.9	7.9	15.7	15.7

Adjusted earnings before interest, taxes, other (income) expense and amortization (Adjusted Operating EBITA)	$59.3	$57.7	$105.1	$81.9

Adjusted Operating EBITA margin(2):	16.1%	14.2%	15.1%	10.9%
(2) Adjusted Operating EBITA margin in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITA by net sales.

Adjusted net earnings(3)
Net earnings	$15.1	$36.9	$33.2	$50.9
Restructuring expense (net of tax)	0.1	(0.2)	1.0	0.3
Separation expense (net of tax)	0.8	0.3	2.7	0.3

Adjusted net earnings	$16.0	$37.0	$36.9	$51.5

(3) Adjusted net earnings represents net earnings before the impact of certain items such as restructuring and separation charges.

Adjusted net earnings per share
Diluted earnings per share	$0.11	$0.27	$0.24	$0.37
Restructuring expense per share (net of tax)	—	—	0.01	—
Separation expense per share (net of tax)	0.01	—	0.02	—

Adjusted net earnings per share	$0.12	$0.27	$0.27	$0.37

Organic net sales and organic net sales in constant currency
Net sales	$368.4	$407.7	$693.9	$753.1
Less: Kysor Panel Systems sales	—	(35.1)	—	(60.5)
Plus: Welbilt Thailand sales		1.6	—	3.8

Organic net sales	368.4	374.2	693.9	696.4
Foreign currency translation	5.0	—	11.7	—

Organic net sales in constant currency	$373.4	$374.2	$705.6	$696.4

Results of Operations for Years Ended December 31, 2015, 2014, and 2013

Results of Operations

The following are our results of operations for years ended December 31, 2015, 2014, and 2013:

(in millions)	2015	2014	2013
Net sales	$1,570.1	$1,581.3	$1,541.8
Cost of sales	1,068.4	1,073.3	1,030.9

Gross Profit	501.7	508.0	510.9
Selling, general and administrative expenses	291.6	299.6	289.7
Other operating expenses	50.2	35.9	33.5

Earnings before interest and taxes from continuing operations	159.9	172.5	187.7
Interest expense	(1.4)	(1.3)	(1.0)
Interest income on notes with MTW - net	15.8	16.6	17.2
Other income (expense) - net	22.0	(0.6)	0.7

Earnings from continuing operations before income taxes	196.3	187.2	204.6
Income taxes	39.3	25.9	55.3

Net earnings from continuing operations	157.0	161.3	149.3
Discontinued operations:
Earnings (loss) from discontinued operations, net of income expense (benefit) of $0.1, $(0.3), and $(1.0), respectively	0.1	(0.4)	(0.5)
Loss on sale of discontinued operations, net of income tax (benefit) expense of $0.0, $(0.6) and $4.4, respectively	—	(1.1)	(2.7)

Net earnings	$157.1	$159.8	$146.1

Discussion of Results of Operations

(in millions)	2015	2014	2013
Net Sales	$1,570.1	$1,581.3	$1,541.8

MFS’ sales totaled $1,570.1 million for the year ended December 31, 2015, representing a $11.2 million, or 0.7%, decrease compared to the prior year. The decrease in total net sales included an unfavorable foreign exchange impact of approximately $49.5 million due to the relative strength of the US Dollar to foreign currencies, and product roll-outs in the first half of 2014, which generated sales of approximately $35.2 million, that did not recur in the first half of 2015. Favorable volume, product and price mix impact of $73.5 million partially offset the negative impacts of foreign exchange and product roll-outs over the prior year period. Sales in the Americas totaled $1,323.7 million, an increase of 1.7% over the prior year, on favorable sales volumes across both hot and cold brands. Sales in EMEA and APAC were down 10.6% and 3.6%, respectively, compared to the prior year period, due to unfavorable foreign exchange only partially offset by strength in particular markets and product types. Further analysis of the changes in sales by reportable segments is shown in the “—Sales and Earnings by Segment” below.

MFS’ sales totaled $1,581.3 million in 2014, an increase of 2.6% or $39.5 million over 2013. The sales increase during the year was principally driven by higher sales in the Americas and APAC regions which contributed $19.3 million and $68.8 million, respectively, to the increase. Sales in EMEA posted a slight sales increase of approximately $2.5 million during the year. The increase in sales was due to specific product launches in the APAC and Americas regions in our ice, refrigeration and reach-in businesses as well as the Beverage-in-Cup equipment roll-outs by certain of our chain customers. There was also a favorable impact of approximately $4.7 million from foreign currency volatility in relation to the U.S. Dollar as compared with the year ended

December 31, 2013. These increases were partially offset by an increase of $51.1 million of higher intersegment sales, particularly in APAC, which are eliminated upon consolidation. Further analysis of the changes in sales by reportable segments is shown in the “—Sales and Earnings by Segment” below.

(in millions)	2015	2014	2013
Gross Profit	$501.7	$508.0	$510.9
Gross Margin	32.0%	32.1%	33.1%

Gross profit for the year ended December 31, 2015 decreased by $6.3 million, or 1.2%, compared to the prior year, and gross profit percentage was approximately flat at 32.0% in 2015 compared to 32.1% in 2014. The decline was primarily due the decrease in sales of $11.2 million, incremental costs of $14.0 million associated with the consolidation and transition of our KitchenCare business to third-party warehouse management during the first three quarters of the year, as well as higher labor and overhead costs of $6.9 million on higher sales volumes, almost entirely offset by $26.0 million of savings from product and manufacturing cost reductions and lower costs for warranty.

Gross profit for the year ended December 31, 2014 decreased by $2.9 million, or 0.6%, compared to the prior year. The decrease translated to a slightly lower gross margin percentage of 32.1% compared to 33.1% in 2013. The decrease was principally due to an unfavorable product mix, higher rebates and discounts as more volume of sales were sold to the buying groups and dealers, higher conversion costs, higher warranty costs, and incremental costs associated with the consolidation and transition of our KitchenCare business to third-party warehouse management during the fourth quarter of 2014. Savings from product and manufacturing cost reduction initiatives partially offset the aforementioned negative impacts.

(in millions)	2015	2014	2013
Selling, general and administrative expenses	$291.6	$299.6	$289.7

Total selling, general and administrative expenses amounted to $291.6 million in 2015, a decrease of 2.7% or $8.0 million compared to the prior year. The year-over-year decrease was attributable primarily to headcount reductions implemented during the year, as well as cost containment across the business.

Total selling, general and administrative expenses amounted to $299.6 million in 2014, an increase of 3.4% or $9.9 million compared to the prior year. The year-over-year increase was attributable to a favorable non-recurring legal settlement and an earn-out adjustment on a prior acquisition which benefited 2013 by approximately $5.2 million in total. Increase in sales commissions, marketing costs as well as project costs associated with new product developments also contributed to the increase in selling, general and administrative expenses. The increase was partially offset by lower employee related costs such as health benefits, short-term incentive compensation, and stock-based compensation.

(in millions)	2015	2014	2013
Amortization expense	$31.4	$31.8	$31.4
Asset impairment expense	9.0	1.1	—
Restructuring expense	4.6	2.6	2.9
Separation expense	4.3	—	—
Other operating expense (income)	0.9	0.4	(0.8)

Total other operating expense	$50.2	$35.9	$33.5

Amortization expense for the years ended December, 31, 2015, 2014 and 2013 of $31.4 million, $31.8 million, and $31.4 million, respectively, is related to intangible assets as shown in Note 9, “Goodwill and Other Intangible Assets,” to our audited combined financial statements included elsewhere in this prospectus.

Asset impairment expense for the year ended December 31, 2015 and 2014 was $9.0 million and $1.1 million, respectively. There was no impairment expense for the year ended December 31, 2013. The 2015 expense related to the write-down to fair value of land, building, and building improvements for the Cleveland facility which was held for sale as of December 31, 2015. The 2014 impairment expense related to the write-down to fair value of land, building, and building improvements for a facility in the Americas which was held for sale as of December 31, 2014.

Restructuring expense for the year ended December 31, 2015, primarily related to reductions in workforce as well as costs associated with the closure of our Cleveland facility. Restructuring expense for the year ended December 31, 2014, related to employee termination costs associated with the transfer of certain manufacturing activities in Manitowoc, Wisconsin, to Monterrey, Mexico. Restructuring expense for the years ended December 31, 2013 related to plant and manufacturing facility consolidations in the Americas region as well as workforce reductions in EMEA. See Note 18, “Restructuring and Asset Impairment,” to our audited combined financial statements included elsewhere in this prospectus for further details.

For the year ended December 31, 2015, MFS incurred separation expenses of $4.3 million related to our spin-off from MTW. For the years ended December 31, 2015, and December 31, 2014, other operating expense of $0.9 million and $0.4 million, respectively, related to miscellaneous fees from divestiture activities. For the year ended December 31, 2013, other income was primarily related to a pension plan curtailment/settlement on a plan during the year.

(in millions)	2015	2014	2013
Interest expense	$(1.4)	$(1.3)	$(1.0)

Interest expense for the years ended December 31, 2015, 2014 and 2013 was primarily related to the financing costs on capital lease arrangements.

(in millions)	2015	2014	2013
Interest income on notes with MTW - net	$15.8	$16.6	$17.2

As disclosed in Note 23, “Net Parent Company Investment and Related Party Transactions,” to our audited combined financial statements included elsewhere in this prospectus, MFS provided funding to MTW via intercompany debt. Net interest income reflects the historical net interest income recognized by MFS from these intercompany debts which were settled on March 3rd, 2016.

(in millions)	2015	2014	2013
Other income (expense) - net	$22.0	$(0.6)	$0.7

Other income - net for the year ended December 31, 2015 included a $9.9 million gain on sale of Kysor Panel Systems, a $5.4 million gain on sale of a certain investment property and a $4.9 million gain on the acquisition of a Thailand joint venture. The remainder of costs in 2015 related primarily to foreign exchange gains. Other (expense) income - net for the years ended December 31, 2014 and 2013 primarily related to foreign exchange gains or losses.

(in millions)	2015	2014	2013
Income taxes	$39.3	$25.9	$55.3

MFS’ effective tax rate for the years ended 2015, 2014 and 2013 was 20.1%, 13.8% and 27.0%, respectively. The 2015 tax provision was reduced by $17.8 million related to the divestiture of the Kysor Panel Systems business resulting in a favorable impact to the effective tax rate.This benefit was primarily due to the write-off of $13.8 million of an unamortized deferred tax liability that was recorded in purchase accounting and as a result of the utilization of the capital loss carryforward to offset the tax gain. The 2014 effective tax rate was reduced by a

$25.6 million tax benefit related to a capital loss realization from an election with the IRS to treat a Foodservice entity as a partnership for U.S. federal income tax purposes. The 2013 effective tax rate benefited from the release of uncertain tax position reserves related to favorable audit settlements. See Note 12, “Income Taxes,” to our audited combined financial statements included elsewhere in this prospectus for further details.

(in millions)	2015	2014	2013
Loss (gain) from discontinued operations	$(0.1)	$0.4	$0.5

The loss from discontinued operations in 2014 related primarily to administrative costs associated with various businesses previously disposed of in prior years. The loss from discontinued operations for the year ended December 31, 2013 related to the sale of the Jackson business in the first quarter of 2013.

(in millions)	2015	2014	2013
Loss on sale of discontinued operations	$—	$1.1	$2.7

There was no loss on sale of discontinued operations during 2015. Loss on sale of discontinued operations of $1.1 million for the year ended December 31, 2014 related to the settlement of a pension obligation to a previously disposed of entity. Loss on sale of discontinued operations of $2.7 million for the year ended December 31, 2013 was attributable to the sale of the Jackson warewashing business in the first quarter of 2013. See further details at Note 4, “Discontinued Operations and Divestitures,” to our audited combined financial statements included elsewhere in this prospectus.

Sales and Earnings by Segment

Net sales

(in millions)	2015	2014	2013
Net sales:
Americas	$1,323.7	$1,301.9	$1,282.6
EMEA	281.6	315.1	312.6
APAC	191.1	198.2	129.4
Elimination of inter-segment sales	(226.3)	(233.9)	(182.8)

Net sales	$1,570.1	$1,581.3	$1,541.8

In 2015, sales in the Americas segment increased by $21.8 million, or 1.7%, to $1,323.7 million, compared to $1,301.9 million in 2014. This increase was principally driven by higher sales across both hot and cold brands, with new product roll-outs to chain customers for our Delfield and Ovens products, and continued strength in our ice business related to our Koolaire ice machines. In 2014, Americas segment sales increased by $19.3 million, or 1.5%, to $1,301.9 million compared to $1,282.6 million in 2013. This increase was driven by higher sales in both our hot and cold category businesses as well as favorable pricing actions. Ice equipment sales increased with the launch of our Koolaire ice machines while products such as Cleveland, Frymaster and Garland posted higher sales during the year.

Sales in the EMEA region for 2015 decreased by $33.5 million, or 10.6%, to $281.6 million compared to $315.1 million in the prior year. This decrease was primarily driven by unfavorable foreign currency impact and a benefit to 2014 sales from a new product roll-out to a major customer in the EMEA region, which more than offset increases from roll-out of the Convotherm 4 oven and higher general market sales. For the year ended 2014, sales in the EMEA region increased slightly by 0.8%, to $315.1 million from $312.6 million in 2013. This increase was driven by the European roll-out of the Beverage-in-Cup product by a major QSR chain customer during 2014 that was offset by the 2013 Convotherm roll-out which did not recur in 2014.

Sales in the APAC region decreased by $7.1 million in 2015 from $198.2 million in the prior year. This decrease was primarily driven by lower sales to large QSR chain customers. For the year ended 2014, sales in the APAC region increased by 53.2%, to $198.2 million from $129.4 million in 2013. This increase was primarily driven by improved sales to certain regional chains, particularly in China as well as higher intersegment sales, specifically of ice machine products manufactured in the region.

Earnings by Segment

(in millions)	2015	2014	2013
Earnings before interest and taxes from continuing operations:
Americas	$200.9	$201.8	$214.3
EMEA	23.5	20.7	22.5
APAC	21.6	20.8	16.0
Corporate expense	(35.8)	(34.9)	(31.6)
Amortization expense	(31.4)	(31.8)	(31.4)
Asset impairment expense	(9.0)	(1.1)	—
Restructuring expense	(4.6)	(2.6)	(2.9)
Separation expense	(4.3)	—	—
Other income (expense)	(1.0)	(0.4)	0.8

Earnings before interest and taxes from continuing operations	$159.9	$172.5	$187.7

For the year ended December 31, 2015, earnings for the Americas region remained fairly consistent with the prior year, with a decrease of $0.9 million to $200.9 million, resulting in operating margin of 15.2%, a decline of 30 basis points compared to the prior year. The change was a result of a decline of approximately $13.0 million due to specific product roll-outs in the first half of 2014 that did not recur in the first half of 2015, as well as approximately $14.0 million of incremental costs associated with the consolidation and transition of our KitchenCare business to third-party warehouse management during the first three quarters of the year. These costs were almost entirely offset by savings from headcount reductions and product and manufacturing cost reduction initiatives.

For the year ended December 31, 2014, compared to the prior year, earnings for the Americas region declined despite the increase in sales. The decline in earnings was due to a number of factors including incremental costs associated with the consolidation and transition of our KitchenCare business to third-party warehouse management during the fourth quarter of 2014, and product and channel mix where higher volumes were sold to chain accounts and buying groups which attract lower margins and higher rebates. Year-over-year earnings for 2014 compared to 2013 was also impacted by the one-time benefit recognized in 2013 related to a non-recurring favorable legal claim settlement and a positive earn-out adjustment related to a prior acquisition.

For the year ended December 31, 2015, compared to the prior year, earnings for the EMEA region increased by $2.8 million to $23.5 million, resulting in operating margin of 8.3%, an increase of 170 basis points compared to the prior year. Earnings for the segment increased despite the decrease in sales due to favorable pricing on new product roll-outs and cost containment across the region from headcount reductions and product and manufacturing cost reduction initiatives.

For the year ended December 31, 2014, compared to the prior year, earnings for the EMEA region decreased slightly to $20.7 million from $22.5 million in the prior year, resulting in operating margin of 6.6%, a decline of 60 basis points from the prior year. The decline can be attributed to unfavorable mix as well the non-recurring benefit associated with the higher margin product roll-outs in the prior year. An increase in selling, general and administrative costs likewise negatively impacted margin offset by favorable cost savings.

For the year ended December 31, 2015, earnings for the APAC segment remained fairly consistent with the prior year, with an increase of approximately $0.8 million to $21.6 million, resulting in operating margin of 11.3%, an increase of 80 basis points compared to the prior year. The decline in sales was offset by cost containment from headcount reductions and product and manufacturing cost reduction initiatives.

For the year ended December 31, 2014, compared to the prior year, operating earnings for the APAC segment increased to $20.8 million from $16.0 million in 2013. The increase was primarily due to higher sales during the year. Operating margin, however, declined from 12.4% in 2013 to 10.5% in 2014. The decline was due to sales mix as well as the increase in intersegment sales which attract lower margins.

Total corporate expenses for the year ended December 31, 2015, consisted of $24.6 million of general corporate expenses allocated to MFS during the year and $11.2 million of baseline corporate expenses. Total corporate expenses for the year ended December 31, 2015 remained fairly consistent with the prior year, with an increase of approximately $0.9 million. The increase was primarily due to higher allocated costs from MTW for wages and benefits and employee health expense.

Total corporate expenses for the year ended December 31, 2014 consisted of $22.1 million of general corporate expenses allocated to MFS during the year and $12.8 million of baseline corporate expenses. Total corporate expenses for the year ended December 31, 2013 consisted of $26.3 million of general corporate expenses allocated to MFS during the year and $5.3 million of baseline corporate expenses. The decline of $3.3 million in total corporate expenses in 2014 compared to 2013 was driven by the decrease in short-term incentive payments during the year as well as the one-time favorable adjustment of $3.5 million related to an insurance settlement in 2013.

Market Conditions and Outlook

MFS is a leading participant in the global foodservice equipment industry. Our customers include many of the fastest-growing and most-innovative foodservice companies in the world. They come to us for innovations that may enable their profitable growth by improving their menus, enhancing operations and reducing their costs. We serve customers around the globe and we will continue to expand and support our customers wherever they grow. Our integrated manufacturing operations, service sites and sales offices work together to assist customers worldwide, whether these customers are local businesses or global companies.

According to Technomic, a foodservice consulting/research firm based in Chicago, 2015 U.S. foodservice sales came in stronger than expected with real growth of 2.3%, the highest rate since 2007. Furthermore, the National Restaurant Association’s Restaurant Performance Index has shown positive growth every month since the last time it went barely negative in February 2013, resulting in 35 consecutive months of growth. Technomic expects this growth to continue in the near-term, with an industry-wide sales growth forecast for 2016 of 4.9% on a nominal basis, or 2.5% real sales growth. Technomic also expects long term industry growth, with a nominal compound annual growth rate (“CAGR”) of approximately 2% during the 2015-2020 period, with some foodservice industry sectors, such as healthcare or fast casual dining, expected to grow at a nominal CAGR of 4-6% during the same time period.

On a global level, the demand for affordable dining is expected to continue to increase. Consumers in every market are expected to continue gravitating towards more informal options, a trend seen among both high income consumers looking to save during a slow economic recovery, and lower income consumers new to foodservice looking for accessible entry points. For foodservice equipment operators in emerging markets, this offers enormous room for innovation, particularly in terms of format, as consumers new to eating out look to experiment with a variety of brands and experiences. Within the restaurant industry, growing trends towards enhancing food safety and waste reduction are expected to drive demand for foodservice equipment. According to the World Health Organization, as populations worldwide become increasingly urbanized and globalized, people are more often eating outside of the home and the global food chain is becoming increasingly complex. Food providers have an ever greater responsibility to ensure food safety for consumers. High quality foodservice equipment can help these providers meet this challenge. Additionally, restaurants are striving to reduce waste and promote sustainability. According to the Food and Agriculture Organization of the United Nations (“FAO”), approximately one third of all food produced globally gets either lost or wasted each year. Modern and efficient foodservice equipment can promote energy efficiency in the kitchen, prevent premature spoilage, and reduce waste.

Overall, we believe that continued growth in demand for foodservice equipment will result from the development of new restaurant concepts in the U.S., the expansion of U.S. and foreign chains into international markets, the replacement and upgrade of existing equipment, and new equipment requirements resulting from menu changes as well as waste reduction. We expect to benefit from these trends, and grow market penetration alongside our customers as they expand into new service categories and geographies. We believe we are well-positioned to take advantage of worldwide growth opportunities with global and regional new product introductions, improvement in operational performance, and other strategic initiatives.

We believe our strong position gives us significant opportunities to grow along with our customers. Not only do we aim to be their supplier of choice, but also their innovator of choice. Our customers are constantly looking for ways to innovate their menus, and we are at the forefront of that innovation. Global chain customers and our channel partners recognize MFS and our brands for innovation and supplier support. In April 2015, MFS was honored for our ongoing commitment to sustainable practices throughout the foodservice industry, earning Energy Star Partner of the Year for Sustained Excellence and our sixth consecutive Energy Star Partner of the Year award. MFS was again honored by the National Restaurant Association (“NRA”) as one of the restaurant industry’s leading companies focused on innovation by understanding and meeting the operator’s needs. In 2015, MFS won Kitchen Innovation Awards from the NRA for the Frymaster Filter Quick Oil Quality Sensor and Merrychef eikon e4s with panini press and has won 2 awards so far in 2016 bringing the total of these prestigious awards to 31 since 2005.

Our brands are well-positioned leaders that span most major commercial foodservice equipment categories. Our team is passionate about the opportunities that our market position and global capabilities provide us. For 2016, our priorities are to continue to grow our customer base, deepen customer penetration, and drive international expansion to continue to grow sales, and to drive margin expansion through right-sizing our operations and business simplification. We believe we are building an industry-leading business for the long-term.

Liquidity and Capital Resources

Historically, MTW provided capital, cash management, and other treasury services to MFS. MTW continued to provide these services until the Spin-Off was consummated. As part of these services, certain cash balances were swept to MTW on a daily basis and were held in a centralized account. In turn, MTW transferred cash to MFS in order for MFS to meet its cash needs. As a result, the cash balances presented in MFS’ combined financial statements consist primarily of cash held at certain MFS entities used to satisfy their own cash needs.

MFS’ primary future cash needs will be centered on operating activities, working capital, and capital investments. Following the Spin-Off, MFS’ capital structure and sources of liquidity have changed significantly from its historical capital structure and sources. MFS no longer participates in capital management with MTW, and MFS’ ability to fund its cash needs now depends on its ongoing ability to generate and raise cash. Although MFS believes that its future cash from operations, together with its access to capital markets, will provide adequate resources to fund its operating and financing needs, its access to, and the availability of financing on acceptable terms in the future will be affected by many factors including: (i) its credit rating, (ii) the liquidity of the overall capital markets and (iii) the then-current state of the economy. There can be no assurances that MFS will have future access to the capital markets on acceptable terms.

On March 3, 2016, in connection with the completion of the Spin-Off, MFS incurred a total of approximately $1,400 million of aggregate debt, which consists of a $975 million senior secured term loan B facility, which bears interest at a floating rate and will mature in 2023, and $425 million of senior notes due 2024, which bear interest at 9.500% per annum. Additionally, we have a senior secured revolving credit facility that permits borrowings of up to $225 million, which bears interest at a floating rate and will mature in 2021. See “—Description of Material Indebtedness” for more information regarding this new debt.

In connection with the Spin-Off we distributed $1,362 million of cash, including net proceeds from debt that we incurred, to MTW.

Cash Flows

The table below shows a summary of cash flows for the years ended 2015, 2014, and 2013 (in millions):

	Years Ended December 31,
	2015	2014	2013
Cash provided by operating activities	$143.0	$200.2	$201.9
Cash provided by (used for) investing activities	59.1	(25.3)	(42.9)
Cash used for financing activities	$(183.1)	$(167.0)	$(171.0)

Operating activities

Cash and cash equivalents on-hand at December 31, 2015 amounted to $32.0 million, compared to $16.5 million at December 31, 2014.

Cash flow from operations during 2015 was $143.0 million, a decrease of $57.2 million compared to the prior year. The decrease in cash flow from operating activities for the year ended December 31, 2015, compared to 2014 was primarily due to the timing of cash payments on trade accounts payable of $46.8 million and lower cash from earnings of $25.1 million, partially offset by a decrease in inventory of $28.5 million on better working capital management and non-recurring inventory build-up at year-end 2014 due to the consolidation and transition of our KitchenCare business in that period.

Cash flows provided by operations during 2014 was $200.2 million compared to $201.9 million in 2013. Operating cash generation during 2014 was primarily driven by cash from earnings. The favorable year-over-year cash earnings impact of $5.2 million, as well as faster collections on accounts receivable of $2.9 million, was offset by increased inventory levels of $15.0 million at the end of 2014 due primarily to the consolidation and transition of our KitchenCare business to third-party warehouse management. Cash and cash equivalents on-hand at December 31, 2014 amounted to $16.5 million compared to $9.6 million at December 31, 2013.

Investing activities

Cash flows provided by investing activities of $59.1 million in 2015 related mainly to $78.2 million of proceeds from a sale of Kysor Panel Systems partially offset by capital expenditures of $13.2 million on fixed asset equipment purchases.

Cash flows used for investing activities of $25.3 million in 2014 related mainly to capital expenditures on fixed asset equipment purchases.

Cash flows used for investing activities in 2013 of $42.9 million consisted primarily of $12.2 million for the acquisition of Inducs, AG and for capital expenditures of $33.6 million, which related to fixed asset equipment purchases as well as investment costs for the new manufacturing facility in Monterrey, Mexico.

Financing activities

Cash flows used for financing activities for the years ended December 31, 2015, 2014 and 2013 were $183.1 million, $167.0 million and $171.0 million, respectively, primarily related to financing transactions with MTW during these periods.

Description of Material Indebtedness

On March 3, 2016, in connection with the completion of the Spin-Off, MFS incurred a total of approximately $1,400 million in new indebtedness, and had an approximately additional $225 million available under a senior secured revolving credit facility, limited by the amount of letters of credit outstanding at any given point of time.

The outstanding indebtedness at the completion of the Spin-Off consisted of:

•	a $975 million senior secured term loan B facility;

•	$425 million aggregate principal amount of 9.500% senior notes due 2024; and

•	$0 outstanding under the senior secured revolving credit facility

The following summarizes the principal terms of the senior secured term loan facility and senior secured revolving credit facility (we refer to these collectively as the “Credit Facilities”) and the terms of our senior notes.

Senior Credit Facilities

MFS entered into the 2016 Credit Agreement for the Senior Secured Credit Facilities with JPMorgan Chase Bank, N.A, as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility includes (i) a $20 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40 million sublimit for swingline loans on customary terms. MFS entered into security and other agreements relating to the 2016 Credit Agreement.

Incremental Facilities

MFS will have the right from time to time to increase the size or add certain incremental revolving or term loan facilities (the “Incremental Facilities”) in minimum amounts of $10,000,000 and in integral multiples of $5,000,000 in excess thereof. The aggregate principal amount of all such Incremental Facilities may not exceed an amount equal to the sum of (i) $225 million plus (ii) an additional amount, so long as, after giving effect to the incurrence of such additional amount, the pro forma senior secured leverage ratio does not exceed 3.75 to 1.

Interest Rate

Borrowings under the Credit Facilities will bear interest at a rate per annum equal to, at the option of MFS, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% - 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

Maturity and Amortization

The loans and commitments under the Revolving Facility mature or terminate on March 3, 2021. The loans and commitments under the Term Loan Facility will mature or terminate on March 3, 2023 and will require quarterly principal payments at a rate of 0.25% of the original principal balance beginning with the fiscal quarter ending September 30, 2016.

Mandatory Prepayments

Mandatory prepayments on the Term Loan Facility are required, subject to customary exceptions, (i) from the receipt of net cash proceeds by MFS or any of its restricted subsidiaries from certain asset dispositions and casualty events, in each case, to the extent such proceeds are not reinvested or committed to be reinvested in assets useful in the business of MFS or any of its subsidiaries within twelve months of the date of such disposition or casualty event, (ii) following the receipt of net cash proceeds from the issuance or incurrence of additional debt of MFS or any of its subsidiaries and (iii) in an amount equal to 50% of excess cash flow of MFS and its subsidiaries with step-downs to 25% if the senior secured leverage ratio is less than or equal to 4.50 to 1 but greater than 4.00 to 1, and to 0% if the senior secured leverage ratio is less than or equal to 4.00 to 1.

Guarantees and Security

Obligations of MFS under the Credit Facilities are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There is a first priority perfected lien on substantially all of the assets and property of MFS and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of MFS under the Revolving Facility and the Term Loan Facility will be pari passu.

Certain Covenants and Events of Default

The 2016 Credit Agreement contains customary financial covenants including (a) a maximum consolidated total leverage ratio of 6.25 to 1, with step-downs of 0.25 each fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 4.00 to 1 in the fiscal quarter ending September 30, 2018 , and (b) a minimum consolidated interest coverage ratio of 2.00 to 1, with increases of 0.25 every other fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 3.00 to 1 in the fiscal quarter ending December 30, 2017. Only lenders holding at least a majority of the Revolving Facility have the ability to amend the financial covenants, waive a breach of the financial covenants or accelerate the Revolving Facility upon a breach of the financial covenants, and a breach of the financial covenants will not constitute an event of default with respect to the Term Loan Facility or trigger a cross-default under the Term Loan Facility until the date on which the Revolving Facility has been accelerated and terminated.

In addition, the 2016 Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our other restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and other distributions;

•	make investments, loans and advances;

•	engage in transactions with our affiliates;

•	sell assets or otherwise dispose of property or assets;

•	alter the business we conduct;

•	merge and engage in other fundamental changes; and

•	incur liens.

The 2016 Credit Agreement also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing description of the Credit Facilities and the 2016 Credit Agreement is qualified in its entirety by reference to the 2016 Credit Agreement, which is (1) filed as an exhibit to the registration statement that includes this prospectus, and (2) incorporated into this prospectus by reference.

Senior Notes

In connection with the Spin-Off, MFS issued $425 million in aggregate principal amount of 9.500% senior notes due 2024 (the “Senior Notes”) under an indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Senior Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act.

The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of MFS’ domestic restricted subsidiaries that is a borrower or guarantor under the Credit Facilities. The Senior Notes and the subsidiary guarantees will be unsecured, senior obligations.

The notes are redeemable, at our option, in whole or in part from time to time, at any time prior to February 15, 2019 upon not less than 30 nor more than 60 days’ written notice, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued but unpaid interest to the date of redemption.

In addition, we may redeem the notes at our option, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on February 15 of the year set forth below:

Year	Percentage
2019	107.1%
2020	104.8%
2021	102.4%
2022 and thereafter	100.0%

In addition, we must pay accrued and unpaid interest on the notes redeemed to the redemption date.

MFS is generally required to offer to repurchase all of the outstanding Senior Notes upon the occurrence of certain specific change of control events at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase.

The Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

The Indenture also limits, among other things, our ability and the ability of our restricted subsidiaries to engage in certain activities, including: incurring additional indebtedness or issue certain preferred stock; paying dividends or making certain other restricted payments or permitting our restricted subsidiaries to do the same; incurring liens; entering into certain types of transactions with our affiliates; and consolidating or merging with or into other companies. If, in the future, the Senior Notes have investment grade credit ratings and no default or event of default exists under the Indenture, certain of these covenants will no longer apply to the Senior Notes for so long as the Senior Notes are rated investment grade. These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

The foregoing description of the Senior Notes and the indenture is qualified in its entirety by reference to the indenture governing the notes, which is (1) filed as an exhibit to the registration statement that includes this prospectus, and (2) incorporated herein by reference.

Off-balance sheet arrangements

Our disclosures concerning transactions, arrangements and other relationships with uncombined entities or other persons that are reasonably likely to materially affect liquidity or the availability of or requirements for capital resources are as follows:

•	We have disclosed our accounts receivable securitization arrangement in Note 11, “Accounts Receivable Securitization,” to our audited combined financial statements included elsewhere in this prospectus.

•	We lease various assets under operating leases. The future estimated payments under these arrangements are disclosed in Note 20, “Leases,” to our audited combined financial statements included elsewhere in this prospectus.

On March 3, 2016, we entered into a new $110.0 million accounts receivable securitization program (the “2016 Securitization Facility”) with Wells Fargo Bank, National Association, as purchaser and agent, whereby we will sell certain of our domestic trade accounts receivable to a wholly-owned, bankruptcy-remote special purpose subsidiary and certain of our non-U.S. trade accounts receivable to a wholly-owned, bankruptcy-remote, foreign special purpose entity, which entities, in turn, will sell, convey, transfer and assign to a third-party financial institution (a “Purchaser”), all of the right, title and interest in and to their pool of receivables to the Purchaser. The Purchaser will receive ownership of the pools of receivables. The Company, along with certain of its subsidiaries, act as servicers of the receivables and as such administer, collect and otherwise enforce the receivables. The servicers will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. The Purchaser will have no recourse for uncollectible receivables. The securitization program also contains customary affirmative and negative covenants. Among other restrictions, these covenants require the Company to meet specified financial tests, which include a consolidated interest coverage ratio and a consolidated total leverage ratio that are the same as the covenant ratios required per the 2016 Credit Agreement. The foregoing description of the 2016 Securitization Facility is not complete, and is qualified in its entirety by reference to that certain Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, MFS and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent, which is filed as an exhibit to the registration statement that includes this prospectus and is incorporated herein by reference.

Contractual obligations The following table summarizes our significant contractual obligations as of December 31, 2015 and is in addition to the debt we have incurred in connection with the Spin-Off:

(in millions)	Total	2016	2017	2018	2019	2020	Thereafter
Capital leases	$2.7	$0.4	$0.4	$0.5	$0.6	$0.3	$0.5
Operating leases	42.2	14.2	10.1	7.6	5.6	3.8	0.9
Purchase orders	56.0	55.9	0.1	—	—	—	—
Interest obligations	0.3	0.1	0.1	0.1	—	—	—

Total obligations	$101.2	$70.6	$10.7	$8.2	$6.2	$4.1	$1.4

•	We incurred long-term debt in connection with the Spin-Off. See “—Description of Material Indebtedness” for more information.

•	Unrecognized tax benefits totaling $16.6 million as of December 31, 2015, excluding related interests and penalties, are not included in the table because the timing of their resolution cannot be estimated. See Note 12, “Income Taxes,” to our audited combined financial statements included elsewhere in this prospectus for disclosures surrounding uncertain income tax positions under Accounting Standards Codification Topic 740.

We maintain defined benefit pension plans for some of our operations in the United States, Europe and Asia. Additionally, certain of our employees participated in a pension plan sponsored by MTW, which is accounted for as a multiemployer plan. As of March 4, 2016, MFS holds its own Defined Benefit Plan and no longer participates in the MTW Defined Benefit Plan. MFS has established a Retirement Plan Committee to manage the operations and administration of all benefit plans and related trusts. The composition of the MFS plan is substantially the same as the former MTW plan.

In 2015, cash contributions by us to all pension plans, including the multiemployer plan, were $3.3 million, and we estimate that our pension plan contributions will be approximately $6.7 million in 2016 comprised of $3.2 million for the MFS plan and $3.5 million for the former MTW plan.

Please refer to Note 16, “Contingencies and Significant Estimates,” to our audited combined financial statements included elsewhere in this prospectus, where we have disclosed our environmental, health, safety, contingencies and other matters.

Non-GAAP financial measures

In addition to analyzing our results on a GAAP basis, management also reviews our results on an “EBITA” and “EBITDA” basis. EBITA is defined as earnings before interest, taxes and amortization and EBITDA is EBITA adjusted for depreciation. Management uses EBITA and EBITDA as the basis on which it evaluates our financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

In addition, the table below also presents Adjusted EBITDA which is defined as earnings before interest, taxes, depreciation and amortization plus certain items such as certain restructuring charges and non-cash period charges attributable to equity awards (in each case as provided in the definition of “Consolidated EBIT”) under our 2016 Credit Agreement’s definitions. We believe that Adjusted EBITDA is useful to the reader of our financial information in order to understand the basis for our debt covenant calculations.

Our non-GAAP financial measures should not be considered as alternatives to our GAAP net earnings or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of net earnings on a U.S. GAAP basis to EBITDA and Adjusted EBITDA is as follows:

	Year Ended
(in millions)	December 31, 2015	December 31, 2014	December 31, 2013
Free cash flow
Net cash provided by operating activities	$143.0	$200.2	$201.9
Net capital expenditures	(13.2)	(25.3)	(33.6)

Free cash flow	$129.8	$174.9	$168.3

Earnings before interest, taxes, and depreciation and amortization
Net earnings	$157.1	$159.8	$146.1
Income taxes	39.3	25.9	55.3
Interest (income)	(15.8)	(16.6)	(17.2)
Interest expense	1.4	1.3	1.0
Amortization expense	31.4	31.8	31.4

Earnings before interest, taxes, and amortization (EBITA)	$213.4	$202.2	$216.6

Depreciation expense	19.6	21.2	20.0

Earnings before interest, taxes, and depreciation and amortization (EBITDA)	$233.0	$223.4	$236.6

Adjusted earnings before interest, taxes, depreciation and amortization
Net earnings	$157.1	$159.8	$146.1
(Gain) loss from and on sale of discontinued operations	(0.1)	1.5	3.2
Depreciation and amortization	51.0	53.0	51.4
Restructuring and separation expense	8.9	2.6	2.9
Income taxes	39.3	25.9	55.3
Pension and postretirement	2.7	2.4	2.5
Stock-based compensation	2.3	2.4	3.5
Allocated corporate stock-based compensation and pension and postretirement	6.4	5.4	5.1
Interest (income)	(15.8)	(16.6)	(17.2)
Interest expense	1.4	1.3	1.0
Other	(8.5)	1.7	(0.4)

Adjusted earnings before interest, taxes, and depreciation and amortization (Adjusted EBITDA)	$244.7	$239.4	$253.4

Critical accounting policies and estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires us to make estimates and assumptions in certain circumstances that affect amounts reported in our combined financial statements and related footnotes included elsewhere in this prospectus. In preparing these combined financial statements, we have made our best estimates and judgments of certain amounts included in the combined financial statements giving due consideration to materiality. However, application of these accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. Although we have listed a number of accounting policies below which we believe to be most critical, we also believe that all of our accounting policies are important to the reader. Therefore, please refer also to the Notes to our audited combined financial statements included elsewhere in this prospectus for a more detailed description of these and other accounting policies of MFS.

Basis of Presentation - The combined financial statements include the accounts of MFS and its subsidiaries as well as entities which were not previously subsidiaries but will form part of MFS. The initial accounts of MFS are based on the segmental accounts of the Foodservice segment within MTW’s consolidated accounts. The combined accounts also include the costs associated with shared functions, primarily corporate functions such as tax, treasury, internal audit, corporate accounting, reporting and controls, information technology, investor relations, human resources and legal. MTW has historically only allocated a portion of the costs associated with these shared functions to the segments, but not on a fully allocated basis. See “—Corporate Expense Allocations” for details of the allocations.

The combined financial statements are prepared on a standalone basis and reflect the historical results of operations, financial condition and cash flows of MFS in accordance with U.S. GAAP. The combined financial statements are presented as if MFS had been carved out of MTW for all periods presented. All significant transactions within MFS have been eliminated.

Corporate Expense Allocations - The combined financial statements include expense allocations for (1) corporate support functions that were provided on a centralized basis at MTW enterprise level including, but not limited to, finance, audit, legal, information technology, human resources, tax, treasury, investor relations, and external reporting; (2) share-based compensation; (3) employee compensation, pension and benefit costs; and (4) securitization financing costs. These expenses were allocated to MFS based on direct usage or direct identification where applicable, and where not applicable, such costs were allocated primarily based on net sales, headcount or based on existing allocation methods, specifically for those costs which have been previously partially allocated to MFS. Debt obligations of MTW, specifically those that relate to the enterprise senior notes, term loans and revolving credit facilities, have not been allocated to MFS as it was not an obligor nor a party to the obligations between MTW and the debt holders. Corresponding financing costs related to these debt obligations likewise were not allocated to MFS as it did not participate in these enterprise financing activities. See Note 23, “Net Parent Company Investment and Related Party Transactions,” to our audited combined financial statements included elsewhere in this prospectus for additional discussions on expense allocations.

Management believes that the assumptions underlying the combined financial statements, including the assumptions regarding allocated expenses reasonably reflect the use of services provided to or the benefit received by MFS during the periods presented. Nevertheless, the combined financial statements may not include all of the actual expenses that would have been incurred by MFS and may not reflect our financial condition, results of operations and cash flows had we been a standalone Company during the periods presented. Actual expenses that would have been incurred if MFS had been a standalone Company would depend on several factors, including but not limited to the standalone organizational structure and certain operational and strategic decisions in various areas like corporate infrastructure.

Revenue Recognition - Revenue is generally recognized and earned when all the following criteria are satisfied with regard to a specific transaction: persuasive evidence of an arrangement exists, the price is fixed and determinable, collectability of cash is reasonably assured, and delivery has occurred or services have been rendered.

Allowance for Doubtful Accounts - Accounts receivable are reduced by an allowance for amounts that may become uncollectible in the future. Our estimate for the allowance for doubtful accounts related to trade receivables includes evaluation of specific accounts where we have information that the customer may have an inability to meet its financial obligations together with a general provision for unknown but existing doubtful accounts based on historical experience, which are subject to change if experience improves or deteriorates.

Inventories and Related Reserve for Obsolete and Excess Inventory - Inventories are valued at the lower of cost or market using both the first-in, first-out (FIFO) method and the last-in, first-out (LIFO) method and are reduced by a reserve for excess and obsolete inventories. The estimated reserve is based upon specific identification of excess or obsolete inventories based on historical usage, estimated future usage, sales requiring the inventory, and on historical write-off experience and are subject to change if experience improves or deteriorates.

Goodwill, Other Intangible Assets and Other Long-Lived Assets - We account for goodwill and other intangible assets under the guidance of Accounting Standards Codification (“ASC”) Subtopic 350-10, “Intangibles - Goodwill and Other.” Under ASC Subtopic 350-10, goodwill is not amortized; however, we perform an annual impairment review at

June 30 of every year or more frequently if events or changes in circumstances indicate that the asset might be impaired. We perform impairment reviews for our reporting units, which we have determined to be: Americas, EMEA, and APAC. To perform our impairment review, we use a fair-value method, primarily the income approach, based on the present value of future cash flows, which involves management’s judgments and assumptions about the amounts of those cash flows and the discount rates used. The estimated fair value is then compared with the carrying amount of the reporting unit, including recorded goodwill. Goodwill and other intangible assets are then subject to risk of write-down to the extent that the carrying amount exceeds the estimated fair value.

We will continue to monitor market conditions and determine if any additional interim reviews of goodwill, other intangibles or long-lived assets are warranted. Deterioration in the market or actual results as compared with our projections may ultimately result in a future impairment. In the event we determine that assets are impaired in the future, we would need to recognize a non-cash impairment charge, which could have a material adverse effect on our combined balance sheet and results of operations.

We also review long-lived assets for impairment whenever events or changes in circumstances indicate that the assets carrying amount may not be recoverable. We conduct our long-lived asset impairment analyses in accordance with ASC Subtopic 360-10-5, “Property, Plant, and Equipment.” ASC Subtopic 360-10-5 requires us to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and to evaluate the asset group against the sum of the undiscounted future cash flows.

Other intangible assets with definite lives continue to be amortized over their estimated useful lives. Indefinite and definite lived intangible assets are also subject to impairment testing. Indefinite lived assets are tested annually, or more frequently if events or changes in circumstances indicate that the assets might be impaired. Definite lived intangible assets are tested whenever events or circumstances indicate that the carrying value of the assets may not be recoverable. A considerable amount of management judgment and assumptions are required in performing the impairment tests, principally in determining the fair value of the assets. While we believe our judgments and assumptions were reasonable, different assumptions could change the estimated fair values and, therefore, impairment charges could be required.

Employee Benefit Plans - We provide a range of benefits to our employees and retired employees, including pensions and postretirement health care coverage. Plan assets and obligations are recorded annually based on the Company’s measurement date utilizing various actuarial assumptions such as discount rates, expected return on plan assets, compensation increases, retirement and mortality rates, and health care cost trend rates as of that date. The approach we use to determine the annual assumptions are as follows:

•	Discount Rate - Our discount rate assumptions are based on the interest rate of noncallable high-quality corporate bonds, with appropriate consideration of our pension plans’ participants’ demographics and benefit payment terms.

•	Expected Return on Plan Assets - Our expected return on plan assets assumptions are based on our expectation of the long-term average rate of return on assets in the pension funds, which is reflective of the current and projected asset mix of the funds and considers the historical returns earned on the funds.

•	Compensation increase - Our compensation increase assumptions reflect our long-term actual experience, the near-term outlook and assumed inflation.

•	Retirement and Mortality Rates - Our retirement and mortality rate assumptions are based primarily on actual plan experience and mortality tables.

•	Health Care Cost Trend Rates - Our health care cost trend rate assumptions are developed based on historical cost data, near-term outlook and an assessment of likely long-term trends.

Measurements of net periodic benefit cost are based on the assumptions used for the previous year-end measurements of assets and obligations. We review our actuarial assumptions on an annual basis and make modifications to the assumptions when appropriate. As required by U.S. GAAP, the effects of the modifications are recorded currently or amortized over future periods. We have developed the assumptions with the assistance of our independent actuaries and other relevant sources, and we believe that the assumptions used are reasonable; however, changes in these assumptions could impact our financial condition, results of operations or cash flows. Refer to Note 19, “Employee Benefit Plans,” to our audited combined financial statements included elsewhere in this prospectus for a summary of the impact of a 0.5% change in the discount rate and rate of return on plan assets and a 1% change on health care trend rates would have on our financial statements.

Product Liability - We are subject in the normal course of business to product liability lawsuits. To the extent permitted under applicable laws, our exposure to losses from these lawsuits is mitigated by insurance with self-insurance retention limits. We record product liability reserves for our self-insured portion of any pending or threatened product liability actions. Our reserve is based upon two estimates. First, we track the population of all outstanding pending and threatened product liability cases to determine an appropriate case reserve for each based upon our best judgment and the advice of legal counsel. These estimates are continually evaluated and adjusted based upon changes to the facts and circumstances surrounding the case. Second, we determine the amount of additional reserve required to cover incurred but not reported product liability issues and to account for possible adverse development of the established case reserves (collectively referred to as “IBNR”). This analysis is performed at least twice annually. We have established a position within the actuarially determined range, which we believe is the best estimate of the IBNR liability.

Income Taxes - We account for income taxes under the guidance of ASC Subtopic 740-10, “Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We record a valuation allowance that represents a reserve on deferred tax assets for which utilization is not more likely than not. Management judgment is required in determining our provision for income taxes, deferred tax assets and liabilities, and the valuation allowance recorded against our net deferred tax assets. We do not currently provide for additional U.S. and foreign income taxes which would become payable upon repatriation of undistributed earnings of foreign subsidiaries.

We measure and record income tax contingency accruals under the guidance of ASC Subtopic 740-10. We recognize liabilities for uncertain income tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as we must determine the probability of various possible outcomes. We reevaluate these uncertain tax positions on a quarterly basis or when new information becomes available to management. These reevaluations are based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, successfully settled issues under audit, expirations due to statutes, and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an increase to the tax accrual.

Stock-Based Compensation - The computation of the expense associated with stock-based compensation requires the use of certain valuation models and based on projected achievement of underlying performance criteria for performance shares. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options and Monte Carlo analysis to calculate the total shareholder return portion of performance shares. The Black-Scholes and Monte Carlo models require assumptions regarding the volatility of the Company’s stock, the expected life of the stock award and the Company’s dividend ratio. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility, future dividend payments and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards.

Warranties - In the normal course of business, we provide our customers warranties covering workmanship, and in some cases materials, on products manufactured by us. Such warranties generally provide that products will be free from defects for periods ranging from 12 months to 60 months with certain equipment having longer-term warranties. If a product fails to comply with our warranty, we may be obligated, at our expense, to correct any defect by repairing or replacing such defective product. We provide for an estimate of costs that may be incurred under our warranty at the time product revenue is recognized based on historical warranty experience for the related product or estimates of projected losses due to specific warranty issues on new products. These costs primarily include labor and materials, as necessary, associated with repair or replacement. The primary factors that affect our warranty liability include the number of shipped units and historical and anticipated rates or warranty claims. As these factors are impacted by actual experience and future expectations, we assess the adequacy of our recorded warranty liability and adjust the amounts as necessary.

Restructuring Charges - Restructuring charges for exit and disposal activities are recognized when the liability is incurred. The Company accounts for restructuring charges under the guidance of ASC Subtopic 420-10, “Exit or Disposal Cost Obligations.” The liability for the restructuring charge associated with an exit or disposal activity is measured initially at its fair value.

Recent Accounting Changes and Pronouncements

On February 25, 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. ASU 2016-02 requires a modified retrospective transition approach for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, and provides certain practical expedients that companies may elect. ASU 2016-02 is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the effects that the adoption of ASU 2016-02 will have on our consolidated financial statements.

In January 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities.” This update provides guidance for the recognition, measurement, presentation, and disclosure of financial instruments. This guidance is effective for annual and interim periods beginning after December 15, 2017, and early adoption is not permitted. The Company is evaluating the impact, if any, the adoption of this ASU will have on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Subtopic 740-10).” ASU 2015-17 simplifies the presentation of deferred income taxes by eliminating the requirement for companies to present deferred tax liabilities and assets as current and non-current on the balance sheet. Instead, companies will be required to classify all deferred tax assets and liabilities as non-current. This guidance is effective for annual and interim periods beginning after December 15, 2016 and early adoption is permitted. We early adopted this ASU on a prospective basis as of December 31, 2015. Prior periods were not retrospectively adjusted.

In September 2015, the FASB issued ASU No. 2015-16, “Business Combinations (Topic 805) - Simplifying the Accounting for Measurement-Period Adjustments.” The amendments in this ASU require that an acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, rather than as retrospective adjustments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this ASU with earlier application permitted for financial statements that have not been issued. We believe the adoption of this ASU will not have a material impact on our consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements.” This ASU clarifies the guidance related to accounting for debt issuance costs related to line-of-credit arrangements. In April 2015, the FASB issued ASU 2015-03 which requires entities to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability; see further discussion of ASU 2015-03 below. The guidance in ASU 2015-03 did not address presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. This ASU will be effective beginning in the interim period ended March 31, 2016 and will not affect the prior periods presented.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” This update changes the guidance on accounting for inventory accounted for on a first-in first-out basis (FIFO). Under the revised standard, an entity should measure FIFO inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured on a last-in, first-out basis (LIFO). The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2016. We believe the adoption of this ASU will not have a material impact on our consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-05, “Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement.” This update provides guidance on accounting for a software license in a cloud computing arrangement. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. Further, all software licenses are within the scope of ASC Subtopic 350-40 and will be accounted for consistent with other licenses of intangible assets. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. We believe the adoption of this ASU will not have a material impact on our consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” To simplify the presentation of debt issuance costs, this update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than as a deferred asset. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015, with early application permitted. This ASU will be effective beginning in the interim period ended March 31, 2016 and will not affect the prior periods presented.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 820)-Amendments to the Consolidation Analysis.” This update amends the current consolidation guidance for both the variable interest entity (VIE) and voting interest entity (VOE) consolidation models. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. We believe the adoption of this ASU will not have a material impact on our consolidated financial statements.

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement-Extraordinary and Unusual Items.” This update eliminates from GAAP the concept of extraordinary items. ASU 2015-01 is effective for the first interim period within fiscal years beginning after December 15, 2015, with early adoption permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. A reporting entity may apply the amendments prospectively or retrospectively to all prior periods presented in the financial statements. We believe the adoption of this ASU will not have a material impact on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements-Going Concern.” This update provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective in the first annual period ending after December 15, 2016, with early adoption permitted. We believe the adoption of this ASU will not have a material impact on our consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This update provided a principles-based approach to revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU provides a five-step model to be applied to all contracts with customers. The five steps are to identify the contract(s) with the customer, identify the performance obligations in the contact, determine the transaction price, allocate the transaction price to the performance obligations in the contract and recognize revenue when each performance obligation is satisfied. The revenue standard is effective for the first interim period within fiscal years beginning after December 15, 2017 (as finalized by the FASB in August 2015 in ASU 2015-14), and can be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of initial application along with additional disclosures. Early adoption is permitted as of the original effective date-the first interim period within fiscal years beginning after December 15, 2016. We are evaluating the impact, if any, the adoption of this ASU will have on our consolidated financial statements.

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment: Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” This ASU changes the requirements for reporting discontinued operations in ASC Subtopic 205-20, and now requires a disposal of a component of an entity or a group of components of an entity to be reported in discontinued operations only if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. There will also be additional disclosures required. The amendments in this ASU are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2014. The significance of this guidance for us is dependent on any future disposals.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Financial Risk Management

We are exposed to market risks from changes in commodities and changes in foreign currency exchange rates. To reduce these risks, we selectively use derivative financial instruments and other proactive management techniques. We have policies and procedures that place financial instruments under the direction of corporate finance and restrict all derivative transactions to those intended for hedging purposes only. The use of financial instruments for trading purposes or speculation is strictly prohibited.

For a more detailed discussion of our accounting policies and the financial instruments that we use, please refer to Note 2, “Summary of Significant Accounting Policies,” and Note 6, “Derivative Financial Instruments,” to our audited combined financial statements, included elsewhere in this prospectus.

Commodity Price Risk

We are exposed to fluctuating market prices for commodities, including steel, nickel, copper, aluminum, and natural gas. We have established programs to manage the negotiations of commodity prices. In addition to the regular negotiations of material prices with certain vendors, our customer contracts generally provide that we may recover increases in the cost of our commodity inputs by increasing our prices with at least 60-days advance notice. We also routinely enter into certain commodity hedges that fix the price of certain of our key commodities utilized in the production of our product offerings. Commodities that are hedged include copper, aluminum, certain steel inputs and natural gas. At December 31, 2015, $0.8 million of unrealized losses due to commodity hedging positions remain deferred in accumulated other comprehensive income and will be realized as a component of cost of sales over the next 12 months. As of December 31, 2015, we had open commodity derivatives that qualify for hedge accounting with aggregate notional values of 1,215 metric tons of aluminum, 472 metric tons of copper, 49,396 million BTU of natural gas, and 11,073 short tons of steel, and no open commodity derivatives that did not qualify for hedge accounting. See Note 6, “Derivative Financial Instruments,” to our audited combined financial statements, included elsewhere in this prospectus.

Historically, we have not experienced material reductions in our margins as a result of increases in commodity prices. However, to the extent that our hedging is not successful in fixing commodity prices that are favorable in comparison to market prices at the time of purchase and we cannot or do not pass along increased commodity prices to our customers, we would experience a negative impact on our profit margins.

Currency Price Risk

We have manufacturing, sales and distribution facilities around the world and thus make investments and enter into transactions denominated in various foreign currencies. Non-U.S. sales were approximately 32% of our total sales for 2015, with the largest percentage (15%) being sales into various European countries.

Regarding transactional foreign exchange risk, we enter into limited forward exchange contracts to 1) reduce the impact of changes in foreign currency rates between a budgeted rate and the rate realized at the time we recognize a particular purchase or sale transaction and 2) reduce the earnings and cash flow impact on nonfunctional currency denominated receivables and payables. Gains and losses resulting from hedging instruments either impact our combined statements of operations in the period of the underlying purchase or sale transaction, or offset the foreign exchange gains and losses on the underlying receivables and payables being hedged. The maturities of these forward exchange contracts coincide with either the underlying transaction date or the settlement date of the related cash inflow or outflow. The hedges of anticipated transactions are designated as cash flow hedges under the guidance of Accounting Standards Codification (“ASC”) Subtopic 815-10, “Derivatives and Hedging.” At December 31, 2015, we had outstanding forward exchange contracts hedging anticipated transactions and future settlements of outstanding accounts receivable and accounts payable with a market value of a $0.1 million of unrealized losses. A 10% appreciation or depreciation of the underlying functional currency at December 31, 2015 for non-designated hedges of foreign exchange contracts would not have a significant impact on our combined statements of operations as any gains or losses under the foreign exchange contracts hedging accounts receivable or payable balances would be offset by equal gains or losses on the underlying receivables or payables. A 10% appreciation or depreciation of the underlying functional currency at December 31, 2015 for foreign exchange contracts designated as cash flow hedges could have an impact of approximately $0.3 million on the date of settlement.

Amounts invested in non-U.S. based subsidiaries are translated into U.S. dollars at the exchange rate in effect at year-end. Results of operations are translated into U.S. dollars at an average exchange rate for the period. The resulting translation adjustments are recorded in stockholders’ equity as cumulative translation adjustments. The translation adjustment recorded in accumulated other comprehensive loss at December 31, 2015 was a loss of $7.9 million.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

We issued and sold the original notes on February 18, 2016 in transactions exempt from the registration requirements of the Securities Act. Therefore, the original notes are subject to significant restrictions on resale. In connection with the issuance of the original notes, we entered into a registration rights agreement, which required that we and the subsidiary guarantors:

•	use our commercially reasonable efforts to file with the SEC a registration statement under the Securities Act within 180 days following February 18, 2016, the date that the original notes were issued; and

•	use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC no later than 365 days following February 18, 2016, the date that the original notes were issued.

If you participate in the exchange offer, then you will, with limited exceptions, receive new notes that are freely tradable and not subject to restrictions on transfer. You should read this prospectus under the heading “—Resales of New Notes” for more information relating to your ability to transfer new notes.

If you are eligible to participate in the exchange offer and do not tender your original notes, then you will continue to hold the untendered original notes, which will continue to be subject to restrictions on transfer under the Securities Act.

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete. You are encouraged to read the full text of the registration rights agreement, which has been filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

We are offering to exchange $425,000,000 aggregate principal amount of our 9.500% Senior Notes due 2024, the issuance of which has been registered under the Securities Act, for a like principal amount of our outstanding 9.500% Senior Notes due 2024, which were issued and resold pursuant to exemptions under the Securities Act.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue new notes in exchange for a like principal amount and like denomination of original notes. You may tender some or all of your original notes under the exchange offer. However, the original notes are issuable in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. Accordingly, original notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum amount of original notes being tendered.

The new notes and the original notes are substantially identical, except that:

•	the new notes will be issued in a transaction that will have been registered under the Securities Act;

•	the new notes will not contain securities law restrictions on transfer; and

•	the new notes will not provide for registration rights or the payment of additional interest under circumstances relating to the timing of the exchange offer.

The new notes will evidence the same debt as the original notes and will be issued under, and be entitled to the benefits of, the indenture governing the original notes.

The new notes will accrue interest from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from the date of issuance of the original notes. Accordingly, registered holders of new notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from the date of issuance of the original notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the original notes on that record date.

In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or the indenture governing the new notes. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, any holder of the original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

We will be deemed to have accepted validly tendered original notes when we have given written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

If we do not accept any tendered original notes because of an invalid tender or for any other reason, then we will return certificates for any unaccepted original notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on              , 2016, unless we, in our sole discretion, extend the exchange offer.

If we determine to extend the exchange offer, then we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to delay accepting any original notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “—Conditions” have not been satisfied or waived by giving written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination. We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental change in the exchange offer.

Procedures for Tendering Original Notes

Any tender of original notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender original notes in the exchange offer must do either of the following:

•

properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “—Exchange Agent” on or before the expiration date; or

•	if the original notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent, on or before the expiration date, an agent’s message.

In addition, one of the following must occur:

•	the exchange agent must receive certificates representing your original notes along with the letter of transmittal on or before the expiration date, or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, under the procedure for book-entry transfers described below along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering DTC participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or original notes to us.

Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the original notes are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution” including (as such terms are defined therein) (i) a bank, (ii) broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the original notes and an eligible institution must guarantee the signature on the power of attorney.

If the letter of transmittal, or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

If you wish to tender original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your behalf, you must, before completing the procedures for tendering original notes, either register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of original notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of original notes not properly tendered or original notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your original notes.

By tendering, you will represent to us that:

•	any new notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the new notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution (within the meaning of the Securities Act) of the new notes;

•	if the holder is a broker-dealer, that the holder’s original notes were acquired as a result of market making activities or other trading activities;

•	the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act; and

•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

If any holder or any such other person is our “affiliate,” or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in the exchange offer, then that holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC;

•	is not entitled and will not be permitted to tender original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer who acquired its original notes as a result of market making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Any broker-dealer that acquired original notes directly from us may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resales of the original notes or the new notes.

Acceptance of Original Notes for Exchange; Delivery of New Notes

Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue the new notes promptly after acceptance of the original notes.

For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we have given written notice of that acceptance to the exchange agent. For each original note accepted for exchange, you will receive a new note having a principal amount equal to that of the surrendered original note.

In all cases, we will issue new notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	certificates for your original notes or a timely confirmation of book-entry transfer of your original notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

If we do not accept any tendered original notes for any reason set forth in the terms of the exchange offer or if you submit original notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged original notes without expense to you. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged original notes to your account maintained with DTC.

Book-Entry Transfer

We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the original notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of original notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “—Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

If you wish to tender your original notes and your original notes are not immediately available, or you cannot deliver your original notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

•	the tender is made through an eligible institution;

•	before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

•	the name and address of the holder and the principal amount of original notes tendered,

•	a statement that the tender is being made thereby, and

•	a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the original notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw your tender of original notes at any time before the exchange offer expires.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “—Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount, or, in the case of original notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for original notes have been transmitted, specify the name in which those original notes are registered if different from that of the withdrawing holder.

If you have delivered or otherwise identified to the exchange agent the certificates for original notes, then, before the release of these certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with the signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any original notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, the original notes will be credited to an account maintained with DTC for the original notes. You may retender properly withdrawn original notes by following one of the procedures described under “—Procedures for Tendering Original Notes” at any time on or before the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange new notes for, any original notes if:

•	the exchange offer, or the making of any exchange by a holder of original notes, would violate any applicable law or applicable interpretation by the staff of the SEC;

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•	all governmental approvals have not been obtained, which approvals we deem necessary for the expiration of the exchange offer.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part at any time and from time to time.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of an extension to their holders. During an extension, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

Exchange Agent

Wells Fargo Bank, National Association is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55402

By Regular Mail or Overnight Courier:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55402

In Person By Hand Only:

Wells Fargo Bank, N.A.

Corporate Trust Services

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55402

By Facsimile:

(For Eligible Institutions Only)

(612) 667-6282

Attention: Bondholder Communications

For Information or Confirmation by Telephone:

(800) 344-5128

Attention: Bondholder Communications

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

You will not be obligated to pay any transfer taxes, unless you instruct us to register new notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Accounting Treatment

We will record the new notes at the same carrying values as the original notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss on the exchange of notes. We will amortize the expenses of the offer over the term of the new notes.

Consequences of Failure to Exchange Original Notes

If you are eligible to participate in the exchange offer but do not tender your original notes, you will not have any further registration rights, except in limited circumstances with respect to specific types of holders of original notes. Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes and in the offering circular dated February 5, 2016, relating to the original notes. Accordingly, you may resell the original notes that are not exchanged only:

•	to us;

•	so long as the original notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in accordance with another exemption from the registration requirements of the Securities Act; or

•	under an effective registration statement under the Securities Act;

in each case in accordance with all other applicable securities laws. We do not intend to register the issuance of the original notes under the Securities Act.

Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the original notes and the new notes. Holders of the new notes and any original notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture governing the new notes.

Resales of New Notes

Based on interpretations of the staff of the SEC, as set forth in no action letters to third parties, we believe that new notes issued under the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by any original note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

•	the holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	the new notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in a distribution (within the meaning of the Securities Act) of the new notes.

Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, resale or other retransfer of new notes. With regard to broker-dealers, only broker-dealers that acquire the original notes as a result of market making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for original notes, where the original notes were acquired by the broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please see “Plan of Distribution” for more details regarding the transfer of new notes.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following description briefly summarizes certain provisions of the instruments governing our material indebtedness. The description is only a brief summary and does not purport to describe all of the terms of the debt instruments that may be important.

On June 30, 2016, we had $1,371.3 million of outstanding indebtedness, consisting primarily of:

•	a $950.0 million senior secured term loan B facility;

•	$425.0 million aggregate principal amount of original notes; and

•	$32.0 million outstanding under the senior secured revolving credit facility.

In addition, we have a receivables securitization facility.

Senior Credit Facilities

MFS entered into the 2016 Credit Agreement for the Senior Secured Credit Facilities with JPMorgan Chase Bank, N.A, as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility includes (i) a $20 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40.0 million sublimit for swingline loans on customary terms. MFS entered into security and other agreements relating to the 2016 Credit Agreement.

Incremental Facilities

MFS will have the right from time to time to increase the size or add Incremental Facilities in minimum amounts of $10,000,000 and in integral multiples of $5,000,000 in excess thereof. The aggregate principal amount of all such Incremental Facilities may not exceed an amount equal to the sum of (i) $225.0 million plus (ii) an additional amount, so long as, after giving effect to the incurrence of such additional amount, the pro forma senior secured leverage ratio does not exceed 3.75 to 1.

Interest Rate

Borrowings under the Credit Facilities will bear interest at a rate per annum equal to, at the option of MFS, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% - 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

Maturity and Amortization

The loans and commitments under the Revolving Facility mature or terminate on March 3, 2021. The loans and commitments under the Term Loan Facility will mature or terminate on March 3, 2023 and will require quarterly principal payments at a rate of 0.25% of the original principal balance beginning with the fiscal quarter ending September 30, 2016.

Mandatory Prepayments

Mandatory prepayments on the Term Loan Facility are required, subject to customary exceptions, (i) from the receipt of net cash proceeds by MFS or any of its restricted subsidiaries from certain asset dispositions and casualty events, in each case, to the extent such proceeds are not reinvested or committed to be reinvested in assets useful in the business of MFS or any of its subsidiaries within twelve months of the date of such disposition or casualty event, (ii) following the receipt of net cash proceeds from the issuance or incurrence of additional debt of MFS or any of its subsidiaries and (iii) in an amount equal to 50% of excess cash flow of MFS and its subsidiaries with step-downs to 25% if the senior secured leverage ratio is less than or equal to 4.50 to 1 but greater than 4.00 to 1, and to 0% if the senior secured leverage ratio is less than or equal to 4.00 to 1.

Guarantees and Security

Obligations of MFS under the Credit Facilities are jointly and severally guaranteed by certain of its existing and future direct and indirect wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There is a first priority perfected lien on substantially all of the assets and property of MFS and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of MFS under the Revolving Facility and the Term Loan Facility will be pari passu.

Certain Covenants and Events of Default

The 2016 Credit Agreement contains customary financial covenants including (a) a maximum consolidated total leverage ratio of 6.25 to 1, with step-downs of 0.25 each fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 4.00 to 1 in the fiscal quarter ending September 30, 2018, and (b) a minimum consolidated interest coverage ratio of 2.00 to 1, with increases of 0.25 every other fiscal quarter beginning with the fiscal quarter ending September 30, 2016 until the ratio reaches 3.00 to 1 in the fiscal quarter ending December 30, 2017. Only lenders holding at least a majority of the Revolving Facility have the ability to amend the financial covenants, waive a breach of the financial covenants or accelerate the Revolving Facility upon a breach of the financial covenants, and a breach of the financial covenants will not constitute an event of default with respect to the Term Loan Facility or trigger a cross-default under the Term Loan Facility until the date on which the Revolving Facility has been accelerated and terminated.

In addition, the 2016 Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our other restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and other distributions;

•	make investments, loans and advances;

•	engage in transactions with our affiliates;

•	sell assets or otherwise dispose of property or assets;

•	alter the business we conduct;

•	merge and engage in other fundamental changes; and

•	incur liens.

The 2016 Credit Agreement also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing description of the Credit Facilities and the 2016 Credit Agreement is qualified in its entirety by reference to the 2016 Credit Agreement, which is (1) filed as an exhibit to the registration statement that includes this prospectus, and (2) incorporated herein by reference.

Off-Balance Sheet Arrangements

On March 3, 2016, we entered into the 2016 Securitization Facility with Wells Fargo Bank, National Association, as purchaser and agent, whereby we will sell certain of our domestic trade accounts receivable to a wholly-owned, bankruptcy-remote special purpose subsidiary and certain of our non-U.S. trade accounts receivable to a wholly-owned, bankruptcy-remote, foreign special purpose entity, which entities, in turn, will sell, convey, transfer and assign to a Purchaser, all of the right, title and interest in and to their pool of receivables to the Purchaser. The Purchaser will receive ownership of the pools of receivables. The Company, along with certain of its subsidiaries, act as servicers of the receivables and as such administer, collect and otherwise enforce the receivables. The servicers will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. The Purchaser will have no recourse for uncollectible receivables. The securitization program also contains customary affirmative and negative covenants. Among other restrictions, these covenants require the Company to meet specified financial tests, which include a consolidated interest coverage ratio and a consolidated total leverage ratio that are the same as the covenant ratios required per the 2016 Credit Agreement. The foregoing description of the 2016 Securitization Facility is not complete, and is qualified in its entirety by reference to that certain Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, MFS and certain of its subsidiaries, as servicers, and Wells Fargo Bank, National Association, as purchaser and as agent, which is filed as an exhibit to the registration statement that includes this prospectus and is incorporated herein by reference.

DESCRIPTION OF NEW NOTES

The original notes were issued under and are governed by an indenture (the “Original Indenture”), dated February 18, 2016, among the Issuer (as successor by merger to MTW Foodservice Escrow Corp.), the guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Issuer assumed the obligations of MTW Foodservice Escrow Corp. under the indenture by entering into a supplemental indenture, dated March 3, 2016 (the “Supplemental Indenture”), in connection with the merger of MTW Foodservice Escrow Corp. with and into the Issuer. We refer to the Original Indenture, as amended and supplemented by the Supplemental Indenture, as the “Indenture.” The new notes will be issued under and governed by the Indenture. The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

In connection with the issuance of the original notes, we entered into a registration rights agreement pursuant to which we agreed to deliver this prospectus to you and use our commercially reasonable efforts to file or cause to become effective a registration statement covering the exchange offer.

You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.” For purposes of this section, (i) the term “Issuer” refers to Manitowoc Foodservice, Inc. (“Manitowoc Foodservice”) and not any of its Subsidiaries; (ii) the terms “we,” “our” and “us” each refer to the Issuer and its Subsidiaries; and (iii) the term “notes” refers to the original notes and the new notes collectively. The Indenture and the new notes have been filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information.”

General

The notes are the senior unsecured obligations of the Issuer, ranking equal in right of payment to all other senior unsecured obligations of the Issuer. The notes and Guarantees are effectively subordinated to all existing and future secured debt of the Issuer and the Guarantors, including Indebtedness under the Credit Agreement, to the extent of the assets securing such debt. The notes and Guarantees are structurally subordinated to any debt, preferred stock obligations and other liabilities of the Issuer’s Subsidiaries that are not Guarantors. The notes and the Guarantees are senior in right of payment to all future Indebtedness of the Issuer and the Guarantors that is, by its terms, expressly subordinated in right of payment to the notes and the Guarantees.

The Issuer will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar. The Issuer may change any paying agent and registrar without notice to holders of the notes (the “Holders”). The Issuer will pay principal (and premium, if any) on the notes at the designated corporate trust office of the Trustee. At the Issuer’s option, interest may be paid at the corporate trust office of the Trustee, or by check mailed to the registered address of Holders. DTC requires payment by wire in immediately available funds.

Principal, Maturity and Interest

$425.0 million in aggregate principal amount of notes have been issued and are currently outstanding. Additional notes (the “Additional Notes”) may be issued from time to time, subject to the limitations set forth under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” Any remaining original notes, the new notes offered in the exchange offer described in this prospectus and any such Additional Notes will be treated as a single class for all purposes under the Indenture. The notes will mature on February 15, 2024. Interest on the notes will accrue at the rate of 9.500% per annum and will be payable semiannually in cash on each February 15 and August 15 commencing on August 15, 2016 to the persons who are registered Holders at the close of business on the February 1 or August 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Redemption

Optional Redemption

The notes will be redeemable, at the Issuer’s option, in whole or in part from time to time, at any time prior to February 15, 2019 upon not less than 30 nor more than 60 days’ written notice, at a price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) and accrued but unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a note at any date of redemption, the greater of (1) 1.0% of the principal amount of such note and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such note on February 15, 2019 (such redemption price being that described in the fourth paragraph of this “—Optional Redemption” section) plus (ii) all required remaining scheduled interest payments due on such note through February 15, 2019, computed using a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points; over (b) the principal amount of such note on such redemption date. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation, or determination of the Treasury Rate referenced below, shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a date of redemption, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such date of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of redemption to February 15, 2019; provided, however, that if the period from such date of redemption to February 15, 2019 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to February 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

In addition, the Issuer may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ written notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on February 15 of the year set forth below:

Year	Percentage
2019	107.125%
2020	104.750%
2021	102.375%
2022 and thereafter	100.000%

In addition, the Issuer must pay accrued and unpaid interest on the notes redeemed to the redemption date.

Optional Redemption upon Public Equity Offerings.

At any time, or from time to time, on or prior to February 15, 2019, the Issuer may, at its option, use the Net Cash Proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the notes (including any Additional Notes) outstanding under the Indenture at a redemption price of 109.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

(1) at least 65% of the principal amount of notes (including any Additional Notes) outstanding under the Indenture remains outstanding immediately after any such redemption; and

(2) the Issuer makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

“Public Equity Offering” means an underwritten public offering of Qualified Capital Stock of the Issuer pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under “—Change of Control” and “—Certain Covenants—Limitation on Asset Sales.” We may at any time and from time to time purchase notes in the open market or otherwise.

Selection and Notice of Redemption

In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate, subject to the procedures of DTC.

No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be sent electronically or mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the applicable redemption price.

Guarantees

Each of the Guarantors has, jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, the Issuer’s obligations under the Indenture and the notes. The obligations of each Guarantor under its Guarantee are limited to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the new notes and the guarantees, and, if that occurs, you may not receive any payments on the new notes.”

Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Issuer without limitation, or with other Persons, upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation and Sale of Assets.” In the event all of the Capital Stock of a Guarantor is sold by the Issuer and the sale complies with the provisions set forth in “—Certain Covenants—Limitation on Asset Sales” or a Restricted Subsidiary that is a Guarantor is properly designated as an Unrestricted Subsidiary, the Guarantor’s Guarantee will be released. Further, the Indenture provides that a Guarantor’s Guarantee will be released to the extent such Guarantor is also a guarantor or a borrower under the Credit Agreement and, at the time of release of its Guarantee, such Guarantor has been released from or discharged of its guarantee of, and all pledges and security, if any, granted in connection with, the Credit Agreement (except a release by or as a result of a payment thereon).

Not all of our Subsidiaries have guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

Holding Company Structure

Manitowoc Foodservice is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, Manitowoc Foodservice is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the Holders are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Subsidiaries other than the Guarantors. We cannot assure you that after providing for all prior claims, there would be sufficient assets available from the Issuer and its Subsidiaries to satisfy the claims of the Holders of notes. See “Risk Factors—Risks Relating to the Exchange Offer and the New Notes—If our subsidiaries do not make sufficient distributions to us, we will not be able to make payments on our debt, including the new notes.”

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Issuer must send a written notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which (unless otherwise required by law) must be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. If the note is in global form, Holders will be required to follow applicable DTC procedures.

If a Change of Control Offer is made, we cannot assure you that the Issuer will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, we cannot assure you that the Issuer would be able to obtain such financing.

Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Issuer, whether favored or opposed by the management of the Issuer. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that the Issuer or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer or any of its Subsidiaries by the management of the Issuer. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Notwithstanding anything to the contrary in this section, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this section and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Issuer to make an offer to repurchase the notes as described above. The Chancery Court of Delaware has raised the possibility that a change of control as a result of a failure to have “continuing directors” comprising a majority of the Board of Directors may be unenforceable on public policy grounds.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

Beginning on the date that:

(1) the notes have an Investment Grade Rating; and

(2) no Default or Event of Default shall have occurred and be continuing, and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have an Investment Grade Rating on the notes (such period of time, the “Suspension Period”), the covenants specifically listed under the following captions in this “Description of New Notes” will no longer be applicable to the notes:

(1) “—Limitation on Incurrence of Additional Indebtedness”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Asset Sales”;

(4) “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5) “—Limitations on Transactions with Affiliates”;

(6) clause (2) of the covenant listed under “—Merger, Consolidation or Sale of Assets.”

During a Suspension Period, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Fixed Charge Coverage Ratio or one of the clauses set forth in the definition of Permitted Indebtedness (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Indebtedness under clause (3) of the definition of Permitted Indebtedness and permitted to be refinanced under clause (17) of the definition of Permitted Indebtedness.

Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect during the entire period of time after the Issue Date (including the Suspension Period) and all Restricted Payments made during the Suspension Period not otherwise permitted pursuant to the second paragraph of the covenant described under the caption “—Limitation on Restricted Payments” will reduce the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of such covenant. In addition, for purposes of the covenant described under “—Limitations on Transactions with Affiliates,” all agreements, arrangements and transactions entered into by the Issuer or any of its Restricted Subsidiaries with an Affiliate of the Issuer during the applicable Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of the covenant described under “—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the applicable Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

We cannot assure you that the notes will ever achieve or maintain an Investment Grade Rating.

Limitation on Incurrence of Additional Indebtedness

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Issuer and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Issuer that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Issuer is greater than 2.0 to 1.0.

(b) The foregoing limitations will not apply to each of the following, without duplication (collectively, “Permitted Indebtedness”):

(1) Indebtedness under the original notes issued on the Issue Date (including the related Guarantees), and any new notes exchanged therefor (including any related guarantees thereof);

(2) Indebtedness incurred pursuant to Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $1,550,000,000 (i) less the amount of all mandatory principal payments actually made by the Issuer or any Restricted Subsidiary with the Net Cash Proceeds from Asset Sales in respect of the term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced Credit Facility); and (ii) reduced by any mandatory permanent repayments of revolving loans made by the Issuer thereunder (which are accompanied by a corresponding permanent commitment reduction) with the Net Cash Proceeds from Asset Sales (excluding any such payments and commitment reductions to the extent refinanced at the time of payment under a replaced Credit Agreement);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries (which, for purposes of this clause (3), shall refer to the Foodservice Business) outstanding on the Issue Date (other than Indebtedness under clause (1) and (2) above) (including any amendments or replacements thereof that do not increase the principal amount) reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions therein;

(4) Interest Swap Obligations of the Issuer or any of its Restricted Subsidiaries covering Indebtedness of the Issuer or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Issuer and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred without violation of the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed, at the time of the incurrence thereof, the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Indebtedness of a Restricted Subsidiary of the Issuer to the Issuer, to a Guarantor or to another Wholly Owned Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by the Issuer, such Guarantor, such Wholly Owned Restricted Subsidiary or the holders of a Lien permitted under the Indenture, in each case subject to no Lien held by a Person other than the Issuer, a Guarantor, such Wholly Owned Restricted Subsidiary or holders of a Lien permitted under the Indenture; provided that if as of any date any Person other than the Issuer, a Guarantor, a Wholly Owned Restricted Subsidiary of the Issuer or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (6);

(7) Indebtedness of the Issuer to a Wholly Owned Restricted Subsidiary of the Issuer for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Issuer or the holders of a Lien permitted under the Indenture, in each case subject to no Lien other than a Lien permitted under the Indenture; provided that (a) any Indebtedness of the Issuer to any Wholly Owned Restricted Subsidiary of the Issuer that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligations under the Indenture and the notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Issuer or the holders of a Lien permitted under the Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer pursuant to this clause (7);

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within four Business Days of incurrence;

(9) Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by letters of credit for the account of the Issuer or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, the purchase of goods or similar requirements in the ordinary course of business;

(10) Indebtedness represented by guarantees by the Issuer or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with the covenant described under “—Additional Subsidiary Guarantees” to the extent applicable;

(11) Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(12) Indebtedness of the Issuer or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

(13) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $20.0 million at any one time outstanding;

(14) Indebtedness of Foreign Restricted Subsidiaries of the Issuer in an aggregate principal amount not to exceed $50.0 million under lines of credit to any such Foreign Restricted Subsidiary from Persons other than the Issuer or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Restricted Subsidiary’s working capital and other general corporate purposes;

(15) Indebtedness that may be deemed to exist pursuant to the Factoring Agreements and Indebtedness by a Securitization Entity in a Qualified Securitization Transaction that is not recourse (except for Standard Securitization Undertakings) to the Issuer or any of its Restricted Subsidiaries; provided that any amounts incurred under this clause (15) in excess of $50.0 million will reduce the amounts available for borrowing under clause (2) above in an equal amount;

(16) Indebtedness of the Issuer evidenced by commercial paper issued by the Issuer; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (2) above and this clause (16) does not exceed the maximum amount of Indebtedness permitted under clause (2) above;

(17) Refinancing Indebtedness;

(18) [reserved];

(19) additional Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount not to exceed $100.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under Credit Facilities).

For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, in the event that all or a portion of an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Issuer shall, in its sole discretion, classify (or later reclassify) such item or portion of such item of Indebtedness in any manner that complies with such covenant, except that Indebtedness outstanding under the Credit Agreement on the Distribution Date shall be deemed to have been incurred on the Distribution Date under clause (2) above and may not be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the covenant described under “—Limitations on Incurrence of Additional Indebtedness.”

(c) The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Restricted Payments

The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer’s Capital Stock to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, earlier than one year prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

(4) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) the Issuer is not able to incur at least $1.00 of additional Indebtedness in compliance with clause (a) of the covenant described under “—Limitation on Incurrence of Additional Indebtedness”; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to January 1, 2016 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Issuer) shall exceed the sum of:

(w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuer earned subsequent to January 1, 2016 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(x) 100% of the aggregate net cash proceeds received by the Issuer from any Person (other than a Subsidiary of the Issuer) from the issuance and sale subsequent to January 1, 2016 and on or prior to the Reference Date of Qualified Capital Stock of the Issuer; plus

(y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Issuer from a holder of the Issuer’s Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the notes in compliance with the provisions set forth under “—Redemption—Optional Redemption upon Public Equity Offerings”); plus

(z) without duplication, the sum of:

(1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to January 1, 2016 whether through interest payments, principal payments, dividends or other distributions or payments;

(2) the net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Issuer); and

(3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (except to the extent the Investment constituted a Permitted Investment), the fair market value of such Subsidiary;

provided, however, that the sum of subclauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to January 1, 2016.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Issuer, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Issuer or a Guarantor that is subordinate or junior in right of payment to the notes or such Guarantor’s Guarantee, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of (a) shares of Qualified Capital Stock of the Issuer or (b) Refinancing Indebtedness;

(4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Issuer of Common Stock of the Issuer (or options or warrants to purchase such Common Stock) from directors, officers and employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $2.5 million in any calendar year;

(5) if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an amount not to exceed $25.0 million;

(6) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor, in each case at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the notes offered hereby as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(7) in the event of an Asset Sale that requires the Issuer to offer to repurchase notes pursuant to the covenant described under “—Limitation on Asset Sales,” and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor, in each case at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided, however, that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer has made an offer with respect to the notes offered hereby pursuant to the provisions of the covenant described under “—Limitation on Asset Sales” and has repurchased all notes validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Indebtedness may not exceed the amount of the Net Cash Proceeds Amount remaining after the Issuer has complied with clause (3) of the covenant described under “—Limitation on Asset Sales”;

(8) repurchases of Common Stock deemed to occur upon the exercise of stock options if the Common Stock represents a portion of the exercise price thereof; and

(9) any Restricted Payment attributable to, or arising or made in connection with or as part of, the Transactions and the fees and expenses related thereto as described in the Form 10.

In determining the aggregate amount of Restricted Payments made subsequent to January 1, 2016 in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(a), (4), (5), (6) and (7) shall be included in such calculation.

Limitation on Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer’s Board of Directors);

(2) at least 75% of the consideration received by the Issuer or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition. For purposes of this clause (2), each of the following shall be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Issuer or any Restricted Subsidiary (or would be shown on such consolidated balance sheet as of the date of such Asset Sale), other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee, or any Guarantees of Indebtedness of Persons other than the Issuer or any Restricted Subsidiary, that are assumed by the person acquiring such assets to the extent that the Issuer and its Restricted Subsidiaries have no further liability with respect to such liabilities;

(b) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 90 days after receipt; and

(c) any Designated Non-Cash Consideration received by the Issuer or its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding in the aggregate, not to exceed the greater of (i) $25.0 million and (ii) 1.0% of the Issuer’s Consolidated Total Assets, in each case at the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration measured at the time received and without giving effect to subsequent changes in value.

(3) upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(a) to permanently reduce Indebtedness (x) under any Credit Facility and in the case of any such Indebtedness under any revolving credit facility effect a permanent reduction in the availability under such revolving credit facility (provided, however that, if there shall not be any term loan indebtedness outstanding under any Credit Facility, in the case of such Indebtedness under any revolving credit facility such prepayment shall not be required to effect a permanent reduction in the availability under such revolving credit facility) or (y) of a Subsidiary that does not guarantee the notes;

(b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Issuer and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”); provided that, in the case of this clause (b), a binding commitment shall be treated as a permanent application of the Net Cash Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute part of the Net Proceeds Offer Amount if not otherwise applied as provided above within 365 days of the receipt of such Net Cash Proceeds; or

(c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

On the 366th day (or, in the event of an Acceptable Commitment, the 546th day) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Issuer or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph or the last provision of this paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Issuer or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, the maximum amount of notes and Pari Passu Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph).

In the event of the transfer of substantially all (but not all) of the property and assets of the Issuer and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “—Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Issuer and its Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Issuer or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Notwithstanding the first two paragraphs of this covenant, the Issuer and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

(1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Issuer or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

Each Net Proceeds Offer will be sent to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered notes and Pari Passu Indebtedness will be purchased on a pro rata basis (based on amounts tendered) in an aggregate amount equal to the Net Proceeds Offer Amount (if any). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or

(3) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer,

in each case except for such encumbrances or restrictions existing under or by reason of:

(a) applicable law;

(b) the notes and the related Guarantees and the Indenture;

(c) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Issuer;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) contractual encumbrances or restrictions (i) in effect on the Issue Date or (ii) in effect on the Distribution Date on substantially the terms described in the Offering Circular, including those arising under the Credit Facilities and any related documentation;

(f) the Credit Agreement or an agreement governing other Pari Passu Indebtedness permitted to be incurred under the Indenture; provided that, with respect to any agreement governing such other Pari Passu Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment than the provisions contained in the Credit Agreement as in effect on the Issue Date;

(g) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(i) restrictions imposed by agreements governing obligations of Foreign Restricted Subsidiaries which are permitted under the Indenture;

(j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(k) (k) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

(l) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

(m) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b) and (d) through (l) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreements are no less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b) and (d) through (l) above.

Limitation on Preferred Stock of Restricted Subsidiaries

The Issuer will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer) or permit any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) to own any Preferred Stock of any Restricted Subsidiary of the Issuer that is not a Guarantor.

Limitation on Liens

The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Issuer or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1) in the case of Liens securing Subordinated Indebtedness, the notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the notes or Guarantees, as the case may be, are equally and ratably secured, except for:

(a) Liens existing as of the Issue Date, to the extent and in the manner such Liens are in effect on the Issue Date;

(b) (i) Liens securing existing or future borrowings under Credit Facilities incurred pursuant to clause (2) of the definition of Permitted Indebtedness, (ii) Liens securing Indebtedness incurred pursuant to clause (a) of the covenant described under “—Limitation on Incurrence of Additional Indebtedness”; provided that, with respect to this sub-clause (ii), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.00 to 1.0 and (iii) Liens securing Indebtedness incurred pursuant to clause (19) of the definition of Permitted Indebtedness;

(c) Liens securing the notes and the Guarantees;

(d) Liens of the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer on assets of any Restricted Subsidiary of the Issuer and Liens on assets of the Issuer in favor of a Wholly Owned Restricted Subsidiary that is a Guarantor;

(e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the Indenture and that has been incurred without violation of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders, in each case in any material respect, with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any categories of property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(f) Permitted Liens.

Merger, Consolidation and Sale of Assets

The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer’s assets (determined on a consolidated basis for the Issuer and the Issuer’s Restricted Subsidiaries), whether as an entirety or substantially as an entirety (for the avoidance of doubt, other than the Transactions), to any Person unless:

(1) either:

(a) the Issuer shall be the surviving or continuing corporation; or

(b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and of the Issuer’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be an entity organized or validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the notes is a corporation; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the Indenture on the part of the Issuer to be performed or observed.

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer or such

Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the covenant described under “—Limitation on Incurrence of Additional Indebtedness”;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Issuer or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the notes with the same effect as if such surviving entity had been named as such and all financial information and reports required by the Indenture shall be provided by and for such surviving entity.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture in connection with any transaction complying with the provisions of the covenant described under “—Limitation on Asset Sales”) will not, and the Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Issuer or any other Guarantor (for the avoidance of doubt, excluding the Transactions) unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Issuer could satisfy the provisions of clause (2) of the first paragraph of this covenant.

Any merger or consolidation of a Guarantor with and into the Issuer (with the Issuer being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Issuer need only comply with clause (4) of the first paragraph of this covenant.

Limitations on Transactions with Affiliates

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; provided that (i) if any such Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involves aggregate payments or other property with a fair market value in excess of $10.0 million, the Issuer or such Restricted Subsidiary, as the case may be, shall file with the Trustee an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and (ii) if any such Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involves aggregate payments or other property with a fair market value in excess of $35.0 million, the Issuer or such Restricted Subsidiary, as the case may be, shall file with the Trustee a resolution of the Board of Directors of the Issuer or such Restricted Subsidiary, as the case may be, set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer or such Restricted Subsidiary, as the case may be.

(b) The restrictions set forth in the first paragraph of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary of the Issuer as determined in good faith by the Issuer’s Board of Directors or senior management;

(2) transactions exclusively between or among the Issuer and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the Indenture;

(3) (A) any agreement or arrangement as in effect as of the Issue Date (or transactions pursuant thereto), (B) any other agreements or arrangements (or transactions pursuant thereto) as in effect on the Distribution Date (including the Spin-Off Documents) or pursuant to or in connection with the Spin-Off Documents (including the Transactions) or (C) any amendment, modification or supplement to the agreements referenced in clause (A) or (B) above or any replacement thereof, so long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced, are not more disadvantageous to the Holders when taken as a whole in any material respect compared to the applicable agreements or arrangements as in effect on the Issue Date or as described in the Offering Circular, as applicable, as determined in good faith by the Issuer;

(4) Restricted Payments or Permitted Investments permitted by the Indenture;

(5) transactions between the Issuer or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture; and

(6) the Transactions, in each case as disclosed in the Offering Circular, and the payment of all fees, expenses, bonuses and awards related thereto.

Additional Subsidiary Guarantees

If any existing or future Domestic Restricted Subsidiary shall, after the Issue Date, guarantee any Indebtedness of the Issuer or a Guarantor, then the Issuer shall cause such Domestic Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the notes and the Indenture on the terms set forth in the Indenture; and

(2) deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until such Domestic Restricted Subsidiary is released from its Guarantee as provided in the Indenture.

Conduct of Business

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses that are not the same, similar or reasonably related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

Reports to Holders

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the Trustee and the Holders of notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer, if any) and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports, in each case within the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, the Issuer will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Any financial statement or other material required to be furnished to the Trustee or the Holders of notes will be deemed to have been furnished to the Holders on the date that an electronic copy of such financial statement or other material is available to the Holders on the website of the SEC at http://www.sec.gov; provided that the Issuer will furnish paper copies of such financial statements and other materials to any Holder that requests, by notice to the Issuer, that the Issuer do so, until the Issuer receives notice from such Holder to cease delivering such paper copies.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1) the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2) the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase;

(3) a default in the observance or performance of any other covenants or agreements which default continues for a period of 45 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except, in the case of a default with respect to the covenant described under “—Merger, Consolidation and Sale of Assets,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $25.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Issuer or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) certain events of bankruptcy affecting the Issuer or any of its Significant Subsidiaries; or

(7) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the applicable Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraphs, the Holders of a majority in aggregate principal amount of the notes then outstanding may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Issuer has paid the Trustee compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Issuer is required to provide an Officers’ Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Notwithstanding anything to the contrary set forth herein, no provision of the Indenture shall prevent the completion of any of the Transactions, nor shall the Transactions give rise to any Default or impair or reduce the availability or constitute the utilization of any basket or other exceptions (other than any such baskets or other exceptions that expressly refer to the Transactions or the Spin-Off) in the covenants under the Indenture or the notes. Notwithstanding anything to the contrary set forth herein, no provision of the Indenture shall restrict the transactions described in clauses (A) and (B) of clause (b)(6) of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” in each case entered into in the ordinary course of business.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its Obligations and the Obligations of the Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

(2) the Issuer’s Obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust duties and immunities of the Trustee and the Issuer’s Obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such Obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash, non-callable U.S. government obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument (including, without limitation, the Credit Agreement) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with;

(8) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Issuer between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Issuer, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9) certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes when:

(1) either:

(a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under the Indenture by the Issuer; and

(3) the Issuer, upon request for written acknowledgement of such satisfaction and discharge, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to conclusively rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of notes whose Holders must consent to an amendment;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4) make any notes payable in money other than that stated in the notes;

(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of notes outstanding to waive Defaults or Events of Default;

(6) after the Issuer’s obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7) modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Guarantee in a manner which adversely affects the Holders;

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

(9) modify or change the amendment provisions of the notes or the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Governing Law

The Indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time it merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Issuer or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer of: (1) any Capital Stock of any Restricted Subsidiary of the Issuer; or (2) any other property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than in the ordinary course of business; provided, however, that Asset Sales or other dispositions shall not include:

(a) a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $25.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets”;

(c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(d) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the fair market value thereof;

(e) sales of accounts receivable and related assets (including contract rights) to the Factor pursuant to the Factoring Agreement;

(f) disposals or replacements of obsolete equipment in the ordinary course of business;

(g) the sale or other disposition of cash or Cash Equivalents;

(h) any Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or that constitutes a Permitted Investment;

(i) any transfers or dispositions of assets not related to the Foodservice Business that are required by the Separation and Distribution Agreement as described in the Offering Circular; and

(j) any disposition or issuance of Capital Stock of the Issuer or any of its Restricted Subsidiaries made as part of the Transactions.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or, with respect to any Person that is not a corporation, the Person or Persons performing corresponding functions.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the place of payment.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6) Investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

(7) Foreign Cash Equivalents.

“Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

(2) the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the Indenture);

(3) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer; or

(4) the replacement of a majority of the Board of Directors of the Issuer over a two-year period from the directors who constituted the Board of Directors of the Issuer at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Issuer then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b) Consolidated Interest Expense;

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d) cash and non-cash restructuring charges in the years ending December 31, 2015 and December 31, 2016; and

(e) pro forma “run rate” cost savings, operating expense reductions and other synergies (in each case, net of amounts actually realized) related to acquisitions, dispositions, mergers or consolidations or related to restructuring initiatives that are reasonably identifiable and projected by the Issuer in good faith to result from actions that have either been taken, with respect to which substantial steps have been taken or that are expected to be taken within 12 months of the date of consummation of such acquisition, disposition, merger or consolidation or the initiation of such restructuring initiative, in each case so long they are reasonably identifiable and quantifiable and factually supportable; provided that, in each case, such adjustments are set forth in an Officers’ Certificate which states the amount of such adjustment or adjustments and that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such certificate at the time of such execution; provided, further, that the aggregate amount of add-backs pursuant to this clause (e) does not exceed 10.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any such addback pursuant to this clause (e).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount and amortization or write off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax gains or losses from Asset Sales (without regard to the $25.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2) after-tax items classified as extraordinary or nonrecurring gains or losses;

(3) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

(4) the net income of any Person, other than a Restricted Subsidiary of the Issuer, except to the extent of cash dividends or distributions paid to the Issuer or to a Restricted Subsidiary of the Issuer by such Person;

(5) income or loss attributable to discontinued operations from the date of discontinuation forward (including, without limitation, operations disposed of during such period, whether or not such operations were classified as discontinued);

(6) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets; and

(7) non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock option plans and other employee stock purchase or stock incentive plans.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal quarterly financial statements are available immediately preceding the date on which such event for which such calculation is being made to (2) the Issuer’s Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Lease

Obligations and debt obligations evidenced by promissory notes and similar instruments and (2) the aggregate amount of all outstanding Disqualified Capital Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Credit Agreement” means the credit agreement dated March 3, 2016 among Manitowoc Foodservice, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other financial institutions party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof, whether by the same or any other agent, investor, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Distribution” means Manitowoc ParentCo’s distribution of the shares of Manitowoc Foodservice’s common stock to Manitowoc ParentCo’s shareholders on March 4, 2016.

“Distribution Date” means the date on which the Distribution is made.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Issuer incorporated or otherwise existing under the laws of the United States, any state thereof or the District of Columbia.

“Employee Matters Agreement” means the Employee Matters Agreement between Manitowoc ParentCo and Manitowoc Foodservice, dated as of March 4, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Factor” means, collectively, one or more purchasers of receivables under the Factoring Agreement.

“Factoring Agreement” means one or more receivables purchase agreements (or similar agreements) entered into by the Issuer or any of its Restricted Subsidiaries with one or more Factors, as the same may be amended, modified, supplemented and/or replaced from time to time so long as any such replacement agreement is on terms no less favorable to the Issuer or any of its Restricted Subsidiaries in any material respect than those terms set forth in the Factoring Agreements as in effect on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer delivered to the Trustee.

“Foodservice Business” means Manitowoc Foodservice, Inc. and its combined subsidiaries, after giving effect to the Internal Reorganization and the Distribution as described in the Form 10.

“Foreign Cash Equivalents” means certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Singapore, Australia, China or any country that is a member of the European Union, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Restricted Subsidiary.

“Form 10” means the registration statement on Form 10, originally filed by the Issuer with the SEC on September 1, 2015, as amended or supplemented.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date.

“Guarantor” means: (1) each of the Initial Guarantors and (2) each of the Issuer’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“Indebtedness” means, with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction which is issued in respect of Indebtedness referred to in clauses (1) through (4) above and clause (8) below;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8) all net Obligations under Currency Agreements and interest swap agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer.

“Independent Financial Advisor” means a firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer and (2) that, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Guarantors” means each of Appliance Scientific, Inc., a Delaware corporation; Berisford Property Development (USA) Ltd., a New York corporation; Charles Needham Industries Inc., a Texas corporation; Cleveland Range, LLC, a Delaware limited liability company; The Delfield Company LLC, a Delaware limited liability company; Enodis Corporation, a Delaware corporation; Enodis Group Holdings US, Inc., a Delaware corporation; Enodis Holdings, Inc., a Delaware corporation; Enodis Technology Center, Inc., a Delaware corporation; Frymaster L.L.C., a Louisiana limited liability company; Garland Commercial Industries LLC, a Delaware limited liability company; Kysor Business Trust, a Delaware trust; Kysor Holdings, Inc., a Delaware corporation; Kysor Industrial Corporation, a Michigan corporation; Kysor Industrial Corporation, a Nevada corporation; Kysor Nevada Holding Corp., a Nevada corporation; Landis Holdings LLC, a Delaware limited liability company; Manitowoc Equipment Works, Inc., a Nevada corporation; Manitowoc Foodservice Companies, LLC, a Wisconsin limited liability company; Manitowoc Foodservice Holding, Inc., a Wisconsin corporation; Manitowoc FP, Inc., a Nevada corporation; Manitowoc FSG International Holdings, Inc., a Nevada corporation; Manitowoc FSG Operations, LLC, a Nevada limited liability company; Manitowoc FSG U.S. Holding, LLC, a Delaware limited liability company; McCann’s Engineering & Manufacturing Co., LLC, a California limited liability company; MTW County Limited, a UK and Delaware limited liability company; Welbilt Corporation, a Delaware corporation; Welbilt Holding Company, a Delaware corporation; and Westran Corporation, a Michigan corporation.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Internal Reorganization” means the series of internal transactions, including those described in the Offering Circular under the headings “The Spin-Off” and “Certain Relationships and Related Party Transactions” or otherwise described in the Form 10 (including the payment by Manitowoc Foodservice of a special cash dividend to Manitowoc ParentCo), following which Manitowoc Foodservice held the business constituting Manitowoc ParentCo’s current Foodservice Business, as described in the Form 10.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Issuer and its Restricted Subsidiaries on commercially reasonable terms. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Wholly Owned Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Issue Date” means February 18, 2016.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Manitowoc ParentCo” means The Manitowoc Company, Inc., a Wisconsin corporation.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

(4) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular, dated February 5, 2016, pursuant to which the original notes were sold to the initial purchasers.

“Officer” means, with respect to any Person, any of the following: the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Treasurer, Secretary, Assistant Secretary or Assistant Treasurer (including interim officers).

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer, or other counsel who is reasonably acceptable to the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the notes or the Guarantee of such Guarantor, as applicable.

“Permitted Investments” means:

(1) Investments by the Issuer or any Restricted Subsidiary of the Issuer in any Person that is or will become after such Investment a Wholly Owned Restricted Subsidiary of the Issuer or that will merge or consolidate into the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer and other Investments to the extent constituting intercompany Indebtedness permitted under clause (6) or (7) of the definition of “Permitted Indebtedness”;

(2) Investments in the Issuer by any Restricted Subsidiary of the Issuer; provided that any Indebtedness evidencing such Investment, to the extent held by a Restricted Subsidiary that is not a Guarantor, is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligations under the notes and the Indenture;

(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of the Issuer and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(5) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Issuer’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the Indenture;

(6) additional Investments not to exceed $30.0 million at any one time outstanding;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(8) Investments made by the Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales”;

(9) Investments represented by guarantees that are otherwise permitted under the Indenture;

(10) Investments the payment for which is Qualified Capital Stock of the Issuer;

(11) any Investment by the Issuer or a Wholly Owned Subsidiary of the Issuer in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

(12) Investments by the Issuer consisting of obligations of one or more officers, directors or other employees of the Issuer or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the Issuer so long as no cash is paid by the Issuer or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(13) Investments in existence on the date of the Indenture;

(14) Investments in joint ventures not to exceed $50.0 million at any one time outstanding; and

(15) any Investment (x) existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date, (y) made pursuant to the Spin-Off Documents or (z) consisting of any replacement, refinancing, extension, modification or renewal of any Investment existing on the Issue Date or made pursuant to the Spin-Off Documents; provided that the amount of any such Investment may only be increased (i) as required by the terms of such Investment as in existence on the Issue Date or the Distribution Date, as applicable, or (ii) as otherwise permitted under the Indenture.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

(9) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(10) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (13) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than the property and assets so acquired or constructed and the proceeds thereof and (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of such refinancing;

(11) Liens securing Indebtedness under Currency Agreements;

(12) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer; and

(b) such Liens do not extend to or cover any property or assets of the Issuer or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer;

(13) Liens on assets of a Restricted Subsidiary of the Issuer that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;

(14) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction and Liens in favor of a Factor solely on those accounts receivable (and the rights ancillary thereto) of the Issuer and its Restricted Subsidiaries that are purchased by a Factor pursuant to a Factoring Agreement from time to time;

(15) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(16) banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(19) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

(20) Liens securing Indebtedness permitted pursuant to clause (14) of the definition of “Permitted Indebtedness”; and

(21) additional Liens not to exceed $25.0 million at any one time.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Money Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer in connection with a Qualified Securitization Transaction to such Securitization Entity, which note shall be repaid from cash available to such Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any of its Restricted Subsidiaries or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any of its Restricted Subsidiaries that subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any of its Restricted Subsidiaries that arose in the ordinary course of business of the Issuer and its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the control of the Issuer, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness” (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16) or (19) of the definition of “Permitted Indebtedness”), in each case to the extent that it does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Issuer or such Restricted Subsidiary in connection with such Refinancing); or

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Issuer, then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary. For purposes of the notes and the Indenture, and the interpretation thereof, for all periods prior to the completion of the Spin-Off (including on and after the Issue Date), the former Subsidiaries of Manitowoc ParentCo that are now Subsidiaries of the Issuer as a result of the Spin-Off are deemed to have been Restricted Subsidiaries of the Issuer.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of any property, whether owned by the Issuer or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization Entity” means a Wholly Owned Subsidiary of the Issuer (or another Person in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Issuer (as provided below) as a Securitization Entity; and

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

(b) is recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

(c) subjects any asset of the Issuer or any Restricted Subsidiary of the Issuer (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets), retained or acquired by the Issuer or any Restricted Subsidiary of the Issuer;

(2) with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(3) to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Separation and Distribution Agreement” means the Master Separation and Distribution Agreement between Manitowoc ParentCo and Manitowoc Foodservice, dated as of March 4, 2016.

“Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Spin-Off” means the Internal Reorganization and the Distribution.

“Spin-Off Documents” means the Separation and Distribution Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Intellectual Property Matters Agreement, the Tax Matters Agreement and any other instruments, assignments, documents and agreements executed in connection with the implementation of the transactions contemplated by any of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer that are reasonably customary in an accounts receivable securitization transaction.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated or junior in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or through another Subsidiary, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or through another Subsidiary, owned by such Person.

“Tax Matters Agreement” means the Tax Matters Agreement between Manitowoc ParentCo and Manitowoc Foodservice, dated as of March 4, 2016.

“Term Loan B” means the $975,000,000 senior secured “tranche B” term loan to Manitowoc Foodservice made pursuant to the Term Loan B Facility.

“Term Loan B Facility” means the $975,000,000 senior secured “tranche B” term loan facility due in 2023 under the Credit Agreement.

“Transactions” means (1) (A) the Spin-Off, (B) any other transactions contemplated by, or pursuant to, the Spin-Off Documents or otherwise in connection with the Spin-Off (including any cancellation or termination of Indebtedness, agreements, arrangements, commitments or understandings, including intercompany accounts payables, receivables or Indebtedness, between Manitowoc Foodservice or any of its Restricted Subsidiaries, on the one hand, and Manitowoc ParentCo or any of its other Subsidiaries, on the other hand, and making certain intercompany contributions and dividend payments) and (C) any other transactions pursuant to agreements or arrangements in effect on the Distribution Date on substantially the terms described in the Offering Circular, or any amendment, modification, addition or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, added, supplemented or replaced are not materially more disadvantageous to the Holders when taken as a whole compared to the applicable agreements as described in the Offering Circular (as determined in good faith by the Issuer), (2) the issuance of the notes, (3) the entering into of the Credit Facilities and the borrowing of the term loan thereunder and (4) the payment of fees and expenses in connection with the foregoing.

“Transition Services Agreement” means the Transition Services Agreement between Manitowoc ParentCo and Manitowoc Foodservice, dated as of March 4, 2016.

“Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or any agency thereof, in each case, maturing no later than July 1, 2016.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) the Issuer certifies to the Trustee that such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness in compliance with clause (a) of the covenant described under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness”; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

MANAGEMENT

Executive Officers of the Registrant

The following table sets forth information as of June 30, 2016 regarding our executive officers.

Name	Age	Position With The Registrant
Hubertus M. Muehlhaeuser	46	President and Chief Executive Officer
John O. Stewart	57	Senior Vice President and Chief Financial Officer
Josef Matosevic	45	Senior Vice President and Chief Operating Officer
Maurice D. Jones	56	Senior Vice President, General Counsel and Secretary
Richard N. Caron	60	Senior Vice President Innovation
Andreas G. Weishaar	42	Senior Vice President Strategy, Marketing and Human Resources
Haresh Shah	47	Vice President Corporate Controller and Chief Accounting Officer

Mr. Muehlhaeuser was appointed President and Chief Executive Officer of MFS effective July 28, 2015. Prior to his appointment, he had served as Managing Partner of Karl-H. Muehlhaeuser GmbH & Co K (a subsidiary of Mühlhäuser Holding GmbH (Switzerland)), a leader in the development, production, distribution and service of rail-bound and trackless tunneling and mining equipment from 2013 to 2015. Mr. Muehlhaeuser previously served as Senior Vice President and General Manager, Europe/Africa/Middle East for AGCO Corporation (NYSE: AGCO) (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts, in 2012. Prior thereto, he was Senior Vice President - Strategy & Integration and General Manager, Eastern Europe/Asia at AGCO from 2009 to 2011. From 2005 to 2011, Mr. Muehlhaeuser served as Senior Vice President - Strategy & Integration at AGCO, and from 2007 to 2011 he also served as General Manager - Engines. Prior to joining AGCO in 2005, he led the Global Strategy and Organization Practice at Arthur D. Little, Ltd., an international management consulting firm, was a member of the firm’s Global Management Team and was the firm’s Managing Director, Switzerland. Mr. Muehlhaeuser is also a member of the Board of FASTER S.p.A. (Italy) and Chairman of the Board of Mühlhäuser Holding GmbH (Switzerland), where he is still the majority shareholder. Mr. Muehlhaeuser studied Business Administration at the European Business Schools in Oestrich Winkel and London, as well as the Universidad Argentina de la Empresa, and holds a Master of Business Administration degree from EBS University of Business and Law.

Mr. Stewart was appointed Senior Vice President and Chief Financial Officer of MFS effective November 9, 2015. Prior to his appointment, his most recent position was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Hostess Brands, Inc., a manufacturer and distributor of cake and bread products, which he held from 2010 until May 2013. From May 2013 until his appointment with MFS, Mr. Stewart was retired. Before joining Hostess Brands, Inc. in 2010, Mr. Stewart served as the Executive Vice President and Chief Financial Officer of Dr. Pepper Snapple Group, Inc. (NYSE: DPS), a publicly-traded carbonated soft drinks company, from 2006 until 2010. From 1990 to 2005, Mr. Stewart served in various finance roles within the business of Diageo PLC (NYSE: DEO), a publicly traded premium spirits business, including as the Chief Financial Officer of Diageo PLC’s subsidiary Diageo North America, Inc. from 2001 until 2004. Mr. Stewart holds a Bachelor of Accountancy degree from the University of Glasgow and is a member of the Institute of Chartered Accountants of Scotland.

Mr. Matosevic was promoted to Senior Vice President of Global Operational Excellence for MTW in 2014 after serving as the Executive Vice President - Global Operations and Purchasing for MTW Cranes since early 2012. Prior to joining MTW, Mr. Matosevic served in various executive positions with Oshkosh Corporation (NYSE: OSK), a designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies, from 2008-2012, including as that company’s Executive Vice President, Global Manufacturing Operations from 2010-2012, with responsibilities for the defense segment, global operating systems and lean deployment. He previously served as Vice President of Global Operations from 2005 to 2007 and Chief Operating Officer from 2007 to 2008 at Wynnchurch Capital/Android Industries, a sub-assembler and sequencer of complex modules for automotive original equipment manufacturers. Mr. Matosevic has over 20 years of global operating and business experience, with skills and experience in Lean Six Sigma practices, automation, and supply chain development.

Mr. Jones was appointed Senior Vice President, General Counsel and Secretary of MFS effective September 1, 2015. Prior to the completion of the Spin-Off on March 4, 2016, Mr. Jones served as General Counsel and Secretary of MTW since 1999 and was elected its Vice President in 2002 and a Senior Vice President in 2004. Prior to joining MTW, Mr. Jones was a shareholder in the law firm of Davis and Kuelthau, S.C., and served as legal counsel for Banta Corporation.

Mr. Caron was promoted to Senior Vice President Innovation of MFS in 2015. Previously, he served as EVP Global Marketing and Innovation for MFS and as MFS’ Chief Technology Officer, a position that he has held since 2005 as a former Enodis employee. Under his leadership, Mr. Caron was instrumental in the development and success of the Education and Technology Center. He has also led a variety of new product development initiatives, which have helped distinguish the Company as a technology leader in the foodservice industry. Prior to MFS/Enodis, Mr. Caron served as Chief Executive Officer for the Moseley Corporation in Franklin, Massachusetts. Other key professional experience included serving as president and chief executive officer of TurboChef, Inc. in Dallas, Texas. Before TurboChef, Mr. Caron was managing director of the consumer products practice at Arthur D. Little (ADL) in Cambridge, Massachusetts. During his 19-year affiliation with ADL, Mr. Caron led many consulting assignments involving technology, strategy, and product development. In addition, Mr. Caron holds several patents in the foodservice industry, including automated frying and rapid cooking systems. Mr. Caron is a graduate of the Massachusetts Institute of Technology where he earned Master of Science and Bachelor of Science degrees in Chemical Engineering Practice.

Mr. Weishaar was appointed Senior Vice President Strategy, Marketing and Human Resources of MFS effective February 1, 2016. Prior to his appointment, he served ten years at AGCO Corporation (NYSE: AGCO) (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts. His most recent role at AGCO was as Vice President and General Manager of Global Green Harvesting, responsible for the company’s worldwide hay, forage and sugar business. Prior to joining AGCO, Mr. Weishaar was part of the Strategy & Organization practice of Arthur D. Little, where he worked in areas of strategy and organization, performance improvement and mergers & acquisitions. He holds a Master of Business Administration from the European Business School, Germany, and studied both at the Ecole Supérieure de Commerce de Dijon, France, and the Thunderbird School of Global Management, USA.

Mr. Shah was appointed Vice President Corporate Controller and Chief Accounting Officer of MFS effective June 13, 2016. Prior to his appointment he served as Vice President, Corporate Controller of Syniverse Technologies, LLC, a mobile communication services leader in mobile interoperability, mobile communications and mobile expertise, from 2012 until May 2016. He previously served in financial leadership roles at Amkor Technology, Inc., a leading provider of outsourced semiconductor packaging and test services, including Vice President, International Finance, from 2009 until 2012. Prior thereto, he held positions with increasing responsibility at Alcatel-Lucent, a provider of internet protocol (IP) and cloud networking and ultra-broadband access, from 2000 until 2008, including serving as Controller, Asia Pacific and China – Convergence Business Group. Mr. Shah earned a B.B.A. degree in accountancy from Baruch College and is a Certified Public Accountant.

Board of Directors of the Registrant

The following table sets forth information as of June 30, 2016 regarding our directors.

Name	Age	Position(s)
Dino J. Bianco	54	Director
Joan K. Chow	55	Director
Thomas D. Davis	60	Director
Cynthia M. Egnotovich	59	Director; Chairperson of the Board
Timothy J. Fenton	58	Director
Andrew Langham	43	Director
Hubertus M. Muehlhaeuser	46	Director

Mr. Bianco is a member of our Board, the chairperson of the Audit Committee and a member of the Compensation Committee. Mr. Bianco was elected to the Board of Directors of MTW in May 2015 and served on MTW’s Board of Directors until the Spin-Off when he resigned from the Board. He formerly served as Executive Vice President (from 2012 to April, 2015) of Kraft Foods Group, Inc. (NASDAQ: KRFT) and President of its Beverages business (from 2013 to April, 2015). Kraft Foods Group, Inc., headquartered in Northfield, Illinois, is one of the largest consumer packaged food and beverage companies in North America. Mr. Bianco previously served as Senior Vice President of Kraft Foods Group, Inc. and President of Kraft Canada (2005-2012) and Vice President of Marketing for Kraft’s Beverages, Desserts, Grocery and Cereals businesses (2001 to 2005). Mr. Bianco joined Kraft in 1990 as Finance Manager and held several roles in finance, financial planning and analysis, sales strategy and marketing. Mr. Bianco is a Chartered Professional Accountant, and prior to joining Kraft he was employed by PricewaterhouseCoopers LLP. In addition Mr. Bianco is a past chair of Food and Consumer Products of Canada, past member of the Board of The Grocery Foundation, and past member of the Board of Trustees of the United Way of Toronto.

Mr. Bianco brings extensive relevant experience to MFS’ Board of Directors with his 25 years of financial, marketing and senior management experience with one of the largest food and beverage companies in North America. This experience is amplified by his service as past chair of Food and Consumer Products of Canada, past member of the Board of The Grocery Foundation, and past member of the Board of Trustees of the United Way of Toronto.

Ms. Chow is a member of our Board, the chairperson of the Compensation Committee and a member of the Corporate Governance Committee. Ms. Chow became a director of MTW in 2012 and served until the Spin-Off when she resigned. Ms. Chow joined the Greater Chicago Food Depository in February 2016 as Chief Marketing Officer. Prior to joining the Greater Chicago Food Depository, Ms. Chow was the Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc. (NYSE: CAG) from 2007 to August, 2015. ConAgra Foods, headquartered in Omaha, NE, is one of North America’s leading packaged food companies. Prior to joining ConAgra in 2007, Ms. Chow was employed for nine years with Sears Holdings Corporation in various marketing positions of increasing responsibility, having served as Senior Vice President/Chief Marketing Officer of Sears Retail immediately prior to taking the position with ConAgra. Prior to that, she served in executive positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow currently serves on the Board of Feeding America, a leading hunger-relief charity in the United States.

Ms. Chow led ConAgra’s global marketing team, including integrated marketing planning, advertising, digital, social media, consumer insights, brand design, and multicultural marketing. Ms. Chow’s extensive leadership experience in marketing, advertising and consumer insights brings a valuable perspective to MFS’ Board of Directors.

Mr. Davis is a member of our Board, a member of the Audit Committee and a member of the Compensation Committee. Mr. Davis has served as Chairman, President and Chief Executive Officer of Viskase Companies, Inc. (“Viskase”), a meat casing company, since 2011, and as President and Chief Executive Officer of Viskase since 2007. Before joining Viskase in 2007, Mr. Davis served as President and Chief Executive Officer of Specialty Foods Group, Inc., a producer of premium meat products (2000 to 2006). He also served in various executive positions with Smithfield Foods, Inc. (1995 to 1999), and in various operational and financial roles with John Morrell & Company from 1980 until it was acquired by Smithfield Foods in 1995. Mr. Davis has an M.B.A. from Benedictine University and a B.S. from SUNY-Plattsburgh. Mr. Davis’s experience as Chief Executive Officer at two food processing companies, as well as his operational and financial background in the food processing industry, provide a valuable perspective to MFS’ Board of Directors.

Ms. Egnotovich is the Chairperson of the Board and the chairperson of the Corporate Governance Committee. Ms. Egnotovich was also a director of MTW from 2008 until the Spin-Off when she resigned from the MTW board. She served as President, Customer Service of Aerospace Systems of United Technologies Corporation (NYSE: UTX) from 2012 until her retirement in 2013. United Technologies Corporation (UTC), headquartered in Hartford CT, is a diversified company that provides a broad range of high-technology products and services to the global aerospace and building systems industries. The UTC Aerospace Systems Customer Service organization focused on program management of customer long-term agreements, sales, and technical support. Previous to her position with UTC, Ms. Egnotovich was Vice President (2002 to 2012) and Segment President, Nacelles and Interior Systems (2007 to 2012) of Goodrich Corporation. Goodrich Corporation was a leading aerospace manufacturer, located in Charlotte, NC, that was acquired by UTC in 2012. Ms. Egnotovich previously served as Segment President, Engine Systems (2005 to 2007); Segment President, Electronic Systems (2003 to 2005); and Segment President, Engine and Safety Systems (2002 to 2003), all at Goodrich Corporation. Ms. Egnotovich held other positions of increasing responsibility since joining Goodrich in 1986. Ms. Egnotovich also serves as a board member of Hexcel Corporation (NYSE: HXL) located in Stamford, CT.

Ms. Egnotovich brings senior management, accounting, and financial controls experience to MFS’ Board of Directors. Ms. Egnotovich’s financial controls and accounting expertise had their foundation when she served as a financial analyst and then controller of a division of Goodrich. From there she moved to other positions of increasing responsibility, serving as president of various business segments within Goodrich, and until 2013, as President, Customer Service of Aerospace Systems of UTC until her retirement in 2013. Her background and experience in finance, accounting, and senior management in various segments of large manufacturing companies make her well suited to serve on MFS’ Board of Directors.

Mr. Fenton is a member of the Board, a member of the Audit Committee and a member of the Compensation Committee. Mr. Fenton served as Chief Operating Officer of McDonald’s Corporation (NYSE: MCD), a publicly-traded franchisor and operator of restaurants, from July 2012 until his retirement on December 31, 2014. In his role as Chief Operating Officer, Mr. Fenton was responsible for global supply chain, franchising and development. Prior to becoming Chief Operating Officer, Mr. Fenton served as President, McDonald’s Asia/Pacific, Middle East and Africa, with responsibility for operations in 38 countries at more than 8,800 restaurants (January 2005 to June 2012), and as President, East Division for McDonald’s USA (May 2003 to January 2005). Prior to his retirement, Mr. Fenton was employed by McDonald’s Corporation for more than 40 years. Mr. Fenton also owns and manages ten McDonald’s Corporation franchises in Florida.

Mr. Fenton’s experience in senior leadership roles at one of the world’s largest fast-food restaurant companies, with oversight for major market operations and key corporate functions including global supply chain, gives him an industry perspective that is valuable to MFS’ Board of Directors.

Mr. Langham is a member of the Board, a member of the Corporate Governance Committee and a member of the Audit Committee. Mr. Langham has been General Counsel of Icahn Enterprises L.P. (NASDAQ: IEP), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since 2014. From 2005 to January 2015, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Langham was an associate at Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has been a director of: Freeport McMoRan Inc. (NYSE: FCX), the world’s largest publicly traded copper producer, since October 2015; CVR Partners LP (NYSE: UAN), a nitrogen fertilizer company, since September 2015; CVR Refining, LP (NYSE: CVRR), an independent downstream energy limited partnership, since September 2014; and CVR Energy, Inc. (NYSE: CVI), a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since September 2014. CVR Partners, CVR Refining and CVR Energy are each indirectly controlled by Carl C. Icahn. Mr. Icahn also has non-controlling interests in Freeport-McMoRan through the ownership of securities. Mr. Langham received a B.A. from Whitman College, and a J.D. from the University of Washington.

Mr. Langham’s legal background, particularly his expertise in corporate matters, finance, and mergers and acquisitions, provides a valuable perspective to MFS’ Board of Directors. His connection with the food packaging business will provide additional insight as a Board member. As General Counsel of Icahn Enterprises L.P. he also brings relevant experience with corporate governance, compliance, and regulatory matters.

Mr. Muehlhaeuser’s biographical information is set forth above under “Executive Officers of the Registrant.”

As the President and Chief Executive Officer of MFS Mr. Muehlhaeuser’s day-to-day leadership of the business provides an invaluable contribution to the MFS Board of Directors. His prior senior management experience in equipment and manufacturing industries and his multi-functional expertise, including strategy and integration, operational execution, financial acumen, capital markets knowledge, and strong channel and brand management, offers MFS a unique set of skills as it positions itself for long-term, sustainable growth.

Director Independence

NYSE rules require that our Board have a majority of independent directors. Our Board has a majority of independent directors, and our Board committees are comprised of only independent directors.

Committees of the Board

Our Board has the following committees, each of which operates under a written charter, which is posted on our website.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act and is comprised of Dino J. Bianco, Thomas D. Davis, Timothy J. Fenton and Andrew Langham. The responsibilities of our Audit Committee include, among other duties, overseeing:

•	our independent auditors’ qualifications, independence, performance and interactions with management;

•	management’s review of our annual audited financial statements;

•	the integrity of our financial statements, including the use of any unusual accounting methods and any issues resulting from the use of such methods;

•	earnings releases and other public financial communications;

•	the performance of our internal auditors and internal audit function;

•	internal procedures for the receipt, retention and treatment of complaints regarding our accounting, internal accounting controls or auditing matters;

•	our compliance with legal and regulatory requirements; and

•	our guidelines and policies with respect to risk assessment and risk management.

The Audit Committee consists entirely of independent directors, each of which meets the independence requirements set forth in the listing standards of the NYSE, Rule 10A-3 under the Exchange Act and the Audit Committee charter. Each member of the Audit Committee is financially literate and has accounting or related financial management expertise as such terms are interpreted by our Board in its business judgment.

Compensation Committee

Our Compensation Committee is comprised of Joan K. Chow, Dino J. Bianco, Thomas D. Davis and Timothy J. Fenton. The responsibilities of our Compensation Committee include the following:

•	reviewing and approving corporate goals and objectives relevant to executive compensation;

•	setting compensation policy and administering compensation plans on behalf of the Board;

•	reviewing and recommending to the Board for approval the compensation of the Chief Executive Officer and other key executives;

•	annually appraising the Chief Executive Officer’s performance;

•	evaluating compensation levels and payouts for the Chief Executive Officer and other executives against an appropriate comparison group;

•	reviewing and commenting on strategic and financial plans to determine their relationship to the compensation program;

•	reviewing and approving new compensation plans;

•	recommending pay levels for non-employee Board members;

•	reviewing and approving, in coordination with the Audit Committee, the contents of SEC and other regulatory filings relating to compensation matters, including the Compensation Discussion and Analysis and related executive compensation disclosures.

The Compensation Committee consists entirely of independent directors, each of which meets the independence requirements set forth in the listing standards of the NYSE and the Compensation Committee charter. The members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code).

Corporate Governance Committee

Our Corporate Governance Committee is comprised of Cynthia M. Egnotovich, Andrew Langham and Joan K. Chow. The responsibilities of our Corporate Governance Committee include the following:

•	evaluating and recommending current directors for re-election and new candidates to fill existing or expected vacancies;

•	recommending the frequency, agenda, location and timing of Board meetings to the Chief Executive Officer;

•	reviewing the size, composition and independence of the Board, as well as the number and structure of Board committees;

•	reviewing validly submitted stockholder proposals;

•	reviewing our stock ownership guidelines and monitoring directors’ compliance with the stock ownership guidelines; and

•	facilitating an executive session at each regular Board meeting for non-management directors.

The Corporate Governance Committee consists entirely of independent directors, each of which meets the independence requirements set forth in the listing standards of the NYSE and the Corporate Governance Committee charter.

Meetings

During the fiscal year ended December 31, 2015, our Board met one time while we were still a subsidiary of MTW. All members of the Board attended at least 75 percent of the meetings held by the Board and the committees on which they served.

Code of Conduct

We have adopted a written code of conduct, or the “Code of Conduct,” that applies to all of our employees. The Code of Conduct reflects our commitment to operate our business in a manner that meets the highest ethical standards. It includes or refers to policies and rules that cover ethical and legal practices for nearly every aspect of our business. A copy of the Code of Conduct is posted on our website at www.manitowocfoodservice.com.

Director Nomination Process

We have adopted corporate governance guidelines that contain information concerning the responsibilities of the Corporate Governance Committee with respect to identifying and evaluating future director candidates.

The Corporate Governance Committee will evaluate future director candidates in accordance with the director membership criteria described in our corporate governance guidelines. The Corporate Governance Committee will evaluate a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of individual directors as well as the composition of our Board as a whole. In addition, the Corporate Governance Committee will evaluate a candidate’s professional skills and background, areas of expertise, experience in relevant industries, age, diversity, geographic background and number of other directorships, along with qualities expected of all directors, including integrity, judgment, acumen and the time and ability to make a constructive contribution to our Board. The Corporate Governance Committee, along with our Board, will consider a candidate in the context of our Board as a whole to determine the appropriate mix of backgrounds and experiences among our Board members as we believe that varying viewpoints better represent our stockholders, employees, business partners and consumers and contribute to a more informed and effective decision-making process.

Communication with Non-Management Members of Our Board of Directors

Information for stockholders and other parties interested in communicating with our Board or our independent directors, individually or as a group, is posted on our website as part of our corporate governance guidelines. Our vice president of investor relations and/or our general counsel will forward such communications to the Board or to individual directors, as applicable. Any communication that our vice president of investor relations or our general counsel determines, in his or her discretion, to be offensive, dangerous, harmful, illegal, illegible, not understandable or nonsensical may, at the option of such person, not be forwarded. Neither MFS nor the Board nor any director shall be obligated to send any reply or response to the interested party, except to indicate to the interested party, if requested, whether the interested party’s communication was forwarded to the Board or the applicable Board member.

Stock Ownership Guidelines

Our corporate governance guidelines contain stock ownership guidelines for non-management directors. The guidelines provide that each non-management director should acquire and hold an amount of our stock with a value at least equal to five times the director’s total annual cash retainer, excluding any meeting fees or any additional retainer for committee chair positions. The guidelines require the stock ownership amount to be met by the end of the fifth full calendar year after the director is first elected to the Board, or in the case of directors who were previously members of the MTW board of directors, by the end of the later of (a) the end of the fifth full calendar year after the director was first appointed or elected as a member of the MTW board of directors, or (b) the end of the third full calendar year after the Spin-Off. Directors are required to retain net shares upon vesting of equity awards until achieving the stock ownership guideline.

For purposes of the guidelines, stock ownership includes shares owned outright, restricted stock and restricted stock units, but does not include unexercised stock options. As of June 30, 2016, each of the directors to whom these guidelines applied was either in compliance or expected to be in compliance within the five-year time period provided for initial compliance.

Compliance will be measured annually at the first Board meeting in a given year, and will be based on each director’s stock ownership and the stock price as of the close of business on the last day of the preceding calendar year.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following section is designed to assist in understanding the objectives of the executive compensation program of MTW prior to the Spin-Off and some aspects of MFS’ executive compensation program after the Spin-Off, the different components of compensation paid to the persons identified in the 2015 Summary Compensation Table below, who are referred to collectively as our named executive officers, and the basis for the compensation decisions affecting those persons. Mr. Muehlhaeuser and Mr. Stewart are identified as named executive officers because they are serving as, respectively, our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer following the Spin-Off. The other named executive officers are identified as such because they were the three most highly compensated executive officers of MTW during 2015 who are also serving as executive officers of MFS after the Spin-Off. This discussion and analysis should be read together with the compensation tables located elsewhere in this prospectus.

The information provided for 2015 and any prior periods reflects compensation earned at MTW or its subsidiaries for each of the named executive officers based on their respective roles with MTW or its subsidiaries during 2015 or such prior periods, if any, and the design and objectives of MTW’s executive compensation programs in place prior to the Spin-Off.

All 2015 executive compensation decisions for our named executive officers prior to the Spin-Off were made or overseen by the Compensation Committee of the Board of Directors of MTW (the “MTW Compensation Committee”). Executive compensation decisions following the Spin-Off are being made by the Compensation Committee of the Board of Directors of MFS (the “MFS Compensation Committee”). This Compensation Discussion and Analysis describes some aspects of our compensation programs for our named executive officers following the Spin-Off.

2015 Say-on-Pay Advisory Vote

In 2015, MTW’s say-on-pay advisory vote received support from over 98% of shares voted. We believe that this result demonstrated a strong endorsement by MTW’s shareholders of its executive compensation program design, decisions and policies. The vote was one of many factors considered by the MTW Compensation Committee in reviewing its executive compensation program. MTW did not make any changes to its executive compensation program in direct response to this vote.

Compensation Program Administration

The MFS Compensation Committee is, primarily responsible for administering our executive compensation program. That role entails reviewing and approving all elements of the executive compensation program that cover the named executive officers. The review includes an annual consideration of business strategy and talent needs and alignment of compensation to performance and stockholder interests. MTW previously engaged, and post Spin-Off, MFS has also engaged Willis Towers Watson to assist with its duties.

Compensation Strategy

MTW’s executive compensation program has been intended to align the interests of its executives with the interests of its shareholders as well as to motivate its executives to maximize long-term total returns to its shareholders. For these reasons, the MTW Compensation Committee has designed the executive compensation program consistent with market typical/best practices to ensure strong alignment between executive pay and MTW’s performance. A strong element of the design has been to provide incentive-based compensation that is directly tied to MTW’s performance. The MTW Compensation Committee has annually reviewed the key elements of the program considering

MTW’s business strategy and talent needs. MTW’s executive compensation program has sought to provide competitive total compensation opportunities, at costs to MTW that are consistent with the opportunities provided, to attract, motivate and retain highly-qualified executives critical to the achievement of MTW’s financial and strategic goals.

Key objectives and elements of the philosophy have included the following:

•	Paying for performance. A significant portion of the compensation paid to executives of MTW and its former subsidiaries including MFS has been incentive-based and “at risk,” and could be earned based on the achievement of MTW’s financial goals and/or stock price appreciation. (Incentive awards based on achievement of specific goals have been capped at 200% of the targeted award opportunity.) As previously disclosed by MTW, in January 2015, in view of its intention to pursue the Spin-Off, the MTW Compensation Committee determined that it would not serve the interests of MTW to grant to executive officers performance shares in 2015 (in addition to stock options), which would have a multi-year performance period. Instead, given the difficulty of goal setting as a result of the announced intention to separate into two independent, publicly-traded companies by the end of the first quarter of 2016, as well as the additional retentive value of stock options and restricted stock, in 2015 the executive officers of MTW received a grant of restricted stock units (weighted 50%) and stock options (weighted 50%).

•	Providing market competitive compensation. Pay levels have been targeted to be, on average, at market median levels based on individual factors (such as experience, length of service, time in their role, and individual performance), internal structure and internal and external equity, business needs, MTW’s performance, comparable positions at general industrial companies of similar size, and other factors.

•	Encouraging long service. MTW has offered several retirement and savings plans, which pay benefits after retirement and provide employees with the opportunity to earn employer contributions or save pre-tax dollars for retirement.

•	Facilitating executive stock ownership. Long-term incentive awards to executives of MTW have been solely equity-based, and executive officers of MTW have been subject to stock ownership guidelines, including a potential retention requirement, to ensure meaningful ongoing alignment with shareholders’ interests, although comparator groups have been used when considering specific components of compensation.

Actual total compensation has been subject to variation from target compensation based on the individual’s performance and MTW’s financial and stock price performance. In accordance with SEC proxy disclosure rules, the Summary Compensation Table below shows the grant date fair value of long-term incentive (LTI) grants, which is often very different from the actual realized and realizable/current values (if any amount is even earned) of such awards. The MTW Compensation Committee has reviewed annually officer pay tally sheets detailing the past several years of actual and target compensation, outstanding long-term incentive awards (including the potential realizable value at various stock prices), accumulated deferred compensation balances, and potential change-in-control severance amounts.

In connection with its executive compensation determinations, MTW has reviewed third-party market survey data among comparable companies and broader market trends/developments, as provided by the MTW Compensation Committee’s compensation consultant, which in 2015 was Willis Towers Watson. Given the range of its businesses prior to the Spin-Off, in setting market-based pay levels MTW has generally reviewed market data provided from surveys of comparably-sized general industrial companies; a specific peer group has not typically been used, although comparator groups have been used when considering specific components of compensation. Survey data of comparable positions has been analyzed annually in considering adjustments to base salaries and target short-term and long-term incentive award opportunities. Survey data has also been reviewed periodically to help maintain the competitiveness of all elements of compensation.

EXECUTIVE COMPENSATION

Compensation Elements. MTW’s executive compensation program is described in more detail below, by element and in total.

Element	Purpose	Characteristics
Base Salary	Establish a certain element of pay for an individual’s competencies, skills, experience and performance relative to his/her current job	Not at risk; eligible for annual performance-based merit increase consideration and adjustments for changes in job responsibilities

Short-Term Incentives	Motivate and reward the achievement of annual MTW financial goals aligned to the key strategic objectives for the year	Performance-based (variable) cash opportunity; amount earned will vary based on actual company financial results achieved

Long-Term Incentives(1)	Motivate and reward the achievement of specific financial goals, Relative TSR performance and stock price appreciation over time for the prior fiscal year award(1)	All of the award opportunity is performance-based with the amount realized, if any, by the executive dependent upon multi-year company financial results and stock price performance(1)

Retirement Benefits	Encourage long service with MTW by providing retirement plan contributions that can grow in value over an executive’s career	Both fixed and variable aspects; contributions drive growth of funds and future payments

Benefits and Perquisites	Provide additional financial security and other enhanced benefits for executives (perquisites are limited)	Generally fixed; actual cost is based on participation and usage

Change in Control (“CIC”) Continued Employment and Severance Benefits	Provide continuity of the leadership team leading up to and after a change in control	Contingent component; provides for continued employment upon a CIC and severance benefits if an executive’s employment is terminated following a CIC

(1)	As previously disclosed by MTW, in January 2015, in view of its intention to pursue the Spin-Off, the MTW Compensation Committee determined that it would not serve the interests of MTW to grant to executive officers performance shares in 2015 (in addition to stock options), which would have a multi-year performance period. Instead, given the difficulty of goal setting as a result of the announced intention to separate into two independent, publicly-traded companies by the end of the first quarter of 2016, as well as the additional retentive value of stock options and restricted stock, in 2015 the executive officers of MTW received grants of restricted stock units (weighted 50%) and stock options (weighted 50%).

In setting total compensation, MTW has applied a consistent approach for all of its executive officers. Executive officers also have been eligible to receive base salary and incentive pay increases at the time of promotions. In connection with promotions, the MTW Compensation Committee may have increased base salary and target incentive award percentages, and made additional incentive grants. Prior to August 2015, Mr. Muehlhaeuser was not an executive officer of MTW, and his compensation was determined through arm’s length negotiations in connection with his recruitment to be an executive officer of MTW prior to the Spin-Off and then become MFS’ President and Chief Executive Officer following the Spin-Off, as described further below. Prior to November 2015, Mr. Stewart was not an executive officer of MTW, and his compensation was determined through arm’s length negotiations in connection with his recruitment to be an employee of MTW prior to the Spin-Off and then become MFS’ Senior Vice President and Chief Financial Officer following the Spin-Off, as described further below.

Additional detail regarding each pay element is presented below. Other than the Change in Control Severance Arrangements (Contingent Employment Agreements) and Messrs. Muehlhaeuser’s and Stewart’s employment agreements described below, MTW did not have employment agreements with any of our named executive officers. After the Spin-Off, however, we adopted a form of employment agreement for use with members of our senior management team, and on April 27, 2016, we entered into such agreements with Messrs. Matosevic, Jones and Caron. These employment agreements set forth certain elements of our named executive officers’ compensation, as described below.

Base Salaries. MTW reviewed salaries annually, and based adjustments, if any, on consideration of MTW’s overall budget for base salaries for the year, individual factors (competencies, skills, experience, and performance), internal equity, and market pay practice data. Based upon the survey data provided by the MTW Compensation Committee’s compensation consultant, the base salaries for the named executive officers, on average, continued to approximate the median of base salaries of comparable positions, considering an individual’s experience, performance and other factors. In connection with the recruitment of Mr. Muehlhaeuser to serve as our President and Chief Executive Officer after the Spin-Off, MTW negotiated an annual base salary for Mr. Muehlhaeuser of $800,000. In connection with the recruitment of Mr. Stewart to serve as our Senior Vice President and Chief Financial Officer after the Spin-Off, MTW negotiated an annual base salary for Mr. Stewart of $540,000.

Incentive Plans. MTW provided annual and long-term incentive award opportunities to motivate the achievement of the business strategy by specifying key metrics of success. In order to strongly drive results and align performance and payouts, the incentive plans each:

•	Included multiple performance measures;

•	Had target performance goals set based on forecasts/budget, business conditions, prior year’s performance, probability of achievement and other factors;

•	Had varied payouts commensurate with performance results (with potential payouts capped at 200% of the target award opportunity for goal-based plans); and

•	Covered different time periods (annual incentive plan covers one year and long-term incentives typically cover three years (or more for stock options) with an ongoing stock ownership requirement).

MTW elected to use a combination of performance measures to ensure management was motivated and rewarded for earnings growth, cash flow generation, efficient use of capital and total shareholder returns. Accordingly, the annual incentive plan and performance share component of the long-term incentive plan each used two or more performance metrics (that are not duplicated between the plans), which could change from year-to-year to reflect the critical areas of focus for the respective performance period. The MTW Compensation Committee believed that, collectively, the performance metrics used would best drive long-term shareholder value and align management rewards to MTW’s business strategy.

2016 Incentive Plan Changes. Following the Spin-Off in early 2016, MFS established annual and long-term incentive award opportunities for its executive officers. The annual incentive awards included performance goals based on free cash flow, operating margin and organic net sales growth. The long-term incentive awards consisted of 25% stock options with 4-year ratable vesting and 75% performance shares that will be earned or forfeited based on performance as measured by cumulative fully diluted earnings per share and return on invested capital over a 3-year performance period. The details of these awards to our named executive officers will be disclosed as required by applicable SEC regulations in MFS’ proxy statement for its annual meeting in 2017.

2015 Short-Term Incentives. Annual incentive awards for 2015 were made under MTW’s 2013 Omnibus Incentive Plan, but are referred to in this prospectus as having been made under MTW’s Short-Term Incentive Plan (“STIP”). The annual or short-term incentives were intended to reward eligible participants for maximizing shareholder value.

The 2015 STIP award for Corporate Officers, including Messrs. Matosevic, Jones and Caron, was based thirty-five percent (35%) on operating earnings, thirty-five percent (35%) on free-cash flow, and thirty percent (30%) on return on invested capital. As described above under “2016 Incentive Plan Changes,” following the Spin-Off in early 2016, MFS established annual incentive award opportunities for its executive officers with performance goals based on free cash flow (weighted 30%), operating margin (weighted 35%) and organic net sales growth (weighted 35%).

The 2015 target annual incentive award percentages assigned to these named executive officers ranged from 50% to 100% of base salary, based on the position’s responsibilities and business impact. Awards earned under the STIP could range from 0% to 200% of an individual’s target award opportunity based on actual business results versus the target performance goals for the year. Earned awards, if any, would be fully paid out after the end of the year.

In connection with the recruitment of Mr. Muehlhaeuser to serve as our President and Chief Executive Officer after the Spin-Off, MTW agreed that Mr. Muehlhaeuser would participate in the STIP with a target annual incentive award of 100% of his base salary. The 2015 award was pro-rated based on Mr. Muehlhaeuser’s date of hire, which was August 3, 2015. The 2015 award opportunity was based on the same performance goals described above for the other named executive officers, and weighted 50% on Corporate performance and 50% on Foodservice performance.

In connection with the recruitment of Mr. Stewart to serve as our Senior Vice President and Chief Financial Officer after the Spin-Off, MTW agreed that Mr. Stewart would participate in the STIP with a target annual incentive award of 70% of his base salary. The 2015 award was guaranteed at 100% of the target but pro-rated based on Mr. Stewart’s date of hire, which was November 9, 2015.

The potential dollar range of the 2015 annual incentive awards when they were initially granted, by named executive officer, is presented in the Grants of Plan-Based Awards table. Except for the guaranteed amount for Mr. Stewart referenced in the preceding paragraph, in March 2016, however, it was determined that no amounts were earned by any of the named executive officers under the 2015 STIP.

The STIP allowed the MTW Compensation Committee to apply discretion in considering potential adjustments (e.g., certain accounting charges such as bad debt and inventory reserve expenses as well as research and development costs) presented by management to assess performance of continuing operations. In practice, the MTW Compensation Committee made a limited number of adjustments, which, for awards to be earned by executives during a particular year, must be determined no later than MTW’s Compensation Committee’s February meeting.

2015 Long-Term Incentives. Long-term incentive award grants for 2015 were made prior to the Spin-Off under the MTW 2013 Omnibus Incentive Plan, which was approved by shareholders of MTW at the MTW 2013 Annual Meeting and replaced the MTW 2003 Incentive Stock and Awards Plan (the “2003 Stock Plan”). Prior to 2014, long-term incentive awards were granted under the 2003 Stock Plan.

Long-term incentive awards were intended to align the interests of executives with those of MTW shareholders by allowing executives to share in the growth and financial success of MTW, as reflected in MTW’s stock price and other performance measures. In addition, long-term incentive awards facilitated the attraction, retention and motivation of executives and key employees.

From 2011 to 2014, all of the long-term award opportunity for senior executives of MTW had been “at-risk” - requiring achievement of specific multi-year financial goals or stock price appreciation. From 2010 to 2015; the executive officers of MTW did not receive time-based restricted stock grants. However, as described above, in 2015, due to the then-anticipated Spin-Off, the senior executives of MTW were granted time-based restricted stock units rather than performance shares. In addition, MTW made equity-based retention awards to certain key employees, including Messrs. Matosevic and Jones, to provide additional incentive for the employees to continue in employment and contribute toward the successful completion of the contemplated Spin-Off. These retention awards are described in greater detail below.

Stock Options. Stock options align executives’ interests with those of shareholders, since options only have realizable value if the price of MTW stock increases relative to the grant/exercise price. Stock options granted to the named executive officers during fiscal 2015 had the following terms:

•	Exercise price is the closing trading price of MTW stock on the grant date;

•	Vest annually in 25% increments beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary; and

•	Expire 10 years after the grant date.

In connection with Mr. Muehlhaeuser’s recruitment to be our President and Chief Executive Officer, MTW granted him an initial award of non-qualified stock options under the MTW 2013 Omnibus Incentive Plan with a fair market value of $1,000,000 upon the commencement of his employment with MTW. The stock options will vest in four equal annual installments on the anniversary of the grant date; however, if Mr. Muehlhaeuser is terminated for any reason other than for cause (as defined in his employment agreement), no less than one half of the stock options will immediately vest. Mr. Muehlhaeuser will also be eligible for future long-term incentive awards. Under his employment agreement, his long-term incentive award grant target is $2,000,000 per year.

In connection with Mr. Stewart’s recruitment to be our Senior Vice President and Chief Financial Officer, MTW granted him an initial award of non-qualified stock options under the MTW 2013 Omnibus Incentive Plan with a fair market value of $700,000 upon the commencement of his employment with MTW. The stock options will vest in four equal annual installments on the anniversary of the grant date; however, if Mr. Stewart is terminated for any reason other than for cause (as defined in his employment agreement), no less than one quarter of the stock options will immediately vest. Mr. Stewart will also be eligible for future long-term incentive awards. Under the terms of his employment agreement, Mr. Stewart’s long-term incentive award grant target is $700,000 per year.

Restricted Stock Units. In 2015, MTW granted the named executive officers other than Messrs. Muehlhaeuser and Stewart time-based restricted stock units which vest 100% on the third anniversary of the grant date. The MTW Compensation Committee decided to grant these units rather than performance shares in 2015 due to the then-anticipated Spin-Off.

Performance Shares. Performance share award opportunities were provided to the named executive officers (other than Messrs. Muehlhaeuser and Stewart) in years prior to 2015 to directly align the shares earned, if any, to the achievement of specific multi-year goals. The goals and the performance period were established by the MTW Compensation Committee at the time of the award grant.

2014 Performance Share Grant. The 2014 performance share grant could be earned based on performance over the three-year performance period from January 1, 2014 through December 31, 2016 on the following two equally-weighted measures:

•	3-year cumulative EVA®. EVA is a metric developed by Stern Stewart & Co. that measures the economic profit generated by a business and is equal to the difference between the following:

•	Net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other items, certain accounting charges such as bad debt and inventory reserve expenses, and research and development costs; and

•	A capital charge, defined as capital employed multiplied by the weighted average cost of capital.

•	3-year Relative TSR, which assessed MTW’s Total Shareholder Return (“TSR”) - equal to stock price appreciation plus the reinvestment of dividends provided to shareholders relative to a comparator group of 19 direct peers and industrial companies (listed below). Since the comparator group was used for performance, not pay levels, there are some TSR peers that were significantly smaller and larger than MTW. TSR was calculated using the 20-trading-day average closing price at the start and end of the three-year performance cycle. Awards could not exceed target if MTW’s TSR were negative, as assessed at the end of the three-year performance cycle. As described above under “2016 Incentive Plan Changes,” following the Spin-Off in early 2016, MFS established long-term incentive award opportunities for its executive officers consisted of 25% stock options with 4-year ratable vesting and 75% performance shares that will be earned or forfeited based on performance as measured by cumulative fully diluted earnings per share and return on invested capital over a 3-year performance period. The details of these awards to our named executive officers will be disclosed as required by applicable SEC regulations in MFS’ proxy statement for its annual meeting in 2017.

In view of the Spin-Off, the Board of MTW prior to the Spin-Off agreed that the 2014 performance share award would be paid-out at target at the end of the three-year performance period.

The following is the comparator group of direct peers and industrial companies used for determining Relative TSR performance for the 2014 performance share grants:

Actuant Corporation	Illinois Tool Works Inc.	Oshkosh Corporation
Astec Industries, Inc.	Ingersoll-Rand plc	Pentair plc
Briggs & Stratton Corp.	Joy Global Inc.	SPX Corporation
Caterpillar Inc.	Kennametal Inc.	Standex International Corp.
Cummins Inc.	Lincoln Electric Holdings Inc.	Terex Corp.
Dover Corp.	Middleby Corp.	Timken Co.
Graco Inc.

Consistent with MTW’s pay-performance philosophy and current market practices, with pay approximating median levels for median performance, the target award opportunity for the Relative TSR performance shares would be earned for Relative TSR performance at the median. The payout schedule for the Relative TSR portion of the performance share grants was as follows:

Performance Level	MTW’s Relative TSR Performance	Award Payout (as a % of Target)
Maximum	75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	25%

As described below under the heading “Treatment of Equity-Based Awards in the Spin-Off,” in connection with the Spin-Off, the 2014 performance share grants were deemed bifurcated into two separate awards: (1) a modified award covering MTW common stock; and (2) a new award of the same type covering MFS common stock. Each of these two awards is subject to the same terms and conditions after the Spin-Off as the terms and conditions applicable to the original MTW award prior to the spin-off, except that, because the performance goals for the 2014 performance share grants related to a performance period that was incomplete at the time of the Spin-Off, the performance goals were deemed met at the target level and the number of performance shares was calculated with no proration, but the performance shares remain subject to continued time-based vesting until the end of the applicable performance period (i.e., December 31, 2016).

2013 Performance Share Grant. The 2013 performance share grant was based on performance on two equally-weighted measures (Debt Reduction and Relative TSR) over the three-year performance period from January 1, 2013 through December 31, 2015. Debt reduction was the decrease in the balance of outstanding loans and other debt over the performance period and directly reflected MTW’s ability to generate cash flow that could be used to reduce MTW’s outstanding debt. Relative TSR is defined above.

2016 Performance Share Grants. MFS made performance share grants following the Spin-Off in March 2016. These performance share grants do not use TSR as a performance measure. Instead, these performance shares will use a combination of cumulative earnings per share over a three-year period and cumulative return on invested capital over a three-year period as performance measures. The grants will be disclosed as required by applicable SEC regulations in MFS’ proxy statement for its annual meeting in 2017.

Retention Awards. In April 2015, MTW made equity-based retention awards to certain key employees, including Messrs. Matosevic and Jones, to provide additional incentive for the employees to continue in employment and contribute toward the successful completion of the then-contemplated Spin-Off. The retention awards consisted of shares of MTW common stock that would vest on the second anniversary of the Spin-Off if the employee was continuously employed with MTW or an affiliate through the second anniversary of the effective date of the Spin-Off. The shares would earlier vest in full upon termination of the employee as a result of death, disability or retirement upon or following the Spin-Off. The shares would also vest in full upon an involuntary termination of the employee, other than for cause, by MTW, or a termination by the employee for good reason, regardless of whether the Spin-Off had then occurred. The number of shares subject to the retention award granted to Messrs. Matosevic and Jones, as disclosed in the Grants of Plan-Based Awards table, was determined based on a target dollar value equal to a percentage of the officer’s base salary and the share price on the date of grant. For Mr. Matosevic, the percentage was 100% of base salary, and for Messrs. Jones, the percentage was 150% of base salary.

Grant Guideline Development. The MTW Compensation Committee set award guidelines for each officer (other than Mr. Muehlhaeuser, who did not become an executive officer until August 3, 2015, and Mr. Stewart, who did not become an employee until November 9, 2015) and job classification level based upon survey market median levels and MTW’s recent average stock price. Mr. Muehlhaeuser’s 2015 award was determined based on market data and arm’s length negotiations in connection with Mr. Muehlhaeuser’s recruitment to be our President and Chief Executive Officer. Mr. Stewart’s 2015 award was determined based on market data and arm’s length negotiations in connection with Mr. Stewart’s recruitment to be our Senior Vice President and Chief Financial Officer. For the other officers, the approximate 20-trading-day average closing price of MTW stock ending on the date of the February MTW Compensation Committee meeting was used for determining the grant levels. The actual grant price and accounting expense for all officers were determined at the date of grant.

The grant date fair value of the 2015 stock option grants and restricted stock unit awards, which each represented approximately 50% of the award guidelines, is presented in the Grants of Plan-Based Awards table. The ultimate value, if any, which will be realized, is not determinable at the date of grant.

Treatment of Equity-Based Awards in the Spin-Off. Our named executive officers and other executive officers were treated like our other similarly-situated employees with respect to the impact of the Spin-Off on equity-based awards. Each outstanding MTW stock option, restricted share, restricted stock unit and performance share was treated in a manner similar to that experienced by MTW shareholders with respect to their MTW common stock. More specifically, each of these awards was deemed bifurcated into two separate awards: (1) a modified award covering MTW common stock; and (2) a new award of the same type covering MFS common stock. Each of these two awards is subject to the same terms and conditions after the Spin-Off as the terms and conditions applicable to the original MTW award prior to the Spin-Off, except:

•	with respect to each modified stock option award covering MTW common stock and new stock option award covering MFS common stock, the per-share exercise price for such award is subject to adjustment so that the two awards, together, will retain, in the aggregate, the same intrinsic value that the original MTW stock option award had immediately prior to the Spin-Off (subject to rounding);

•	with respect to performance shares subject to performance goals relating to performance periods that were incomplete at the time of the Spin-Off, the performance goals were deemed met at the target level and the number of performance shares was calculated with no proration, but the performance shares will remain subject to continued time-based vesting until the end of the applicable performance period.

•	with respect to any continuous employment requirement associated with any equity-based incentive awards, such requirement will be satisfied after the Spin-Off (a) by a MFS employee based on his or her continuous employment with MFS (for equity-based incentive awards of either MFS or MTW) and (b) by a MTW employee based on his or her continuous employment with MTW (for equity-based incentive awards of either MTW or MFS); and

•	in the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to MTW, then (a) any accelerated vesting and/or exercisability applicable to MTW equity-based incentive awards held by MTW employees or former MTW employees will apply to the MFS equity-based incentive awards then held by such individuals, and (b) any accelerated vesting and/or exercisability applicable to MTW equity-based incentive awards then held by MFS employees or former MFS employees will apply; and

•	in the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to MFS, then (a) any accelerated vesting and/or exercisability applicable MFS equity-based incentive awards held by MFS employees or former MFS employees will apply to the MTW equity-based incentive awards then held by such individuals, and (b) any accelerated vesting and/or exercisability applicable to MFS equity-based incentive awards then held by MTW employees or former MTW employees will apply.

MFS 2016 Omnibus Incentive Plan. We have adopted the MFS 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”), under which we make equity-based and cash-based incentive awards to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and to increase stockholder value. The 2016 Plan is intended to accomplish these objectives by offering participants the opportunity to acquire shares of MFS common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that the 2016 Plan provides. In addition, the 2016 Plan permits the issuance of awards (“Replacement Awards”) in partial substitution for awards relating to shares of common stock of MTW immediately prior to the Spin-Off in accordance with the terms of an employee matters agreement, dated as of March 4, 2016, by and between MFS and MTW (the “Employee Matters Agreement”) as described above under the heading “Treatment of Equity-Based Awards in the Spin-Off.”

The MFS Compensation Committee administers the 2016 Plan (the “Administrator”). The 2016 Plan authorizes the Administrator to interpret the provisions of the 2016 Plan; prescribe, amend and rescind rules and regulations relating to the 2016 Plan; correct any defect, supply any omission, or reconcile any inconsistency in the 2016 Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the 2016 Plan, in each case in its sole discretion.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of MFS or its affiliates; any individual whom MFS or an affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to MFS or its affiliates; or any director, including a non-employee director.

The 2016 Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards.

The 2016 Plan provides that 9.8 million shares of MFS common stock are reserved for issuance under the Plan, all of which may be issued upon the exercise of incentive stock options. These numbers may be adjusted in the event of certain corporate transactions or other events specified in the 2016 Plan.

The number of shares of MFS common stock reserved under the 2016 Plan is depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant, except that the number of shares reserved is depleted by 1.5 shares for each share delivered in payment or settlement of a full-value award. For this purpose, a full-value award includes restricted stock, restricted stock units payable in shares, performance shares, performance units payable in shares, and any other similar award payable in shares under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share.

In general, if an award granted under the 2016 Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and MFS reacquires them pursuant to rights reserved upon the issuance of the shares, then such shares again become available for issuance under the 2016 Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by MFS using proceeds from option exercises may not be recredited to the reserve.

In addition to the overall limits on the aggregate number of shares reserved under the 2016 Plan, there are individual award limits. Subject to adjustment as provided in the 2016 Plan and to certain exceptions, no participant may be granted awards that could result in the participant:

•	receiving options for, and/or stock appreciation rights with respect to, more than 2,000,000 shares (or 100,000 shares, in the case of a non-employee director) during any fiscal year;

•	receiving awards of restricted stock and/or restricted stock units, and/or other stock-based awards, relating to more than 500,000 shares (or 35,000 shares, in the case of a non-employee director) during any fiscal year;

•	receiving awards of performance shares, and/or awards of performance units the value of which is based on the fair market value of shares, for more than 1,000,000 shares (or 70,000 shares, in the case of a non-employee director) during any fiscal year;

•	receiving awards with a performance period of more than one year, including awards of performance units the value of which is not based on the fair market value of shares, long-term awards or dividend equivalent units that would pay more than $10,000,000 to the participant (or $600,000, in the case of a non-employee director) during any single fiscal year; or

•	receiving awards with a performance period of not more than one year, including annual incentive awards, awards of performance units the value of which is not based on the fair market value of shares, or dividend equivalent units that would pay more than $4,000,000 to the participant (or $200,000, in the case of a non-employee director) during any fiscal year.

The 2016 Plan provides for “double trigger” vesting, which means that, unless the Administrator otherwise determines, awards will not automatically vest on an accelerated basis if there is a change of control of MFS if the awards are assumed or replaced with equivalent awards and adjusted appropriately by the acquiror or other surviving entity in the change of control. Instead, the awards would remain subject to their existing vesting schedules unless the participant’s employment is terminated by MFS without cause or by the participant for good reason within the 24 months immediately following the change of control.

The 2016 Plan’s term is indefinite, in that it terminates when all shares reserved for issuance under the 2016 Plan have been issued, subject to the MFS Board of Directors’ right to terminate the 2016 Plan at any time. In addition, the MFS Board of Directors or the Administrator may amend the 2016 Plan at any time, except:

•	the Board of Directors must approve any amendment to the 2016 Plan if MFS determines such approval is required by prior action of the Board of Directors, applicable corporate law or any other applicable law;

•	stockholders must approve any amendment to the 2016 Plan if MFS determines that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which the MFS common stock is then traded, or any other applicable law; and

•	stockholders must approve any amendment to the 2016 Plan that materially increases the number of shares of common stock reserved under the 2016 Plan, the incentive stock option award limits or the per participant award limitations set forth in the 2016 Plan, that shortens the minimum vesting requirements under the 2016 Plan or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Retirement Benefits. In order to facilitate the long service of highly-qualified executives, MTW provided retirement benefits.

Supplemental Executive Retirement Plan (SERP). During 2015 (the period required to be covered by this Compensation Discussion and Analysis), Mr. Jones participated in the nonqualified MTW Supplemental Executive Retirement Plan (“SERP”). Benefits provided under the SERP were intended to provide an annuity based on a percentage of historic base salary and STIP-related awards. When a participant became eligible for a distribution from the SERP, the participant could elect to receive the distribution in a single lump-sum or over a period not to exceed ten years. The actuarial change in the value of Mr. Jones’s SERP benefits during 2015 is presented in the Summary Compensation Table. Detailed information about the SERP is presented in the Pension Benefits Table. In connection with the Spin-Off, we assumed the responsibility for providing Mr. Jones his benefit under the SERP and adopted a similar plan document for purposes of providing the benefit. However, no other employees are or will become eligible to participate in the plan.

401(k) Retirement Plan. During 2015 (the period required to be covered by this Compensation Discussion and Analysis), active, regular, full-time, non-union, U.S.-based employees (including the named executive officers) were eligible to participate in The Manitowoc Company, Inc. 401(k) Retirement Plan, which allowed employees to build retirement savings on a tax-deferred basis. The plan had a tax-qualified defined contribution savings component, the 401(k) Savings feature, in which participating employees received an employer match. In addition, the plan had a Retirement Plan feature, under which MTW may provide employer contributions to another defined contribution account. The value of MTW employer contributions to The Manitowoc Company, Inc. 401(k) Retirement Plan is presented in the Summary Compensation Table. In connection with the Spin-Off, MFS adopted a 401(k) plan similar to The Manitowoc Company, Inc. 401(k) Retirement Plan.

Perquisites/Other Benefits. To provide a market competitive total compensation package, MTW provided a limited amount of perquisites and supplemental benefits to executives. In 2015, MTW provided the following: supplemental long-term disability insurance, tax preparation, car allowance, spouse/guest travel and limited personal use of aircraft. The value of perquisites and supplemental benefits provided in 2015 is presented in the Summary Compensation Table and footnotes. In addition, as part of the recruitment of Mr. Muehlhaeuser, MTW paid a one-time signing bonus to him of $200,000 upon the completion of 90 days of continuous service to MTW. Following the Spin-Off, we provide similar perquisites and supplemental benefits to our executives.

Employment Agreements. Historically, MTW has not entered into employment agreements with its named executive officers providing for benefits prior to a change in control. However, as part of the recruitment of

Messrs. Muehlhaeuser and Stewart, MTW entered into employment agreements specifying certain terms and conditions of employment prior to and after the Spin-Off. In addition, after the Spin-Off, MFS adopted a form of employment agreement for use with members of its senior management team, and on April 27, 2016, entered into such agreements with Messrs. Matosevic, Jones and Caron.

Muehlhaeuser Employment Agreement. Under the terms of his employment agreement, Mr. Muehlhaeuser is entitled to an annual base salary of $800,000. He also received a signing bonus of $200,000. Prior to the Spin-Off, he was eligible to participate in MTW’s 2013 Omnibus Incentive Plan and had a target annual incentive award under that Plan of 100% of his base salary (any award earned based on fiscal 2015 performance will be pro-rated based on Mr. Muehlhaeuser’s date of hire). He received an initial grant of non-qualified stock options under the Plan with a fair market value of $1,000,000 upon the commencement of his employment with MTW. The stock options will vest in four equal annual installments on the anniversary of the grant date; however, if Mr. Muehlhaeuser is terminated for any reason other than for cause (as defined in his employment agreement), no less than one half of the stock options will immediately vest. Mr. Muehlhaeuser will also be eligible for future long-term incentive awards under the Plan; pursuant to his employment agreement, his long-term incentive award grant target is $2,000,000 per year.

Subject to the termination provisions in his employment agreement, Mr. Muehlhaeuser’s employment will continue until the later of: (a) one year from the effective date of the Spin-Off; or (b) December 31, 2016. Upon the occurrence of the Spin-Off, the employment agreement provided that Mr. Muehlhaeuser would be our President and Chief Executive Officer. We assumed the employment agreement in connection with the Spin-Off.

Under his employment agreement, Mr. Muehlhaeuser was eligible for relocation services consistent with MTW policy and was eligible to participate in MTW’s 401(k) Retirement Plan and in its Deferred Compensation Plan. Mr. Muehlhaeuser also became eligible to receive health, dental and life insurance under MTW’s plans and to receive other benefits customarily offered to MTW’s executive officers, including a car allowance and reimbursement of tax preparation fees.

Mr. Muehlhaeuser’s employment agreement provides certain severance protections that are described below under “Post-Employment Compensation.” Mr. Muehlhaeuser also signed an agreement related to the protection of confidential information and intellectual property, as well as the non-solicitation of employees and the non-solicitation of customers.

Stewart Employment Agreement. Under the terms of his employment agreement, Mr. Stewart is entitled to an annual base salary of $540,000. He received an initial grant of non-qualified stock options under MTW’s 2013 Omnibus Incentive Plan with a fair market value of $700,000 upon the commencement of his employment with MTW. The stock options will vest in four equal annual installments on the anniversary of the grant date; however, if Mr. Stewart is terminated for any reason other than for cause (as defined in his employment agreement), no less than one quarter of the stock options will immediately vest. Mr. Stewart will also be eligible for future long-term incentive awards; pursuant to his employment agreement, his long-term incentive award grant target is $700,000 per year.

Mr. Stewart’s employment agreement provides that he will be our Senior Vice President and Chief Financial Officer. Under his employment agreement, Mr. Stewart was eligible for executive benefits similar to those provided to other senior executives, including relocation services consistent with MTW policy. Following our assumption of the employment agreement in connection with the Spin-Off, we are responsible for providing these benefits to Mr. Stewart. Mr. Stewart’s employment agreement provides certain severance protections that are described below under “Post-Employment Compensation.” Mr. Stewart also signed an agreement related to the protection of confidential information and intellectual property, as well as the non-solicitation of employees and the non-solicitation of customers.

Other Employment Agreements. Under the terms of their respective employment agreements, Mr. Matosevic will continue to serve as our Senior Vice President and Chief Operating Officer; Mr. Jones will continue to serve as our Senior Vice President, General Counsel and Secretary; and Mr. Caron will continue to serve as our Senior Vice President Innovation. Messrs. Matosevic, Jones and Caron are entitled to annual base salaries of $430,000, $418,180 and $342,916, respectively, subject to potential increase from time to time. The agreements also provide that Messrs. Matosevic, Jones and Caron are eligible to participate in MFS’s Short Term Incentive Plan, with target incentive compensation levels of 70%, 65% and 50% of base salary, respectively, and are eligible to receive long-term incentive awards under the 2016 Plan.

Under their employment agreements, Mr. Matosevic and Mr. Caron are eligible for relocation services consistent with MFS policy, and each of Messrs. Matosevic, Jones and Caron are eligible to participate in MFS’s 401(k) Retirement Plan and in its Deferred Compensation Plan, to receive health, dental and life insurance under MFS’s plans and to receive other benefits customarily offered to MFS executive officers, including a car allowance and reimbursement of tax preparation fees.

Messrs. Matosevic’s, Caron’s and Jones’s employment agreements each provide certain severance protections that are described below under “Post-Employment Compensation.” The executives also each signed an agreement related to the protection of confidential information and intellectual property, as well as the non-solicitation of employees and the non-solicitation of customers.

Change in Control Severance Arrangements. In order to facilitate attraction and retention of highly-qualified executives, MTW had arrangements (Contingent Employment Agreements) with the named executive officers and certain other key executives that provide for the executives’ continued employment upon a change in control for a three-year period in the case of Mr. Muehlhaeuser and for a two-year period or a one-year period for other key executives. In addition, the arrangements provided for certain severance benefits in the event the executive is terminated without “cause” (as defined in the agreements) prior to the end of the employment period (as such, the agreements have a “double trigger”). For Mr. Muehlhaeuser, the severance amount was three years; for the other named executive officers, the severance amount was two years; and for all named executive officers there was no excise tax gross-up. Following the Spin-Off, we maintain similar Contingent Employment Agreements with the named executive officers. Further detail regarding these agreements is presented in the Post-Employment Compensation section.

Stock Ownership Guidelines

Prior to the Spin-Off, the MTW Compensation Committee had established stock ownership guidelines for its executive officers. In connection with the Spin-Off, our MFS Compensation Committee has established stock ownership guidelines for MFS’ executive officers. The guidelines provide that, within the greater of (a) 5 years from the earlier of (i) the date that an executive officer became an executive officer of MFS, or (ii) the date that the executive officer became an executive officer of MTW if the executive officer had been an officer of MTW prior to the Spin-Off, or (b) three years from the effective date of the Spin-Off, each executive officer should hold an amount of MFS common stock with a value at least equal to the following:

•	CEO: 5 times base salary

•	Other executive officers: 3 times base salary

Stock ownership includes shares owned outright, restricted stock (including restricted stock units), and stock equivalents held in deferred compensation/retirement arrangements. Additionally, one-half of the guideline amounts can be met by vested, in-the-money stock options held by the executive. As of March 15, 2016, each of our executive officers met the stock ownership guideline or was on track to meet the guideline within the applicable period. Additionally, each executive officer holding shares of MTW common stock at the time of the Spin-Off is expected to hold those shares until the one-year anniversary of the Spin-Off.

If an executive does not meet his/her ownership requirement, which is measured as of the end of any given year (or the fifth anniversary of the date the executive officer was named an officer or became CEO), the executive must retain all net shares from the exercise of stock options and the vesting of restricted shares and performance shares until compliance is achieved.

Other Pay Elements

Deferred Compensation. To further help in attracting and retaining highly-qualified employees, to facilitate stock ownership and to encourage investing for retirement, executive officers and other key employees of MTW and its subsidiaries in the U.S., including our named executive officers during 2015, were eligible to participate in the MTW Deferred Compensation Plan. In connection with the Spin-Off, we adopted a similar Deferred Compensation Plan (the “MFS DC Plan”) to allow us to provide similar benefits to our key employees, including the named executive officers.

Under the MTW Deferred Compensation Plan, eligible participants may elect to defer up to 40% of base salary and up to 100% of awards to be paid under the STIP and other eligible bonus arrangements. The MFS DC Plan includes similar terms concerning eligible deferrals.

Credits to deferred compensation accounts for key employees under the MTW Deferred Compensation Plan could also include a contribution by MTW. This contribution would equal the amount of compensation deferred by the key employee for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by a rate equal to the rate of variable retirement plan contributions that the participant received for the year under the 401(k) Retirement Plan plus one percent. If MTW were not to make a contribution to the 401(k) Retirement Plan, there would not be any employer contribution to the key employees under the Deferred Compensation Plan. The MFS DC Plan includes similar terms regarding potential contributions by MFS.

Deferred amounts could be invested into a variety of accounts, which mirrored the performance of several different mutual funds offered in the 401(k) Retirement Plan, as well as the MTW Stock Fund (which has included only common stock of MTW). Transfers between the MTW Stock Fund and the other funds have not been permitted. Key employee participants were not required to direct any minimum amount of deferred compensation into the MTW Stock Fund. The MFS DC Plan includes similar terms regarding investment of deferred amounts, including an MFS stock fund in place of the MTW Stock Fund.

The value of MTW’s annual contributions in 2015 to the MTW Deferred Compensation Plan on behalf of the named executive officers is presented in the Summary Compensation Table. Detailed information about the Deferred Compensation Plan is presented in the Non-Qualified Deferred Compensation Table.

Severance Pay Plan. MTW also had a severance pay plan establishing a discretionary severance program across MTW whereby all severance benefits were provided at MTW’s sole discretion and designed to meet the specific facts and circumstances of each termination. The Board of Directors of MTW had the sole authority to authorize any benefits under the plan to any elected officer of MTW. Other than this discretionary severance pay plan and the severance provisions of Messrs. Muehlhaeuser’s and Stewart’s respective employment agreements, MTW has not had a formal severance plan for other forms of employment termination in which the MFS named executive officers have participated. In connection with the Spin-Off, MFS adopted a severance pay plan similar to the plan maintained by MTW and, after the Spin-Off, MFS adopted a form of employment agreement providing severance benefits for use with members of its senior management team, and on April 27, 2016, entered into such agreements with Messrs. Matosevic, Jones and Caron.

Other Executive Compensation Policies

Stock Awards Granting Policy. In 2015, based on the approval of the MTW Compensation Committee, MTW granted stock awards to its executive officers and other eligible key employees. In years prior to 2015, stock awards to executive officers consisted of stock options and performance shares, and stock awards to other key employees included stock options, performance shares and/or restricted stock units. In 2015, restricted stock units replaced performance shares due to the anticipated separation of MTW into two companies by the end of the first quarter 2016. Stock awards have generally been granted in late February. Stock awards are also used to attract executives and key employees, and, as such, stock awards have at times been made to executives and key employees at the time they became executives or key employees of MTW. In such cases, the grant date was the date employment commenced or the date the MTW Compensation Committee approved the awards. In all cases, the exercise price of stock options was the closing trading price on the grant date.

As described above, in connection with Mr. Muehlhaeuser’s recruitment to be our President and Chief Executive Officer, MTW granted him an initial award of non-qualified stock options under the MTW 2013 Omnibus Incentive Plan with a fair market value of $1,000,000 upon the commencement of his employment with MTW. Also as described above, in connection with Mr. Stewart’s recruitment to be our Senior Vice President and Chief Financial Officer, MTW granted him an initial award of non-qualified stock options under the MTW 2013 Omnibus Incentive Plan with a fair market value of $700,000 upon the commencement of his employment with MTW.

Securities Trading Policy. MTW maintained an Insider Trading Policy imposing specific standards on directors, officers and key employees of MTW. The policy has been intended not only to forbid such persons from trading in MTW stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. In addition to the specific restrictions set forth in the policy, which has included limits on pledging shares, the policy has required that all transactions in MTW stock by such persons and by others in their households be pre-cleared by the Corporate Secretary’s office. The only exception to the pre-clearance requirement has been regular, ongoing acquisitions of MTW stock resulting from continued participation in employee benefit plans that MTW or its agents have administered.

Pay Clawbacks. In addition to any right of recoupment against MTW’s CEO or CFO pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, MTW expressed an intent to recoup executive officer compensation, or a portion thereof, to the extent required under rules to be adopted by the SEC and New York Stock Exchange pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We also intend to implement a policy, at MFS, that complies with such rules.

Tax Deductibility of Executive Compensation. Section 162(m) of the Code, generally limits a publicly-traded company’s federal income tax deduction to $1,000,000 per year for compensation to its CEO and certain other highly compensated executive officers. Qualified performance-based compensation for the CEO and certain “covered officers” is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. Certain awards under the MTW 2003 Incentive Stock and Awards Plan and the MTW 2013 Omnibus Incentive Plan were intended to qualify for the performance-based compensation exception under Section 162(m). It was the MTW’s Compensation Committee’s intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of MTW and its shareholders. We expect certain elements of our incentive compensation for our named executive officers to qualify as performance-based compensation after the Spin-Off pursuant to transition rules under Section 162(m).

Our Anticipated Compensation Programs

We believe the MTW executive compensation programs described above were both effective at retaining and motivating our named executive officers and competitive as compared to compensation programs at our peers. We have adopted compensation programs, at MFS, that are similar to those in place at MTW immediately prior to the Spin-Off. However, the MFS Compensation Committee will continue to evaluate our compensation and benefit programs and may make changes as necessary to meet prevailing business needs and strategic priorities. Changes to elements of our compensation programs may be made going forward if appropriate, based on industry practices and the competitive environment for a newly-formed, publicly-traded company of our size, or for other reasons.

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member is:

•	an officer, employee or former officer of MFS;

•	a participant in a “related person” transaction occurring after January 1, 2013 (for a description of our policy on related person transactions, see “Certain Relationships and Related Party Transactions, and Director Independence—Procedures for Approval of Related Party Transactions”); or

•	an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

Summary Compensation Tables

The following table sets forth the “total compensation” earned by the named executive officers for service with MTW or its subsidiaries during the fiscal year ending December 31, 2015, and, to the extent the named executive officer was a named executive officer of MTW for the fiscal years ending December 31, 2014 or December 31, 2013, such total compensation for service with MTW during those years.

•	Actual payouts are presented in the Salary (before deferrals) and Non-Equity Incentive Plan Compensation (STIP payouts) columns.

•	The grant date fair value of equity-based grants is shown in the Stock Awards and Options Awards columns. None of this amount was realized during 2015; instead the actual value realized, if any, will be realized over the next several years.

•	The actuarial change in the pension value from the preceding year is presented in the Change in Pension Value column; MTW did not provide above-market earnings on nonqualified deferred compensation. The amount consists entirely of the change in the actuarial present value of the individual’s accumulated benefit under MTW’s Supplemental Executive Retirement Plan (e.g., for 2015 this reflects the change from December 31, 2014 to December 31, 2015).

•	In addition to the annual grant of stock option awards and the restricted stock unit awards, in 2015 certain named executive officers received retention awards in the form of Restricted Stock Awards, which are disclosed below and described above in the Compensation Discussion and Analysis.

Name & Principal Position	Year	Salary		Bonus		Stock Awards (1)		Option Awards (1)(2)		Non-Equity Incentive Plan Compensation (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation (4)		Total
Hubertus M. Muehlhaeuser	2015		$184,615		$200,000		$—		$1,000,000		$—		$—		$134,962		$1,519,577
President and Chief Executive Officer

John O. Stewart	2015		$62,308		$54,886		$—		$700,000		$—		$—		$24,072		$841,266
Senior Vice President and Chief Financial Officer

Josef Matosevic	2015		$347,289		$—		$194,398		$142,657		$—		$—		$50,280		$734,624
Senior Vice President and Chief Operating Officer

Maurice D. Jones Senior Vice President General Counsel & Secretary	2015 2014 2013	$ $ $	418,180 412,000 412,000	$ $ $	— — —	$ $ $	391,201 564,291 409,925	$ $ $	370,432 300,752 227,700	$ $ $	— — 258,159	$ $ $	204,118 198,769 241,409	$ $ $	31,054 31,503 33,405	$ $ $	1,414,985 1,507,315 1,582,598

Richard Caron	2015		$342,916		$—		$92,214		$87,261		$—		$—		$7,800		$530,191
Senior Vice President Innovation

(1)	The amounts listed in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of such awards in accordance with Accounting Standards Codification Topic 718 (“ASC 718”).
(2)	Reflects the grant date fair value of the awards granted in each year shown as computed under ASC 718. The options expire in ten years from the grant date. Options granted vest in 25% increments annually beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary. The retention awards in the form of Restricted Stock Awards, which are described above in the Compensation Discussion and Analysis, had no grant date fair value in 2015 under ASC 718 because they were contingent on the Spin-Off and therefore are not considered granted for purposes of ASC 718 until the completion of the Spin-Off.

(3)	No amounts were earned under MTW’s Short-Term Incentive Plan for 2015, except that Mr. Stewart’s 2015 award was guaranteed at 100% of the target of 70% of base salary but pro-rated based on Mr. Stewart’s date of hire, which was November 9, 2015. The guaranteed bonus amount is shown in the “Bonus” column as required by SEC regulations.
(4)	Amounts include automobile allowances for all executive officers. For Mr. Muehlhaeuser, the amount also includes an additional cash payment of $123,077 in connection with his commencement of employment and contributions to our defined contribution plans in the amount of $10,600. For Mr. Stewart, the amount also includes a relocation benefit of $22,272 and contributions to our defined contribution plans in the amount of $2,492. For Mr. Matosevic, the amount also includes a relocation benefit of $36,780 and taxable fringe benefits and contributions to our defined contribution plans in the amount of $10,600. For Mr. Jones, the amount also includes contributions to our defined contribution plans in the amount of $10,600 and other taxable fringe benefits.

GRANTS OF PLAN-BASED AWARDS IN 2015

The following table sets forth the 2015 awards under MTW’s 2013 Omnibus Incentive Plan. In addition to the stock option awards and the restricted stock unit awards, certain named executive officers received retention awards in the form of Restricted Stock Awards, which are disclosed below and described above in the Compensation Discussion and Analysis.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
			Threshold	Target	Maximum
Hubertus M. Muehlhaeuser	STIP		$—	$800,000	$1,600,000
	Stock Options	8/6/2015				117,096	$16.79	$1,000,000
John O. Stewart	STIP		$—	$378,000	$756,000
	Stock Options	11/9/2015				83,135	$15.78	$700,000
Josef Matosevic	STIP		$—	$301,000	$602,000
	Restricted Stock Unit	1/4/2015				2,000		$43,760
	Stock Options	2/17/2015				12,580	$21.80	$142,657
	Restricted Stock Unit	2/17/2015				6,910		$150,638
	Restricted Stock Award	4/8/2015				15,244			(2)
Maurice D. Jones	STIP		$—	$271,817	$543,634
	Stock Options	2/17/2015				32,666	$21.80	$370,432
	Restricted Stock Unit	2/17/2015				17,945		$391,201
	Restricted Stock Award	4/8/2015				29,422			(2)
Richard Caron	STIP		$—	$137,166	$274,333
	Stock Options	2/17/2015				7,695	$21.80	$87,261
	Restricted Stock Unit	2/17/2015				4,230		$92,214

(1)	Reflects the grant date fair value of the awards granted in 2015 as computed under ASC 718. The options expire ten years from the grant date and vest in 25% increments annually beginning on the first anniversary of the grant date and continuing on each subsequent anniversary until the fourth anniversary. The restricted stock units vest 100% on the third anniversary of the grant date. The restricted stock awards, which are the retention awards described in the Compensation Discussion and Analysis, vest on the second anniversary of the Spin-Off.
(2)	The retention awards in the form of Restricted Stock Awards, which are described above in the Compensation Discussion and Analysis, had no grant date fair value in 2015 under ASC 718 because they were contingent on the Spin-Off and therefore are not considered granted for purposes of ASC 718 until the completion of the Spin-Off. We have voluntarily disclosed them in this year’s Grants of Plan-Based Awards Table but will also include them in the Grants of Plan-Based Awards Table for the year in which they are considered granted for purposes of ASC 718.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table sets forth the stock option, performance share, restricted stock and restricted stock unit awards previously granted to the named executive officers relating to MTW common stock that were outstanding at the end of 2015. As disclosed above under the heading “Treatment of Equity-Based Awards in the Spin-Off,” in connection with the Spin-Off, each outstanding MTW stock option, restricted share, restricted stock unit and performance share was treated in a manner similar to that experienced by MTW shareholders with respect to their MTW common stock. More specifically, each of these awards was deemed bifurcated into two separate awards: (1) a modified award covering MTW common stock; and (2) a new award of the same type covering MFS common stock. Each of these two awards is subject to the same terms and conditions after the Spin-Off as the terms and conditions applicable to the original MTW award prior to the Spin-Off, except for the adjustments disclosed under “Compensation Elements—2015 Long-term Incentives—Treatment of Equity-Based Awards in the Spin-Off.” Pursuant to applicable SEC regulations, the table below reflects outstanding awards at the end of 2015 and does not take into account any of the adjustments in connection with the Spin-Off.

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hubertus M. Muehlhaeuser	117,096	$16.79	August 6, 2025	0		0		0			0
John O. Stewart	83,135	$15.78	November 9, 2025	0		0		0			0
Josef Matosevic	1,575	$16.28	February 28, 2022	21,154	(2)	$324,714	(2)	2,306 4,180	(1) (3)	$ $	35,397 64,163	(1) (3)
	1,958	$18.14	February 26, 2023
	4,175	$29.07	February 14, 2024
	12,580	$21.80	February 17, 2025
Maurice D. Jones	0	$26.10	May 3, 2016	47,367	(2)	$727,083	(2)	14,934 15,210	(1) (3)	$ $	229,237 233,474	(1) (3)
	0	$29.52	February 27, 2017
	0	$39.13	February 15, 2018
	0	$4.41	February 24, 2019
	0	$11.35	February 11, 2020
	0	$19.78	February 14, 2021
	10,080	$16.28	February 28, 2022
	12,650	$18.14	February 26, 2023
	15,210	$29.07	February 14, 2024
	32,666	$21.80	February 17, 2025
Richard Caron	0	$11.35	February 11, 2010	4,230	(2)	$64,931	(2)	2,306 3,800	(1) (3)	$ $	35,397 58,330	(1) (3)
	0	$19.78	February 14, 2011
	1,675	$16.28	February 28, 2012
	1,958	$18.14	February 26, 2013
	3,795	$29.07	February 14, 2014
	7,695	$21.80	February 17, 2015

(1)	Consists of the performance share awards granted in 2013 under the 2003 Incentive Stock and Awards Plan. The performance period concluded at the end of 2015. The market value is calculated based on the unvested award amount noted in the preceding column multiplied by the closing stock price on December 31, 2015 of $15.35.

(2)	Consists of the restricted stock awards and restricted stock units granted in 2015 under the 2013 Omnibus Incentive Plan. The market value is calculated based on the unvested award amount noted in the preceding column multiplied by the closing stock price on December 31, 2015 of $15.35. These restricted stock units will vest on the third anniversary of the grant date. The restrictions on the restricted stock awards lapse on the second anniversary of March 4, 2016. As described in the text preceding the table above, pursuant to applicable SEC regulations, the table above reflects outstanding awards relating to MTW stock at the end of 2015 and does not take into account any of the adjustments in connection with the Spin-Off. The modified awards relating to MFS stock following the Spin-Off will be reflected in the Outstanding Equity Awards Table at 2016 Fiscal Year End table that will be included in MFS’ proxy statement for its 2017 annual meeting.
(3)	Consists of the performance share awards granted in 2014 under the 2013 Omnibus Incentive Plan. The performance period expires at the end of 2016. In view of the Spin-Off, the Board of MTW prior to the Spin-Off agreed that the 2014 performance share award would be paid-out at target at the end of the three-year performance period. Therefore, in projecting performance as of December 31, 2015, the number of shares appearing here is the number of shares that would be awarded assuming target performance (100%) is achieved. The market value is calculated based on the unvested award amount noted in the preceding column multiplied by the closing stock price on December 31, 2015 of $15.35.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table presents, for each named executive officer, the stock options exercised and the performance shares vested during 2015. These stock options and performance shares were granted to the named executive officers prior to 2015; consequently, the value realized by the executives was actually earned over several years.

Name	Option Awards (1)		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hubertus M. Muehlhaeuser	—	—	—	—
John O. Stewart	—	—	—	—
Josef Matosevic	—	—	2,523	$54,926
Maurice D. Jones	29,268	$355,899	16,068	$349,800
Richard Caron	—	—	2,686	$58,252

(1)	The dollar value realized by stock option exercises in 2015 represents the total pre-tax value realized by the named executive officers upon exercise. The realized amount represents the fair market value of the shares on the date exercised minus the exercise price.

RETIREMENT AND NON-QUALIFIED DEFERRED COMPENSATION PLANS

Pension Benefits for Fiscal 2015

(Supplemental Executive Retirement Plan)

The following table sets forth information with respect to the MTW Supplemental Executive Retirement Plan as of December 31, 2015. Of the named executive officers, only Mr. Jones was eligible to participate in this Plan during 2015. In connection with the Spin-Off, we assumed the responsibility for providing Mr. Jones his benefit under the MTW Supplemental Executive Retirement Plan and adopted a similar plan document for purposes of providing the benefit. However, no other employees are or will become eligible to participate in the plan.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Maurice D. Jones	SERP	11	$2,283,510	$—

(1)	Reflects the number of years since the participant began participating in the plan.

Under MTW’s Supplemental Executive Retirement Plan, Mr. Jones was entitled to receive retirement benefits which were intended to fund an annuity based on a percentage of his final average pay at the earlier of normal retirement (age 65) or the first of the month following the date on which his attained age plus years of service with MTW equals eighty (80). Mr. Jones’s final five-year average pay would be computed by averaging his projected base salary (including elective deferrals) and non-equity incentive plan compensation payable for each year for the five consecutive calendar year period when he would receive his highest average compensation prior to the earlier of normal retirement (age 65) or the first of the month following the date on which his attained age plus years of service with MTW equaled eighty (80). Benefits would be computed using a straight-life annuity and would not be reduced for social security or other offsets. Under the Plan, an account balance was maintained for Mr. Jones, which account reflected (a) an annual contribution credit determined by calculating the present value of the lump-sum actuarial equivalent a specified percentage of his five-year final average pay payable as a life annuity, at the earlier of (i) normal retirement (age 65) or (ii) the first of the month following the date on which his attained age plus years of service with MTW equaled eighty (80); and (b) an annual increase in the account balance at the end of each year equal to nine percent (9%) of the account balance at the beginning of the year. The account balance is distributed in a lump-sum or over a fixed number of years not to exceed ten (10) years. In connection with the Spin-Off, we assumed the responsibility for providing Mr. Jones his benefit under the MTW Supplemental Executive Retirement Plan and adopted a similar plan document for purposes of providing the benefit. However, no other employees are or will become eligible to participate in the plan.

Non-Qualified Deferred Compensation for Fiscal 2015

The following table sets forth information with respect to MTW’s Deferred Compensation Plan, a non-qualified plan, as of December 31, 2015:

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Hubertus M. Muehlhaeuser	$—	$—	$—	$—	$—
John O. Stewart	$—	$—	$—	$—	$—
Josef Matosevic	$—	$—	$—	$—	$—
Maurice D. Jones	$20,909	$—	$(55,689)	$62,726	$234,969
Richard Caron	$—	$—	$—	$—	$2,971

Post-Employment Compensation

MTW entered into Contingent Employment Agreements with each of the named executive officers prior to the Spin-Off. Following the Spin-Off, those Contingent Employment Agreements have been replaced with similar agreements between MFS and the named executive officers. These Agreements provide generally that in the event of a “change in control” (as defined in the Agreements) of MFS, Mr. Muehlhaeuser will continue to be employed for three years and each other named executive officer will continue to be employed for two years. Under the Contingent Employment Agreements, each executive would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by MFS to its executive officers and key employees, provided that the plans and bonus opportunity are no less favorable than those that were available prior to a change in control. After a change in control, the executive’s compensation would be subject to upward adjustment at least annually based upon the executive’s contributions and the level of increases provided to other officers and employees. Each Contingent Employment Agreement would terminate prior to the end of the applicable employment period if the executive voluntarily retired or were terminated “for cause,” as defined in the Contingent Employment Agreement.

Under the form of Contingent Employment Agreement with Messrs. Muehlhaeuser, Stewart, Matosevic and Jones prior to the Spin-Off:

•	In the event the executive were terminated without cause following a change in control, the executive would be entitled to receive a payment equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of the average of the executive’s bonus payouts during the last three fiscal years prior to the termination, through the applicable employment period.

•	Upon a change in control, stock options would fully vest, restrictions on restricted stock or similar securities lapse, and each holder of performance shares would have the right to receive, in exchange for the performance shares, cash equal to a pro-rated amount of performance shares based on the amount of time that had lapsed during the performance period up to the change in control. In the event the executive were terminated for cause, the executive would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination. The Contingent Employment Agreements are terminable by either party at any time prior to a change in control.

Under the form of Contingent Employment Agreement between MFS and the named executive officers after the Spin-Off:

•	In the event the named executive officer were terminated without cause following a change in control, he would be entitled to receive a payment equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, calculated on the basis of his target bonus for the year of termination, through the applicable employment period.

•

The named executive officer’s equity-based awards would not automatically vest upon a change in control if his employment continued. However, if his employment is subsequently terminated by the surviving entity without cause, or by him for good reason, in either case within 24 months following a change of control, all of his equity-based awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”). In addition, to the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity in the change in control, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (1) stock options, stock-appreciation rights and time-based restricted stock (including restricted stock units) will vest and may be paid out in cash; (2) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control); and (3) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control.

Under all of the Contingent Employment Agreements, in the event the executive were terminated for cause, the executive would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination. The Contingent Employment Agreements are terminable by either party at any time prior to a change in control.

If a named executive officer were terminated without cause within six months prior to a change in control and it was reasonably demonstrated by the employee that the termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control; or (ii) otherwise arose in connection with or in anticipation of a change in control, the employee would be entitled to the severance payment and benefits that he would have otherwise have received if he were terminated without cause following a change in control.

If any of the payments to a named executive officer would constitute an “excess parachute payment” under Section 280G of the Code and would result in the imposition on the executive of an excise tax under Section 4999 of the Code (the “Excise Tax”), the executive would not be entitled to any tax gross up amount; however, the executive would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by the executive is less than the after-tax amount that would be retained by the executive if the executive were instead to be paid or provided (as the case may be) the maximum amount that the executive could receive without being subject to the Excise Tax (the “Reduced Amount”), then the executive would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreements also provide that if the executive was terminated (i) without cause prior to the end of the employment period; or (ii) within six months prior to a change in control in anticipation of a change in control as explained above, the executive will be prohibited from competing with us for (y) the lesser of two years (three years, in the case of Mr. Muehlhaeuser) or the unexpired term of the employment period or (z) two years (three years, in the case of Mr. Muehlhaeuser) in the case of a termination within six months prior to a change in control in anticipation of a change in control as described above.

In addition to the Contingent Employment Agreements, MTW entered into employment agreements with Mr. Muehlhaeuser and Mr. Stewart that provide severance benefits upon certain types of termination of employment. After the Spin-Off, MFS also adopted a form of employment agreement providing severance benefits for use with members of its senior management team, and on April 27, 2016, entered into such agreements with Messrs. Matosevic, Jones and Caron. The termination provisions of these employment agreements are described below.

Under his agreement, if Mr. Muehlhaeuser’s employment were terminated by MTW without cause (as defined in the agreement) or if he terminated his employment with good reason (as defined in the agreement), subject to the execution of a release of any and all claims or potential claims against MTW, he would be entitled to receive two years of base salary plus an amount equal to 200% of his target annual incentive compensation for the year of termination (regardless of whether the targeted performance was achieved or exceeded) (the “Muehlhaeuser Severance Payment”), paid over a two-year period (the “Muehlhaeuser Severance Period”). The Muehlhaeuser Severance Payment would be subject to offset (but not below zero) by the amount of any base salary, short-term incentive compensation or cash compensation earned by Mr. Muehlhaeuser or to which he is entitled during the Muehlhaeuser Severance Period and which is actually paid to him: (1) from any subsequent employer following the termination of his employment with MTW, or (2) from MTW under any Contingent

Employment Agreement. If Mr. Muehlhaeuser is terminated for cause, payment of all compensation from MTW will immediately cease, except for any compensation accrued but unpaid through the date of termination. We assumed Mr. Muehlaeuser’s employment agreement from MTW in connection with the Spin-Off, and references to MTW in the agreement are now deemed to be references to MFS.

Mr. Stewart’s agreement provided that, if his employment were terminated by MTW without cause (as defined in the agreement) or if he terminated his employment with good reason (as defined in the agreement), subject to the execution of a release of any and all claims or potential claims against MTW, he would be entitled to receive one year of base salary plus an amount equal to 100% of his target annual incentive compensation for the year of termination (regardless of whether the targeted performance was achieved or exceeded) (the “Stewart Severance Payment”), paid over a one-year period (the “Stewart Severance Period”). The Stewart Severance Payment would be subject to offset (but not below zero) by the amount of any base salary, short-term incentive compensation or cash compensation earned by Mr. Stewart or to which he is entitled during the Stewart Severance Period and which is actually paid to him: (1) from any subsequent employer following the termination of his employment with MTW, or (2) from MTW under any Contingent Employment Agreement. If Mr. Stewart is terminated for cause, payment of all compensation from MTW will immediately cease, except for any compensation accrued but unpaid through the date of termination. We assumed Mr. Stewart’s employment agreement from MTW in connection with the Spin-Off, and references to MTW in the agreement are now deemed to be references to MFS.

The agreements of Messrs. Matosevic, Jones and Caron provide that, if the executive officer’s employment is terminated by MFS without cause (as defined in the agreements) or by the executive officer with good reason (as defined in the agreements), subject to the execution of a release of any and all claims or potential claims against MFS, he will be entitled to receive a severance payment. Mr. Matosevic’s and Mr. Caron’s severance payment will equal 12 months’ base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 100% of the targeted annual incentive compensation amount for the year of termination, paid over a 12-month period. In view of Mr. Jones’s long tenure with MFS and MTW, Mr. Jones’s severance payment will equal 18 months’ base salary, plus an amount equal to the pro rata annual incentive compensation for the year of termination based on actual performance, plus an amount equal to 150% of the targeted annual incentive compensation amount for the year of termination, paid over an 18-month period. Each executive officer’s severance payments are subject to offset by the amount of any base salary, short-term incentive compensation or cash compensation earned by the executive officer or to which the executive officer is entitled during the severance pay period: (1) from any subsequent employer following the termination of his employment with MFS, or (2) from MFS under any Contingent Employment Agreement.

Under their employment agreements, if Mr. Matosevic’s or Mr. Caron’s employment is terminated by MFS without cause or by the executive officer with good reason, then all outstanding equity awards granted to the executive officer prior to the year of termination will be deemed fully vested (provided, in the case of certain performance-based equity awards granted after 2016, that specified performance goals have been attained). If Mr. Jones’s employment is terminated by MFS without cause or by him with good reason, then all outstanding equity awards granted to him prior to 2016 will be deemed fully vested, and if he terminates his employment at or after December 31, 2016 for any reason, in addition to all other outstanding equity awards that vest, one-third of the 2016 equity award will be deemed to vest. If any of these executive officers is terminated for cause, payment of all compensation from MFS to the executive officer will immediately cease, except for any compensation accrued but unpaid through the date of termination.

The employment agreements define “cause” generally as any conviction for, or entry of a plea of guilty or nolo contendere with respect to, any felony or any crime involving an act of moral turpitude; engaging in any act involving fraud or theft; conduct which is detrimental to the reputation, goodwill or business operations of MFS (in the case of Messrs. Matosevic, Jones and Caron only); neglect or breach of duties or intentional misconduct in discharging such duties; continued absence from duties without consent after receipt of notification, other than absence due to bona fide illness or disability; failure or refusal to comply with the directions of the chairperson of the board or with the policies, standards and regulations of MTW (MFS after the Spin-Off), provided that such directions, policies, standards or regulations do not require any action which is illegal or the omission of any action required by applicable law, regulations or licensing standards; conduct, actions, or performance that violates policies concerning ethics or employee conduct; or breach of the agreement.

The employment agreements define “good reason” generally as a material diminution in position, authority or title, or the assignment of duties that are materially inconsistent with the executive’s position or title as described in the agreement; a material diminution in base salary or incentive/bonus opportunities except for across-the-board temporary salary reductions of twenty percent (20%) or less similarly affecting other employees; a change required by our Board of Directors of MFS’s principal offices of more than 50 miles from the location of MFS’s principal offices at the time of the Spin-Off (or, in the case of Messrs. Matosevic, Jones and Caron, the location at the time their agreements became effective); a material breach of the agreement by us or our successors or assigns; or a failure of a successor to assume the agreement. In addition, Mr. Muehlaeuser’s agreement defines “good reason” to include the failure of the executive to be elected and maintained as a director of MFS after the Spin-Off. His agreement also defined “good reason” to include a failure to appoint him as a director of MFS at its formation (or immediately following the commencement date under the agreement), but Mr. Muehlaeuser was so appointed and this element of the “good reason” definition therefore can no longer be triggered. If Mr. Jones terminates employment effective at or after December 31, 2016 for any reason, it will constitute a termination for “good reason” under this employment agreement entitling him to the severance benefits described above.

If the executive is unable to perform his duties due to his disability, he will continue to receive his standard compensation, reduced by any disability payment to which he may be entitled in lieu of such compensation, until the last day of the term of the employment agreement (or, in the case of Messrs. Matosevic, Jones and Caron, until the first anniversary of the effective date of the agreement). At the expiration of the continuation period, payment of all compensation to the executive under the employment agreement will immediately cease (except for any payment of compensation accrued but unpaid through that date, COBRA benefits and other benefits to which the executive may be entitled notwithstanding the termination of his employment). If the executive dies during the term, all payments and rights to compensation and benefits under the employment agreement will immediately cease, except for any compensation and benefits accrued but unpaid through the date of his death.

MTW also has made equity-based retention awards to certain key employees, including Messrs. Matosevic and Jones, to provide additional incentive for the employees to continue in employment and contribute toward the successful completion of the contemplated Spin-Off. The retention awards consisted of shares of MTW common stock that would vest on the second anniversary of the Spin-Off if the employee was continuously employed with MTW or an affiliate through the second anniversary of the effective date of the Spin-Off. The shares would earlier vest in full upon termination of the employee as a result of death, disability or retirement upon or following the Spin-Off. The shares would also vest in full upon an involuntary termination of the employee, other than for cause, by MTW, or a termination by the employee for good reason, regardless of whether the Spin-Off had then occurred.

Estimated Payments upon a Change in Control

The following table presents the estimated payouts that would have been made to the named executive officers upon a change in control of MTW coupled with an executive’s termination of employment (other than for cause or retirement), assuming the change in control occurred as of December 31, 2015. The calculations are intended to provide reasonable estimates, based on the noted assumptions, of the potential benefits payable. The actual amount of benefits, if any, would depend upon the executive’s pay, terms of a change in control transaction and the subsequent impact on the executive’s employment. Payouts and other benefits that would be due to Messrs. Matosevic, Jones and Caron under their employment agreements upon a termination of employment absent a change in control are not shown in the following table because, in accordance with SEC regulations, the table assumes the termination of employment occurred as of December 31, 2015. On that date, the executives did not have employment agreements with MFS or MTW and therefore would not have been entitled to such payouts and other benefits.

Name	Base Salary (1)	Annual Incentive-Based Compensation (2)	Stock Options (3)	Restricted Stock Units (4)	Performance Shares (4)	Benefits (5)	Total
Hubertus M. Muehlhaeuser	$2,400,000	$2,400,000	$—	$—	$—	$70,979	$4,870,979
John O. Stewart	$1,080,000	$756,000	$—	$—	$—	$47,319	$1,883,319
Josef Matosevic	$860,000	$602,000	$—	$370,764	$61,078	$47,319	$1,941,161
Maurice D. Jones	$836,360	$543,634	$—	$727,083	$446,723	$47,319	$2,601,119
Richard Caron(6)	$685,832	$274,333	$—	$64,931	$59,619	$47,319	$1,132,034

(1)	Represents three times Mr. Muehlhaeuser’s and two times each of the other executive’s base salary on December 31, 2015.
(2)	Represents three times Mr. Muehlhaeuser’s and two times each of the other executive’s incentive compensation under MTW’s Short-Term Incentive Plan at target.
(3)	Intrinsic value of unvested stock options based on the closing trading price ($15.35) of MTW’s Common Stock at December 31, 2015, the last trading day of 2015.
(4)	For restricted stock units, represents the value of unvested units based on the closing price ($15.35) of MTW’s common stock on December 31, 2015, the last trading day of 2015. For performance shares, represents the value of unvested shares, prorated and based on performance at year-end which for the 2013-2015 performance cycle was then projected between threshold and target and thus included at target (100%), and the 2014-2016 performance cycle was then projected below threshold and thus included at threshold (25%). These projections were based on the closing price ($15.35) of MTW’s common stock on December 31, 2015, the last trading day of 2015. The actual level of achievement for the 2013-2015 performance cycle was subsequently determined to be at 78.6% of target. For each of the executives other than Mr. Caron, these benefits would be received upon a change in control regardless of whether the executive’s employment was terminated in connection with the change in control. For Mr. Caron, these benefits would be received only upon a qualifying termination of employment following a change in control unless his equity-based awards were not assumed or replaced in the change in control transaction.
(5)	Represents three times Mr. Muehlhaeser’s and two times each of the other executive’s value of the annual benefits provided to the executive.
(6)	Mr. Caron’s Contingent Employment Agreement did not become effective until the Spin-Off. However, for purposes of this disclosure, the amounts shown for Mr. Caron assume the Agreement was in effect as of December 31, 2015.

As stated in the Compensation Discussion and Analysis, MTW also has maintained a formal severance pay plan that establishes a discretionary severance program across MTW whereby all severance benefits are provided at MTW’s sole discretion and will be designed to meet the specific facts and circumstances of each termination. The Board of Directors of MTW has the sole authority to authorize any benefits under the plan to any elected officer of MTW. Other than this discretionary severance pay plan and the employment agreements with Messrs. Muehlhaeuser and Stewart, MTW did not have a formal severance plan or other forms of employment termination benefits that apply to the named executive officers except in the event of a change in control as described above. Following the Spin-Off, MFS adopted a severance plan similar to that of MTW, and we expect initially to implement similar practices, although we may modify such plans or practices, or adopt different plans or practices, in the future. In addition, after the Spin-Off, MFS adopted a form of employment agreement providing severance benefits for use with members of its senior management team, and on April 27, 2016, entered into such agreements with Messrs. Matosevic, Jones and Caron. The severance benefits provided by this agreements are described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Agreements with MTW

We entered into a master separation and distribution agreement on March 4, 2016 with MTW (the “Master Separation and Distribution Agreement”). In connection with the Spin-Off, we also entered into various other agreements to effect the Spin-Off and provide a framework for our relationship with MTW after the separation, including a transition services agreement, a tax matters agreement, an employee matters agreement and an intellectual property matters agreement. These agreements provide for the allocation between us and MTW of MTW’s assets, employees, liabilities and obligations (including investments, property and employee benefits, and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from MTW and will govern certain relationships between us and MTW after the Spin-Off.

Master Separation and Distribution Agreement

We entered into the Master Separation and Distribution Agreement with MTW, pursuant to which we and MTW have legally and structurally separated. The Master Separation and Distribution Agreement identifies the assets that were transferred, the liabilities that were assumed and the contracts that were assigned to each party as part of the separation. Except as expressly set forth in the Master Separation and Distribution Agreement, neither we nor MTW made any representation or warranty as to the assets, businesses or liabilities transferred or assumed in the Spin-Off, as to any consents required in connection with the transfers, as to the value of or the freedoms from any security interests of any of the assets transferred, as to the absence or presence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other asset of either party, or as to the legal sufficiency of any assignment, document or instrument to convey title to any asset or thing of value to be transferred in connection with the Spin-Off. All assets were transferred on an “as-is, where-is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests.

Under the Master Separation and Distribution Agreement:

•	Generally, each party has assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities, and will indemnify the other party for any liability, to the extent arising out of or resulting from such assumed or retained legal matters.

•	Each party (together with its affiliates) has released and discharged the other party (and the other party’s affiliates) from all liabilities existing or arising from acts occurring or failing to occur on or before March 4, 2016, including in connection with the implementation of the separation, except as set forth in the Master Separation and Distribution Agreement. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off, including the separation agreements.

•	We have agreed to indemnify, defend and hold harmless MTW, MTW’s affiliates and the directors, officers and employees of MTW and its affiliates from and against all liabilities relating to, arising out of or resulting from (i) our failure to pay, perform or otherwise promptly discharge any of our liabilities or, (ii) any breach by us of the Master Separation and Distribution Agreement or any of the other separation agreements.

•	MTW has agreed to indemnify, defend and hold harmless us, our affiliates and our and our affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from (i) MTW’s failure to pay, perform or otherwise promptly discharge any of its liabilities, or (ii) any breach by MTW of the Master Separation and Distribution Agreement or any of the other separation agreements.

•	We and MTW have allocated the rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and established procedures for the administration of insured claims.

•	We and MTW have agreed to use commercially reasonable efforts to take all actions as the other party may reasonably request, consistent with the separation agreements, to effect the provisions and purposes of the separation agreements and the transactions contemplated therein.

•	We and MTW have agreed to procedures for the resolution of disputes that arise under the separation agreements related to the Spin-Off. Except as provided in the other separation agreements, we and MTW have agreed to attempt to resolve any disputes through good-faith discussions between our executives and MTW’s executives. If these efforts are not successful, either we or MTW may submit the dispute to nonbinding mediation or, if the nonbinding mediation is not successful, to binding alternative dispute resolution, subject to the provisions of the Master Separation and Distribution Agreement.

•	We and MTW have agreed that, under the Master Separation and Distribution Agreement, we, our affiliates and MTW and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

•	We and MTW have allocated responsibility for the costs, fees and expenses incurred in connection with the Spin-Off. We are responsible for any costs, fees and expenses incurred in connection with the financing transactions we undertook in connection with the Spin-Off and any other costs, fees and expenses specifically incurred by us prior to the Distribution, while MTW is responsible for all other costs, fees and expenses prior to the Distribution. Following the Distribution, each party is responsible for paying its own costs, fees and expenses.

•	We and MTW have agreed to certain other matters, including access to financial and other information, confidentiality and access to and provision of records

Transition Services Agreement

We entered into a transition services agreement with MTW on March 4, 2016 (the “Transition Services Agreement”), pursuant to which we and MTW will, on an interim, transitional basis, provide each other with various services. MTW has agreed to provide us with certain services related to supply chain management, information technology, sales, administrative support for certain employees, access to certain shared facilities and shared office space, finance, treasury, accounting, tax, legal, audit and payroll. We have agreed to provide MTW with certain services related to information technology and finance. Under the Transition Services Agreement, we and MTW may also provide each other with certain other mutually agreed-upon services. In each case, the company providing the services will perform the services in a manner and on a basis that is substantially similar to that during the twelve-month period immediately prior to the date of the Transition Services Agreement.

The Transition Services Agreement specifies the term during which we and MTW will provide the services described above, which terms generally began on March 4, 2016, and expire no later than December 31, 2016 (and in some cases earlier). The Transition Services Agreement also specifies when and how a company receiving services may terminate different categories of service, the cost of the services to the party receiving the services, and certain additional obligations that we and MTW have to assist in transitioning services to each other’s control.

Under the Transition Services Agreement, each party’s liability is generally limited to the aggregate amount of fees actually received for services provided under the agreement. The Transition Services Agreement also provides that we, our affiliates and MTW and its affiliates will not be liable for any punitive, indirect, incidental, consequential or special damages.

Tax Matters Agreement

We entered into the Tax Matters Agreement with MTW that governs each party’s respective rights, responsibilities and obligations with respect to the allocation of tax liabilities, the preparation and filing of tax returns, tax payments, the parties’ entitlements to tax refunds, the parties’ maintenance of the tax-free status of the Spin-Off, the control of audits and other tax proceedings, assistance and cooperation with respect to tax matters, the maintenance of tax-related records and other tax-related activities.

In addition, the Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on business combinations, sales of assets, liquidations, stock issuances or repurchases and modifications of the voting rights of our stock, among others). The Tax Matters Agreement provides special rules allocating tax liabilities in the event the Spin-Off, together with certain related transactions, is not treated as tax-free. In general, under the Tax Matters Agreement, we and MTW will each be responsible for taxes that arise from the failure of the Spin-Off to qualify as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355, 368 and related provisions of the Code, to the extent that such failure to qualify is attributable to the actions, events or transactions related to each party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Employee Matters Agreement

We entered into the Employee Matters Agreement with MTW to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each party.

The Employee Matters Agreement provides that, unless otherwise specified, MTW will be responsible for liabilities associated with employees who are employed by MTW following the Spin-Off and former employees whose last employment was with MTW, and we will be responsible for liabilities associated with employees who are employed by us following the Spin-Off and former employees whose last employment was with us.

In addition, the Employee Matters Agreement addresses the treatment of MTW’s outstanding equity-based incentive awards held by employees who will be employed by MFS in connection with the Spin-Off.

Intellectual Property Matters Agreement

We entered into an intellectual property matters agreement with MTW on March 4, 2016 (the “Intellectual Property Matters Agreement”) that confirms the ownership of our and MTW’s respective intellectual property assets, provides for licensing of certain intellectual property assets and includes consents to use certain intellectual property assets (subject to certain limitations regarding field of use or certain change-of-control events in which we or MTW are acquired by a competitor), steps to avoid any confusion in the marketplace with respect to the use of various trademarks and other arrangements of cooperation between MTW and us in implementing the terms of the Intellectual Property Matters Agreement.

Settlement Agreement

On March 28, 2016, we entered into a Joinder Agreement to the Settlement Agreement entered into by MTW with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (collectively, the “Icahn Shareholders”). The Icahn Shareholders have disclosed beneficial ownership exceeding 5% of MTW’s common stock.

The Settlement Agreement provided the Icahn Shareholders with the option to cause MTW to appoint one designee of the Icahn Shareholders to our Board, subject to the approval of MTW’s Board of Directors, in connection with the Spin-Off. The Icahn Shareholders designated Mr. Langham, who was appointed to our Board. Mr. Langham will be entitled to serve until our first annual meeting of stockholders. That annual meeting must be held no earlier than December 4, 2017 and no later than May 15, 2017. Mr. Langham must promptly resign from our Board if the Icahn Shareholders cease to own a net long position in our voting securities of at least 5% of our voting shares.

The Settlement Agreement also requires that we satisfy certain corporate governance requirements for the duration of a standstill period, which runs until the later of (1) the earlier of (A) the day that is 15 days prior to the advance notice deadline set forth in our Bylaws with respect to our first annual meeting of stockholders and (B) December 4, 2017, and (2) 25 days after the date that no Icahn designee serves on our Board.

In addition to and separate from the Icahn Shareholders’ right under the Settlement Agreement to designate Mr. Langham to serve on our Board, another member of our Board, Mr. Thomas D. Davis, serves as Chairman, President and Chief Executive Officer of Viskase Companies, Inc., which is majority owned by Icahn Enterprises, L.P., one of the Icahn Shareholders.

Procedures for Approval of Related Party Transactions

Our Board of Directors will review and approve or ratify the material terms of any transaction involving MFS in which a director, a nominee for director, an executive officer, an immediate family member of one of these individuals or a principal stockholder (each of whom is known as a “related party”) has a direct or indirect material interest. Our Board will review to determine whether the terms of the transaction are any less favorable than those generally available from unaffiliated third parties and the extent of the related party’s interest in the transaction.

Director Independence

Currently the Board is comprised of seven directors. Under MFS’ Bylaws, the number of directors may not be more than twelve. The Board of Directors has determined that the following non-employee directors - Dino J. Bianco, Joan K. Chow, Thomas D. Davis, Cynthia M. Egnotovich, Timothy J. Fenton and Andrew Langham do not have any material relationship with MFS, other than serving as directors, and that each is independent as defined in MFS’ Corporate Governance Guidelines (which may be viewed on the Company’s website at www.manitowocfoodservice.com), under applicable law, and the New York Stock Exchange listing standards. In determining whether a director has a material relationship with MFS, the Board has adopted nine criteria. Those criteria may be viewed on MFS’ website at www.manitowocfoodservice.com. Any director who meets all of the nine criteria will be presumed by the Board to have no material relationship with MFS.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

The new notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company of New York City (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the exchange agent; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the trustee or the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the new notes represented by that global note for all purposes under the indenture governing the new notes. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have new notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes or notices with respect to the new notes; and

•	will not be considered the owners or holders of the new notes under the indenture governing the new notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture governing the new notes.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of new notes under the indenture governing the new notes (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the new notes represented by a global note will be made by the paying agent (provided it has received funds from us) to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee or any paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This summary is for general information purposes only and is not tax advice. Holders should consult their own tax advisors with respect to the application of U.S. federal income tax laws to their particular situations.

The following is a summary of the material U.S. federal income tax consequences of the exchange of original notes for new notes pursuant to the exchange offer

This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date of this prospectus, and all of which are subject to change, possibly on a retroactive basis. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular beneficial owners in light of their personal investment circumstances or status, and does not address tax considerations applicable to beneficial owners that may be subject to special tax rules, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, tax-exempt entities, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, passive foreign investment companies, persons that hold notes as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, persons that purchase or sell notes as part of a wash sale for tax purposes, U.S. holders whose “functional currency” is not the U.S. dollar and former citizens or residents of the United States. Furthermore, this summary does not discuss any alternative minimum tax consequences, and does not address any aspects of state, local, or foreign taxation.

For U.S. federal income tax purposes, the exchange of original notes for new notes pursuant to the exchange offer will not constitute a taxable event, and each new note will have the same tax attributes (including adjusted issue price, adjusted tax basis and holding period) as the corresponding original note had immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those applicable to the original notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer new notes for, any original notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of new notes received in exchange for original notes in the exchange offer, where such original notes were acquired as a result of market making activities or other trading activities and may be used by us to purchase any original notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until             , 2016, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of such new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the accompanying letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchasers of the original notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the issuance and sale of the new notes and guarantees will be passed upon for us by Foley & Lardner, LLP. Holland & Hart LLP will pass upon certain matters related to Nevada law. McGlinchey Stafford, PLLC will pass upon certain matters related to Louisiana law.

EXPERTS

The financial statements as of December 31, 2014 and 2015 and for each of the three years in the period ended December 31, 2015 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-31371). We also filed a registration statement on Form S-4, including exhibits, under the Securities Act with respect to the new notes offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Investor Relations

Manitowoc Foodservice, Inc.

2227 Welbilt Boulevard

New Port Richey, Florida 34655

(727) 375-7010

Email: investors@mtwfs.com

You can also find these filings on our website at www.manitowocfoodservice.com. However, we are not incorporating the information on our website, other than these filings, into this prospectus.

You should not assume that the information in this prospectus and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Audited Combined Financial Statements and Financial Statement Schedule:

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Manitowoc Foodservice, Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, comprehensive income, cash flows, and equity present fairly, in all material respects, the financial position of Manitowoc Foodservice, Inc. at December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with the accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, “Summary of Significant Accounting Policies,” to the accompanying combined financial statements, the Company changed the manner in which it classifies deferred taxes in 2015.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 30, 2016, except for Note 26 to the combined financial statements, as to which the date is August 15, 2016

MANITOWOC FOODSERVICE

Combined Statements of Operations

For the years ended December 31, 2015, 2014, and 2013

Millions of dollars, except per share data	2015	2014	2013
Net sales	$1,570.1	$1,581.3	$1,541.8
Cost of sales	1,068.4	1,073.3	1,030.9

Gross profit	501.7	508.0	510.9
Selling, general and administrative expenses	291.6	299.6	289.7
Other operating expenses	50.2	35.9	33.5

Earnings before interest and taxes from continuing operations	159.9	172.5	187.7
Interest expense	(1.4)	(1.3)	(1.0)
Interest income on notes with MTW - net	15.8	16.6	17.2
Other income (expense) - net	22.0	(0.6)	0.7

Earnings from continuing operations before income taxes	196.3	187.2	204.6
Income taxes	39.3	25.9	55.3

Net earnings from continuing operations	157.0	161.3	149.3
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes of $0.1, $(0.3), and $(1.0), respectively	0.1	(0.4)	(0.5)
Loss on sale of discontinued operations, net of income taxes of $0.0, $(0.6) and $4.4, respectively	—	(1.1)	(2.7)

Net earnings	$157.1	$159.8	$146.1

Per Share Data (1)
Basic and diluted earnings per common share:
Earnings from continuing operations	$1.15	$1.18	$1.09
Loss from discontinued operations	—	—	—
Loss on sale of discontinued operations	—	(0.01)	(0.02)

Basic and diluted net earnings per share	$1.15	$1.17	$1.07

(1)	On March 4, 2016, MTW distributed 137.0 million shares of MFS common stock to MTW shareholders in connection with its spin-off of MFS. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of MFS shares outstanding immediately following this transaction. As described in Note 1 “Description of the Business and Basis of Presentation,” our audited combined financial statements may not be indicative of MFS’ future performance and do not necessarily include all the of the actual expenses that would have been incurred by MFS (including, but not limited to, interest expense related to the debt financing described in Note 25 “Subsequent Events”) and may not reflect the results of operations had MFS been a standalone company during the periods presented. See Note 24, “Earnings Per Share” in the audited combined financial statements for more information.

The accompanying notes are an integral part of these financial statements.

MANITOWOC FOODSERVICE

Combined Statements of Comprehensive Income

For the years ended December 31, 2015, 2014, and 2013

Millions of dollars	2015	2014	2013
Net earnings	$157.1	$159.8	$146.1
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(25.2)	(16.9)	2.6
Unrealized (loss) on derivatives, net of income taxes of $0.5, $0.2, and $0.0, respectively	(0.8)	(0.6)	(0.2)
Employee pension and post-retirement benefits, net of income taxes of $0.0, $0.3, and $(0.6), respectively	2.2	(4.4)	5.6

Total other comprehensive (loss) income, net of tax	(23.8)	(21.9)	8.0

Comprehensive income	$133.3	$137.9	$154.1

The accompanying notes are an integral part of these financial statements.

MANITOWOC FOODSERVICE

Combined Balance Sheets

As of December 31, 2015 and 2014

Millions of dollars	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$32.0	$16.5
Restricted cash	0.6	—
Accounts receivable, less allowances of $4.0 and $3.9, respectively	63.8	71.0
Inventories — net	145.9	163.2
Deferred income taxes	—	23.7
Prepaids and other current assets	10.3	15.1

Total current assets	252.6	289.5
Property, plant and equipment — net	116.4	134.3
Goodwill	845.8	872.8
Other intangible assets — net	519.6	584.5
Other non-current assets	15.9	17.2
Long-term assets held for sale	3.7	—

Total assets	$1,754.0	$1,898.3

Liabilities and Shareholders’ Equity:
Current Liabilities:
Accounts payable	129.0	166.7
Accrued expenses and other liabilities	157.6	165.4
Current portion of capital leases	0.4	0.5
Product warranties	34.3	36.0

Total current liabilities	321.3	368.6
Long-term capital leases	2.3	3.6
Deferred income taxes	167.9	218.0
Pension and postretirement health obligations	33.3	36.4
Other long-term liabilities	20.5	20.3

Total non-current liabilities	224.0	278.3
Commitments and contingencies (Note 16)
Total Equity:
Net parent company investment	1,253.2	1,272.1
Accumulated other comprehensive loss	(44.5)	(20.7)

Total equity	1,208.7	1,251.4

Total liabilities and equity	$1,754.0	$1,898.3

The accompanying notes are an integral part of these financial statements.

MANITOWOC FOODSERVICE

Combined Statements of Cash Flows

For the years ended December 31, 2015, 2014, and 2013

Millions of dollars	2015	2014	2013
Cash Flows From Operations
Net earnings	$157.1	$159.8	$146.1
Adjustments to reconcile net earnings to cash provided by operating activities of continuing operations:
Asset impairments	9.0	1.1	—
Discontinued operations, net of income taxes	(0.1)	0.4	0.5
Depreciation	19.6	21.2	20.0
Amortization of intangible assets	31.4	31.8	31.4
Deferred income taxes	(30.0)	(17.5)	(9.6)
Loss on sale of property, plant, and equipment	0.9	0.3	0.7
Gain on acquisitions and divestitures	(14.8)	—	—
Loss on sale of discontinued operations	—	1.1	2.7
Other	2.3	2.4	3.6
Changes in operating assets and liabilities, excluding the effects of business acquisitions or dispositions:
Accounts receivable	(7.5)	(0.3)	(3.2)
Inventories	4.7	(23.8)	(8.8)
Other assets	1.4	(1.3)	(5.7)
Accounts payable	(25.6)	21.2	17.0
Accrued expenses and other liabilities	(5.5)	4.2	9.6

Net cash provided by operating activities of continuing operations	142.9	200.6	204.3
Net cash provided by (used for) operating activities of discontinued operations	0.1	(0.4)	(2.4)

Net cash provided by operating activities	143.0	200.2	201.9

Cash Flows From Investing
Capital expenditures	(13.2)	(25.3)	(33.6)
Proceeds from sale of property, plant and equipment	—	—	1.6
Restricted cash	(0.6)	—	—
Business acquisitions, net of cash acquired	(5.3)	—	(12.2)
Proceeds from sale of business	78.2	—	0.7

Net cash provided by (used for) investing activities of continuing operations	59.1	(25.3)	(43.5)
Net cash provided by investing activities of discontinued operations	—	—	0.6

Net cash provided by (used for) investing activities	59.1	(25.3)	(42.9)

Cash Flows From Financing
Payments on capital leases	(0.7)	(3.4)	(2.9)
Proceeds from capital leases	0.5	3.1	3.4
Net transactions with MTW	(182.9)	(166.7)	(171.5)

Net cash used for financing activities	(183.1)	(167.0)	(171.0)

Effect of exchange rate changes on cash	(3.5)	(1.0)	(0.6)
Net increase (decrease) in cash and cash equivalents	15.5	6.9	(12.6)
Balance at beginning of year	16.5	9.6	22.2

Balance at end of year	$32.0	$16.5	$9.6

Supplemental Cash Flow Information
Income taxes paid	$13.2	$13.2	$15.9

The accompanying notes are an integral part of these financial statements.

MANITOWOC FOODSERVICE

Combined Statements of Equity

For the years ended December 31, 2015, 2014 and 2013

Millions of dollars	2015	2014	2013
Net Parent Company Investment
Balance at beginning of year	$1,272.1	$1,267.2	$1,303.5
Net earnings	157.1	159.8	146.1
Net decrease in net parent company investment	(176.0)	(154.9)	(182.4)

Balance at end of year	$1,253.2	$1,272.1	$1,267.2

Accumulated Other Comprehensive (Loss) Income
Balance at beginning of year	$(20.7)	$1.2	$(6.8)
Other comprehensive (loss) income	(23.8)	(21.9)	8.0

Balance at end of year	$(44.5)	$(20.7)	$1.2

Total equity	$1,208.7	$1,251.4	$1,268.4

The accompanying notes are an integral part of these financial statements.

MANITOWOC FOODSERVICE

Notes to Audited Combined Financial Statements

For the Years Ended December 31, 2015, 2014, and 2013

1. Description of the Business and Basis of Presentation

The Spin-Off

On January 29, 2015, The Manitowoc Company, Inc. (“MTW”) announced plans to create two independent public companies to separately operate its two businesses: its Crane business and its Foodservice business. To effect the separation, MTW first undertook an internal reorganization, following which MTW held the Crane business, and Manitowoc Foodservice, Inc. (“MFS”) held the Foodservice business. Then on March 4, 2016, MTW distributed all of our common stock to MTW’s shareholders on a pro rata basis, and MFS became an independent publicly traded company (the “Distribution”). As used in this prospectus, “Spin-Off” refers to both the above described internal reorganization and Distribution, collectively.

In these combined financial statements, unless the context otherwise requires:

•	“MFS,” the “Company,” “we,” “our” and “us” refer to Manitowoc Foodservice, Inc. and its combined subsidiaries, after giving effect to the internal reorganization and the distribution, or, in the case of information as of dates or for periods prior to our separation from MTW, the combined entities of the Foodservice business, and certain other assets and liabilities that were historically held at the MTW corporate level, but were specifically identifiable and attributable to the Foodservice business; and

•	“MTW” refers to The Manitowoc Company, Inc. and its consolidated subsidiaries, other than, for all periods following the Spin-Off, MFS.

•	“Spin-Off” refers to both the above described internal reorganization and distribution, collectively.

Nature of the Business

MFS is among the world’s most preferred and innovative commercial foodservice equipment companies. It designs, manufactures, and services an integrated portfolio of hot and cold category products. We have one of the industry’s broadest portfolios of products that create optimal value for our channel partners while delivering superior performance, quality, reliability, and durability for our customers. Our capabilities span refrigeration, ice-making, cooking, holding, food-preparation, and beverage-dispensing technologies, and allow us to equip entire commercial kitchens and serve the world’s growing demand for food prepared away from home. We supply foodservice equipment to commercial and institutional foodservice operators such as full-service restaurants, quick-service restaurant chains, hotels, caterers, supermarkets, convenience stores, business and industry, hospitals, schools and other institutions.

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and derived from the consolidated financial statements and accounting records of MTW. The accompanying combined financial statements include the historical cost basis of assets, liabilities, revenues, and expenses of the individual entities that comprise MTW’s historical Foodservice segment, in addition to a corporate entity which historically supported Foodservice operations. All intercompany balances and transactions within MFS and its affiliates have been eliminated. However, interest income and expense related to the notes with MTW have been reflected on a net basis within the combined statement of operations as described in Note 23, “Net Parent Company Investment and Related Party Transactions.”

As the separate legal entities that comprise MFS were not historically held by a single legal entity, Net Parent Company Investment is shown in lieu of shareholder’s equity in these combined financial statements. Balances between MFS and MTW (including its Crane business) that were not historically settled in cash are included in Net Parent Company Investment. Net Parent Company Investment represents MTW’s interest in the recorded assets of MFS and represents the cumulative investment by MTW in MFS through the dates presented, inclusive of operating results.

During the periods presented, MFS functioned as part of the larger group of companies controlled by MTW, accordingly, MTW performed certain corporate overhead functions for MFS. Therefore, certain costs related to MFS have been allocated from MTW. These allocated costs are primarily related to: 1) corporate officers, 2) employee benefits and compensation, 3) share-based compensation, and 4) certain administrative functions, which are not provided at the business level including, but not limited to, finance, treasury, tax, audit, legal, information technology, human resources, and investor relations. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of revenue, headcount, or other measures we have determined as reasonable.

Management of MFS believes the assumptions underlying the combined financial statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by MFS during the periods presented. Nevertheless, the accompanying combined financial statements may not be indicative of MFS’ future performance, and do not necessarily include all the of the actual expenses that would have been incurred by MFS and may not reflect the results of operations, financial position, and cash flows had MFS been a standalone company during the periods presented.

Cash was managed centrally and flowed through centralized bank accounts controlled and maintained by MTW. Accordingly, cash and cash equivalents held by MTW at the corporate level were not attributable to MFS for any of the periods presented. Only cash amounts specifically attributable to MFS are reflected in the combined balance sheets. Transfers of cash, both to and from MTW’s centralized cash management system, are reflected as a component of Net Parent Company Investment in the combined balance sheets and as a financing activity on the accompanying combined statements of cash flows. Additionally, none of MTW’s debt has been allocated to the combined financial statements as MFS has no legal obligation for any of the debt agreements. MFS received or provided funding as part of MTW’s centralized treasury program.

Income tax expense in the combined statement of operations is computed on a separate return basis, as if MFS was operating as a separate consolidated group and filed separate tax returns in the jurisdictions in which it operates. As a result of potential changes to our business model and potential past and future tax planning, income tax expense included in the combined financial statements may not be indicative of MFS’ future expected tax rate. In addition, cash tax payments and items of current and deferred taxes may not be reflective of MFS’ actual tax balances prior to or subsequent to the Spin-Off.

2. Summary of Significant Accounting Policies

Cash, Cash Equivalents, and Restricted Cash All short-term investments purchased with an original maturity of three months or less are considered cash equivalents. All cash was managed centrally by MTW and cash held by MTW at the corporate level was not attributed to MFS for any periods presented. Only cash amounts specifically attributable to MFS are reflected in the combined balance sheet.

Inventories Inventories are valued at the lower of cost or market value. Approximately 90.3% and 88.6% of MFS’ inventories at December 31, 2015 and 2014, respectively, were valued using the first-in, first-out (FIFO) method. The remaining inventories were valued using the last-in, first-out (LIFO) method. If the FIFO inventory valuation method had been used exclusively, inventories would have increased by $3.4 million and $3.1 million at December 31, 2015 and 2014, respectively. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs.

Goodwill and Other Intangible Assets MFS accounts for its goodwill and other intangible assets under the guidance of ASC Subtopic 350-10, “Intangibles — Goodwill and Other.” Under ASC Subtopic 350-10, goodwill is not amortized, but it is tested for impairment annually, or more frequently, as events dictate. See additional discussion of impairment testing under “—Impairment of Long-Lived Assets,” below. MFS’ other intangible assets with indefinite lives, including trademarks and tradenames and in-place distributor networks, are not amortized, but are also tested for impairment annually, or more frequently, as events dictate. MFS’ other intangible assets subject to amortization are tested for impairment whenever events or changes in circumstances indicate that their carrying values may not be recoverable. Other intangible assets are amortized straight-line over the following estimated useful lives:

Useful lives
Patents	10-20 years
Engineering drawings	15 years
Customer relationships	10-20 years

Property, Plant and Equipment Property, plant and equipment are stated at cost. Expenditures for maintenance, repairs and minor renewals are charged against earnings as incurred. Expenditures for major renewals and improvements that substantially extend the capacity or useful life of an asset are capitalized and are then depreciated. The cost and accumulated depreciation for property, plant and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in earnings. Property, plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line depreciation method for financial reporting and on accelerated methods for income tax purposes.

Property, plant and equipment are depreciated over the following estimated useful lives:

Years
Building and improvements	2 - 40
Machinery, equipment and tooling	2 - 20
Furniture and fixtures	3 - 15
Computer hardware and software	2 - 7

Impairment of Long-Lived Assets MFS reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the assets’ carrying amount may not be recoverable. MFS conducts its long-lived asset impairment analyses in accordance with ASC Subtopic 360-10-5. ASC Subtopic 360-10-5 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and to evaluate the asset group against the sum of the undiscounted future cash flows.

For property, plant and equipment and other long-lived assets, other than goodwill and other indefinite lived intangible assets, MFS performs undiscounted operating cash flow analyses to determine impairments. If an impairment is determined to exist, any related impairment loss is calculated based upon comparison of the fair value to the net book value of the assets. Impairment losses on assets held for sale are based on the estimated proceeds to be received, less costs to sell.

Each year, as of June 30, MFS tests for impairment of goodwill according to a two-step approach. In the first step, MFS estimates the fair values of its reporting units using the present value of future cash flows approach. If the carrying amount exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. In the second step, the implied fair value of the goodwill is estimated as the fair value of the reporting unit used in the first step less the fair values of all other net tangible and intangible assets of the reporting unit. If the carrying amount of the goodwill exceeds its implied fair market value, an impairment loss is recognized in an amount equal to that excess, not to exceed the carrying amount of the goodwill. In addition, goodwill of a reporting unit is tested for impairment between annual tests if an event occurs or circumstances change that would more-likely-than-not reduce the fair value of a reporting unit below its carrying value. For other indefinite lived intangible assets, the impairment test consists of a comparison of the fair value of the intangible assets to their carrying amount. See Note 9, “Goodwill and Other Intangible Assets,” for further details on our impairment assessments.

Warranties Estimated warranty costs are recorded in cost of sales at the time of sale of the warranted products based on historical warranty experience for the related product or estimates of projected costs due to specific warranty issues on new products. These estimates are reviewed periodically and are adjusted based on changes in facts, circumstances or actual experience.

Environmental Liabilities MFS accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as information develops or circumstances change. Costs of long-term expenditures for environmental remediation obligations are discounted to their present value when the timing of cash flows are estimable.

Product Liabilities MFS records product liability reserves for its self-insured portion of any pending or threatened product liability actions. The reserve is based upon two estimates. First, MFS tracks the population of all outstanding pending and threatened product liability cases to determine an appropriate case reserve for each based upon Foodservice’s best judgment and the advice of legal counsel. These estimates are continually evaluated and adjusted based upon changes to facts and circumstances surrounding the case. Second, MFS determines the amount of additional reserve required to cover incurred but not reported product liability obligations and to account for possible adverse development of the established case reserves. This analysis is performed at least once annually.

Foreign Currency Translation The financial statements of MFS’ non-U.S. subsidiaries are translated using the current exchange rate for assets and liabilities and the average exchange rate for the year for income and expense items. Resulting translation adjustments are recorded to Accumulated Other Comprehensive Income (AOCI) as a component of equity.

Derivative Financial Instruments and Hedging Activities MTW entered into derivative instruments, on MFS’ behalf, to hedge MFS’ foreign exchange and commodity exposure associated with aluminum, copper, steel, and natural gas prices.

MTW has and MFS has adopted substantially similar written policies and procedures that place all financial instruments under the direction of corporate treasury and restrict all derivative transactions to those intended for hedging purposes. The use of financial instruments for trading purposes is strictly prohibited. MTW used and MFS continues to use financial instruments to manage the market risk from changes in foreign exchange rates, commodities and interest rates. MFS follows the guidance in accordance with ASC Subtopic 815-10, “Derivatives and Hedging.” The fair values of all derivatives are recorded in the combined balance sheets. The change in a derivative’s fair value is recorded each period in current earnings or AOCI depending on whether the derivative is designated and qualifies as part of a hedge transaction and if so, the type of hedge transaction. During 2015, 2014 and 2013, minimal amounts were recognized in earnings due to ineffectiveness of certain commodity hedges. The amount reported as derivative instrument fair market value adjustment in the AOCI account within the combined statements of comprehensive income (loss) represents the net gain (loss) on foreign currency exchange contracts and commodity contracts designated as cash flow hedges, net of income taxes.

Cash Flow Hedges MTW, on MFS’ behalf, selectively hedged anticipated transactions that were subject to foreign exchange exposure and commodity price exposure, primarily using foreign currency exchange and commodity contracts. These instruments were designated as cash flow hedges in accordance with ASC Subtopic 815-10 and hedged specifically attributable to MFS are recorded in the combined balance sheets at fair value. The effective portion of the contracts’ gains or losses due to changes in fair value are initially recorded as a component of AOCI and are subsequently reclassified into earnings when the hedged transactions, typically sales and costs related to sales occur and affect earnings. These contracts are highly effective in hedging the variability in future cash attributable to changes in currency exchange rates or commodity prices.

Stock-Based Compensation MFS employees have historically participated in MTW’s stock-based compensation plans. Stock-based compensation expense has been allocated to the MFS business based on the awards and terms previously granted to its employees. Until consummation of the Spin-Off, the MFS business continued to participate in MTW’s stock-based compensation plans and record stock-based compensation expense based on the stock-based awards granted to the MFS employees. Accounting guidance requires that the cost resulting from all stock-based payment transactions be recognized in the financial statements. Guidance establishes fair value as the measurement objective in accounting for stock-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting generally for all stock-based payment transactions with employees. Stock based compensation expense related to MFS employees of $2.3 million, $2.4 million and $3.5 million has been recorded in the combined statement of operations for the years ended December 31, 2015, 2014, and 2013, respectively.

Revenue Recognition Revenue is generally recognized and earned when all the following criteria are satisfied with regard to a specific transaction: persuasive evidence of a sales arrangement exists; the price is fixed or determinable; collectability of cash is reasonably assured; and delivery has occurred or services have been rendered. Shipping and handling fees are reflected in net sales and shipping and handling costs are reflected in cost of sales in the combined statements of operations.

Research and Development Research and development costs are charged to expense as incurred and amounted to $26.1 million, $31.0 million and $28.7 million for the years ended December 31, 2015, 2014, and 2013, respectively. Research and development costs include salaries, materials, contractor fees and other administrative costs.

Income Taxes In MFS’ combined financial statements, income tax expense and deferred tax balances have been calculated on a separate return basis although MFS’ operations have historically been included in the tax returns filed by the respective MTW entities. In the future, as a standalone entity, MFS will file tax returns on its own behalf and its deferred taxes and effective tax rate may differ from those in historical periods.

MFS recognizes deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in MFS’ financial statements. Deferred tax assets and liabilities are determined based on the temporary difference between financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are provided for deferred tax assets where it is considered more likely than not that the Company will not realize the benefit of such assets. MFS evaluates its uncertain tax positions as new information becomes available. Tax benefits are recognized to the extent a position is more likely than not to be sustained upon examination by the taxing authority.

With the exception of certain separate filing Foodservice U.S. and non-U.S. entities that will transfer to MFS after the Spin-Off, current income tax liabilities were deemed to settle immediately with MTW tax paying entities in the respective jurisdictions. These settlements were reflected as changes in the net parent company investment account.

Comprehensive Income (Loss) Comprehensive income (loss) includes, in addition to net earnings, other items that are reported as direct adjustments to equity. Currently, these items are foreign currency translation adjustments, employee postretirement benefit adjustments and the change in fair value of certain derivative instruments.

Concentration of Credit Risk Credit extended to customers through trade accounts receivable potentially subjects MFS to risk. This risk is limited due to the large number of customers and their dispersion across various industries and many geographical areas. However, a significant amount of MFS’ receivables are with distributors and large companies in the foodservice and beverage industry. MFS currently does not foresee a significant credit risk associated with these individual groups of receivables, but continues to monitor the exposure, if any.

Recent accounting changes and pronouncements

On February 25, 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. ASU 2016-02 requires a modified retrospective transition approach for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, and provides certain practical expedients that companies may elect. ASU 2016-02 is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently evaluating the effects that the adoption of ASU 2016-02 will have on our consolidated financial statements.

In January 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities.” This update provides guidance for the recognition, measurement, presentation, and disclosure of financial instruments. This guidance is effective for annual and interim periods beginning after December 15, 2017, and early adoption is not permitted. The Company is evaluating the impact, if any, the adoption of this ASU will have on the Company’s consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Subtopic 740-10).” ASU 2015-17 simplifies the presentation of deferred income taxes by eliminating the requirement for companies to present deferred tax liabilities and assets as current and non-current on the balance sheet. Instead, companies will be required to classify all deferred tax assets and liabilities as non-current. This guidance is effective for annual and interim periods beginning after December 15, 2016 and early adoption is permitted. We early adopted this ASU on a prospective basis as of December 31, 2015. Prior periods were not retrospectively adjusted.

In September 2015, the FASB issued ASU No. 2015-16, “Business Combinations (Topic 805) - Simplifying the Accounting for Measurement-Period Adjustments.” The amendments in this ASU require that an acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, rather than as retrospective adjustments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this ASU with earlier application permitted for financial statements that have not been issued. We believe the adoption of this ASU will not have a material impact on our combined financial statements.

In August 2015, the FASB issued ASU No. 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements.” This ASU clarifies the guidance related to accounting for debt issuance costs related to line-of-credit arrangements. In April 2015, the FASB issued ASU 2015-03 which requires entities to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability; see further discussion of ASU 2015-03 below. The guidance in ASU 2015-03 did not address presentation or subsequent measurement of debt issuance costs related to line-of-credit arrangements. Given the absence of authoritative guidance within ASU 2015-03 for debt issuance costs related to line-of-credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. This ASU will be effective beginning in the interim period ended March 31, 2016 and will not affect the prior periods presented.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” This ASU changes the guidance on accounting for inventory accounted for on a first-in first-out basis

(FIFO). Under the revised standard, an entity should measure FIFO inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured on a last-in, first-out basis (LIFO). The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2016. We believe the adoption of this ASU will not have a material impact on our combined financial statements.

In April 2015, the FASB issued ASU No. 2015-05, “Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement.” This update provides guidance on accounting for a software license in a cloud computing arrangement. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. Further, all software licenses are within the scope of Accounting Standards Codification Subtopic 350-40 and will be accounted for consistent with other licenses of intangible assets. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. We believe the adoption of this ASU will not have a material impact on our combined financial statements.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.” To simplify the presentation of debt issuance costs, this update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, rather than as a deferred asset. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015, with early application permitted. This ASU will be effective beginning in the interim period ended March 31, 2016 and will not affect the prior periods presented.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 820)—Amendments to the Consolidation Analysis.” This update amends the current consolidation guidance for both the variable interest entity (VIE) and voting interest entity (VOE) consolidation models. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. MFS believes the adoption of this ASU will not have a material impact on its combined financial statements.

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement—Extraordinary and Unusual Items.” This update eliminates from GAAP the concept of extraordinary items. ASU 2015-01 is effective for the first interim period within fiscal years beginning after December 15, 2015, with early adoption permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. A reporting entity may apply the amendments prospectively or retrospectively to all prior periods presented in the financial statements. MFS believes the adoption of this ASU will not have a material impact on its combined financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” This update provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective in the first annual period ending after December 15, 2016, with early adoption permitted. MFS believes the adoption of this ASU will not have a material impact on its combined financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This update provided a principles-based approach to revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU provides a five-step model to be applied to all contracts with customers. The five steps are to identify the contract(s) with the customer, identify the performance obligations in the contact, determine the transaction price, allocate the transaction price to the performance obligations in the contract and recognize revenue when each performance obligation is satisfied. The revenue standard is effective for the first interim period within fiscal years beginning after December 15, 2017 (as finalized by the FASB in August 2015 in ASU 2015-14), and can be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of initial application along with additional disclosures. Early adoption is permitted as of the original effective date—the first interim period within fiscal years beginning after December 15, 2016. MFS is evaluating the impact, if any, the adoption of this ASU will have on its combined financial statements.

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements and Property, Plant, and Equipment: Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” This ASU changes the requirements for reporting discontinued operations in Accounting Standards Codification Subtopic 205-20, and now requires a disposal of a component of an entity or a group of components of an entity to be reported in discontinued operations only if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. There will also be additional disclosures required. The amendments in this ASU are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2014. The significance of this guidance for MFS is dependent on any future disposals.

3. Acquisitions

On October 1, 2013, MFS acquired all remaining shares of Inducs, AG (“Inducs”) for a purchase price, net of cash acquired, of approximately $12.2 million. MFS previously held a minority interest in Inducs. Inducs is a leader in induction cooking technology. Allocation of the purchase price resulted in $5.0 million of goodwill and $7.0 million of intangible assets. The results of Inducs have been included in these combined financial statements since the date of the acquisition.

On October 21, 2015, MFS acquired the remaining 50% of outstanding shares of a joint venture in Thailand. Welbilt Thailand is a leading manufacturer of kitchen equipment in South East Asia. The purchase price, net of cash acquired, was approximately $5.3 million. The gain of $4.9 million recognized on the acquisition was a component of Other income (expense) - net in the Combined Statements of Operations for the year ended December 31, 2015. The gain related to the difference between the book value and the fair value of our previously held passive 50% equity interest in the joint venture. Allocation of the purchase price resulted in $1.4 million of goodwill and $4.2 million of intangible assets. The results of Welbilt Thailand have been included in these combined financial statements since the date of the acquisition.

4. Discontinued Operations and Divestitures

On December 7, 2015, we announced the completion of the sale of Kysor Panel Systems, a manufacturer of wood frame and high-density rail panel systems for walk-in freezers and coolers for the retail and convenience-store markets, to an affiliate of D Cubed Group LLC. The sale price for the transaction was approximately $85 million, with cash proceeds received of approximately $78 million. In December 2015, the proceeds from the sale were used to reduce outstanding debt under MTW’s then-outstanding credit facility. This divestiture does not qualify for discontinued operations; therefore the results of the business are included in the operating results from continuing operations.

During the fourth quarter of 2012, MTW decided to divest our warewashing equipment business, which operated under the brand name Jackson, and classified this business as discontinued operations in the Company’s financial statements. On January 28, 2013, we sold the Jackson warewashing equipment business to Hoshizaki USA Holdings, Inc. for approximately $39.2 million and a post-closing working capital adjustment of approximately $0.7 million. The transaction resulted in a $2.7 million loss on sale, which included $4.4 million of income tax expense. The results of these operations have been classified as discontinued operations.

The following selected financial data of the Jackson business for the years ended December 31, 2015, 2014, and 2013, is presented for informational purposes only and does not necessarily reflect what the results of operations would have been had the business operated as a stand-alone entity. There was no general corporate expense or interest expense allocated to discontinued operations for this business during the periods presented.

(in millions)	2015	2014	2013
Net sales	$—	$—	$2.5

Pretax earnings from discontinued operation	—	—	0.1
Benefit for taxes on earnings	—	—	(0.4)

Net earnings from discontinued operation	$—	$—	$0.5

The following selected financial data of various businesses disposed of prior to 2012, primarily consisting of administrative costs, for the years ended December 31, 2015, 2014, and 2013, is presented for informational purposes only and does not necessarily reflect what the results of operations would have been had the businesses operated as stand-alone entities. There was no general corporate expense or interest expense allocated to discontinued operations for these businesses during the periods presented.

(in millions)	2015	2014	2013
Net sales	$—	$—	$—

Pretax earnings (loss) from discontinued operations	$0.2	$(0.7)	$(1.6)
Provision (benefit) for taxes on earnings	0.1	(0.3)	(0.6)

Net earnings (loss) from discontinued operations	$0.1	$(0.4)	$(1.0)

During the third quarter of 2014, we settled a pension obligation related to a previously disposed entity, which resulted in a $1.1 million loss on sale of discontinued operations, net of income tax benefit of $0.6 million, during the period.

5. Fair Value of Financial Instruments

The following tables sets forth financial assets and liabilities which were attributable to MFS and were accounted for at fair value on a recurring basis as of December 31, 2015 and 2014 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value as of December 31, 2015
(in millions)	Level 1	Level 2	Level 3	Total
Current Assets:
Foreign currency exchange contracts	$—	$—	$—	$—

Total current assets at fair value	$—	$—	$—	$—

Total assets at fair value	$—	$—	$—	$—

Current Liabilities:
Foreign currency exchange contracts	$—	$0.1	$—	$0.1
Commodity contracts	—	3.1	—	3.1

Total current liabilities at fair value	$—	$3.2	$—	$3.2

Non-current Liabilities:
Commodity contracts	$—	$0.4	$—	$0.4

Total non-current liabilities at fair value	$—	$0.4	$—	$0.4

Total liabilities at fair value	$—	$3.6	$—	$3.6

	Fair Value as of December 31, 2014
(in millions)	Level 1	Level 2	Level 3	Total
Current Assets:
Foreign currency exchange contracts	$—	$—	$—	$—

Total current assets at fair value	$—	$—	$—	$—

Total assets at fair value	$—	$—	$—	$—

Current Liabilities:
Foreign currency exchange contracts	$—	$0.7	$—	$0.7
Commodity contracts	—	0.7	—	0.7

Total current liabilities at fair value	$—	$1.4	$—	$1.4

Non-current Liabilities:
Interest rate swap contracts: Fixed-to-float	$—	$—	$—	$—

Total non-current liabilities at fair value	$—	$0.3	$—	$0.3

Total liabilities at fair value	$—	$1.7	$—	$1.7

ASC Subtopic 820-10, “Fair Value Measurement,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Subtopic 820-10 classifies the inputs used to measure fair value into the following hierarchy:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or

Unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or

Inputs other than quoted prices that are observable for the asset or liability

Level 3	Unobservable inputs for the asset or liability

MFS endeavors to utilize the best available information in measuring fair value. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and deferred purchase price notes on receivables sold (see Note 11, “Accounts Receivable Securitization”), approximate fair value, without being discounted as of December 31, 2015 and December 31, 2014 due to the short-term nature of these instruments.

As a result of its global operating and financing activities, MFS is exposed to market risks from changes in foreign currency exchange rates, and commodity prices, which may adversely affect its operating results and financial position. When deemed appropriate, MFS minimizes these risks through the use of derivative financial instruments. Derivative financial instruments are used to manage risk and are not used for trading or other speculative purposes, and MFS does not use leveraged derivative financial instruments. The foreign currency exchange and commodity contracts are valued through an independent valuation source which uses an industry standard data provider, with resulting valuations periodically validated through third-party or counterparty quotes. As such, these derivative instruments are classified within Level 2.

6. Derivative Financial Instruments

MFS’ risk management objective is to ensure that business exposures to risks that have been identified and measured and are capable of being controlled are minimized or managed using what it believes to be the most effective and efficient methods to eliminate, reduce, or transfer such exposures. Operating decisions consider these associated risks and structure transactions to minimize or manage these risks whenever possible.

Use of derivative instruments is consistent with the overall business and risk management objectives of MFS. Derivative instruments may be used to manage business risk within limits specified by our risk policies and manage exposures that have been identified through the risk identification and measurement process, provided that they clearly qualify as “hedging” activities as defined in the risk policy. Use of derivative instruments is not automatic, nor is it necessarily the only response to managing pertinent business risk. Use is permitted only after the risks that have been identified are determined to exceed defined tolerance levels and are considered to be unavoidable.

The primary risks we manage using derivative instruments are commodity price risk and foreign currency exchange risk. Swap contracts on various commodities are used to manage the price risk associated with forecasted purchases of materials used in MFS’ manufacturing process. We also enter into various foreign currency derivative instruments to help manage foreign currency risk associated with MFS’ projected purchases and sales and foreign currency denominated receivable and payable balances.

ASC Subtopic 815-10, “Derivatives and Hedges,” requires companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. In accordance with ASC Subtopic 815-10, MFS designates commodity swaps and foreign currency exchange contracts as cash flow hedges of forecasted purchases of commodities and currencies.

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative instruments representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings. In the next twelve months we estimate $0.8 million of unrealized losses, net of tax, related to commodity price and currency rate hedging will be reclassified from other comprehensive income (loss) into earnings. Foreign currency and commodity hedging is generally completed prospectively on a rolling basis for twelve and twenty-four months, respectively, depending on the type of risk being hedged.

As of December 31, 2015, MFS had the following outstanding commodity and currency forward contracts that were entered into as hedge forecasted transactions:

Commodity	Units Hedged		Type
Aluminum	1,215	MT	Cash flow
Copper	472	MT	Cash flow
Natural gas	49,396	MMBtu	Cash flow
Steel	11,073	Short Tons	Cash flow

Currency	Units Hedged		Type
Canadian Dollar	587,556		Cash flow
European Euro	231,810		Cash Flow
Great British Pound	113,115		Cash Flow
Mexican Peso	28,504,800		Cash flow

For derivative instruments that are not designated as hedging instruments under ASC Subtopic 815-10, the gains or losses on the derivatives are recognized in current earnings within other (expense) income, net in the combined statement of operations. As of December 31, 2015, MFS had the following outstanding currency forward contracts that were not designated as hedging instruments:

Currency	Units Hedged	Recognized Location	Purpose
Canadian Dollar	1,117,850	Other (expense) income, net	Accounts payable and receivable settlement

The fair value of outstanding derivative contracts recorded as liabilities in the accompanying combined balance sheet as of December 31, 2015 was as follows:

	LIABILITY DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Foreign exchange contracts	Accounts payable and accrued expenses	$0.1
Commodity contracts	Accounts payable and accrued expenses	2.4
Commodity contracts	Other non-current liabilities	0.3

Total derivatives designated as hedging instruments		$2.8

	LIABILITY DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives NOT designated as hedging instruments
Commodity Contracts	Accounts payable and accrued expenses	$0.7
Commodity Contracts	Other non-current liabilities	0.1

Total derivatives NOT designated as hedging instruments		$0.8

Total liability derivatives		$3.6

The effect of derivative instruments on the combined statement of operations for the year ended December 31, 2015 and gains or losses initially recognized in AOCI in the combined balance sheet were as follows:

Derivatives in Cash Flow Hedging Relationships (in millions)	Amount of Gain or (Loss) Recognized in AOCI on Derivative (Effective Portion, net of tax)	Location of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)
Foreign exchange contracts	$0.3	Cost of sales	$(1.4)
Commodity contracts	(1.1)	Cost of sales	(3.4)

Total	$(0.8)		$(4.8)

Derivatives Relationships (in millions)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Commodity contracts	Cost of sales	$0.1

Total		$0.1

Derivatives Not Designated as Hedging Instruments (in millions)	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
Foreign exchange contracts	Other (expense) income, net	$0.1

Commodity contracts - ST	Other (expense) income, net	(0.7)

Commodity contracts - LT	Other (expense) income, net	(0.1)

Total		$(0.7)

As of December 31, 2014, MFS had the following outstanding commodity and currency forward contracts that were entered into as hedge forecasted transactions:

Commodity	Units Hedged		Type
Aluminum	1,657	MT	Cash flow
Copper	820	MT	Cash flow
Natural gas	56,792	MMBtu	Cash flow
Steel	12,634	Short Tons	Cash flow

Currency	Units Hedged	Type
Canadian Dollar	7,984,824	Cash Flow
Mexican Peso	52,674,383	Cash Flow

For derivative instruments that are not designated as hedging instruments under ASC Subtopic 815-10, the gains or losses on the derivatives are recognized in current earnings within other (expense) income, net in the combined statement of operations. As of December 31, 2014, MFS had the following outstanding currency forward contracts that were not designated as hedging instruments:

Currency	Units Hedged	Recognized Location	Purpose
European Euro	2,172,068	Other (expense) income, net	Accounts payable and receivable settlement
Mexican Peso	3,151,000	Other (expense) income, net	Accounts payable and receivable settlement
Canadian Dollar	2,516	Other (expense) income, net	Accounts payable and receivable settlement

The fair value of outstanding derivative contracts recorded as liabilities in the accompanying combined balance sheet as of December 31, 2014 was as follows:

	LIABILITIES DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Foreign exchange contracts	Accounts payable and accrued expenses	$0.6
Commodity contracts	Accounts payable and accrued expenses	0.7
Commodity contracts	Other non-current liabilities	0.3

Total derivatives designated as hedging instruments		$1.6

	LIABILITY DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives NOT designated as hedging instruments
Foreign exchange contracts	Accounts payable and accrued expenses	$0.1

Total derivatives NOT designated as hedging instruments		$0.1

Total liability derivatives		$1.7

The effect of derivative instruments on the combined statement of operations for the year ended December 31, 2014, and gains or losses initially recognized in AOCI in the combined balance sheet were as follows:

Derivatives in Cash Flow Hedging Relationships (in millions)	Amount of Gain or (Loss) Recognized in AOCI on Derivative (Effective Portion, net of tax)	Location of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)
Foreign exchange contracts	$(0.1)	Cost of sales	$(0.9)
Commodity contracts	(0.5)	Cost of sales	(0.3)

Total	$(0.6)		$(1.2)

Derivatives Relationships (in millions)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Commodity contracts	Cost of sales	$0.1

Total		$0.1

Derivatives Not Designated as Hedging Instruments (in millions)	Location of Gain or (Loss) Recognized in Income on Derivative	Amount of Gain or (Loss) Recognized in Income on Derivative
Foreign exchange contracts	Other (expense) income, net	$—

Total		$—

As of December 31, 2013, MFS had the following outstanding commodity and currency forward contracts that were entered into as hedge forecasted transactions:

Commodity	Units Hedged		Type
Aluminum	1,622	MT	Cash flow
Copper	382	MT	Cash flow
Natural gas	149,994	MMBtu	Cash flow
Steel	8,806	Short Tons	Cash flow

Currency	Units Hedged	Type
Canadian Dollar	10,422,932	Cash Flow
European Euro	13,447,750	Cash Flow
United States Dollar	2,100,000	Cash Flow

For derivative instruments that are not designated as hedging instruments under ASC Subtopic 815-10, the gains or losses on the derivatives are recognized in current earnings within other (expense) income, net in the combined statement of operations. As of December 31, 2013, MFS had no outstanding currency forward contracts that were not designated as hedging instruments.

The fair value of outstanding derivative contracts recorded as assets in the accompanying combined balance sheet as of December 31, 2013, was as follows:

	ASSET DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Foreign exchange contracts	Other current assets	$—
Commodity contracts	Other current assets	0.1

Total derivatives designated as hedging instruments		$0.1

ASSET DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives NOT designated as hedging instruments
Foreign exchange contracts	Other current assets	$—

Total derivatives NOT designated as hedging instruments		$—

Total asset derivatives		$0.1

The fair value of outstanding derivative contracts recorded as liabilities in the accompanying combined balance sheet as of December 31, 2013, was as follows:

	LIABILITIES DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Foreign exchange contracts	Accounts payable and accrued expenses	$0.4
Commodity contracts	Accounts payable and accrued expenses	0.4

Total derivatives designated as hedging instruments		$0.8

LIABILITY DERIVATIVES
(in millions)	Balance Sheet Location	Fair Value
Derivatives NOT designated as hedging instruments
Foreign exchange contracts	Accounts payable and accrued expenses	$—

Total derivatives NOT designated as hedging instruments		$—

Total liability derivatives		$0.8

The effect of derivative instruments on the combined statement of operations for the year ended December 31, 2013, and gains or losses initially recognized in AOCI in the combined balance sheet were as follows:

Derivatives in Cash Flow Hedging Relationships (in millions)	Amount of Gain or (Loss) Recognized in AOCI on Derivative (Effective Portion, net of tax)	Location of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)	Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)
Foreign exchange contracts	$(0.3)	Cost of sales	$(0.4)
Commodity contracts	0.3	Cost of sales	(1.5)

Total	$—		$(1.9)

Derivatives Relationships (in millions)	Location of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Commodity contracts	Cost of sales	$0.1

Total		$0.1

7. Inventories

The components of inventories at December 31, 2015 and December 31, 2014 are summarized as follows:

(in millions)	2015	2014
Inventories — gross:
Raw materials	$70.7	$77.2
Work-in-process	18.7	21.5
Finished goods	83.4	87.9

Total inventories — gross	172.8	186.6
Excess and obsolete inventory reserve	(23.5)	(20.3)

Net inventories at FIFO cost	149.3	166.3
Excess of FIFO costs over LIFO value	(3.4)	(3.1)

Inventories — net	$145.9	$163.2

8. Property, Plant and Equipment

The components of property, plant and equipment at December 31, 2015 and December 31, 2014 are summarized as follows:

(in millions)	2015	2014
Land	$7.3	$6.6
Building and improvements	94.3	100.1
Machinery, equipment and tooling	216.0	237.0
Furniture and fixtures	6.2	6.6
Computer hardware and software	51.2	58.5
Construction in progress	9.8	12.7

Total cost	384.8	421.5
Less accumulated depreciation	(268.4)	(287.2)

Property, plant and equipment - net	$116.4	$134.3

9. Goodwill and Other Intangible Assets

MFS has three reportable segments: Americas, EMEA, and APAC. The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2015, 2014 and 2013 were as follows:

(in millions)	Americas	EMEA	APAC	Total
Gross balance as of January 1, 2013	$1,172.8	$204.5	$7.4	$1,384.7
Acquisition of Inducs	—	5.0	—	5.0
Restructuring reserve adjustment	(0.7)	—	—	(0.7)
Foreign currency impact	0.6	(0.6)	0.1	0.1

Gross balance as of December 31, 2013	1,172.7	208.9	7.5	1,389.1
Accumulated asset impairments	(312.2)	(203.5)	—	(515.7)

Net balance as of December 31, 2013	860.5	5.4	7.5	873.4
Foreign currency impact	—	(0.5)	(0.1)	(0.6)

Gross balance as of December 31, 2014	1,172.7	208.4	7.4	1,388.5
Accumulated asset impairments	(312.2)	(203.5)	—	(515.7)

Net balance as of December 31, 2014	860.5	4.9	7.4	872.8
Foreign currency impact	—	(0.1)	(0.4)	(0.5)
Impact of acquisitions and divestitures	(27.9)	—	1.4	(26.5)

Gross balance as of December 31, 2015	1,144.8	208.3	8.4	1,361.5
Accumulated asset impairments	(312.2)	(203.5)	—	(515.7)

Net balance as of December 31, 2015	$832.6	$4.8	$8.4	$845.8

MFS accounts for goodwill and other intangible assets under the guidance of ASC Topic 350, “Intangibles - Goodwill and Other.” MFS performs an annual impairment test at June 30 of every year or more frequently if events or changes in circumstances indicate that the asset might be impaired. MFS tests its reporting units and indefinite-lived intangible assets using a fair-value method based on the present value of future cash flows, which involves management’s judgments and assumptions about the amounts of those cash flows and the discount rates used. The estimated fair value is then compared with the carrying amount of the reporting unit, including recorded goodwill, or indefinite-lived intangible asset. The intangible asset is then subject to risk of write-down to the extent that the carrying amount exceeds the estimated fair value.

As of June 30, 2015, 2014, and 2013, MFS performed the annual impairment test for its reporting units, which were Americas; EMEA; and APAC, as well as its indefinite-lived intangible assets, and based on those results, no impairment was indicated in any of those periods.

As discussed in Note 3, “Acquisitions,” on October 1, 2013, MFS acquired all remaining shares of Inducs in which it previously held a minority interest. The aggregate purchase price of $12.2 million, net of cash, resulted in $7.0 million of identifiable intangible assets and $5.0 million of goodwill. Of the $7.0 million of acquired intangible assets, $0.7 million was assigned to trademarks that are not subject to amortization, $1.2 million was assigned to customer relationships with a useful life of 19 years, and $5.1 million was assigned to developed technology with a useful life of 12 years. On October 21, 2015, the Company acquired the remaining 50% of outstanding shares of a joint venture in Thailand. The purchase price, net of cash acquired, was approximately $5.3 million. Allocation of the purchase price resulted in $1.4 million of goodwill and $4.2 million of intangible assets.

The gross carrying amount and accumulated amortization of MFS’ intangible assets other than goodwill are as follows as of December 31, 2015 and December 31, 2014:

	December 31, 2015			December 31, 2014
(in millions)	Gross Carrying Amount	Accumulated Amortization Amount	Net Book Value	Gross Carrying Amount	Accumulated Amortization Amount	Net Book Value
Trademarks and tradenames	$175.1	$—	$175.1	$199.4	$—	$199.4
Customer relationships	415.2	(150.4)	264.8	415.0	(129.5)	285.5
Patents	1.7	(1.6)	0.1	1.7	(1.4)	0.3
Other intangibles	143.2	(63.6)	79.6	160.7	(61.4)	99.3

Total	$735.2	$(215.6)	$519.6	$776.8	$(192.3)	$584.5

Amortization expense for the years ended December 31, 2015, 2014 and 2013 was $31.4 million, $31.8 million and $31.4 million, respectively. Excluding the impact of any future acquisitions or divestitures, MFS anticipates amortization will be approximately $32 million per year for the next five years.

10. Accounts Payable and Accrued Expenses and Other Liabilities

Accounts payable and Accrued expenses and other liabilities at December 31, 2015 and December 31, 2014 are summarized as follows:

(in millions)	2015	2014
Accounts payable:
Trade accounts payable and interest payable	$121.7	$161.5
Income taxes payable	7.3	5.2

Total accounts payable	$129.0	$166.7

Accrued expenses and other liabilities:
Employee related expenses	24.5	31.1
Restructuring expenses	16.8	15.6
Profit sharing and incentives	3.9	4.1
Accrued rebates	51.6	52.3
Deferred revenue - current	3.8	3.8
Dividend payable to MTW	10.2	6.2
Customer advances	2.9	3.9
Product liability	2.6	2.2
Miscellaneous accrued expenses	41.3	46.2

Total accrued expenses and other liabilities	$157.6	$165.4

11. Accounts Receivable Securitization

Historically MFS sold accounts receivable through an accounts receivable securitization facility, (“The Securitization Program”), comprised of two funding entities: Manitowoc Funding, LLC (“U.S. Seller”) and Manitowoc Cayman Islands Funding Ltd. (“Cayman Seller”). The U.S. Seller historically serviced domestic entities of both the Foodservice and Crane segments of MTW and remitted all funds received directly to MTW. The Cayman Seller historically serviced solely MFS foreign entities and remitted all funds to MFS entities. The U.S. Seller entity remained with MTW subsequent to the Spin-Off, while the Cayman Seller was transferred to MFS subsequent to the Spin-Off. As the U.S. Seller is not directly attributable to MFS, only the receivables which were transferred to the U.S. Seller but not sold are reflected in MFS combined balance sheet. A portion of the U.S. Seller’s historical expenses related to bond administration fees and settlement fees are allocated to MFS. As the Cayman Seller is directly attributable to MFS, the assets, liabilities, income, and expenses of the Cayman Seller are included in MFS’ consolidated statement of earnings and balance sheet.

On December 15, 2014, MTW executed a Fifth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”) among the U.S. Seller and Cayman Seller, as sellers, MTW, Garland Commercial Ranges Limited (“Garland”), Convotherm Elektrogeräte GmbH (“Convotherm”), Manitowoc Deutschland GmbH (“MTW Deutschland”), Manitowoc Foodservice UK Limited (“Foodservice UK”), and the other persons from time to time party thereto, as servicers, and Wells Fargo Bank, N.A. (“Wells Fargo” or “Purchaser”), as purchaser and agent. Pursuant to this amendment, a German subsidiary (MTW Deutschland) and a United Kingdom subsidiary (Foodservice UK) were added as “originators” under the facility. Under the Receivables Purchase Agreement (and the related Purchase and Sale Agreements referenced in the Receivables Purchase Agreement), certain of MFS’ non-U.S. trade accounts receivable were sold to Cayman Seller which, in turn, were sold to Purchaser, all of the Cayman Seller’s right, title and interest in and to a pool of receivables to the Purchaser.

The Purchaser received ownership of the pool of receivables, in each instance. New receivables are purchased by Cayman Seller and resold to the Purchaser as cash collections reduce previously sold investments. Garland, Convotherm, MTW Deutschland, and Foodservice UK acted as the servicers of the receivables and as such administered, collected and otherwise enforced the receivables. The servicers were compensated for doing so on terms generally consistent with what would be charged by an unrelated servicer. As servicers, they initially received payments made by obligors on the receivables but were required to remit those payments to the Purchaser in accordance with the Receivables Purchase Agreement. The Purchaser has no recourse for uncollectible receivables. MTW finalized changes to its accounts receivable securitization program. Among other actions, MTW entered into an amendment to the Receivables Purchase Agreement, the results of which were that (i) Manitowoc Foodservice Asia Pacific Private Limited (“Foodservice Asia”) was added as an originator and as a servicer under the facility; and (ii) MFS’ domestic originators were effectively released from their obligations under the related purchase and sale agreement and will now sell their accounts receivable to the Cayman Seller (prior to these changes, these receivables were sold to the U.S. Seller). The maximum commitment size of the securitization facility did not change and, therefore, remains at $185.0 million. MFS’ cost of funds under the facility continues to use a LIBOR index rate plus a 1.25% fixed spread.

Under the Receivables Purchase Agreement (and the related Purchase and Sale Agreements referenced in the Receivables Purchase Agreement), certain of MFS’ non-U.S. trade accounts receivable are sold to Cayman Seller which, in turn, will sell, convey, transfer and assign to Purchaser, all of the Cayman Seller’s right, title and interest in and to a pool of receivables to the Purchaser.

Due to a short average collection cycle of less than 60 days for such accounts receivable as well as MFS’ collection history, the fair value of MFS’ deferred purchase price notes approximated book value. The fair value of the deferred purchase price notes recorded at December 31, 2015 and 2014 was $48.4 million and $33.1 million, respectively, and is included in accounts receivable in the accompanying combined balance sheets.

Trade accounts receivables sold to the Purchaser and being serviced by the Company totaled $100.9 million at December 31, 2015 and $21.1 million at December 31, 2014.

Transactions under the Securitization Program were accounted for as sales in accordance with ASC Topic 860, “Transfers and Servicing.” Sales of trade receivables to the Purchaser are reflected as a reduction of accounts receivable in the accompanying combined balance sheets and the proceeds received, including collections on the deferred purchase price notes, are included in cash flows from operating activities in the accompanying combined statements of cash flows. MFS deems the interest rate risk related to the deferred purchase price notes to be de minimis, primarily due to the short average collection cycle of the related receivables (i.e., 60 days) as noted above.

12. Income Taxes

In the combined financial statements, income tax expense and deferred tax balances have been calculated on a separate return basis although the MFS operations have historically been included in the tax returns filed by the respective MTW entities. With the exception of certain separate filing Foodservice entities that will transfer to MFS after the Spin-Off, current income tax liabilities were deemed to settle immediately with MTW tax paying entities in the respective jurisdictions. These settlements were reflected as changes in the net parent company investment account. In the future, as a standalone entity, MFS will file tax returns on its own behalf and its deferred taxes and effective tax rate may differ from those in historical periods.

Earnings from continuing operations are summarized below:

(in millions)	2015	2014	2013
Earnings from continuing operations before income taxes:
Domestic	$121.2	$123.3	$157.2
Foreign	75.1	63.9	47.4

Total	$196.3	$187.2	$204.6

Provision for income taxes from continuing operations is summarized below:

(in millions)	2015	2014	2013
Current:
Federal and state	$51.1	$28.3	$51.9
Foreign	18.2	15.1	13.0

Total current	$69.3	$43.4	$64.9

Deferred:
Federal and state	$(27.9)	$(12.0)	$(9.0)
Foreign	(2.1)	(5.5)	(0.6)

Total deferred	$(30.0)	$(17.5)	$(9.6)

Provision for taxes on earnings	$39.3	$25.9	$55.3

The differences between the U.S. federal statutory income tax rate and MFS’ effective tax rate were as follows:

	2015	2014	2013
Federal income tax at statutory rate	35.0%	35.0%	35.0%
State income provision	1.4	1.4	1.9
Manufacturing and research incentives	(1.7)	(1.7)	(2.9)
Taxes on foreign income which differ from the U.S. statutory rate	(3.9)	(2.4)	(3.2)
Adjustments for unrecognized tax benefits	0.1	4.3	(3.5)
Adjustments for valuation allowances	(13.8)	21.5	(0.3)
Capital loss generation	—	(41.4)	—
Business acquisitions & divestitures	4.1	—	—
Other items	(1.1)	(2.9)	—

Effective tax rate	20.1%	13.8%	27.0%

The 2015, 2014 and 2013 effective tax rates were favorably impacted by income earned in jurisdictions where the statutory rate was less than 35%.

The 2015 tax provision benefited by $17.8 million related to the divestiture of Kysor Panel Systems business resulting in a favorable impact to the effective tax rate. The benefit was primarily due to the write-off of $13.8 million of an unamortized deferred tax liability that was recorded in purchase accounting and as a result of the utilization of a capital loss carryforward to offset the tax gain.

In the third quarter of 2014, MFS made an election with the IRS to treat Enodis Holdings, Ltd, MFS’ UK Holding Company, as a partnership for U.S. income tax purposes. As a result of this status change, MFS realized a $25.6 million capital loss tax benefit. This transaction resulted in an effective tax rate benefit of 13.7% unique to 2014.

The 2013 effective tax rate benefited from the release of uncertain tax position reserves related to favorable audit settlements.

The significant components of deferred tax assets and deferred tax liabilities were as follows:

(in millions)	2015	2014
Current deferred tax assets (liabilities):
Inventories	$—	$5.1
Accounts receivable	—	1.2
Product warranty reserves	—	10.9
Product liability reserves	—	0.8
Deferred revenue, current portion	—	(0.2)
Deferred employee benefits	—	4.7
Other reserves and allowances	—	5.4
Less valuation allowance	—	(8.3)

Net deferred tax assets, current (1)	$—	$19.6

Non-current deferred tax assets (liabilities):
Inventories	$7.6	$—
Accounts receivable	1.2	—
Property, plant and equipment	(2.8)	(8.3)
Intangible assets	(218.9)	(242.4)
Deferred employee benefits	15.7	12.7
Product warranty reserves	14.4	3.9
Product liability reserves	1.0	—
Loss carryforwards	84.9	119.1
Deferred revenue	1.1	1.5
Other	16.9	9.7

Total non-current deferred tax liabilities	(78.9)	(103.8)
Less valuation allowance	(80.1)	(104.9)

Net deferred tax liabilities, non-current	$(159.0)	$(208.7)

(1) - In 2015, MFS early adopted ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes” which eliminated the requirement to present deferred tax liabilities and assets as current and non-current on the balance sheet. Prior periods were not retrospectively adjusted.

Current and long-term tax assets and liabilities included in the combined balance sheets were as follows:

(in millions)	2015	2014
Current income tax asset	$—	$23.7
Long-term income tax assets, included in other non-current assets	8.9	9.3
Current deferred income tax liability, included in accounts payable and accrued expenses	—	(4.1)
Long-term deferred income tax liability	(167.9)	(218.0)

Net deferred income tax liability	$(159.0)	$(189.1)

MFS has not provided for additional U.S. income taxes on approximately $79.5 million of undistributed earnings of combined non-U.S. subsidiaries as of December 31, 2015 because the Company intends to reinvest such earnings indefinitely outside of the United States. Such earnings could become taxable upon sale or liquidation of these non-U.S. subsidiaries or upon dividend repatriation of cash balances. It is not practicable to estimate the amount of the unrecognized tax liability on such earnings

As of December 31, 2015, MFS has approximately $340.7 million of foreign loss carryforwards, which are available to reduce future foreign tax liabilities. Substantially all of the foreign loss carryforwards are not subject to any time restrictions on their future use, and $328.0 million are offset by a valuation allowance. MFS also has approximately $63.3 million of U.S. capital loss carryforwards which expire in 2019 and are offset by a valuation allowance.

MFS continues to record valuation allowances on the deferred tax assets in the United Kingdom, as it remains more likely than not that they will not be utilized.

MFS will continue to periodically evaluate its valuation allowance requirements in light of changing facts and circumstances, and may adjust its deferred tax asset valuation allowances accordingly. It is reasonably possible that MFS will either add to, or reverse a portion of its existing deferred tax asset valuation allowances in the future. Such changes in the deferred tax asset valuation allowances will be reflected in the current operations through MFS’ income tax provision, and could have a material effect on operating results.

A reconciliation of MFS’ unrecognized tax benefits is as follows:

(in millions)	2015	2014	2013
Balance at beginning of year	$16.6	$7.8	$17.1
Additions based on tax positions related to the current year	0.2	14.1	1.0
Additions for tax positions of prior years	—	—	0.1
Reductions based on settlements with taxing authorities	—	(2.8)	(8.0)
Reductions for lapse of statute	(0.2)	(2.5)	(2.4)

Balance at end of year	$16.6	$16.6	$7.8

Substantially all of MFS’ unrecognized tax benefits as of December 31, 2015, 2014 and 2013, if recognized, would affect the effective tax rate.

MFS recognizes interest and penalties related to tax liabilities as a part of income tax expense. As of December 31, 2015 and 2014, MFS has accrued interest and penalties of $0.9 million and $0.8 million, respectively.

MTW concluded an examination of its 2007 through 2009 U.S. tax returns during the third quarter of 2014 as well as an examination its 2010 and 2011 U.S. tax returns in the fourth quarter of 2014. The adjustments did not have a material impact on the financial statements.

MTW is under examination by the Internal Revenue Service for calendar year 2014. There have been no significant developments with respect to the Company’s ongoing tax audits in other jurisdictions.

MTW has filed tax returns on behalf of MFS in the U.S. and various state and foreign jurisdictions through tax year 2015. The 2012 through 2015 tax years remain subject to examination by the IRS. The 2011 though 2015 tax years generally remain subject to examination by state authorities, and tax years 2011 through 2015 remain subject to examination in Germany. Tax years 2007 through 2015 remain subject to audit in China.

MFS regularly assesses the likelihood of an adverse outcome resulting from examinations to determine the adequacy of its tax reserves. As of December 31, 2015, MFS believes that it is more likely than not that the tax positions it has taken will be sustained upon the resolution of its audits resulting in no material impact on its combined financial position and the results of operations and cash flows. However, the final determination with respect to any tax audits, and any related litigation, could be materially different from the Company’s estimates and/or from its historical income tax provisions and accruals and could have a material effect on operating results and/or cash flows in the periods for which that determination is made. In addition, future period earnings may be adversely impacted by litigation costs, settlements, penalties, and/or interest assessments.

During the next twelve months, it is reasonably possible that federal, state and foreign tax audit resolutions could reduce unrecognized tax benefits and income tax expense by up to $0.7 million, either because MFS’ tax positions are sustained on audit or settled, or the applicable statute of limitations closes.

13. Other Operating and Non-Operating Expenses

The components of the line item ‘Other operating expense’ in the Combined Statements of Operations for the years ended December 31, 2015, 2014, and 2013, are summarized as follows:

(in millions)	2015	2014	2013
Amortization expense	$31.4	$31.8	$31.4
Asset impairments	9.0	1.1	—
Restructuring expense	4.6	2.6	2.9
Separation expense	4.3	—	—
Other expense (income)	0.9	0.4	(0.8)

Total other operating expense	$50.2	$35.9	$33.5

The components of the line item ‘Other income (expense) - net’ in the Combined Statements of Operations for the years ended December 31, 2015, 2014, and 2013, are summarized as follows:

(in millions)	2015	2014	2013
Gain on sale of Kysor Panel Systems	$9.9	$—	$—
Gain on sale of investment property	5.4	—	—
Gain on acquisition of Thailand joint venture	4.9	—	—
Other (1)	1.8	(0.6)	0.7

Other income (expense) - net	$22.0	$(0.6)	$0.7

(1)	Other consists primarily of foreign currency gains and losses.

The sale of Kysor Panel Systems is discussed further in Note 4, “Discontinued Operations and Divestitures.” The acquisition of the Thailand joint venture is discussed further in Note 3, “Acquisitions.”

14. Accumulated Other Comprehensive Income (“AOCI”)

The components of accumulated other comprehensive income (loss) as of December 31, 2015 and December 31, 2014 are as follows:

(in millions)	2015	2014
Foreign currency translation	$(7.9)	$17.3
Derivative instrument fair market value, net of income taxes of $0.9 and $0.4	(1.8)	(1.0)
Employee pension and postretirement benefit adjustments, net of income taxes of $0.3 and $0.8	(34.8)	(37.0)

	$(44.5)	$(20.7)

Summaries of the changes in accumulated other comprehensive income (loss), net of tax, by component for the years ended December 31, 2014, and December 31, 2015 are as follows:

(in millions)	Foreign Currency Translation	Gains and Losses on Cash Flow Hedges	Pension & Postretirement	Total
Balance at December 31, 2013	$34.2	$(0.4)	$(32.6)	$1.2
Other comprehensive loss before reclassifications	(16.9)	(1.4)	(4.8)	(23.1)
Amounts reclassified from accumulated other comprehensive income	—	0.8	0.4	1.2

Net current period other comprehensive loss	(16.9)	(0.6)	(4.4)	(21.9)

Balance at December 31, 2014	$17.3	$(1.0)	$(37.0)	$(20.7)

Other comprehensive (loss) income before reclassifications	(25.2)	(3.8)	1.1	(27.9)
Amounts reclassified from accumulated other comprehensive income	—	3.0	1.1	4.1

Net current period other comprehensive (loss) income	(25.2)	(0.8)	2.2	(23.8)

Balance at December 31, 2015	$(7.9)	$(1.8)	$(34.8)	$(44.5)

A reconciliation of the reclassifications out of accumulated other comprehensive income, net of tax, for the year ended December 31, 2015 is as follows:

(in millions)	Amount Reclassified from Accumulated Other Comprehensive Income		Recognized Location
Gains and losses on cash flow hedges
Foreign exchange contracts	$(1.4)		Cost of sales
Commodity contracts	(3.4)		Cost of sales

	(4.8)		Total before tax
	1.8		Tax expense

	$(3.0)		Net of tax

Amortization of pension and postretirement items
Amortization of prior service cost	—	(a)
Actuarial losses	(1.1	)(a)

	(1.1)		Total before tax
	—		Tax benefit

	$(1.1)		Net of Tax

Total reclassifications for the period	$(4.1)		Net of Tax

(a)	These other comprehensive income components are included in the net periodic pension cost (see Note 19, “Employee Benefit Plans,” for further details).

A reconciliation of the reclassifications out of accumulated other comprehensive income, net of tax, for the year ended December 31, 2014 is as follows:

(in millions)	Amount Reclassified from Accumulated Other Comprehensive Income		Recognized Location
Gains and losses on cash flow hedges
Foreign exchange contracts	$(0.9)		Cost of sales
Commodity contracts	(0.3)		Cost of sales

	(1.2)		Total before tax
	0.4		Tax expense

	$(0.8)		Net of tax

Amortization of pension and postretirement items
Amortization of prior service cost	0.3	(a)
Actuarial losses	(0.8	)(a)

	(0.5)		Total before tax
	0.1		Tax benefit

	$(0.4)		Net of Tax

Total reclassifications for the period	$(1.2)		Net of Tax

(a)	These other comprehensive income components are included in the net periodic pension cost (see Note 19, “Employee Benefit Plans,” for further details).

15. Stock-Based Compensation

During the periods presented certain employees of MFS participated in stock-based compensation plans sponsored by MTW. Under these stock-based compensation plans, MTW provided awards to employees of MFS with restricted common stock, restricted stock units, and stock options to purchase shares of Manitowoc. Because MFS employees provide services in consideration for their participation in MFS’ plans, the stock-based compensation expense for the awards granted to MFS employees has been reflected in the combined financial statements. See Note 23, “Net Parent Company Investment and Related Party Transactions” for further information on corporate allocations.

MFS recognizes expense for all stock-based compensation on a straight-line basis over the vesting period of the entire award.

Total stock-based compensation expense before tax was $2.3 million, $2.4 million and $3.5 million during 2015, 2014, and 2013, respectively. In 2015, the company also recognized $0.5 million of expense before tax related to restricted stock retention awards.

Stock Options

Any option granted to directors of MTW were exercisable immediately upon granting and expire ten years subsequent to the grant date. For all outstanding grants made to officers and employees prior to 2011, options become exercisable in 25% increments annually over a four-year period beginning on the second anniversary of the grant date and expire ten years subsequent to the grant date. Starting with 2011 grants to officers and directors, such options become exercisable in 25% increments annually over a four-year period beginning on the first anniversary of the grant date and expire ten years subsequent to the grant date.

MTW granted options to MFS employees to acquire 0.4 million, 0.1 million and 0.1 million shares of common stock during 2015, 2014, and 2013, respectively. Stock-based compensation expense is calculated by estimating the fair value of incentive and non-qualified stock options at the time of grant and is amortized over the stock options’ vesting period. MFS recognized $0.6 million ($0.4 million after taxes), $0.9 million ($0.5 million after taxes) and $1.7 million ($1.0 million after taxes) of compensation expense associated with stock options during 2015, 2014, and 2013, respectively.

A summary of MFS’ stock option activity is as follows (in millions, except weighted average exercise price per share):

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Options outstanding as of January 1, 2015	0.7	$15.90
Additional options transferred and outstanding as of January 1, 2015	0.5	16.31

Total options outstanding as of January 1, 2015	1.2	16.31
Granted	0.4	19.59
Exercised	(0.2)	9.08
Cancelled	—	22.26

Options outstanding as of December 31, 2015	1.4	$17.70	$3.2

Options exercisable as of:

December 31, 2015	1.0	$16.91	$3.2

The outstanding stock options at December 31, 2015 have a range of exercise prices from $4.41 to $43.33 per share. The following table shows the options outstanding and exercisable by range of exercise prices at December 31, 2015 (in millions, except range of exercise price per share, weighted average remaining contractual life and weighted average exercise price):

Range of Exercise Price per Share	Outstanding Options	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Exercisable Options	Weighted Average Exercise Price
$ 4.41 - $11.34	0.2	2.9	$4.41	0.2	$4.41
$11.35 - $18.13	0.4	5.4	13.79	0.3	12.72
$18.14 - $26.09	0.4	5.2	20.13	0.3	19.70
$26.10 - $29.06	0.1	0.3	26.10	—	26.10
$29.07 - $38.86	0.2	3.7	29.27	0.1	29.34
$38.87 - $43.33	0.1	1.9	39.27	0.1	39.27

	1.4	4.3	$17.70	1.0	$16.91

MFS uses the Black-Scholes valuation model to value stock options. MFS used historical stock prices for MTW shares of common stock as the basis for its volatility assumption. The assumed risk-free rates were based on ten-year U.S. Treasury rates in effect at the time of grant. The expected option life represents the period of time that the options granted are expected to be outstanding and is based on historical experience.

As of December 31, 2015, MFS has $1.4 million of unrecognized compensation expense before tax related to stock options, which will be recognized over a weighted average period of 3.3 years.

The weighted average fair value of options granted per share during the years ended December 31, 2015, 2014, and 2013 was $9.71, $14.83, and $9.00, respectively. The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing method with the following assumptions:

	2015	2014	2013
Expected Life (years)	6.0	6.0	6.0
Risk-free Interest rate	1.8%	1.9%	1.1%
Expected volatility	56.0%	55.0%	56.0%
Expected dividend yield	0.3%	0.4%	0.6%

For the years ended December 31, 2015, 2014, and 2013 the total intrinsic value of stock options exercised was $1.8 million, $8.0 million, and $1.5 million, respectively.

Restricted Stock Units

MTW granted restricted performance stock units of 0.2 million, 0.1 million and 0.1 million in 2015, 2014, and 2013, respectively. The restricted stock units are earned either based on service over the vesting period, or based on service over the vesting period on the extent to which performance goals are met over the applicable performance period (“performance shares”). The performance goals and the applicable performance period vary for each grant year. MFS recognized $1.7 million ($1.1 million after taxes), $0.9 million ($0.6 million after taxes) and $1.0 million ($0.6 million after taxes) of compensation expense associated with restricted stock units during 2015, 2014 and 2013, respectively.

The restricted stock units granted to employees in 2015 generally vest on the third anniversary of the grant date, assuming continued employment. The restricted stock units granted to directors in 2015 generally vest on the second anniversary of the grant date, assuming continued service. Performance shares were not granted in 2015 due to anticipated separation.

The restricted stock units granted to employees in 2014 vest on the third anniversary of the grant date. The restricted stock units granted to directors in 2014 vest on the second anniversary of the grant date. The performance shares granted in 2014 are earned based on the extent to which performance goals are met by MFS over a three-year period from January 1, 2014 to December 31, 2016. The performance goals for the performance shares granted in 2014 are based fifty percent (50%) on total shareholder return relative to a peer group of companies over the three-year period and fifty percent (50%) on EVA® improvement over the three-year period. In view of the Spin-Off, the Board of MTW prior to the Spin-Off agreed that the 2014 performance share award would be paid-out at target at the end of the three-year performance period. Depending on the foregoing factors, the number of shares awarded could range from zero to 0.1 million for the 2014 performance share grants. For these awards, the expense is based on the fair value of MTW’s shares as of the grant date for the EVA® improvement criteria and a Monte Carlo model for the total shareholder return criteria.

The performance shares granted in 2013 were earned based on the extent to which performance goals are met by MFS over a three-year period from January 1, 2013 to December 31, 2015. The performance goals for the performance shares granted in 2013 were based fifty percent (50%) on total shareholder return relative to a peer group of companies over the three-year period and fifty percent (50%) on debt reduction over the three-year period. These awards were earned at 78.6% of target, which resulted in a payout of 0.1 million shares in 2016. For these awards, the expense was based on the fair value of the company’s shares as of the grant date for the debt reduction criteria and a Monte Carlo model for the total shareholder return criteria.

A summary of activity for restricted stock units for the year ended December 31, 2015 is as follows (in millions except weighted average grant date fair value):

	Shares	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2015	0.2	$30.72
Granted	0.2	21.67
Vested	(0.1)	24.82
Cancelled	(0.1)	24.11

Unvested as of December 31, 2015	0.2	$24.50

As of December 31, 2015, MFS had $1.7 million of unrecognized compensation expense before tax related to restricted performance stock units which will be recognized over a weighted average period of 1.8 years.

16. Contingencies and Significant Estimates

As of December 31, 2015, MFS held reserves for environmental matters related to Enodis locations of approximately $0.4 million. At certain of MFS’ other facilities, we have identified potential contaminants in soil and groundwater. The ultimate cost of any remediation required will depend upon the results of future investigation. Based upon available information, we do not expect the ultimate costs at any of these locations will have a material adverse effect on its financial condition, results of operations, or cash flows individually or in the aggregate.

MFS believes that it has obtained and is in substantial compliance with those material environmental permits and approvals necessary to conduct its various businesses. Based on the facts presently known, we do not expect environmental compliance costs to have a material adverse effect on its financial condition, results of operations, or cash flows.

As of December 31, 2015, various product-related lawsuits were pending. To the extent permitted under applicable law, all of these are insured with self-insurance retention levels. MFS’ self-insurance retention levels vary by business, and have fluctuated over the last ten years. The range of our self-insured retention levels is $0.1 million to $0.25 million per occurrence. As of December 31, 2015, the largest self-insured retention level for new occurrences currently maintained by us is $0.25 million per occurrence and applies to product liability claims for the hot category products manufactured in the United States.

Product liability reserves in the combined balance sheets at December 31, 2015 and December 31, 2014 were $2.6 million and $2.2 million, respectively; $0.9 million and $0.2 million, respectively, was reserved specifically for actual cases, and $1.7 million and $2.0 million, respectively, for claims incurred but not reported, which were estimated using actuarial methods. Based on our experience in defending product liability claims, management believes the current reserves are adequate for estimated case resolutions on aggregate self-insured claims and insured claims. Any recoveries from insurance carriers are dependent upon the legal sufficiency of claims and solvency of insurance carriers.

At December 31, 2015 and December 31, 2014, MFS had reserved $40.0 million and $42.0 million, respectively, for warranty claims included in product warranties and other non-current liabilities in the combined balance sheets. Certain of these warranty and other related claims involve matters in dispute that ultimately are resolved by negotiations, arbitration, or litigation. See Note 17, “Guarantees,” for further information.

It is reasonably possible that the estimates for environmental remediation, product liability and warranty costs may change in the near future based upon new information that may arise or matters that are beyond the scope of our historical experience. Presently, there are no reliable methods to estimate the amount of any such potential changes.

MFS is also involved in various legal actions arising out of the normal course of business, which, taking into account the liabilities accrued and legal counsel’s evaluation of such actions, in the opinion of management, the ultimate resolution of all matters is not expected to have a material adverse effect on MFS’ financial condition, results of operations, or cash flows.

17. Guarantees

In the normal course of business, MFS provides its customers a warranty covering workmanship, and in some cases materials, on products manufactured by the Company. Such warranty generally provides that products will be free from defects for periods ranging from 12 months to 60 months with certain equipment having longer-term warranties. If a product fails to comply with MFS’ warranty, we may be obligated, at our expense, to correct any defect by repairing or replacing such defective products. MFS provides for an estimate of costs that may be incurred under its warranty at the time product revenue is recognized. These costs primarily include labor and materials, as necessary, associated with repair or replacement. The primary factors that affect our warranty liability include the number of units shipped and historical and anticipated warranty claims. As these factors are impacted by actual experience and future expectations, we assess the adequacy of our recorded warranty liability and adjust the amounts as necessary. Below is a table summarizing the warranty activity for the years ended December 31, 2015 and 2014:

(in millions)	2015	2014
Balance at beginning of period	$42.0	$38.3
Accruals for warranties issued during the period	24.2	27.9
Divestiture	—	(23.7)
Settlements made (in cash or in kind) during the period	(25.2)	(0.5)
Currency translation	(1.0)	—

Balance at end of period	$40.0	$42.0

MFS also offers extended warranties, which are recorded as deferred revenue and are amortized to income on a straight-line basis over a period equal to that of the warranty period. The deferred revenue on warranties included in other current and non-current liabilities at December 31, 2015 and December 31, 2014, was $5.7 million and $5.4 million, respectively.

18. Restructuring and Asset Impairments

In conjunction with the acquisition of Enodis in October 2008, certain restructuring activities were undertaken to recognize cost synergies and rationalize the new cost structure of MFS. The restructuring reserve balance as of December 31, 2015 and December 31, 2014, includes certain of these costs, including a pension withdrawal liability. MFS recorded additional amounts in 2015 primarily related to a company-wide reduction in force and the proposed closing of the Cleveland facility.

The following is a rollforward of all restructuring activities related to MFS for the year ended December 31, 2015 (in millions):

Restructuring Reserve Balance as of December 31, 2014	Restructuring Charges	Use of Reserve	Restructuring Reserve Balance as of December 31, 2015
$15.6	$4.6	$(3.4)	$16.8

In conjunction with this restructuring plan, MFS recorded an impairment expense of $9.0 million related to our manufacturing plant in Cleveland that will be closed in 2016.

Restructuring expense of $4.6 million and asset impairment expense of $9.0 million are presented on the Combined Statements of Operations within “Other operating (income) expense - net”.

19. Employee Benefit Plans

Defined Contribution Plans

MTW maintains three defined contribution retirement plans for its employees: (1) The Manitowoc Company, Inc. 401(k) Retirement Plan (the “MTW 401(k) Retirement Plan”); (2) The Manitowoc Company, Inc. Retirement Savings Plan (the “MTW Retirement Savings Plan”); and (3) The Manitowoc Company, Inc. Deferred Compensation Plan (the “MTW Deferred Compensation Plan”). Each plan results in individual participant balances that reflect a combination of amounts contributed by MTW or deferred by the participant, amounts invested at the direction of either the company or the participant, and the continuing reinvestment of returns until the accounts are distributed.

MTW 401(k) Retirement Plan The MTW 401(k) Retirement Plan is a tax-qualified retirement plan that is available to substantially all non-union U.S. employees of MTW, its subsidiaries and related entities. The Company merged the accounts of non-union participants in the Enodis Corporation 401(k) Plan with and into the MTW 401(k) Retirement Plan on December 31, 2009.

The MTW 401(k) Retirement Plan allows employees to make both pre- and post-tax elective deferrals, subject to certain limitations under the Internal Revenue Code of 1986, as amended (the “Tax Code”). MTW also has the right to make the following additional contributions: (1) a matching contribution based upon individual employee deferrals and (2) an additional contribution based on MTW’s performance metrics. Each participant in the MTW 401(k) Retirement Plan is allowed to direct the investment of that participant’s account among a diverse mix of investment funds, including a company stock alternative. To the extent that any funds are invested in MTW stock, that portion of the MTW 401(k) Retirement Plan is an employee stock ownership plan, as defined under the Tax Code (an “ESOP”).

The terms governing the retirement benefits under the MTW 401(k) Retirement Plan are the same for MTW’s executive officers as they are for other eligible employees in the United States.

As of March 4, 2016, MFS holds its own 401 (K) Retirement Plan and no longer participates in the MTW 401 (K) Retirement Plan. The composition of the MFS plan is substantially the same as the former MTW plan.

MTW Retirement Savings Plan The MTW Retirement Savings Plan is a tax-qualified retirement plan that is available to certain collectively bargained U.S. employees of MTW, its subsidiaries and related entities. MTW merged the following plans with and into the MTW Retirement Savings Plan on December 31, 2009: (1) The Manitowoc Cranes, Inc. Hourly-Paid Employees’ Deferred Profit-Sharing Plan; (2) the Manitowoc Ice, Inc. Hourly-Paid Employees’ Deferred Profit-Sharing Plan; and (3) the accounts of collectively bargained participants in the Enodis Corporation 401(k) Plan.

The MTW Retirement Savings Plan allows employees to make both pre- and post-tax elective deferrals, subject to certain limitations under the Tax Code. MTW also has the right to make the following additional contributions: (1) a matching contribution based upon individual employee deferrals; and (2) an additional discretionary or fixed company contribution. Each participant in the MTW Retirement Savings Plan is allowed to direct the investment of that participant’s account among a diverse mix of investment funds, including a company stock alternative. To the extent that any funds are invested in MTW stock, that portion of the MTW Retirement Savings Plan is an ESOP.

MTW’s executive officers are not eligible to participate in the MTW Retirement Savings Plan. MTW contributions to the plans are based upon formulas contained in the plans. For both plans mentioned above, MFS’ portion of total costs incurred under these plans were $1.5 million, $3.7 million and $4.0 million for the years ended December 31, 2015, 2014 and 2013, respectively.

As of March 4, 2016, MFS holds its own Retirement Savings Plan and no longer participates in the MTW Retirement Savings Plan. The composition of the MFS plan is substantially the same as the former MTW plan.

MTW Deferred Compensation Plan The MTW Deferred Compensation Plan is a non-tax-qualified supplemental deferred compensation plan for highly compensated and key management employees and for directors. On December 31, 2009, MTW merged the Enodis Corporation Supplemental Executive Retirement Plan, another defined contribution deferred compensation plan, with and into the MTW Deferred Compensation Plan. MTW maintains the MTW Deferred Compensation Plan to allow eligible individuals to save for retirement in a tax-efficient manner despite Tax Code restrictions that would otherwise impair their ability to do so under the MTW 401(k) Retirement Plan. The MTW Deferred Compensation Plan also assists MTW in retaining those key employees and directors.

The MTW Deferred Compensation Plan accounts are credited with: (1) elective deferrals made at the request of the individual participant; and/or (2) a discretionary company contribution for each individual participant. Although unfunded within the meaning of the Tax Code, the MTW Deferred Compensation Plan utilizes a rabbi trust to hold assets intended to satisfy MTW’s corresponding future benefit obligations. Each participant in the MTW Deferred Compensation Plan is credited with interest based upon individual elections from amongst a diverse mix of investment funds that are intended to reflect investment funds similar to those offered under the MTW 401(k) Retirement Plan, including company stock. Participants do not receive preferential or above-market rates of return under the MTW Deferred Compensation Plan.

None of MTW’s deferred compensation plan assets or obligations have been reflected in the combined balance sheet of MFS, because MFS is not a party to the obligation between MTW and key management employees and directors.

As of March 4, 2016, MFS holds its own Deferred Compensation Plan and no longer participates in the MTW Deferred Compensation Plan. The composition of the MFS plan is substantially the same as the former MTW plan.

Defined Benefit Plans

Shared Plans

Certain U.S. employees of MFS participate in pension and other postretirement benefit plans (the “Shared Plans”) sponsored by MTW, which include participants of other MTW subsidiaries. MFS accounts for these Shared Plans for the purpose of the combined financial statements as a multiemployer plan. Accordingly, MFS does not record an asset or liability to recognize the funded status of the Shared Plans as MFS is not a party to the obligation between MTW and the participants of the multiemployer plan. However, the costs associated with these Shared Plans of $1.6 million, $1.0 million, and $0.8 million, for the years ended December 31, 2015, 2014, and 2013, respectively, are reflected on the MFS combined statement of operations. This expense reflects an approximation of MFS’ portion of the costs of the Shared Plans as well as costs attributable to MTW corporate employees, which have been allocated to the MFS combined statement of operations based on methodology deemed reasonable by management.

As of March 4, 2016, MFS holds its own Defined Benefit Plan and no longer participates in the MTW Defined Benefit Plan. The composition of the MFS plan is substantially the same as the former MTW plan.

Direct Plans

Certain MFS subsidiaries sponsor their own pension and other postretirement benefit plans (the “Direct Plans”), which are accounted for as defined benefit plans. Accordingly, the funded and unfunded position of each Direct Plan is recorded in our combined balance sheets. Actuarial gains and losses that have not yet been recognized through income are recorded in accumulated other comprehensive income net of taxes until they are amortized as a component of net periodic benefit cost. The determination of benefit obligations and the recognition of expenses related to the Direct Plans are dependent on various assumptions. The major assumptions primarily relate to discount rates, long-term expected rates of return on plan assets, and future compensation increases. Management develops each assumption using relevant company experience in conjunction with market-related data for each individual country in which such plans exist.

The components of period benefit costs for the Direct Plans for the years ended December 31, 2015, 2014 and 2013 are as follows:

	Pension Plans			Postretirement Health and Other
(in millions)	2015	2014	2013	2015	2014	2013
Service cost - benefits earned during the year	$0.4	$0.5	$0.5	$—	$—	$0.1
Interest cost of projected benefit obligation	6.5	8.1	6.8	0.1	0.2	0.2
Expected return on assets	(5.4)	(7.1)	(5.5)	—	—	—
Amortization of prior service cost	—	—	—	—	(0.3)	(0.1)
Amortization of actuarial net loss (gain)	1.2	0.9	1.3	(0.1)	(0.1)	—
Curtailment gain recognized	—	—	—	—	—	(0.8)

Net periodic benefit cost	$2.7	$2.4	$3.1	$—	$(0.2)	$(0.6)

Weighted average assumptions:
Discount rate	3.5%	4.4%	4.0%	3.7%	4.5%	3.6%
Expected return on plan assets	3.5%	4.5%	3.9%	N/A	N/A	N/A
Rate of compensation increase	4.0%	4.0%	3.5%	1.5%	1.5%	3.0%

The prior service costs are amortized on a straight-line basis over the average remaining service period of active participants. Gains and losses in excess of 10% of the greater of the benefit obligation and the market-related value of assets are amortized over the average remaining service period of active participants.

To develop the expected long-term rate of return on assets assumptions, MFS considered the historical returns and future expectations for returns in each asset class, as well as targeted asset allocation percentages within the pension portfolio.

The following is a reconciliation of the changes in benefit obligation, the changes in plan assets, and the funded status of the Direct Plans as of December 31, 2015 and 2014:

	Pension Plans		Postretirement Health and Other
(in millions)	2015	2014	2015	2014
Change in Benefit Obligation
Benefit obligation, beginning of year	$195.0	$186.0	$2.8	$3.3
Service cost	0.4	0.5	—	—
Interest cost	6.5	8.1	0.1	0.2
Participant contributions	—	0.1	0.3	0.3
Medicare subsidies received	—	—	—	0.1
Plan settlements	—	1.7	—	—
Actuarial (gain) loss	(5.5)	19.3	0.7	(0.5)
Currency translation adjustment	(8.8)	(10.0)	(0.2)	(0.1)
Benefits paid	(10.4)	(10.7)	(0.5)	(0.5)

Benefit obligation, end of year	$177.2	$195.0	$3.2	$2.8

Change in Plan Assets
Fair value of plan assets, beginning of year	$162.1	$159.5	$—	$—
Actual return on plan assets	0.6	18.6	—	—
Employer contributions	3.1	3.1	0.2	0.1
Participant contributions	—	0.1	0.3	0.3
Medicare subsidies received	—	—	—	0.1
Currency translation adjustment	(7.5)	(8.5)	—	—
Benefits paid	(10.4)	(10.7)	(0.5)	(0.5)

Fair value of plan assets, end of year	147.9	162.1	—	—

Funded status	$(29.3)	$(32.9)	$(3.2)	$(2.8)

Amounts recognized in the Combined Balance sheet at December 31
Pension asset	$—	$—	$—	$—
Pension obligation	(29.3)	(32.9)	—	—
Postretirement health and other benefit obligations	—	—	(3.2)	(2.8)

Net amount recognized	$(29.3)	$(32.9)	$(3.2)	$(2.8)

Weighted-Average Assumptions
Discount rate	3.7%	3.5%	3.9%	3.7%
Expected return on plan assets	3.5%	4.5%	N/A	N/A
Rate of compensation increase	4.0%	4.0%	1.5%	1.5%

Amounts recognized in accumulated other comprehensive income as of December 31, 2015 and 2014, consist of the following:

	Pensions		Postretirement Health and Other
(in millions)	2015	2014	2015	2014
Net actuarial gain (loss)	$(35.1)	$(38.7)	$—	$0.9

Total amount recognized	$(35.1)	$(38.7)	$—	$0.9

We expect to recognize $1.2 million of net periodic benefit cost for the pension plan during the next fiscal year, which cost is currently included in accumulated other comprehensive income and no gain is expected to be recognized for the postretirement health and other plans. For measurement purposes, a 6.7% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2015. The rate was assumed to decrease gradually to 4.5% for 2027 and remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. The following table summarizes the sensitivity of our December 31, 2015 retirement obligations and 2016 retirement benefit costs of our plans to changes in the key assumptions used to determine those results (in millions):

Change in assumption:	Estimated increase (decrease) in 2016 Pension Cost	Estimated increase (decrease) in Projected Benefit Obligation for the year ended December 31, 2015	Estimated increase (decrease) in 2016 Other Postretirement Benefit Costs	Estimated increase (decrease) in Other Postretirement Benefit Obligation for the year ended December 31, 2015
0.5% increase in discount rate	$(0.3)	$(10.8)	$—	$(0.1)
0.5% decrease in discount rate	0.2	11.6	—	0.2
0.5% increase in long-term return on assets	(0.7)	N/A	N/A	N/A
0.5% decrease in long-term return on assets	0.7	N/A	N/A	N/A
1.0% increase in medical trend rates	N/A	N/A	0.1	0.2
1.0% decrease in medical trend rates	N/A	N/A	—	(0.2)

It is reasonably possible that the estimate for future retirement and health costs may change in the near future due to changes in the health care environment or changes in interest rates that may arise. Presently, there is no reliable means to estimate the amount of any such potential changes.

The weighted-average asset allocations of the pension plans at December 31, 2015 and 2014, by asset category are as follows

	2015	2014
Equity	10.2%	15.0%
Debt Securities	28.9%	23.8%
Other	60.9%	61.2%

	100.0%	100.0%

Investment Strategy

Certain MFS subsidiaries sponsor their own pension and other postretirement benefit plans (the “Direct Plans”), which are accounted for as defined benefit plans.

The overall objective of MFS’ pension assets is to earn a rate of return over time to satisfy the benefit obligations of the pension plans and to maintain sufficient liquidity to pay benefits and address other cash requirements of the pension fund. Specific investment objectives for our long-term investment strategy include reducing the volatility of pension assets relative to pension liabilities, achieving a competitive, total investment return, achieving diversification between and within asset classes and managing other risks. Investment objectives for each asset class are determined based on specific risks and investment opportunities identified.

MFS reviews its long-term, strategic asset allocations annually. MFS uses various analytics to determine the optimal asset mix and consider plan liability characteristics, liquidity characteristics, funding requirements, expected rates of return and the distribution of returns. MFS identifies investment benchmarks for the asset classes in the strategic asset allocation that are market-based and investable where possible.

Actual allocations to each asset class vary from target allocations due to periodic investment strategy changes, market value fluctuations, the length of time it takes to fully implement investment allocation positions and the timing of benefit payments and contributions. The asset allocation is monitored and rebalanced on a monthly basis.

The actual allocations for the pension assets at December 31, 2015, and target allocations by asset class, are as follows:

	Target Allocations	Weighted Average Asset Allocations
Equity Securities	9.0%	10.2%
Debt Securities	29.0%	28.9%
Other	62.0%	60.9%

Risk Management In managing the plan assets, we review and manage risk associated with funded status risk, interest rate risk, market risk, counterparty risk, liquidity risk and operational risk. Liability management and asset class diversification are central to our risk management approach and are integral to the overall investment strategy. Further, asset classes are constructed to achieve diversification by investment strategy, by investment manager, by industry or sector and by holding. Investment manager guidelines for publicly traded assets are specified and are monitored regularly.

Fair Value Measurements The following table presents our plan assets using the fair value hierarchy as of December 31, 2015 and 2014. The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value. Level 1 refers to fair values determined based on quoted prices in active markets for identical assets. Level 2 refers to fair values estimated using significant other observable inputs, and Level 3 includes fair values estimated using significant non-observable inputs.

	December 31, 2015
Assets (in millions)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total
Cash	$0.3	$—	$—	$0.3
Insurance group annuity contracts	—	—	89.9	89.9
Common/collective trust funds — Government, corporate and other non-government debt	—	36.7	—	36.7
Common/collective trust funds — Corporate equity	—	15.1	—	15.1
Common/collective trust funds — Customized strategy	—	5.9	—	5.9

Total	$0.3	$57.7	$89.9	$147.9

	December 31, 2014
Assets (in millions)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Total
Cash	$0.3	$—	$—	$0.3
Insurance group annuity contracts	—	—	98.9	98.9
Common/collective trust funds — Government, corporate and other non-government debt	—	21.1	—	21.1
Common/collective trust funds — Corporate equity	—	37.5	—	37.5
Common/collective trust funds — Customized strategy	—	4.3	—	4.3

Total	$0.3	$62.9	$98.9	$162.1

Cash equivalents and other short-term investments, which are used to pay benefits, are primarily held in registered money market funds which are valued using a market approach based on the quoted market prices of identical instruments. Other cash equivalent and short-term investments are valued daily by the fund using a market approach with inputs that include quoted market prices for similar instruments.

Insurance group annuity contracts are valued at the present value of the future benefit payments owed by the insurance company to the plans’ participants.

Common/collective funds are typically common or collective trusts valued at their net asset values that are calculated by the investment manager or sponsor of the fund and have daily or monthly liquidity.

A reconciliation of the fair values measurements of plan assets using significant unobservable inputs (Level 3) from the beginning of the year to the end of the year is as follows:

	Insurance Contracts Year Ended December 31,
(in millions)	2015	2014
Beginning Balance	$98.9	$98.7
Actual return on assets	0.9	11.2
Benefit payments	(5.4)	(5.8)
Foreign currency impact	(4.6)	(5.2)

Ending Balance	$89.8	$98.9

The expected 2016 contributions for pension plans are as follows: the minimum contribution for 2016 is $3.0 million; and no planned discretionary or non-cash contributions. Expected company paid claims for the postretirement health and life insurance plans are $0.2 million for 2016.

Projected benefit payments from the plans as of December 31, 2015 are estimated as follows:

(in millions)	Pension Plans	Postretirement Health and Other
2016	$10.6	$0.2
2017	11.0	0.2
2018	11.4	0.2
2019	11.9	0.2
2020	12.4	0.2
2021-2025	69.6	1.1

The fair value of plan assets for which the accumulated benefit obligation is in excess of the plan assets as of December 31, 2015 and 2014 is as follows:

	Pension Plans
(in millions)	2015	2014
Projected benefit obligation	$177.2	$195.0
Accumulated benefit obligation	176.3	194.1
Fair value of plan assets	147.9	162.1

The accumulated benefit obligation for all pension plans as of December 31, 2015 and 2014 was $176.3 million and $194.1 million, respectively.

The measurement date for all plans is December 31, 2015.

MFS, through its Lincoln Foodservice operation, participated in a multiemployer defined benefit pension plan under a collective bargaining agreement that covered certain of its union-represented employees. In 2013, with the finalization of the reorganization and plant restructuring that affected the Lincoln Foodservice operation, MFS was deemed to have effectively withdrawn its participation in the multiemployer defined benefit pension plan. This withdrawal obligation is part of the restructuring accrual in our combined balance sheet. The withdrawal obligation ($13.2 million as of December 31, 2015) is payable in 48 quarterly installments of $0.5 million through April 2025. As MFS was deemed to have effectively withdrawn its participation in this plan in 2013, no further contributions were made to the plan. The contributions by MFS to the multiemployer plan for the years ended December 31, 2015, 2014 and 2013 are as follows:

(in millions)
Pension Fund	EIN / Pension Plan Number	2015	2014	2013
Sheet Metal Workers’ National Pension Fund	52-6112463 / 001	$—	$—	$0.3

Total Contributions		$—	$—	$0.3

20. Leases

MFS leases various property, plant and equipment. Terms of the leases vary, but generally require MFS to pay property taxes, insurance premiums, and maintenance costs associated with the leased property. Rental expense attributed to operating leases was $11.2 million, $13.8 million and $10.8 million in 2015, 2014 and 2013, respectively.

Future minimum rental obligations under non-cancelable operating leases, as of December 31, 2015, are payable as follows:

(in millions)
2016	$14.2
2017	10.1
2018	7.6
2019	5.6
2020	3.8
Thereafter	0.9

Total	$42.2

21. Business Segments

MFS identifies its segments using the “management approach,” which designates the internal organization that is used by management for making operating decisions and assessing performance as the source of MFS’ reportable segments. Management organizes the business based on geography, and has designated the regions Americas, EMEA, and APAC as reportable segments.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies except that certain expenses are not allocated to the segments. These unallocated expenses are corporate overhead, stock-based compensation expense, amortization expense of intangible assets with definite lives, asset impairment expense, restructuring expense, and other non-operating expenses. MFS evaluates segment performance based upon profit and loss before the aforementioned expenses. Financial information relating to MFS’ reportable segments for the years ended December 31, 2015, 2014 and 2013 is as follows:

(in millions)	2015	2014	2013
Net sales:
Americas	$1,323.7	$1,301.9	$1,282.6
EMEA	281.6	315.1	312.6
APAC	191.1	198.2	129.4
Elimination of intersegment sales	(226.3)	(233.9)	(182.8)

Total net sales	$1,570.1	$1,581.3	$1,541.8

Earnings before interest and taxes from continuing operations:
Americas	$200.9	$201.8	$214.3
EMEA	23.5	20.7	22.5
APAC	21.6	20.8	16.0
Corporate expense	(35.8)	(34.9)	(31.6)
Amortization expense	(31.4)	(31.8)	(31.4)
Asset impairment expense	(9.0)	(1.1)	—
Restructuring expense	(4.6)	(2.6)	(2.9)
Separation expense	(4.3)	—	—
Other income (expense)	(1.0)	(0.4)	0.8

Earnings before interest and taxes from continuing operations	$159.9	$172.5	$187.7

Other income (expense):
Interest expense	$(1.4)	$(1.3)	$(1.0)
Interest income on notes with MTW - net	15.8	16.6	17.2
Other income (expense) - net	22.0	(0.6)	0.7

Earnings from continuing operations before income taxes	$196.3	$187.2	$204.6

(in millions)	2015	2014	2013
Capital expenditures:
Americas	$8.4	$23.8	$9.1
EMEA	1.5	1.6	2.1
APAC	1.4	3.7	3.8
Corporate	1.9	4.5	2.5

Total capital expenditures	$13.2	$33.6	$17.5

Depreciation:
Americas	$14.3	$13.6	$15.1
EMEA	2.6	2.4	2.1
APAC	2.1	3.4	4.5
Corporate	0.6	0.6	0.6

Total depreciation	$19.6	$20.0	$22.3

Assets:
Americas	$1,495.2	$1,636.2	$1,642.3
EMEA	148.5	158.3	181.5
APAC	96.5	96.7	81.5
Corporate	13.8	7.1	12.9

Total assets	$1,754.0	$1,898.3	$1,918.2

Net sales by product class are categorized into commercial foodservice whole goods and aftermarket parts and service and support. Net sales by product class for the years ended December 31 are as follows:

(in millions)	2015 (2)	2014 (2)	2013 (1)
Commercial foodservice whole goods	$1,277.2	$1,293.6	$1,355.3
Aftermarket parts and support	292.9	287.7	186.5

Total	$1,570.1	$1,581.3	$1,541.8

(1)	MFS began tracking sales by product class during 2013 in the Americas region; the aftermarket parts and support class shown for 2013 represents the Americas only.
(2)	MFS began tracking sales by product class for EMEA and APAC during 2014; the aftermarket parts and support sales for 2015 and 2014 represents sales from all regions.

Net sales in the table below are attributed to geographic regions based on location of customer. Net sales from continuing operations and long-lived asset information by geographic area as of and for the years ended December 31 are as follows:

	Net Sales			Long-Lived Assets
(in millions)	2015	2014	2013	2015	2014
United States	1,066.7	996.4	949.2	1,363.4	1,454.7
Other Americas	106.6	127.4	132.4	16.0	12.4

Total Americas	1,173.3	1,123.8	1,081.6	1,379.4	1,467.1
EMEA	237.2	280.3	283.2	78.2	90.2
APAC	159.6	177.2	177.0	25.4	28.5

Total	$1,570.1	$1,581.3	$1,541.8	$1,483.0	$1,585.8

Net sales from continuing operations and long-lived asset information for Europe primarily relate to France, Germany and the United Kingdom.

MFS sells primarily through distributors and dealers (“direct customers”), who ultimately sell to end customers. No single direct customer represented 10% or greater of MFS’ net sales in the years ended December 31, 2015, 2014, or 2013. Only one end customer, McDonald’s, represented 10% or greater of MFS’ net sales in the years ended December 31, 2014 and December 31, 2013.

22. Quarterly Financial Data (Unaudited)

The following table presents quarterly financial data for 2015 and 2014:

	2015				2014
(in millions, except per share data)	First	Second	Third	Fourth	First	Second	Third	Fourth
Net sales	$345.4	$407.7	$425.3	$391.7	$383.3	$406.7	$417.1	$374.2
Gross profit	106.6	126.9	135.3	132.9	130.1	133.5	131.8	112.6
Earnings from continuing operations before income taxes	20.6	53.8	59.1	62.8	46.1	52.4	51.0	37.7
Discontinued operations:
(Loss) earnings from discontinued operations, net of income taxes	(0.1)	0.1	0.3	(0.2)	(0.1)	(0.3)	—	—
Loss on sale of discontinued operations, net of income taxes	—	—	—	—	—	—	(1.1)	—

Net earnings	14.0	36.9	41.1	65.1	32.6	36.9	62.9	27.4

Basic and diluted earnings per share:
Earnings from continuing operations	$0.10	$0.27	$0.30	$0.48	$0.24	$0.27	$0.47	$0.20
Discontinued operations:
Loss from discontinued operations	—	—	—	—	—	—	—	—
Loss on sale of discontinued operations, net of income taxes	—	—	—	—	—	—	(0.01)	—

Basic and diluted net earnings per share (1)	$0.10	$0.27	$0.30	$0.48	$0.24	$0.27	$0.46	$0.20

(1)	On March 4, 2015, MTW distributed 137.0 million shares of MFS common stock to MTW shareholders in connection with its spin-off of MFS. See Note 24, “Earnings Per Share,” in the Audited Combined Financial Statements for more information. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of MFS shares outstanding immediately following this transaction.

23. Net Parent Company Investment and Related Party Transactions

Related Party Transactions and Cash Management: MFS does not enter into transactions with related parties to purchase and/or sell goods or services in the ordinary course of business. Transactions between MFS and MTW (including MTW’s Crane business) are reflected in Net Parent Company Investment in the combined balance sheets and in the combined statements of cash flows as a financing activity in “Net transfers transactions with MTW”. MFS participated in MTW’s centralized cash management program in which cash was swept each day and held in a centralized account at the corporate level. Cash held in these centralized accounts has not been allocated to MFS. The only cash reflected in the combined balance sheets is that which is held directly by specific MFS entities.

Net Parent Company Investment and Corporate Cost Allocations: Historically, MTW performed certain general and corporate functions on MFS’ behalf. These costs include, but are not limited to, accounting, treasury, tax, legal, human resources, audit, and information technology (“general corporate expenses”). For purposes of preparing the combined financial statements these costs have been allocated on a basis of direct usage, where identifiable, or through the use of allocation methodologies based on percentage of sales, headcount, or other methodologies deemed appropriate by management. These general corporate expenses are included within “Engineering, selling, and administrative” costs and Net Parent Company Investment, accordingly. Management believes the assumptions associated with allocating these costs are reasonable. Nevertheless, the combined financial statements may not include all of the actual expense that would have been incurred and may not represent MFS’ results of operations, financial position, or cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if MFS had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. General corporate expenses allocated to MFS during the fiscal years ended December 31, 2015, 2014 and 2013 were $24.6 million, $22.1 million and $26.3 million, respectively.

None of MTW’s debt has been reflected in the combined balance sheet of MFS, because MFS is not a party to the obligation between MTW and the debt holders. No financing costs or interest expense associated with MTW’s debt has been allocated to the combined financial statements.

All significant intercompany transactions between MFS and MTW (including MTW’s Cranes business), have been included within Net Parent Company Investment in the combined balance sheets. The total effect of the settlement of these intercompany transactions is reflected as a financing activity in the combined statements of cash flows. However, the interest income and expense related to the notes with MTW is presented on a net basis in the combined statement of operations. Interest income on the notes with MTW for the years ended December 31, 2015, 2014, and 2013, is net of interest expense on the notes with MTW of $0.6 million, $1.3 million, and $0.6 million, respectively. The notes receivable balances from MTW as of the years ended December 31, 2015, 2014, and 2013, were $70.8 million, $273.9 million, and $248.3 million, respectively. The notes payable balances to MTW as of December 31, 2015, 2014, and 2013, were $9.9 million, $6.2 million, and $12.4 million, respectively.

Guarantees: Certain of MTW’s subsidiaries, which includes selected entities that are part of MFS, entered into guarantee agreements with MTW’s lenders whereby these subsidiaries guaranteed the obligations under, and/or pledged their assets as collateral, with respect to such MTW debt. However, none of these MFS subsidiaries were named as obligors in the debt agreements held in the name of MTW. For that reason, MTW did not historically allocate debt balances and/or charge out third-party debt related expenses to MFS.

24. Earnings Per Share

On March 4, 2016, MTW distributed 137.0 million shares of MFS common stock to MTW shareholders, thereby completing the spin-off. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of MFS shares outstanding immediately following this transaction. The same number of shares were used to calculate basic and diluted earnings per share, for each year presented, since no equity awards were outstanding prior to the spin-off.

As described in Note 1, “Description of the Business and Basis of Presentation,” our combined financial statements may not be indicative of MFS’ future performance and do not necessarily include all the of the actual expenses that would have been incurred by MFS (including, but not limited to, interest expense related to the debt financing described in Note 25, “Subsequent Events”) and may not reflect the results of operations had MFS been a standalone company during the periods presented.

The following table sets forth the computation of basic and diluted (loss)/earnings per share for the year ended 2015, 2014, and 2013, respectively.

(in millions, except per share data)	2015	2014	2013
Net earnings	$157.1	$159.8	$146.1
Basic and diluted average shares outstanding	137,016,712	137,016,712	137,016,712
Basic and diluted (loss)/earnings per common share	$1.15	$1.17	$1.07

25. Subsequent Events

The combined financial statements reflect management’s evaluation of subsequent events through March 30, 2016, the date MFS’ audited combined financial statements as of and for the year-ended December 31, 2015, were available to be issued.

On March 4, 2016, MTW completed the previously announced plans to create two independent public companies to separately operate its two businesses: its Crane business and its Foodservice business. To effect the separation, MTW undertook an internal reorganization in which MTW retained the Crane business, and the Foodservice business, Manitowoc Foodservice Inc., was spun-off. As a result of the Spin-Off, Manitowoc Foodservice, Inc. now operates as an independent, publicly traded company on the New York Stock Exchange trading under the symbol “MFS”.

On March 4, 2016, MTW distributed 137,016,712 shares of MFS common stock to MFS shareholders. Holders of MTW common stock received one share of MFS for every one share of MTW common stock held on February 22, 2016. MTW structured the distribution to be tax-free to its U.S. shareholders for U.S. federal income tax purposes.

In connection with the Spin-Off of MFS from MTW, MFS entered into the following material agreements related to its debt financing:

Credit Agreement

MFS entered into a credit agreement (the “2016 Credit Agreement”) for a new senior secured revolving credit facility in an aggregate principal amount of $225 million (the “Revolving Facility”) and a senior secured term loan B facility in an aggregate principal amount of $975 million (the “Term Loan Facility,” and together with the Revolving Facility, the “Credit Facilities”) with JPMorgan Chase Bank, N.A, as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility includes (i) a $20 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40 million sublimit for swingline loans on customary terms. MFS entered into security and other agreements relating to the 2016 Credit Agreement.

The Term Loan Facility proceeds were used in part to repay existing debt, and for the payment of a cash dividend to MTW in an amount sufficient to repay certain of MTW existing debt and credit facilities (the “Foodservice Dividend”) in connection with the contribution of certain assets to MFS immediately prior to the completion of the Spin-Off. Borrowings under the Credit Facilities will bear interest at a rate per annum equal to, at the option of MFS, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% to 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

The loans and commitments under the Revolving Facility mature or terminate on March 3, 2021. The loans and commitments under the Term Loan Facility are expected to mature or terminate on March 3, 2023 and will require quarterly principal payments at a rate of 0.25% of the original principal balance.

Mandatory prepayments on the Term Loan Facility are required, subject to customary exceptions, (i) from the receipt of net cash proceeds by MFS or any of its restricted subsidiaries from certain asset dispositions and casualty events, in each case, to the extent such proceeds are not reinvested or committed to be reinvested in assets useful in the business of MFS or any of its subsidiaries within twelve months of the date of such disposition or casualty event, (ii) following the receipt of net cash proceeds from the issuance or incurrence of additional debt of MFS or any of its subsidiaries and (iii) in an amount equal to 50% of excess cash flow of MFS and its subsidiaries with step-downs to 25% if the senior secured leverage ratio is less than or equal to 4.50 to 1 but greater than 4.00 to 1, and to 0% if the senior secured leverage ratio is less than or equal to 4.00 to 1.

Obligations of MFS under the Credit Facilities are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There is a first priority perfected lien on substantially all of the assets and property of MFS and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of MFS under the Revolving Facility and the Term Loan Facility will be pari passu.

Senior Notes

On February 18, 2016, in connection with the Spin-Off of MFS from MTW, MFS’ wholly owned subsidiary, MTW Foodservice Escrow Corp. (the “Foodservice Escrow Issuer”), entered into an indenture (the “Foodservice Indenture”) with Wells Fargo Bank, National Association, as trustee (in such capacity, the “Foodservice Trustee”). Pursuant to the Foodservice Indenture, MFS issued $425 million in aggregate principal amount of 9.500% senior notes due 2024 (the “Senior Notes”). The Senior Notes bear interest at a rate of 9.500% per year, payable in cash semi-annually on February 15 and August 15 of each year, commencing on August 15, 2016. The Senior Notes will mature on February 15, 2024, unless earlier repurchased or redeemed. The Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers (the “Foodservice Purchasers”) to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act.

The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of MFS’ domestic restricted subsidiaries that is a borrower or guarantor under the Credit Facilities. The Senior Notes and the subsidiary guarantees are senior unsecured obligations.

MFS may redeem some or all of the Senior Notes from time to time at a redemption price equal to the principal amount of the notes to be redeemed plus certain premiums as set forth in the Foodservice Indenture. MFS must generally offer to repurchase all of the outstanding Senior Notes upon the occurrence of certain specific change of control events at a purchase price equal to 101% of the principal amount of Senior Notes purchased plus accrued and unpaid interest to the date of purchase.

The Foodservice Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Foodservice Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

Among other things, the Foodservice Indenture also limits the ability of MFS and its subsidiaries to engage in certain activities, including: incurring additional indebtedness or issuing certain preferred stock; paying dividends or making certain other restricted payments or permitting our restricted subsidiaries to do the same;

incurring liens; entering into certain types of transactions with affiliates; and consolidating or merging with or into other companies or undergoing certain other fundamental changes. If, in the future, the Senior Notes have investment grade credit ratings and no default or event of default exists under the Foodservice Indenture, certain of these covenants will no longer apply to the Senior Notes for so long as the Senior Notes are rated investment grade. These and other covenants contained in the Indenture are subject to important exceptions and qualifications.

In connection with the Spin-Off of MFS from MTW, MFS entered into the following material agreements related to The Securitization Program:

On March 3, 2016, we entered into a new $110.0 million accounts receivable securitization program (the “2016 Securitization Facility”) with Wells Fargo Bank, National Association, as purchaser and agent, whereby we will sell certain of our domestic trade accounts receivable to a wholly-owned, bankruptcy-remote special purpose subsidiary and certain of our non-U.S. trade accounts receivable to a wholly-owned, bankruptcy-remote, foreign special purpose entity, which entities, in turn, will sell, convey, transfer and assign to a third-party financial institution (a “Purchaser”), all of the right, title and interest in and to their pool of receivables to the Purchaser. The Purchaser will receive ownership of the pools of receivables. The Company, along with certain of its subsidiaries, act as servicers of the receivables and as such administer, collect and otherwise enforce the receivables. The servicers will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. The Purchaser will have no recourse for uncollectible receivables. The securitization program also contains customary affirmative and negative covenants. Among other restrictions, these covenants require the Company to meet specified financial tests, which include a consolidated interest coverage ratio and a consolidated total leverage ratio that are the same as the covenant ratios required per the 2016 Credit Agreement.

26. Subsidiary Guarantors of Senior Notes due 2024

The following tables present consolidated (condensed) financial information for (a) MFS; (b) the guarantors of the Senior Notes due 2024 which include substantially all of the domestic, 100% owned subsidiaries of the MFS (Subsidiary Guarantors); and (c) the wholly and partially owned foreign subsidiaries of MFS, which do not guarantee the Senior Notes due 2024 (Non-Guarantor Subsidiaries). The information includes elimination entries necessary to consolidate the guarantor and the non-guarantor subsidiaries. Investments in subsidiaries are accounted for using the equity method of accounting. The principal elimination entries eliminate investments in subsidiaries, equity and intercompany balances and transactions. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantors are fully and unconditionally, jointly and severally liable under the guarantees, except for normal and customary release provisions.

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Twelve Months Ended December 31, 2015

(In millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,109.8	$809.9	$(349.6)	$1,570.1
Cost of sales	0.1	803.6	614.3	(349.6)	1,068.4

Gross profit	(0.1)	306.2	195.6	—	501.7
Selling, general and administrative expenses	32.2	144.6	114.8	—	291.6
Other operating expenses	4.4	38.9	6.9	—	50.2

Earnings before interest and taxes from continuing operations	(36.7)	122.7	73.9	—	159.9
Interest expense	—	(1.2)	(0.2)	—	(1.4)
Interest income on notes with MTW - net	—	14.9	0.9	—	15.8
Other income (expense) - net	78.6	(77.9)	21.3	—	22.0
Equity in earnings (loss) of subsidiaries	123.2	77.9	—	(201.1)	—

Earnings (loss) from continuing operations before income taxes	165.1	136.4	95.9	(201.1)	196.3
Income taxes	8.0	13.3	18.0	—	39.3

Net earnings (loss) from continuing operations	157.1	123.1	77.9	(201.1)	157.0
Discontinued operations:
Earnings from discontinued operations, net of income taxes	—	0.1	—	—	0.1

Net earnings (loss)	$157.1	$123.2	$77.9	$(201.1)	$157.1

Other comprehensive income (loss), net of tax	(23.8)	(27.7)	(26.9)	54.6	(23.8)

Comprehensive income (loss)	$133.3	$95.5	$51.0	$(146.5)	$133.3

Manitowoc Foodservice, Inc.

Condensed Consolidating Balance Sheet

As of December 31, 2015

(In millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets:
Cash and cash equivalents	$—	$3.5	$28.5	$—	$32.0
Restricted cash	—	—	0.6	—	0.6
Accounts receivable — net	—	—	73.4	(9.6)	63.8
Intercompany interest receivable	—	—	4.2	(4.2)	—
Intercompany short-term note receivable	—	—	31.0	(31.0)	—
Inventories — net	—	80.2	65.7	—	145.9
Prepaids and other current assets	1.2	2.3	9.0	(2.2)	10.3

Total current assets	1.2	86.0	212.4	(47.0)	252.6
Property, plant and equipment — net	0.9	71.2	44.3	—	116.4
Goodwill	—	832.4	13.4	—	845.8
Other intangible assets — net	—	452.1	67.5	—	519.6
Intercompany long-term note receivable	—	—	42.4	(42.4)	—
Due from affiliates	—	3,074.9	—	(3,074.9)	—
Investment in subsidiaries	3,579.8	—	—	(3,579.8)	—
Other non-current assets	—	3.1	71.8	(59.0)	15.9
Long-term assets held for sale	—	3.7	—	—	3.7

Total assets	$3,581.9	$4,523.4	$451.8	$(6,803.1)	$1,754.0

Liabilities and Shareholders’ Equity:
Current Liabilities:
Accounts payable	$0.1	$81.8	$56.7	$(9.6)	$129.0
Accrued expenses and other liabilities	—	100.1	59.7	(2.2)	157.6
Current portion of capital leases	—	0.4	—	—	0.4
Intercompany interest payable	—	4.2	—	(4.2)	—
Intercompany short-term note payable	—	31.0	—	(31.0)	—
Product warranties	—	23.8	10.5	—	34.3

Total current liabilities	0.1	241.3	126.9	(47.0)	321.3
Long-term capital leases	—	2.3	—	—	2.3
Deferred income taxes	155.4	—	63.5	(51.0)	167.9
Pension and postretirement health obligations	35.0	6.3	—	(8.0)	33.3
Intercompany long-term note payable	—	42.4	—	(42.4)	—
Due to affiliates	2,176.9	—	898.0	(3,074.9)	—
Investment in subsidiaries	—	638.6	—	(638.6)	—
Other long-term liabilities	5.8	12.7	2.0	—	20.5

Total non-current liabilities	2,373.1	702.3	963.5	(3,814.9)	224.0
Total Equity:
Total equity	1,208.7	3,579.8	(638.6)	(2,941.2)	1,208.7

Total liabilities and equity	$3,581.9	$4,523.4	$451.8	$(6,803.1)	$1,754.0

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Cash Flows

For the Twelve Months Ended December 31, 2015

(In millions)

	Parent	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by (used for) operating activities of continuing operations	$376.9	$(137.7)	$(96.3)	$—	$142.9
Net cash provided by operating activities of discontinued operations	—	0.1	—	—	0.1

Net cash provided by (used for) operating activities	376.9	(137.6)	(96.3)	—	143.0

Cash Flows From Investing
Capital expenditures	(0.8)	(6.5)	(5.9)	—	(13.2)
Restricted cash	—	—	(0.6)	—	(0.6)
Business acquisitions, net of cash acquired	—	—	(5.3)	—	(5.3)
Proceeds from sale of business	—	78.2	—	—	78.2
Intercompany investment	(193.2)	—	—	193.2	—

Net cash provided by (used for) investing activities	(194.0)	71.7	(11.8)	193.2	59.1

Cash Flows From Financing
Payments on capital leases	—	(0.7)	—	—	(0.7)
Proceeds from capital leases	—	0.5	—	—	0.5
Net transactions with MTW	(182.9)	—	—	—	(182.9)
Intercompany financing	—	66.9	126.3	(193.2)	—

Net cash provided by (used for) financing activities	(182.9)	66.7	126.3	(193.2)	(183.1)

Effect of exchange rate changes on cash	—	—	(3.5)	—	(3.5)
Net increase in cash and cash equivalents	—	0.8	14.7	—	15.5
Balance at beginning of year	—	2.7	13.8	—	16.5

Balance at end of year	$—	$3.5	$28.5	$—	$32.0

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Twelve Months Ended December 31, 2014

(In millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,051.7	$836.5	$(306.9)	$1,581.3
Cost of sales	—	750.3	629.9	(306.9)	1,073.3

Gross profit	—	301.4	206.6	—	508.0
Selling, general and administrative expenses	29.3	142.0	128.3	—	299.6
Other operating expenses	—	32.4	3.5	—	35.9

Earnings before interest and taxes from continuing operations	(29.3)	127.0	74.8	—	172.5
Interest expense	—	(1.2)	(0.1)	—	(1.3)
Interest income (expense) on notes with MTW - net	—	17.3	(0.7)	—	16.6
Other (expense) income - net	(7.8)	4.6	2.6	—	(0.6)
Equity in earnings (loss) of subsidiaries	192.0	65.7	—	(257.7)	—

Earnings (loss) from continuing operations before income taxes	154.9	213.4	76.6	(257.7)	187.2
Income taxes	(4.9)	21.0	9.8	—	25.9

Net earnings (loss) from continuing operations	159.8	192.4	66.8	(257.7)	161.3
Discontinued operations:
Loss from discontinued operations, net of income taxes	—	(0.4)	—	—	(0.4)
Loss on sale of discontinued operations, net of income taxes	—	—	(1.1)	—	(1.1)

Net earnings (loss)	$159.8	$192.0	$65.7	$(257.7)	$159.8

Other comprehensive income (loss), net of tax	(21.9)	(17.7)	(18.1)	35.8	(21.9)
Comprehensive income (loss)	$137.9	$174.3	$47.6	$(221.9)	$137.9

Manitowoc Foodservice, Inc.

Condensed Consolidating Balance Sheet

As of December 31, 2014

(In millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets:
Cash and cash equivalents	$—	$2.7	$13.8	$—	$16.5
Accounts receivable — net	2.8	13.1	57.9	(2.8)	71.0
Intercompany interest receivable	—	0.9	2.3	(3.2)	—
Intercompany short-term note receivable	—	—	15.8	(15.8)	—
Inventories — net	—	83.9	79.3	—	163.2
Deferred income taxes	16.6	—	7.9	(0.8)	23.7
Prepaids and other current assets	—	7.0	9.3	(1.2)	15.1

Total current assets	19.4	107.6	186.3	(23.8)	289.5
Property, plant and equipment — net	—	86.1	48.2	—	134.3
Goodwill	—	860.4	12.4	—	872.8
Other intangible assets — net	—	512.4	72.1	—	584.5
Intercompany long-term note receivable	—	9.3	183.9	(193.2)	—
Due from affiliates	—	3,662.5	—	(3,662.5)	—
Investment in subsidiaries	4,805.1	—	—	(4,805.1)	—
Other non-current assets	—	2.8	13.5	0.9	17.2

Total assets	$4,824.5	$5,241.1	$516.4	$(8,683.7)	$1,898.3

Liabilities and Shareholders’ Equity:
Current Liabilities:
Accounts payable	$—	$92.1	$77.4	$(2.8)	$166.7
Accrued expenses and other liabilities	1.6	98.0	67.8	(2.0)	165.4
Current portion of capital leases	—	0.5	—	—	0.5
Intercompany interest payable	3.2	—	—	(3.2)	—
Intercompany short-term note payable	—	15.8	—	(15.8)	—
Product warranties	—	23.6	12.4	—	36.0

Total current liabilities	4.8	230.0	157.6	(23.8)	368.6
Long-term capital leases	—	2.3	1.3	—	3.6
Deferred income taxes	201.9	—	6.9	9.2	218.0
Pension and postretirement health obligations	37.2	7.5	—	(8.3)	36.4
Intercompany long-term note payable	193.2	—	—	(193.2)	—
Due to affiliates	3,130.4	—	532.1	(3,662.5)	—
Investment in subsidiaries	—	185.4	—	(185.4)	—
Other long-term liabilities	5.6	10.8	3.9	—	20.3

Total non-current liabilities	3,568.3	206.0	544.2	(4,040.2)	278.3
Total Equity:
Total equity	1,251.4	4,805.1	(185.4)	(4,619.7)	1,251.4

Total liabilities and equity	$4,824.5	$5,241.1	$516.4	$(8,683.7)	$1,898.3

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Cash Flows

For the Twelve Months Ended December 31, 2014

(In millions)

	Parent	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by (used for) operating activities of continuing operations	$159.1	$(53.6)	$95.1	$—	$200.6
Net cash used for operating activities of discontinued operations	—	(0.4)	—	—	(0.4)

Net cash provided by (used for) operating activities	159.1	(54.0)	95.1	—	200.2

Cash Flows From Investing
Capital expenditures	—	(18.3)	(7.0)	—	(25.3)
Intercompany investment	—	—	(82.7)	82.7	—

Net cash provided by (used for) investing activities	—	(18.3)	(89.7)	82.7	(25.3)

Cash Flows From Financing
Payments on capital leases	—	(3.4)	—	—	(3.4)
Proceeds from capital leases	—	3.1	—	—	3.1
Net transactions with MTW	(166.7)	—	—	—	(166.7)
Intercompany financing	7.6	75.1	—	(82.7)	—

Net cash provided by (used for) financing activities	(159.1)	74.8	—	(82.7)	(167.0)

Effect of exchange rate changes on cash	—	—	(1.0)	—	(1.0)
Net increase in cash and cash equivalents	—	2.5	4.4	—	6.9
Balance at beginning of year	—	0.2	9.4	—	9.6

Balance at end of year	$—	$2.7	$13.8	$—	$16.5

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Twelve Months Ended December 31, 2013

(In millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$1,031.1	$754.4	$(243.7)	$1,541.8
Cost of sales	—	712.1	562.5	(243.7)	1,030.9

Gross profit	—	319.0	191.9	—	510.9
Selling, general and administrative expenses	26.3	138.6	124.8	—	289.7
Other operating expenses	—	28.5	5.0	—	33.5

Earnings (loss) before interest and taxes from continuing operations	(26.3)	151.9	62.1	—	187.7
Interest expense	—	(0.7)	(0.3)	—	(1.0)
Interest income on notes with MTW - net	—	17.3	(0.1)	—	17.2
Other income - net	—	0.1	0.6	—	0.7
Equity in earnings of subsidiaries	165.2	46.7	—	(211.9)	—

Earnings (loss) from continuing operations before income taxes	138.9	215.3	62.3	(211.9)	204.6
Income taxes	(7.2)	49.1	13.4	—	55.3

Net earnings (loss) from continuing operations	146.1	166.2	48.9	(211.9)	149.3
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	—	(1.0)	0.5	—	(0.5)
Loss on sale of discontinued operations, net of income taxes	—	—	(2.7)	—	(2.7)

Net earnings (loss)	$146.1	$165.2	$46.7	$(211.9)	$146.1

Other comprehensive income (loss), net of tax	8.0	2.3	3.1	(5.4)	8.0
Comprehensive income (loss)	$154.1	$167.5	$49.8	$(217.3)	$154.1

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Cash Flows

For the Twelve Months Ended December 31, 2013

(In millions)

	Parent	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operations
Net cash provided by operating activities of continuing operations	$169.7	$26.4	$8.2	$—	$204.3
Net cash used for operating activities of discontinued operations	—	(2.4)	—	—	(2.4)

Net cash provided by operating activities	169.7	24.0	8.2	—	201.9

Cash Flows From Investing
Capital expenditures	—	(23.5)	(10.1)	—	(33.6)
Proceeds from sale of property, plant and equipment	—	1.6	—	—	1.6
Business acquisitions, net of cash acquired	—	—	(12.2)	—	(12.2)
Proceeds from sale of business	—	0.7	—	—	0.7
Intercompany investment	—	(2.9)	—	2.9	—

Net cash provided by investing activities of continuing operations	—	(24.1)	(22.3)	2.9	(43.5)
Net cash used for investing activities of discontinued operations	—	0.6	—	—	0.6

Net cash provided by investing activities	—	(23.5)	(22.3)	2.9	(42.9)

Cash Flows From Financing
Payments on capital leases	—	(2.9)	—	—	(2.9)
Proceeds from capital leases	—	3.4	—	—	3.4
Net transactions with MTW	(171.5)	—	—	—	(171.5)
Intercompany financing	1.8	—	1.1	(2.9)	—

Net cash used for financing activities	(169.7)	0.5	1.1	(2.9)	(171.0)

Effect of exchange rate changes on cash	—	—	(0.6)	—	(0.6)
Net increase in cash and cash equivalents	—	1.0	(13.6)	—	(12.6)
Balance at beginning of year	—	(0.8)	23.0	—	22.2

Balance at end of year	$—	$0.2	$9.4	$—	$9.6

MANITOWOC FOODSERVICE, INC

AND SUBSIDIARIES

Schedule II: Valuation and Qualifying Accounts

For The Years Ended December 31, 2015, 2014 and 2013

(dollars in millions)

(in millions)	Balance at Beginning of Year	Charge to Costs and Expenses	Utilization of Reserve	Other, Primarily Impact of Foreign Exchange Rates	Balance at end of Year
Year End December 31, 2013
Allowance for doubtful accounts	$3.3	$1.7	$(1.9)	$—	$3.1
Deferred tax valuation allowance	85.9	(5.4)	(0.2)	(0.1)	80.2
Year End December 31, 2014
Allowance for doubtful accounts	3.1	4.2	(3.2)	(0.2)	3.9
Deferred tax valuation allowance	80.2	$36.3	$(0.4)	$(3.0)	113.1
Year End December 31, 2015
Allowance for doubtful accounts	3.9	2.5	(2.2)	(0.2)	4.0
Deferred tax valuation allowance	113.1	(0.5)	(28.2)	(4.3)	80.1

MANITOWOC FOODSERVICE, INC.

Consolidated (Condensed) Statements of Operations

For the Three and Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Millions of dollars, except per share data	2016	2015	2016	2015
Net sales	$368.4	$407.7	$693.9	$753.1
Cost of sales	233.7	280.8	441.6	519.6

Gross profit	134.7	126.9	252.3	233.5
Selling, general and administrative expenses	75.4	69.2	147.2	151.6
Amortization expense	7.9	7.9	15.7	15.7
Separation expense	1.3	0.5	4.3	0.5
Restructuring expense	0.3	(0.2)	1.6	0.5

Earnings from operations	49.8	49.5	83.5	65.2
Interest expense	27.0	0.4	35.5	0.7
Interest (income) expense on notes with MTW - net	—	(4.6)	0.1	(9.3)
Other (income) expense - net	3.6	(0.2)	6.0	(0.6)

Earnings before income taxes	19.2	53.9	41.9	74.4
Income taxes	4.1	17.0	8.7	23.5

Net earnings	$15.1	$36.9	$33.2	$50.9

Per Share Data
Earnings per common share — Basic	$0.11	$0.27	$0.24	$0.37
Earnings per common share — Diluted	$0.11	$0.27	$0.24	$0.37
Weighted average shares outstanding — Basic	137,131,572	137,016,712	137,105,290	137,016,712
Weighted average shares outstanding — Diluted	138,374,379	137,016,712	138,356,213	137,016,712

The accompanying notes are an integral part of these unaudited consolidated (condensed) financial statements.

MANITOWOC FOODSERVICE, INC.

Consolidated (Condensed) Statements of Comprehensive Income (Loss)

For the Three and Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Millions of dollars	2016	2015	2016	2015
Net earnings	$15.1	$36.9	$33.2	$50.9
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(6.1)	1.3	11.1	(9.8)
Unrealized gain (loss) on derivatives, net of income taxes (benefit) of $0.3, $0.0, $0.7 and $0.6, respectively	1.5	0.7	2.4	(1.0)
Employee pension and post-retirement benefits, net of income taxes (benefit) of $0.1, $(0.5), $(5.8) and $0.0, respectively	0.3	(1.2)	(8.6)	0.5

Total other comprehensive income (loss), net of tax	(4.3)	0.8	4.9	(10.3)

Comprehensive income (loss)	$10.8	$37.7	$38.1	$40.6

The accompanying notes are an integral part of these unaudited consolidated (condensed) financial statements.

MANITOWOC FOODSERVICE, INC.

Consolidated (Condensed) Balance Sheets

As of June 30, 2016 (Unaudited) and December 31, 2015

Millions of dollars, except share data	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$40.7	$32.0
Restricted cash	0.4	0.6
Accounts receivable, less allowances of $3.7 and $4.0, respectively	100.7	63.8
Inventories — net	163.6	145.9
Prepaids and other current assets	10.7	10.3
Current assets held for sale	6.2	—

Total current assets	322.3	252.6
Property, plant and equipment — net	111.4	116.4
Goodwill	845.9	845.8
Other intangible assets — net	503.3	519.6
Other non-current assets	24.1	15.9
Long-term assets held for sale	—	3.7

Total assets	$1,807.0	$1,754.0

Liabilities and Equity
Current Liabilities:
Accounts payable	$124.4	$129.0
Accrued expenses and other liabilities	146.3	157.6
Short-term borrowings	0.1	—
Current portion of long-term debt and capital leases	1.3	0.4
Product warranties	31.1	34.3

Total current liabilities	303.2	321.3
Long-term debt and capital leases	1,369.9	2.3
Deferred income taxes	152.8	167.9
Pension and postretirement health obligations	58.8	33.3
Other long-term liabilities	33.4	20.5

Total non-current liabilities	1,614.9	224.0
Commitments and contingencies (Note 13)
Total Equity (Deficit):
Common stock (300,000,000 and 0 shares authorized, 137,221,917 shares and 0 shares issued and 137,182,606 shares and 0 shares outstanding, respectively)	1.4	—
Additional paid-in capital (deficit)	(90.8)	—
Retained earnings	17.9	—
Net parent company investment	—	1,253.2
Accumulated other comprehensive loss	(39.6)	(44.5)

Total equity (deficit)	(111.1)	1,208.7

Total liabilities and equity	$1,807.0	$1,754.0

The accompanying notes are an integral part of these unaudited consolidated (condensed) financial statements.

MANITOWOC FOODSERVICE, INC.

Consolidated (Condensed) Statements of Cash Flows

For the Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Six Months Ended June 30,
Millions of dollars	2016	2015
Cash Flows From Operating activities
Net earnings	$33.2	$50.9
Adjustments to reconcile net earnings to net cash provided by (used for) operating activities:
Depreciation	8.8	10.0
Amortization of intangible assets	15.7	15.7
Amortization of deferred financing fees	1.9	—
Deferred income taxes	(5.7)	3.5
Stock-based compensation expense	3.4	1.6
Loss on sale of property, plant, and equipment	0.1	0.3
Changes in operating assets and liabilities, excluding the effects of business acquisitions or dispositions:
Accounts receivable	(22.3)	(29.6)
Inventories	(17.7)	(27.0)
Other assets	(5.9)	(2.6)
Accounts payable	(4.3)	(18.0)
Other current and long-term liabilities	(5.0)	(15.1)

Net cash provided by (used for) operating activities	2.2	(10.3)

Cash Flows From Investing activities
Capital expenditures	(6.2)	(6.7)
Changes in restricted cash	0.2	(0.3)

Net cash used for investing activities	(6.0)	(7.0)

Cash Flows From Financing activities
Proceeds from long-term debt and capital leases	1,457.0	0.4
Repayments on long-term debt and capital leases	(49.6)	(0.2)
Debt issuance costs	(40.9)	—
Changes in short-term borrowings	0.1	—
Dividend paid to MTW	(1,362.0)	—
Net transactions with MTW	7.6	16.3
Exercises of stock options	0.4	—

Net cash provided by financing activities	12.6	16.5

Effect of exchange rate changes on cash	(0.1)	(0.9)
Net increase (decrease) in cash and cash equivalents	8.7	(1.7)
Balance at beginning of period	32.0	16.5

Balance at end of period	$40.7	$14.8

The accompanying notes are an integral part of these unaudited consolidated (condensed) financial statements.

MANITOWOC FOODSERVICE, INC.

Notes to Unaudited Consolidated (Condensed) Financial Statements

For the Three and Six Months Ended June 30, 2016, and 2015 (Unaudited)

1. Description of the Business and Basis of Presentation

The Spin-Off

On January 29, 2015, The Manitowoc Company, Inc. (“MTW”) announced plans to create two independent public companies to separately operate its two businesses: its Cranes business and its Foodservice business. To effect the separation, MTW first undertook an internal reorganization, following which MTW held the Cranes business, and Manitowoc Foodservice, Inc. (“MFS”) held the Foodservice business. Then on March 4, 2016, MTW distributed all the MFS common stock to MTW’s shareholders on a pro rata basis, and MFS became an independent publicly traded company (the “Distribution”). As used in this Quarterly Report on Form 10-Q, “Spin-Off” refers to both the above described internal reorganization and Distribution, collectively.

In these consolidated (condensed) financial statements, unless the context otherwise requires:

•	“MFS” and the “Company” refer to Manitowoc Foodservice, Inc. and its consolidated subsidiaries, after giving effect to the internal reorganization and the distribution, or, in the case of information as of dates or for periods prior to its separation from MTW, the combined entities of the Foodservice business, and certain other assets and liabilities that were historically held at the MTW corporate level, but were specifically identifiable and attributable to the Foodservice business; and

•	“MTW” refers to The Manitowoc Company, Inc. and its consolidated subsidiaries, other than, for all periods following the Spin-Off, MFS.

•	“Spin-Off” refers to both the above described internal reorganization and distribution, collectively.

Description of the Business

The Company is among the world’s most preferred and innovative commercial foodservice equipment companies. It designs, manufactures, and services an integrated portfolio of hot and cold category products. It has one of the industry’s broadest portfolios of products that create optimal value for its channel partners while delivering superior performance, quality, reliability, and durability for its customers. The Company’s capabilities span refrigeration, ice-making, cooking, holding, food-preparation, and beverage-dispensing technologies, and allow it to equip entire commercial kitchens and serve the world’s growing demand for food prepared away from home. The Company supplies foodservice equipment to commercial and institutional foodservice operators such as full-service restaurants, quick-service restaurant chains, hotels, caterers, supermarkets, convenience stores, business and industry, hospitals, schools and other institutions.

Basis of Presentation

The accompanying unaudited consolidated (condensed) financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). All intercompany balances and transactions between the Company and its affiliates have been eliminated.

During the periods presented prior to the Spin-Off on March 4, 2016, the Company’s financial statements were prepared on a combined standalone basis derived from the consolidated financial statements and accounting records of MTW. The Company functioned as part of the larger group of companies controlled by MTW. Accordingly, MTW performed certain corporate overhead functions for the Company. Therefore, certain costs related to the Company have been allocated from MTW for the portion of the three months ended March 31, 2016 up to the Spin-Off on March 4, 2016 and for the entirety of the three months ended March 31, 2015. These allocated costs are primarily related to: 1) corporate officers, 2) employee benefits and compensation, 3) share-

based compensation, and 4) certain administrative functions, which are not provided at the business level including, but not limited to, finance, treasury, tax, audit, legal, information technology, human resources, and investor relations. Where possible, these costs were allocated based on direct usage, with the remainder allocated on a basis of revenue, headcount, or other measures the Company determined as reasonable.

Management of the Company believes the assumptions underlying the unaudited consolidated (condensed) financial statements, including the assumptions regarding the allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by the Company during the periods presented. Nevertheless, the accompanying unaudited consolidated (condensed) financial statements may not be indicative of the Company’s future performance, and do not necessarily include all of the actual expenses that would have been incurred by the Company and may not reflect the results of operations, financial position, and cash flows had the Company been a standalone company during the entirety of the periods presented.

Accounting Policies

In the opinion of management, the accompanying unaudited consolidated (condensed) financial statements contain all adjustments necessary for a fair statement of the results of operations and comprehensive income for the three and six months ended June 30, 2016 and 2015, the cash flows for the six months ended June 30, 2016 and 2015, and the balance sheet at June 30, 2016 and December 31, 2015, and except as otherwise discussed such adjustments consist of only those of a normal recurring nature. The interim results are not necessarily indicative of results for a full year and do not contain information included in the Company’s annual consolidated financial statements and notes for the year ended December 31, 2015. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted pursuant to the SEC’s rules and regulations dealing with interim financial statements. However, the Company believes that the disclosures made in the unaudited consolidated (condensed) financial statements included herein are adequate to make the information presented not misleading. It is suggested that these unaudited financial statements be read in conjunction with the financial statements and the notes to the financial statements included in the Company’s latest annual report on Form 10-K.

Certain prior period amounts have been reclassified to conform to the current period presentation. All dollar amounts, except share and per share amounts, are in millions of dollars throughout the tables included in these notes unless otherwise indicated.

Recent Accounting Changes and Pronouncements

On March 30, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Stock Compensation (Topic 718)” which simplifies several aspects of the accounting for share-based payment award transactions. This ASU requires that all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit on the income statement. The excess tax items should be classified with other income tax cash flows as an operating activity. This ASU also allows an entity to account for forfeitures when they occur rather than the current U.S. GAAP practice where an entity makes an entity-wide accounting policy election to estimate the number of awards that are expected to vest. This ASU is effective for public companies for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years with early adoption permitted. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

On February 25, 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” which requires lessees to recognize right-of-use assets and lease liability, initially measured at present value of the lease payments, on its balance sheet for leases with terms longer than 12 months and classified as either financing or operating leases. ASU 2016-02 requires a modified retrospective transition approach for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, and provides certain practical expedients that companies may elect. This ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years with early adoption permitted. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments (Subtopic 825-10)—Recognition and Measurement of Financial Assets and Financial Liabilities.” This ASU provides guidance for the recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for annual and interim periods beginning after December 15, 2017, and early adoption is not permitted. The Company is currently evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes (Subtopic 740-10).” ASU 2015-17 simplifies the presentation of deferred income taxes by eliminating the requirement for companies to present deferred tax liabilities and assets as current and non-current on the balance sheet. Instead, companies will be required to classify all deferred tax assets and liabilities as non-current. This guidance is effective for annual and interim periods beginning after December 15, 2016 and early adoption is permitted. The Company early adopted this ASU on a prospective basis as of December 31, 2015. Prior periods were not retrospectively adjusted.

In September 2015, the FASB issued ASU No. 2015-16, “Business Combinations (Topic 805)—Simplifying the Accounting for Measurement-Period Adjustments.” The amendments in this ASU require that an acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined, rather than as retrospective adjustments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this ASU should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this ASU with earlier application permitted for financial statements that have not been issued. The Company adopted this accounting guidance in the first quarter of fiscal year 2016. The adoption of this ASU did not have a material impact on the Company’s consolidated (condensed) financial statements.

In August 2015, the FASB issued ASU No. 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements.” This ASU clarifies the guidance related to accounting for debt issuance costs related to line-of-credit arrangements. In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs,” which requires entities to present debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability. With the issuance of ASU 2015-15, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. The Company adopted this accounting guidance in the first quarter of fiscal year 2016 and its impact is presented in the consolidated (condensed) financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” This ASU changes the guidance on accounting for inventory accounted for on a first-in first-out basis (FIFO). Under the revised standard, an entity should measure FIFO inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured on a last-in, first-out basis (LIFO). The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2016. The Company believes the adoption of this ASU will not have a material impact on its consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-05, “Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement.” This ASU provides guidance on accounting for a software license in a cloud computing arrangement. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. Further, all software licenses are within the scope of Accounting Standards Codification (“ASC”) Subtopic 350-40 and will be accounted for consistent with other licenses of intangible assets. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The Company adopted this accounting guidance in the first quarter of fiscal year 2016. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 820)—Amendments to the Consolidation Analysis.” This ASU amends the current consolidation guidance for both the variable interest entity (VIE) and voting interest entity (VOE) consolidation models. The amendments in this ASU are effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The Company adopted this accounting guidance in the first quarter of fiscal year 2016. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement—Extraordinary and Unusual Items.” This update eliminates from U.S. GAAP the concept of extraordinary items. This ASU is effective for the first interim period within fiscal years beginning after December 15, 2015, with early adoption permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. A reporting entity may apply the amendments prospectively or retrospectively to all prior periods presented in the financial statements. The Company adopted this accounting guidance in the first quarter of fiscal year 2016. The adoption of this ASU did not have a material impact on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” This update provides guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. This ASU is effective in the first annual period ending after December 15, 2016, with early adoption permitted. The Company believes the adoption of this ASU will not have a material impact on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This ASU provides a principles-based approach to revenue recognition to record the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU provides a five-step model to be applied to all contracts with customers. The five steps are to identify the contract(s) with the customer, identify the performance obligations in the contact, determine the transaction price, allocate the transaction price to the performance obligations in the contract and recognize revenue when each performance obligation is satisfied. The revenue standard is effective for the first interim period within fiscal years beginning after December 15, 2017 (as finalized by the FASB in August 2015 in ASU 2015-14 and as updated by ASUs 2016-10, 2016-11 and 2016-12), and can be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of initial application along with additional disclosures. Early adoption is permitted as of the original effective date—the first interim period within fiscal years beginning after December 15, 2016. The Company is evaluating the impact the adoption of this ASU will have on its consolidated financial statements.

2. Fair Value of Financial Instruments

The following tables set forth financial assets and liabilities that were accounted for at fair value on a recurring basis as of June 30, 2016 and December 31, 2015 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value as of June 30, 2016
(in millions)	Level 1	Level 2	Level 3	Total
Current assets:
Foreign currency exchange contracts	$—	$1.3	$—	$1.3
Commodity contracts	—	0.1	—	0.1

Total current assets at fair value	$—	$1.4	$—	$1.4
Non-current Assets:
Commodity contracts	—	0.1	—	0.1

Total non-current assets at fair value	—	0.1	—	0.1

Total assets at fair value	$—	$1.5	$—	$1.5

Current Liabilities:
Foreign currency exchange contracts	$—	$0.9	$—	$0.9
Commodity contracts	—	0.7	—	0.7

Total current liabilities at fair value	$—	$1.6	$—	$1.6

Total liabilities at fair value	$—	$1.6	$—	$1.6

	Fair Value as of December 31, 2015
(in millions)	Level 1	Level 2	Level 3	Total
Current Assets:
Foreign currency exchange contracts	$—	$—	$—	$—

Total current assets at fair value	$—	$—	$—	$—

Total assets at fair value	$—	$—	$—	$—

Current Liabilities:
Foreign currency exchange contracts	$—	$0.1	$—	$0.1
Commodity contracts	—	3.1	—	3.1

Total current liabilities at fair value	$—	$3.2	$—	$3.2

Non-current Liabilities:
Commodity contracts	$—	$0.4	$—	$0.4

Total non-current liabilities at fair value	$—	$0.4	$—	$0.4

Total liabilities at fair value	$—	$3.6	$—	$3.6

The fair value of the Company’s 9.50% Senior Notes due 2024 (the “Senior Notes”) and Term Loan B under its Senior Secured Credit Facilities was approximately $477.3 million and $960.7 million, respectively, as of June 30, 2016. Neither the Senior Notes nor the Term Loan B existed as of December 31, 2015. See Note 9, “Debt,” for a description of the debt instruments and their related carrying values.

ASC Subtopic 820-10, “Fair Value Measurement,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Subtopic 820-10 classifies the inputs used to measure fair value into the following hierarchy:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities

Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or

Unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or

Inputs other than quoted prices that are observable for the asset or liability

Level 3	Unobservable inputs for the asset or liability

The Company endeavors to utilize the best available information in measuring fair value. The Company estimates the fair value of its Senior Notes and Term Loan B based on quoted market prices of the instruments. Because these markets are typically thinly traded, the assets and liabilities are classified as Level 2 within the valuation hierarchy. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and deferred purchase price notes on receivables sold (see Note 8, “Accounts Receivable Securitization”), approximate fair value, without being discounted as of June 30, 2016 and December 31, 2015 due to the short-term nature of these instruments.

As a result of its global operating and financing activities, the Company is exposed to market risks from changes in foreign currency exchange rates, and commodity prices, which may adversely affect its operating results and financial position. When deemed appropriate, the Company minimizes these risks through the use of derivative financial instruments. Derivative financial instruments are used to manage risk and are not used for trading or other speculative purposes, and the Company does not use leveraged derivative financial instruments. The foreign currency exchange and commodity contracts are valued through an independent valuation source which uses an industry standard data provider, with resulting valuations periodically validated through third-party or counterparty quotes. As such, these derivative instruments are classified within Level 2.

3. Derivative Financial Instruments

The Company uses derivative instruments to manage business risk exposures that have been identified through the risk identification and measurement process, provided they clearly qualify as “hedging” activities as defined in its risk policy. It is the Company’s policy to enter into derivative transactions only to the extent true exposures exist; the Company does not enter into derivative transactions for trading or other speculative purposes.

The primary risks the Company manages using derivative instruments are commodity price risk and foreign currency exchange risk. Swap contracts on various commodities are used to manage the price risk associated with forecasted purchases of materials used in the Company’s manufacturing process. The Company also enters into various foreign currency derivative instruments to help manage foreign currency risk associated with its projected purchases and sales and foreign currency denominated receivable and payable balances.

The Company designates commodity swaps and foreign currency exchange contracts as cash flow hedges of forecasted purchases of commodities and currencies.

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative instruments representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings. In the next twelve months the Company estimates $0.3 million of unrealized gain, net of tax, related to commodity price and currency rate hedging will be reclassified from other comprehensive (loss) income into earnings. Foreign currency and commodity hedging is generally completed prospectively on a rolling basis for twelve and twenty-four months, respectively, depending on the type of risk being hedged.

For derivative instruments that are not designated as hedging instruments, the gains or losses on the derivatives are recognized in current earnings within other (expense) income, net in the consolidated (condensed) statement of operations.

The fair value of outstanding derivative contracts recorded as liabilities in the accompanying consolidated (condensed) balance sheet as of June 30, 2016 and December 31, 2015 are included within accounts payable, accrued expenses and other long-term liabilities and were not material in the periods presented.

4. Inventories

The components of inventories at June 30, 2016 and December 31, 2015 are summarized as follows:

(in millions)	June 30, 2016	December 31, 2015
Inventories — gross:
Raw materials	$74.1	$70.7
Work-in-process	19.4	18.7
Finished goods	98.2	83.4

Total inventories — gross	191.7	172.8
Excess and obsolete inventory reserve	(24.7)	(23.5)

Net inventories at FIFO cost	167.0	149.3
Excess of FIFO costs over LIFO value	(3.4)	(3.4)

Inventories — net	$163.6	$145.9

5. Property, Plant and Equipment

The components of property, plant and equipment at June 30, 2016 and December 31, 2015 are summarized as follows:

(in millions)	June 30, 2016	December 31, 2015
Land	$7.3	$7.3
Building and improvements	91.8	94.3
Machinery, equipment and tooling	213.2	216.0
Furniture and fixtures	6.0	6.2
Computer hardware and software	53.8	51.2
Construction in progress	10.2	9.8

Total cost	382.3	384.8
Less accumulated depreciation	(270.9)	(268.4)

Property, plant and equipment — net	$111.4	$116.4

6. Goodwill and Other Intangible Assets

The Company has three reportable segments: Americas, EMEA, and APAC. The Americas segment includes the U.S., Canada and Latin America. The EMEA segment is made up of markets in Europe, Middle East and Africa, including Russia and the commonwealth of independent states. The APAC segment is principally comprised of markets in China, Singapore, Australia, India, Malaysia, Indonesia, Thailand and Philippines. The changes in the carrying amount of goodwill by reportable segment for the six months ended June 30, 2016, were as follows:

(in millions)	Americas	EMEA	APAC	Total
Balance as of December 31, 2015	$832.6	$4.8	$8.4	$845.8
Foreign currency impact	—	0.1	—	0.1

Balance as of June 30, 2016	$832.6	$4.9	$8.4	$845.9

The Company accounts for goodwill and other intangible assets under the guidance of ASC Topic 350, “Intangibles — Goodwill and Other.” The Company performs an annual impairment test or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company tests its reporting units and indefinite-lived intangible assets using a fair-value method based on the present value of future cash flows, which involves management’s judgments and assumptions about the amounts of those cash flows and the discount rates used. The estimated fair value is then compared with the carrying amount of the reporting unit, including recorded goodwill, or indefinite-lived intangible asset. The intangible asset is then subject to risk of write-down to the extent that the carrying amount exceeds the estimated fair value.

As of June 30, 2016, the Company performed the annual impairment test for its reporting units, which were Americas, EMEA, and APAC, as well as its indefinite-lived intangible assets, and based on those results, the fair value of each of the Company’s reporting units exceeded their respective carrying values and no impairment was indicated.

The gross carrying amount and accumulated amortization of the Company’s intangible assets other than goodwill are as follows as of June 30, 2016 and December 31, 2015:

	June 30, 2016			December 31, 2015
(in millions)	Gross Carrying Amount	Accumulated Amortization Amount	Net Book Value	Gross Carrying Amount	Accumulated Amortization Amount	Net Book Value
Trademarks and tradenames	$174.8	$—	$174.8	$175.1	$—	$175.1
Customer relationships	415.3	(161.0)	254.3	415.2	(150.4)	264.8
Patents	1.7	(1.7)	—	1.7	(1.6)	0.1
Other intangibles	142.6	(68.4)	74.2	143.2	(63.6)	79.6

Total	$734.4	$(231.1)	$503.3	$735.2	$(215.6)	$519.6

Amortization expense for the three months ended June 30, 2016 and 2015 was $7.9 million.

Amortization expense for the six months ended June 30, 2016 and 2015 was $15.7 million.

7. Accounts Payable and Accrued Expenses and Other Liabilities

Accounts payable and Accrued expenses and other liabilities at June 30, 2016 and December 31, 2015 are summarized as follows:

(in millions)	June 30, 2016	December 31, 2015
Accounts payable:
Trade accounts payable and interest payable	$123.1	$121.7
Income taxes payable	1.3	7.3

Total accounts payable	$124.4	$129.0

Accrued expenses and other liabilities:
Employee related expenses	$31.9	$24.5
Restructuring expenses	4.5	16.8
Profit sharing and incentives	10.9	3.9
Accrued rebates	41.6	51.6
Deferred revenue - current	3.6	3.8
Dividend payable to MTW	—	10.2
Customer advances	5.8	2.9
Product liability	3.1	2.6
Miscellaneous accrued expenses	44.9	41.3

Total accrued expenses and other liabilities	$146.3	$157.6

8. Accounts Receivable Securitization

Prior to the Spin-Off, MFS sold accounts receivable through an accounts receivable securitization facility, (“the Prior Securitization Program”), comprised of two funding entities: Manitowoc Funding, LLC (“U.S. Seller”) and Manitowoc Cayman Islands Funding Ltd. (“Cayman Seller”). The U.S. Seller historically serviced domestic entities of both the Foodservice and Cranes segments of MTW and remitted all funds received directly to MTW. The Cayman Seller historically serviced solely MFS foreign entities and remitted all funds to MFS entities. The U.S. Seller entity remained with MTW subsequent to the Spin-Off, while the Cayman Seller was transferred to MFS subsequent to the Spin-Off. As the U.S. Seller is not directly attributable to MFS, only the receivables which were transferred to the U.S. Seller but not sold are reflected in MFS’ consolidated (condensed) balance sheet. A portion of the U.S. Seller’s historical expenses related to bond administration fees and settlement fees are allocated to MFS. As the Cayman Seller is directly attributable to MFS, the assets, liabilities, income and expenses of the Cayman Seller are included in MFS’ consolidated (condensed) statement of operations and balance sheet. MFS’ cost of funds under the facility used a LIBOR index rate plus a 1.25% fixed spread.

On March 3, 2016, the Company entered into a new $110.0 million accounts receivable securitization program (the “2016 Securitization Facility”) among the Cayman Seller, as seller, MFS, Garland Commercial Ranges Limited, Convotherm Elektrogeräte GmbH, Manitowoc Deutschland GmbH, Manitowoc Foodservice UK Limited, Manitowoc Foodservice Asia Pacific Private Limited, and the other persons who may be from time to time, a party thereto, as servicers, with Wells Fargo Bank, National Association, as purchaser and agent, whereby MFS will sell certain of its domestic trade accounts receivable and certain of its non-U.S. trade accounts receivable to a wholly-owned, bankruptcy-remote, foreign special purpose entity, which entity in turn, will sell, convey, transfer and assign to a third-party financial institution (a “Purchaser”), all of the right, title and interest in and to its pool of receivables. The Purchaser will receive ownership of the pool of receivables. The Company, along with certain of its subsidiaries, act as servicers of the receivables and as such administer, collect and otherwise enforce the receivables. The servicers will be compensated for doing so on terms that are generally consistent with what would be charged by an unrelated servicer. As servicers, they will initially receive payments made by obligors on the receivables but will be required to remit those payments in accordance with a receivables purchase agreement. The Purchaser will have no recourse for uncollectible receivables. The 2016 Securitization Facility also contains customary affirmative and negative covenants. Among other restrictions, these covenants require the Company to meet specified financial tests, which include a Consolidated Interest Coverage Ratio and a Consolidated Total Leverage Ratio that are the same as the covenant ratios required per the 2016 Credit Agreement.

Due to a short average collection cycle of less than 60 days for such accounts receivable as well as the Company’s collection history, the fair value of its deferred purchase price notes approximated book value. The fair value of the deferred purchase price notes recorded at June 30, 2016 and December 31, 2015 was $75.9 million and $48.4 million, respectively, and is included in accounts receivable in the accompanying consolidated (condensed) balance sheets.

Trade accounts receivables sold to the Purchaser and being serviced by the Company totaled $90.7 million at June 30, 2016 and $100.9 million at December 31, 2015. Of this decrease, approximately $15.9 million was attributable to the balance being allocated from MTW from a combined securitization facility on a carve out basis at December 31, 2015 as compared to the specific deferred purchase price notes on a standalone basis at June 30, 2016 and is reflected in Net Transactions with MTW in the Cash Flows from Financing activities section of the consolidated (condensed) statement of cash flows.

Transactions under the 2016 Securitization Facility and the Prior Securitization Program were accounted for as sales in accordance with ASC Topic 860, “Transfers and Servicing.” Sales of trade receivables to the Purchaser are reflected as a reduction of accounts receivable in the accompanying consolidated (condensed) balance sheets and the proceeds received, including collections on the deferred purchase price notes, are included in cash flows from operating activities in the accompanying consolidated (condensed) statements of cash flows. The Company deems the interest rate risk related to the deferred purchase price notes to be de minimis, primarily due to the short average collection cycle of the related receivables (i.e., 60 days) as noted above.

9. Debt

Senior Secured Credit Facilities

On March 3, 2016, the Company entered into a credit agreement (the “2016 Credit Agreement”) for a new senior secured revolving credit facility in an aggregate principal amount of $225.0 million (the “Revolving Facility”) and a senior secured Term Loan B facility in an aggregate principal amount of $975.0 million (the “Term Loan B Facility” and, together with the Revolving Facility, the “Senior Secured Credit Facilities”) with JPMorgan Chase Bank, N.A, as administrative agent and collateral agent, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc., and Citigroup Global Markets Inc., on behalf of certain of its affiliates, as joint lead arrangers and joint bookrunners, and certain lenders, as lenders. The Revolving Facility includes (i) a $20.0 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $40.0 million sublimit for swingline loans on customary terms. The Company entered into security and other agreements relating to the 2016 Credit Agreement.

Borrowings under the Senior Secured Credit Facilities bear interest at a rate per annum equal to, at the option of MFS, (i) LIBOR plus the applicable margin of approximately 4.75% for term loans subject to a 1.00% LIBOR floor and 1.50% - 2.75% for revolving loans, based on consolidated total leverage, or (ii) an alternate base rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

The 2016 Credit Agreement contains financial covenants including (a) a Consolidated Interest Coverage Ratio, which measures the ratio of (i) Consolidated EBITDA, as defined in the 2016 Credit Agreement, to (ii) consolidated cash interest expense, (b) a Consolidated Total Leverage Ratio, which measures the ratio of (i) consolidated indebtedness to (ii) Consolidated EBITDA for the most recent four fiscal quarters. The current covenant levels of the financial covenants under the Senior Secured Credit Facility are as set forth below:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio (less than)	Consolidated Interest Coverage Ratio (greater than)
March 31, 2016	6.25:1.00	2.00:1.00
June 30, 2016	6.25:1.00	2.00:1.00

Obligations of the Company under the Senior Secured Credit Facilities are jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, and (iii) special purpose securitization vehicles).

There is a first priority perfected lien on substantially all of the assets and property of the Company and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of the Company under the Revolving Facility and the Term Loan B Facility are pari passu.

Senior Notes

The Company issued 9.50% Senior Notes due 2024 in an aggregate principal amount of $425.0 million (the “Senior Notes”) under an indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Senior Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act. The Senior Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of the Company’s domestic restricted subsidiaries that is a borrower or guarantor under the Senior Secured Credit Facilities. The Senior Notes and the subsidiary guarantees are unsecured, senior obligations. The notes are redeemable, at the Company’s option, in whole or in part from time to time, at any time prior to February 15, 2019, at a price equal to 100.0% of the principal amount thereof plus a “make-whole” premium and accrued but unpaid interest to the date of redemption. In addition, the Company may redeem the notes at its option, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing on February 15 of the years set forth below:

Year	Percentage
2019	107.1%
2020	104.8%
2021	102.4%
2022 and thereafter	100.0%

The Company must generally offer to repurchase all of the outstanding Senior Notes upon the occurrence of certain specific change of control events at a purchase price equal to 101.0% of the principal amount of Senior Notes purchased plus accrued and unpaid interest to the date of purchase. The indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25.0% in aggregate principal amount of the then-outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

Outstanding debt at June 30, 2016 and December 31, 2015 is summarized as follows:

(in millions)	June 30, 2016	December 31, 2015
Revolving credit facility	$32.0	$—
Term Loan B	950.0	—
Senior Notes due 2024	425.0	—
Other	3.3	2.7

Total debt and capital leases including current portion	1,410.3	2.7
Less current portion and short-term borrowings	(1.4)	(0.4)
Less unamortized debt issuance costs	(39.0)	—

Total long-term debt and capital leases	$1,369.9	$2.3

As of June 30, 2016, the Company had outstanding $3.3 million of other indebtedness that has a weighted-average interest rate of approximately 4.39% per annum.

As of June 30, 2016, the Company had $32.0 million of borrowings outstanding under the Revolving Facility. During the quarter ended June 30, 2016, the highest daily borrowing was $49.0 million and the average borrowing was $31.8 million, while the average interest rate was 3.47% per annum. The interest rate fluctuates based upon LIBOR or a Prime rate plus a spread, which is based upon the Consolidated Total Leverage Ratio of the Company. As of June 30, 2016, the spreads for LIBOR and Prime borrowings were 2.75% and 1.75%, respectively, given the Company’s effective Consolidated Total Leverage Ratio for this period.

As of June 30, 2016, the Company was in compliance with all affirmative and negative covenants in its debt instruments, inclusive of the financial covenants pertaining to the Senior Secured Credit Facility and the 2024 Senior Notes. Based upon management’s current plans and outlook, management believes the Company will be able to comply with these covenants during the subsequent 12 months. As of June 30, 2016 the Company’s Consolidated Total Leverage Ratio was 5.52:1, while the maximum ratio is 6.25:1 and its Consolidated Interest Coverage Ratio was 3.25:1, above the minimum ratio of 2.00:1.

10. Income Taxes

For the three months ended June 30, 2016, the Company recorded a $4.1 million income tax provision, compared to a $17.0 million income tax provision for the three months ended June 30, 2015. The decrease in the Company’s tax provision for the three months ended June 30, 2016, relative to the three months ended June 30, 2015, resulted primarily from a $34.7 million reduction in earnings from operations before income taxes and the relative weighting of foreign earnings before income taxes in the respective periods.

For the six months ended June 30, 2016, the Company recorded an $8.7 million income tax provision, compared to a $23.5 million income tax provision for the six months ended June 30, 2015. The decrease in the Company’s tax provision for the six months ended June 30, 2016, relative to the prior year resulted primarily from $2.9 million in tax-related out-of-period balance sheet adjustments related to the Spin-Off that were recognized as discrete adjustments in the income tax provision for the first quarter of 2016. The Company does not believe these adjustments are material to its unaudited consolidated (condensed) financial statements for the six months ended June 30, 2016, or its comparative annual or quarterly financial statements. These adjustments were coupled with a $32.5 million reduction in earnings from operations before income taxes for the six month period ended June 30, 2016 compared to the first six months of 2015.

The Company’s effective tax rate varies from the 35% U.S. federal statutory rate due to the relative weighting of foreign earnings before income taxes and foreign effective tax rates that are generally lower than the U.S. federal statutory rate. Foreign earnings are generated from operations in the three reportable segments of Americas, EMEA, and APAC.

The Company will continue to periodically evaluate its valuation allowance requirements in light of changing facts and circumstances, and may adjust its deferred tax asset valuation allowances accordingly. It is reasonably possible that the Company will either add to, or reverse a portion of its existing deferred tax asset valuation allowances in the future. Such changes in the deferred tax asset valuation allowances will be reflected in the current operations through the Company’s income tax provision, and could have a material effect on operating results.

The Company’s unrecognized tax benefits, including interest and penalties, were $12.1 million and $16.6 million as of June 30, 2016 and December 31, 2015, respectively. The decrease for the six months ended June 30, 2016 related to the portion of the unrecognized tax benefits allocable to the Company that were included in equity and a second quarter reduction in unrecognized tax benefits of $0.4 million. During the next twelve months, it is reasonably possible that unrecognized tax benefits will decrease by $1.2 million due to expiration of statute of limitation periods for the related items.

The Company regularly assesses the likelihood of an adverse outcome resulting from examinations to determine the adequacy of its tax reserves. As of June 30, 2016, the Company believes that it is more likely than not that the tax positions it has taken will be sustained upon the resolution of its audits resulting in no material impact on its consolidated financial position and the results of operations and cash flows. However, the final determination with respect to any tax audits, and any related litigation, could be materially different from the Company’s estimates and/or from its historical income tax provisions and accruals and could have a material effect on operating results and/or cash flows in the periods for which that determination is made. In addition, future period earnings may be adversely impacted by litigation costs, settlements, penalties, and/or interest assessments.

11. Equity

On March 4, 2016, MTW distributed 137.0 million shares of MFS common stock to MTW’s shareholders on a pro rata basis, and MFS became an independent publicly traded company with each shareholder receiving one share of its common stock for each share of MTW common stock held by the shareholder on February 22, 2016, the record date for the distribution. Any fractional shares of its common stock otherwise issuable to MTW shareholders were aggregated into whole shares and sold on the open market, and the fractional shareholders will receive a pro rata share of the proceeds of the sale, after deducting any taxes required to be withheld and after deducting an amount equal to all brokerage fees and other costs attributed to the sale.

On March 3, 2016, prior to the completion of the Spin-Off, MFS paid a one-time cash dividend to MTW of $1.362 billion. MFS did not declare or pay any other dividends to its stockholders during the three or six months ended June 30, 2016 or June 30, 2015, respectively.

The following is a roll forward of equity for the six months ended June 30, 2016 and 2015:

(in millions, except share data)	Shares	Common Stock	Additional Paid-In Capital (Deficit)	Retained Earnings	Net Parent Company Investment	Accumulated Other Comprehensive (Loss) Income	Total Equity (Deficit)
Balance at December 31, 2015	—	$—	$—	$—	$1,253.2	$(44.5)	$1,208.7
Net earnings	—	—	—	17.9	15.3	—	33.2
Net transfers to MTW	—	—	—	—	(1,362.0)	—	(1,362.0)
Separation related adjustments	—	—	—	—	(1.0)	(47.4)	(48.4)
Reclassification of net investment to additional paid-in capital	—	—	(94.5)	—	94.5	—	—
Issuance of common stock at Spin-off	137,016,712	1.4	(1.4)	—	—	—	—
Issuance of common stock, equity-based compensation plans	165,894	—	1.1	—	—	—	1.1
Stock-based compensation expense	—	—	3.4	—	—	—	3.4
Adjustment from Spin-off	—	—	0.6	—	—	—	0.6
Other comprehensive income (loss)	—	—	—	—	—	52.3	52.3

Balance at June 30, 2016	137,182,606	$1.4	$(90.8)	$17.9	$—	$(39.6)	$(111.1)

(in millions, except share data)	Shares	Common Stock	Additional Paid-In Capital	Retained Earnings	Net Parent Company Investment	Accumulated Other Comprehensive (Loss) Income	Total Equity
Balance at December 31, 2014	—	$—	$—	$—	$1,272.1	$(20.7)	$1,251.4
Net earnings	—	—	—	—	50.9	—	50.9
Other comprehensive income (loss)	—	—	—	—	—	(10.3)	(10.3)
Net increase in net parent company investment	—	—	—	—	30.3	—	30.3

Balance at June 30, 2015	—	$—	$—	$—	$1,353.3	$(31.0)	$1,322.3

Reconciliations for the changes in accumulated other comprehensive income (loss), net of tax, by component for the three and six months ended June 30, 2016 and 2015 are as follows:

(in millions)	Foreign Currency Translation	Gains and Losses on Cash Flow Hedges	Pension & Postretirement	Total
Balance at December 31, 2015	$(7.9)	$(1.8)	$(34.8)	$(44.5)
Other comprehensive income (loss) before reclassifications	17.2	0.3	(9.4)	8.1
Amounts reclassified from accumulated other comprehensive income (loss)	—	0.6	0.5	1.1

Net current period other comprehensive income (loss)	17.2	0.9	(8.9)	9.2

Balance at March 31, 2016	$9.3	$(0.9)	$(43.7)	$(35.3)

Other comprehensive (loss) income before reclassifications	(6.1)	1.1	0.1	(4.9)
Amounts reclassified from accumulated other comprehensive income (loss)	—	0.4	0.2	0.6

Net current period other comprehensive income (loss)	(6.1)	1.5	0.3	(4.3)

Balance at June 30, 2016	$3.2	$0.6	$(43.4)	$(39.6)

(in millions)	Foreign Currency Translation	Gains and Losses on Cash Flow Hedges	Pension & Postretirement	Total
Balance at December 31, 2014	$17.3	$(1.0)	$(37.0)	$(20.7)
Other comprehensive income (loss) before reclassifications	(11.1)	(2.4)	1.4	(12.1)
Amounts reclassified from accumulated other comprehensive income (loss)	—	0.7	0.3	1.0

Net current period other comprehensive income (loss)	(11.1)	(1.7)	1.7	(11.1)

Balance at March 31, 2015	$6.2	$(2.7)	$(35.3)	$(31.8)

Other comprehensive (loss) income before reclassifications	1.3	0.1	(1.4)	—
Amounts reclassified from accumulated other comprehensive income (loss)	—	0.6	0.2	0.8

Net current period other comprehensive income (loss)	1.3	0.7	(1.2)	0.8

Balance at June 30, 2015	$7.5	$(2.0)	$(36.5)	$(31.0)

The following is a reconciliation of the reclassifications out of accumulated other comprehensive income (loss), net of tax, for the three and six months ended June 30, 2016:

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
(in millions)	Amount Reclassified from Accumulated Other Comprehensive Income	Amount Reclassified from Accumulated Other Comprehensive Income		Recognized Location
Gains and losses on cash flow hedges
Foreign exchange contracts	$—	$(0.1)		Cost of sales
Commodity contracts	(0.3)	(1.2)		Cost of sales

	$(0.3)	$(1.3)		Total before tax
	0.1	0.5		Tax expense

	$(0.2)	$(0.8)		Net of tax

Amortization of pension and postretirement items
Actuarial losses	$(0.7)	$(1.3	)(a)

	$(0.7)	$(1.3)		Total before tax
	0.3	0.5		Tax benefit

	$(0.4)	$(0.8)		Net of tax

Total reclassifications for the period	$(0.6)	$(1.6)		Net of tax

The following is a reconciliation of the reclassifications out of accumulated other comprehensive income (loss), net of tax, for the three and six months ended June 30, 2015:

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
(in millions)	Amount Reclassified from Accumulated Other Comprehensive Income	Amount Reclassified from Accumulated Other Comprehensive Income		Recognized Location
Gains and losses on cash flow hedges
Foreign exchange contracts	$(0.4)	$(0.9)		Cost of sales
Commodity contracts	(0.6)	(1.2)		Cost of sales

	$(1.0)	$(2.1)		Total before tax
	0.4	0.8		Tax expense

	$(0.6)	$(1.3)		Net of tax

Amortization of pension and postretirement items
Actuarial losses	$(0.2)	$(0.5	)(a)

	$(0.2)	$(0.5)		Total before tax
	—	—		Tax benefit

	$(0.2)	$(0.5)		Net of tax

Total reclassifications for the period, net of tax	$(0.8)	$(1.8)		Net of tax

(a) These other comprehensive income (loss) components are included in the net periodic pension cost (see Note 16, “Employee Benefit Plans,” for further details).

12. Stock-Based Compensation

The Company’s employees have historically participated in MTW’s stock-based compensation plans. Stock-based compensation expense has been allocated to the Company based on the awards and terms previously granted to its employees. Until consummation of the Spin-Off, the Company continued to participate in MTW’s stock-based compensation plans and record stock-based compensation expense based on the stock-based awards granted to the Company’s employees.

The Company adopted the MFS 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”), under which it makes equity-based and cash-based incentive awards to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors. The 2016 Plan is intended to accomplish these objectives by offering participants the opportunity to acquire shares of MFS common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation under the 2016 Plan. In addition, the 2016 Plan permits the issuance of awards (“Replacement Awards”) in partial substitution for awards relating to shares of common stock of MTW that were outstanding immediately prior to the Spin-Off.

The Company’s Compensation Committee administers the 2016 Plan (the “Administrator”). The 2016 Plan authorizes the Administrator to interpret the provisions of the 2016 Plan; prescribe, amend and rescind rules and regulations relating to the 2016 Plan; correct any defect, supply any omission, or reconcile any inconsistency in the 2016 Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the 2016 Plan, in each case in its sole discretion.

The 2016 Plan permits the granting of stock options (including incentive stock options), stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards. Under the 2016 Plan 16.2 million shares of MFS common stock have been reserved for issuance, all of which may be issued upon the exercise of incentive stock options. These numbers may be adjusted in the event of certain corporate transactions or other events specified in the 2016 Plan.

Following the Spin-Off in March 2016, MFS granted long-term stock-based incentive awards under the 2016 Plan to its executive officers. The long-term stock-based incentive awards consisted of stock options with 4-year ratable vesting (25% of the aggregate grant value of the long-term incentive award) and performance shares (75% of the aggregate grant value of the long-term incentive award) that will be earned or forfeited based on performance as measured by cumulative fully diluted earnings per share and return on invested capital over a 3-year performance period. The details of these awards to the Company’s named executive officers will be disclosed as required by applicable SEC regulations in the Company’s proxy statement for its annual meeting in 2017.

Total stock-based compensation expense was $1.8 million and $0.6 million for the three months ended June 30, 2016 and 2015, respectively. The three months ended June 30, 2016 also included $0.3 million of additional separation expense recorded as a result of the modification of certain MTW restricted stock unit awards to pay out at target upon consummation of the Spin-Off. Total stock-based compensation expense was $2.6 million and $1.6 million for the six months ended June 30, 2016 and 2015, respectively. The six months ended June 30, 2016 also included $0.8 million of additional separation expense recorded as a result of the modification of certain MTW restricted stock unit awards to pay out at target upon consummation of the Spin-Off.

The Company recognizes stock-based compensation expense over the stock-based awards’ vesting period.

The Company granted options to acquire 0.3 million and 0.1 million shares of common stock to employees during the six months ended June 30, 2016 and 2015, respectively. In addition, the Company issued a total of 0.3 million restricted stock units to employees and directors during the six months ended June 30, 2016, and 0.2 million restricted stock units to employees and directors during the six months ended June 30, 2015. The restricted stock units granted to employees in 2015 and 2016 vest on the third anniversary of the grant date. The restricted stock units granted to directors in 2015 vest on the second anniversary of the grant date.

13. Contingencies and Significant Estimates

As of June 30, 2016, the Company held reserves for environmental matters related to certain locations of approximately $0.3 million. At certain of the Company’s other facilities, it has identified potential contaminants in soil and groundwater. The ultimate cost of any remediation required will depend upon the results of future investigation. Based upon available information, the Company does not expect the ultimate costs at any of these locations will have a material adverse effect on its financial condition, results of operations, or cash flows individually or in the aggregate.

The Company believes that it has obtained and is in substantial compliance with those material environmental permits and approvals necessary to conduct its various businesses. Based on the facts presently known, it does not expect environmental compliance costs to have a material adverse effect on its financial condition, results of operations, or cash flows.

As of June 30, 2016, various product-related lawsuits were pending. To the extent permitted under applicable law, all of these are insured with self-insurance retention levels. The Company’s self-insurance retention levels vary by business, and have fluctuated over the last 10 years. The range of the Company’s self-insured retention levels is $0.1 million to $0.3 million per occurrence. As of June 30, 2016, the largest self-insured retention level for new occurrences currently maintained by the Company was $0.3 million per occurrence and applied to product liability claims for the hot category products manufactured in the United States.

Product liability reserves in the consolidated (condensed) balance sheets at June 30, 2016 and December 31, 2015 were $3.1 million and $2.6 million, respectively; $1.2 million and $0.9 million, respectively, was reserved specifically for actual cases, and $1.9 million and $1.7 million, respectively, for claims incurred but not reported, which were estimated using actuarial methods. Based on the Company’s experience in defending product liability claims, management believes the current reserves are adequate for estimated case resolutions on aggregate self-insured claims and insured claims. Any recoveries from insurance carriers are dependent upon the legal sufficiency of claims and solvency of insurance carriers.

At June 30, 2016 and December 31, 2015, the Company had reserved $31.1 million and $34.3 million, respectively, for warranty claims included in product warranties and other non-current liabilities in the consolidated (condensed) balance sheets. Certain of these warranty and other related claims involve matters in dispute that ultimately are resolved by negotiations, arbitration, or litigation. See Note 14, “Product Warranties,” for further information.

It is reasonably possible that the estimates for environmental remediation, product liability and warranty costs may change in the near future based upon new information that may arise or matters that are beyond the scope of its historical experience. Presently, there are no reliable methods to estimate the amount of any such potential changes.

The Company is also involved in various legal actions arising out of the normal course of business, which, taking into account the liabilities accrued and legal counsel’s evaluation of such actions, in the opinion of management, the ultimate resolution of all matters is not expected to have a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

14. Product Warranties

In the normal course of business, the Company provides its customers product warranties covering workmanship, and in some cases materials, on products manufactured by the Company. Such product warranties generally provide that products will be free from defects for periods ranging from 12 months to 60 months with certain equipment having longer-term warranties. If a product fails to comply with the Company’s warranty, the Company may be obligated, at its expense, to correct any defect by repairing or replacing such defective products. The Company provides for an estimate of costs that may be incurred under its warranty at the time product revenue is recognized. These costs primarily include labor and materials, as necessary, associated with repair or replacement. The primary factors that affect its warranty liability include the number of units shipped and historical and anticipated warranty claims. As these factors are impacted by actual experience and future expectations, the Company assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary.

Below is a table summarizing the product warranties activity for the six months ended June 30, 2016 and for the twelve months ended December 31, 2015:

(in millions)	June 30, 2016	December 31, 2015
Balance at the beginning of the period	$40.0	$42.0
Accruals for warranties issued	12.3	24.2
Settlements made (in cash or in kind)	(15.5)	(25.2)
Currency translation impact	(0.2)	(1.0)

Balance at the end of the period	$36.6	$40.0

The Company also offers extended warranties, which are recorded as deferred revenue and are amortized to income on a straight-line basis over a period equal to that of the warranty period. The deferred revenue on warranties included in other current and non-current liabilities at June 30, 2016 and December 31, 2015, was $5.5 million and $5.7 million, respectively. Removing deferred revenue from the ending balances detailed above, the total amount of product warranties at June 30, 2016 and December 31, 2015, was $31.1 million and $34.3 million, respectively.

15. Restructuring

In conjunction with the acquisition of Enodis in October 2008, certain restructuring activities were undertaken to recognize cost synergies and rationalize the new cost structure of the Company. The restructuring reserve balance as of June 30, 2016 and December 31, 2015, includes certain of these costs, including a pension withdrawal liability, which are recorded in accrued expenses and other liabilities and other long-term liabilities in the consolidated (condensed) balance sheets. The Company recorded additional amounts in 2016 primarily related to the pension withdrawal liability. The Company recorded additional amounts in 2015 primarily related to a company-wide reduction in force and the proposed closing of the Cleveland facility.

The following is a rollforward of all restructuring activities for the six months ended June 30, 2016 (in millions):

Restructuring Reserve Balance as of December 31, 2015	Restructuring Charges	Use of Reserve	Restructuring Reserve Balance as of June 30, 2016
$16.8	$1.6	$(2.2)	$16.2

16. Employee Benefit Plans

The Company maintains several different retirement plans for its operations in the United States, Europe and Asia. This footnote describes those retirement plans that are maintained for the Company’s US-based employees. The current plans are based largely upon benefit plans that MTW maintained prior to the Spin-Off. The Company has established a Retirement Plan Committee to manage the operations and administration of all retirement plans and related trusts.

Defined Benefit Plans

Prior to December 31, 2015, MTW maintained two defined benefit pension plans for its eligible employees and retirees: (1) The Manitowoc Company, Inc. Pension Plan (the “MTW Pension”); and (2) The Manitowoc Company, Inc. Supplemental Executive Retirement Plan (the “MTW SERP”). The MTW Pension Plan and the MTW SERP (together, the “MTW DB Plans”) covered eligible employees of MTW, including MTW’s Cranes business and foodservice business. The MTW Pension Plan is frozen to new participants and future benefit accruals.

Effective January 1, 2016, a portion of each MTW DB Plan was spun off to create separate plans for MTW’s Foodservice business: (1) the Manitowoc Foodservice Pension Plan (the “MFS Pension Plan”); and (2) the Manitowoc Foodservice Supplemental Executive Retirement Plan (the “MFS SERP”). The MFS Pension Plan and the MFS SERP (together, the “MFS DB Plans”) were initially sponsored by Manitowoc FSG U.S. Holding, LLC. MFS assumed sponsorship of the MFS DB Pension Plans on March 4, 2016. MFS no longer participates in the MTW DB Plans. The MFS DB Plans are substantially similar to the former MTW DB Plans.

When comparing the current financial information to financial statements for prior years, it is important to distinguish between: (1) the defined benefit plan that also covered employees of MTW and other MTW subsidiaries (the “Shared Plans”); and (2) the defined benefit plans which are sponsored directly by MFS or its subsidiaries and offered only to MFS employees or retirees (the “Direct Plans”).

MFS accounted for the Shared Plans for the purpose of the consolidated (condensed) financial statements as a multiemployer plan. Accordingly, MFS did not record an asset or liability to recognize the funded status of the Shared Plans. However, the costs associated with these Shared Plans of $0.1 million and $0.8 million for the six months ended June 30, 2016 and 2015, respectively, are reflected on the MFS consolidated (condensed) statement of operations. This expense reflects an approximation of MFS’ portion of the costs of the Shared Plans as well as costs attributable to MTW corporate employees, which have been allocated to the MFS consolidated (condensed) statement of operations based on methodology deemed reasonable by management.

During the six months ended June 30, 2016, MFS assumed certain pension obligations of $55.6 million and related plan assets of $34.1 million, and certain postretirement health obligations of $6.8 million, to newly-created single employer plans for MFS employees and certain other MTW-sponsored pension plans, as described above. This net transfer of approximately $28.3 million was treated as a non-cash transaction between the Company and MTW. The Company also assumed after-tax deferred gains of $6.1 million related to these plans, which were recorded in AOCI.

The Direct Plans are accounted for as defined benefit plans. Accordingly, the funded and unfunded position of each Direct Plan is recorded in MFS consolidated (condensed) balance sheets and the income and expenses recorded in the consolidated (condensed) statements of operations. Actuarial gains and losses that have not yet been recognized through income are recorded in accumulated other comprehensive (loss) income net of taxes until they are amortized as a component of net periodic benefit cost. The determination of benefit obligations and the recognition of expenses related to the Direct Plans are dependent on various assumptions. The major assumptions primarily relate to discount rates, long-term expected rates of return on plan assets, and future compensation increases. Management develops each assumption using relevant company experience in conjunction with market-related data for each individual country in which such plans exist.

The components of periodic benefit costs for the Direct Plans for the three and six months ended June 30, 2016 and 2015 are as follows:

	Three Months Ended June 30, 2016		Six Months Ended June 30, 2016
(in millions)	Pension Plans	Postretirement Health and Other Plans	Pension Plans	Postretirement Health and Other Plans
Service cost—benefits earned during the period	$0.1	$—	$0.1	$—
Interest cost of projected benefit obligations	2.1	0.1	4.3	0.2
Expected return on plan assets	(1.6)	—	(3.2)	—
Amortization of actuarial net loss	0.7	—	1.3	—

Net periodic benefit costs	$1.3	$0.1	$2.5	$0.2

	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015
(in millions)	Pension Plans	Postretirement Health and Other Plans	Pension Plans	Postretirement Health and Other Plans
Service cost—benefits earned during the period	$0.1	$—	$0.2	$—
Interest cost of projected benefit obligations	1.6	0.1	3.2	0.1
Expected return on plan assets	(1.4)	—	(2.7)	—
Amortization of actuarial net loss	0.3	—	0.6	—

Net periodic benefit costs	$0.6	$0.1	$1.3	$0.1

Defined Contribution Plans

Prior to December 31, 2015, MTW maintained three defined contribution retirement plans for its eligible employees and retirees: (1) The Manitowoc Company, Inc. 401(k) Retirement Plan (the “MTW 401(k) Retirement Plan”); (2) The Manitowoc Company, Inc. Retirement Savings Plan (the “MTW Retirement Savings Plan”); and (3) The Manitowoc Company, Inc. Deferred Compensation Plan (the “MTW Deferred Compensation Plan”). The MTW 401(k) Retirement Plan, the MTW Retirement Savings Plan and the MTW Deferred Compensation Plan (together, the “MTW DC Plans”) covered eligible employees of MTW, including MTW’s Cranes business and Foodservice business.

Effective January 1, 2016, a portion of each MTW DC Plan was spun off to create separate plans for MTW’s Foodservice business: (1) the Manitowoc Foodservice 401(k) Retirement Plan (the “MFS 401(k) Retirement Plan”); (2) the Manitowoc Foodservice Retirement Savings Plan (the “MFS Retirement Savings Plan”); and (3) the Manitowoc Foodservice Deferred Compensation Plan (the “MFS Deferred Compensation Plan”). The MFS 401(k) Retirement Plan, the MFS Retirement Savings Plan and the MFS Deferred Compensation Plan (together, the “MFS DC Plans”) were initially sponsored by Manitowoc FSG U.S. Holding, LLC. MFS assumed sponsorship of the MFS DC Pension Plans on March 4, 2016. MFS no longer participates in the MTW DC Plans. The MFS DC Plans are substantially similar to the former MTW DB Plans.

The MTW DC Plans and the MFS DC Plans result in individual participant balances that reflect a combination of amounts contributed by MTW/MFS or deferred by the participant, amounts invested at the direction of either the company or the participant, and the continuing reinvestment of returns until the accounts are distributed.

17. Business Segments

The Company identifies its segments using the “management approach,” which designates the internal organization that is used by management for making operating decisions and assessing performance as the source of MFS’ reportable segments. Management organizes the business based on geography, and has designated the regions Americas, EMEA, and APAC as reportable segments.

The accounting policies of the segments are the same as those described in the summary of accounting policies except that certain corporate level expenses were not allocated to the segments for the periods prior to the Spin-Off. These unallocated expenses are corporate overhead, stock-based compensation expense, amortization expense of intangible assets with definite lives, restructuring expense, and other non-operating expenses. MFS evaluates segment performance based upon earnings before interest, taxes, other (income) expense and amortization (Operating EBITA) before the aforementioned expenses. Financial information relating to the Company’s reportable segments for the three and six months ended June 30, 2016 and 2015 is as follows:

	Three months ended June 30,		Six months ended June 30,
(in millions)	2016	2015	2016	2015
Net sales:
Americas	$301.2	$346.7	$564.8	$640.4
EMEA	76.3	75.8	144.9	146.0
APAC	43.1	45.6	82.0	86.9
Elimination of intersegment sales	(52.2)	(60.4)	(97.8)	(120.2)

Total net sales	$368.4	$407.7	$693.9	$753.1

Earnings before interest, taxes, other (income) expense and amortization (Operating EBITA):
Net earnings	$15.1	$36.9	$33.2	$50.9
Income taxes	4.1	17.0	8.7	23.5
Other (income) expense - net	3.6	(0.2)	6.0	(0.6)
Interest (income) expense on notes with MTW - net	—	(4.6)	0.1	(9.3)
Interest expense	27.0	0.4	35.5	0.7

Earnings from operations	49.8	49.5	83.5	65.2
Amortization expense	7.9	7.9	15.7	15.7

Earnings before interest, taxes, other (income) expense and amortization (Operating EBITA)	$57.7	$57.4	$99.2	$80.9

Earnings before interest, taxes, other (income) expense and amortization (Operating EBITA) by segment:
Americas	$55.0	$51.7	101.7	79.7
EMEA	10.1	6.8	16.9	10.5
APAC	4.2	6.2	7.3	10.2
Corporate and unallocated	(11.6)	(7.3)	(26.7)	(19.5)

Total earnings before interest, taxes, other (income) expense and amortization (Operating EBITA)	$57.7	$57.4	$99.2	$80.9

Operating EBITA % by segment (1):
Americas	18.3%	14.9%	18.0%	12.4%
EMEA	13.2%	9.0%	11.7%	7.2%
APAC	9.7%	13.6%	8.9%	11.7%

Net sales by geographic area (2):
United States	$244.1	$281.2	$456.2	$516.4
Other Americas	24.0	26.9	47.0	51.0
EMEA	63.6	61.5	120.8	114.8
APAC	36.7	38.1	69.9	70.9

Total net sales by geographic area:	$368.4	$407.7	$693.9	$753.1

(1)	Operating EBITA % in the section above is calculated by dividing the dollar amount of Operating EBITA by net sales.
(2)	Net sales in the section above are attributed to geographic regions based on location of customer.

As of June 30, 2016 and December 31, 2015, total assets by segment were as follows:

(in millions)	June 30, 2016	December 31, 2015
Total assets by segment:
Americas	$1,441.9	$1,495.2
EMEA	160.1	148.5
APAC	138.7	96.5
Corporate	66.3	13.8

Total	$1,807.0	$1,754.0

18. Net Parent Company Investment and Related Party Transactions

Related Party Transactions and Cash Management Prior to the Spin-Off: MFS does not enter into transactions with related parties to purchase and/or sell goods or services in the ordinary course of business. Transactions between MFS and MTW are reflected in Net Parent Company Investment in the consolidated (condensed) balance sheets and in the consolidated (condensed) statements of cash flows as a financing activity in “Net transactions with MTW”. Prior to the Spin-Off, MFS participated in MTW’s centralized cash management program in which cash was swept each day and held in a centralized account at the corporate level.

Net Parent Company Investment and Corporate Cost Allocations Prior to the Spin-Off: Prior to the Spin-Off, MTW performed certain general and corporate functions on MFS’ behalf. The related costs included, but were not limited to, accounting, treasury, tax, legal, human resources, audit, and information technology (“general corporate expenses”). For purposes of preparing the combined financial statements for periods prior to the Spin-Off these costs were allocated on a basis of direct usage, where identifiable, or through the use of allocation methodologies based on percentage of sales, headcount, or other methodologies deemed appropriate by management. These general corporate expenses were included within “Selling, general and administrative” costs and Net Parent Company Investment, accordingly. Management believes the assumptions associated with allocating these costs are reasonable. Nevertheless, the combined financial statements may not include all of the actual expense that would have been incurred and may not represent MFS’ results of operations, financial position, or cash flows had it been a stand-alone company during the periods prior to the Spin-Off. Actual costs that would have been incurred if MFS had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. General corporate expenses allocated to MFS during the three and six months ended June 30, 2016, and 2015 were $0.0 million and $5.2 million and $1.6 million and $13.1 million, respectively.

None of MTW’s debt has been reflected in the consolidated (condensed) balance sheet of MFS as of December 31, 2015, because MFS was not a party to the obligations between MTW and the debt holders. No financing costs or interest expense associated with MTW’s debt has been allocated to the consolidated (condensed) financial statements for periods prior to the Spin-Off.

All significant intercompany transactions between MFS and MTW, have been included within Net Parent Company Investment in the consolidated (condensed) balance sheet related to the period ended December 31, 2015. The total effect of the settlement of these intercompany transactions is reflected as a financing activity in the consolidated (condensed) statements of cash flows. However, the interest income and expense related to the notes with MTW is presented on a net basis in the consolidated (condensed) statements of operations. There was no interest income on the notes with MTW during the three and six months ended June 30, 2016. Interest income on the notes with MTW was $4.6 million and $9.3 million for the three and six months ended June 30, 2015, respectively. Interest expense on the notes with MTW was $0.1 million for the six months ended June 30, 2016. There was no interest expense on the notes with MTW during the six months ended June 30, 2015.

The notes receivable balance from MTW as of the year ended December 31, 2015 was $70.8 million. The notes payable balance to MTW as of the year ended December 31, 2015 was $9.9 million.

Guarantees Prior to the Spin-Off: Certain of MTW’s subsidiaries, which includes selected entities that are part of MFS, entered into guarantee agreements with MTW’s lenders whereby these subsidiaries guaranteed the obligations under, and/or pledged their assets as collateral, with respect to such MTW debt. However, none of these MFS subsidiaries were named as obligors in the debt agreements held in the name of MTW. For that reason, MTW did not historically allocate debt balances and/or charge out third-party debt related expenses to MFS.

Post Spin-Off Activity: In connection with the Spin-Off, the Company entered into a series of agreements with MTW which are intended to govern the relationship between MFS and MTW and to facilitate an orderly separation of MFS from MTW. These agreements include a Master Separation and Distribution Agreement (“Separation Agreement”), Transition Services Agreement (“TSA”), Employee Matters Agreement, Intellectual Property Matters Agreement, and Tax Matters Agreement.

In accordance with the Separation Agreement, at the time of the Spin-Off, MTW contributed its net investment in MFS and certain assets and liabilities in exchange for a $1,362.0 million cash distribution which was funded through the long-term debt incurred by MFS. In addition, separation related adjustments are included in additional paid-in capital (deficit) on the consolidated (condensed) balance sheet consisting of net liabilities assumed by MFS related to the pension plans of $21.5 million, post-retirement medical obligations of $6.8 million, income taxes payable of $0.6 million and $47.4 million of other comprehensive income related to pension and currency translation, net of tax.

The Separation Agreement included provisions on the allocation of assets and liabilities between legal entities that were being split into a separate MTW and MFS legal entity as part of the Spin-Off. The Separation Agreement also included provisions on the split of joint administrative costs that were incurred post Spin-Off.

Under the TSA, MFS and MTW will provide each other certain specified services on a transitional basis, including, among others, payroll and other human resource services, information systems, insurance, legal, finance and other corporate services, as well as procurement and sourcing support. The charges for the transition services are generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, generally without profit except where required by local law. MFS anticipates that it will generally be in a position to complete the transition of most services on or before 24 months following the date of the Spin-Off. The expenses related to the TSA through June 30, 2016 were immaterial.

19. Earnings Per Share

On March 4, 2016, MTW distributed 137.0 million shares of MFS common stock to MTW shareholders, thereby completing the Spin-Off. Basic and diluted earnings per common share and the average number of common shares outstanding were retrospectively restated for the number of MFS shares outstanding immediately following this transaction. The same number of shares were used to calculate basic and diluted earnings per share, for the prior periods presented, since no equity awards were outstanding prior to the Spin-Off.

The following is a reconciliation of the average shares outstanding used to compute basic and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Basic weighted average common shares outstanding	137,131,572	137,016,712	137,105,290	137,016,712
Effect of dilutive securities	1,242,807	—	1,250,923	—

Diluted weighted average common shares outstanding	138,374,379	137,016,712	138,356,213	137,016,712

For the three and six months ended June 30, 2016, 3.5 million of common shares issuable upon the exercise of stock options were anti-dilutive and were excluded from the calculation of diluted shares.

On March 3, 2016, prior to the completion of the Spin-Off, MFS paid a one-time cash dividend to MTW of approximately $1.362 billion. MFS did not declare or pay any other dividends to its stockholders during the three or six months ended June 30, 2016 or June 30, 2015, respectively.

20. Subsidiary Guarantors of Senior Notes due 2024

The following tables present consolidated (condensed) financial information for (a) MFS; (b) the guarantors of the Senior Notes due 2024 which include substantially all of the domestic, 100% owned subsidiaries of the MFS (Subsidiary Guarantors); and (c) the wholly and partially owned foreign subsidiaries of MFS, which do not guarantee the Senior Notes due 2024 (Non-Guarantor Subsidiaries). The information includes elimination entries necessary to consolidate the guarantor and the non-guarantor subsidiaries. Investments in subsidiaries are accounted for using the equity method of accounting. The principal elimination entries eliminate investments in subsidiaries, equity and intercompany balances and transactions. Separate financial statements of the Subsidiary Guarantors are not presented because the guarantors are fully and unconditionally, jointly and severally liable under the guarantees, except for normal and customary release provisions.

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Three Months Ended June 30, 2016

(In millions)

Millions of dollars	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$275.9	$190.3	$(97.8)	$368.4
Cost of sales	0.9	192.5	138.1	(97.8)	233.7

Gross profit	(0.9)	83.4	52.2	—	134.7
Selling, general and administrative expenses	8.3	40.1	27.0	—	75.4
Amortization expense	—	7.2	0.7	—	7.9
Separation expense	1.3	(0.1)	0.1	—	1.3
Restructuring expense	—	(0.3)	0.6	—	0.3

Earnings from operations	(10.5)	36.5	23.8	—	49.8
Interest expense	26.2	0.1	0.7	—	27.0
Other (income) expense — net	1.1	0.5	2.0	—	3.6
Equity in earnings (loss) of subsidiaries	37.4	17.5	—	(54.9)	—

Earnings before income taxes	(0.4)	53.4	21.1	(54.9)	19.2
Income taxes	(15.5)	16.0	3.6	—	4.1

Net earnings	$15.1	$37.4	$17.5	$(54.9)	$15.1

Other comprehensive income (loss), net of tax	(4.3)	(4.2)	(4.9)	9.1	(4.3)

Comprehensive income (loss)	$10.8	$33.2	$12.6	$(45.8)	$10.8

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Three Months Ended June 30, 2015

(In millions)

Millions of dollars	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$286.8	$210.7	$(89.8)	$407.7
Cost of sales	—	210.7	159.9	(89.8)	280.8

Gross profit	—	76.1	50.8	—	126.9
Selling, general and administrative expenses	6.7	33.2	29.3	—	69.2
Amortization expense	—	7.2	0.7	—	7.9
Separation expense	0.1	0.4	—	—	0.5
Restructuring expense	—	0.1	(0.3)	—	(0.2)

Earnings (loss) from operations	(6.8)	35.2	21.1	—	49.5
Interest expense	—	0.3	0.1	—	0.4
Interest (income) expense on notes with MTW — net	—	(4.3)	(0.3)	—	(4.6)
Other (income) expense — net	—	(0.4)	0.2	—	(0.2)
Equity in earnings (loss) of subsidiaries	41.3	16.5	—	(57.8)	—

Earnings (loss) before income taxes	34.5	56.1	21.1	(57.8)	53.9
Income taxes	(2.4)	14.8	4.6	—	17.0

Net earnings (loss)	$36.9	$41.3	$16.5	$(57.8)	$36.9

Other comprehensive income (loss), net of tax	0.8	1.4	1.6	(3.0)	0.8

Comprehensive income (loss)	$37.7	$42.7	$18.1	$(60.8)	$37.7

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Six Months Ended June 30, 2016

(In millions)

Millions of dollars	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$519.0	$354.4	$(179.5)	$693.9
Cost of sales	1.2	362.3	257.6	(179.5)	441.6

Gross profit	(1.2)	156.7	96.8	—	252.3
Selling, general and administrative expenses	18.3	74.8	54.1	—	147.2
Amortization expense	—	14.3	1.4	—	15.7
Separation expense	4.3	(0.1)	0.1	—	4.3
Restructuring expense	—	0.8	0.8	—	1.6

Earnings from operations	(23.8)	66.9	40.4	—	83.5
Interest expense	34.0	0.8	0.7	—	35.5
Interest (income) expense on notes with MTW — net	—	—	0.1	—	0.1
Other (income) expense — net	11.0	45.5	(50.5)	—	6.0
Equity in earnings (loss) of subsidiaries	73.9	64.2	—	(138.1)	—

Earnings before income taxes	5.1	84.8	90.1	(138.1)	41.9
Income taxes	(28.1)	10.9	25.9	—	8.7

Net earnings	$33.2	$73.9	$64.2	$(138.1)	$33.2

Other comprehensive income (loss), net of tax	4.9	15.6	20.9	(36.5)	4.9

Comprehensive income (loss)	$38.1	$89.5	$85.1	$(174.6)	$38.1

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Operations

For the Six Months Ended June 30, 2015

(In millions)

Millions of dollars	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$—	$534.6	$398.0	$(179.5)	$753.1
Cost of sales	—	395.5	303.6	(179.5)	519.6

Gross profit	—	139.1	94.4	—	233.5
Selling, general and administrative expenses	16.6	73.4	61.6	—	151.6
Amortization expense	—	14.3	1.4	—	15.7
Separation expense	0.1	0.4	—	—	0.5
Restructuring expense	—	0.8	(0.3)	—	0.5

Earnings (loss) from operations	(16.7)	50.2	31.7	—	65.2
Interest expense	—	0.6	0.1	—	0.7
Interest (income) expense on notes with MTW - net	—	(8.5)	(0.8)	—	(9.3)
Other (income) expense - net	—	(1.8)	1.2	—	(0.6)
Equity in earnings (loss) of subsidiaries	61.7	24.8	—	(86.5)	—

Earnings (loss) before income taxes	45.0	84.7	31.2	(86.5)	74.4
Income taxes	(5.9)	23.0	6.4	—	23.5

Net earnings (loss)	$50.9	$61.7	$24.8	$(86.5)	$50.9

Other comprehensive income (loss), net of tax	(10.3)	(11.4)	(10.6)	22.0	(10.3)

Comprehensive income (loss)	$40.6	$50.3	$14.2	$(64.5)	$40.6

Manitowoc Foodservice, Inc.

Condensed Consolidating Balance Sheet

As of June 30, 2016

Millions of dollars	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets:
Cash and cash equivalents	$10.4	$0.8	$29.5	$—	$40.7
Restricted cash	—	—	0.4	—	0.4
Accounts receivable — net	0.1	—	103.0	(2.4)	100.7
Inventories — net	—	79.5	84.1	—	163.6
Prepaids and other current assets	—	1.7	11.8	(2.8)	10.7
Current assets held for sale	—	3.6	2.6	—	6.2

Total current assets	10.5	85.6	231.4	(5.2)	322.3
Property, plant and equipment — net	1.3	69.1	41.0	—	111.4
Goodwill	—	832.4	13.5	—	845.9
Other intangible assets — net	—	437.7	65.6	—	503.3
Intercompany long-term note receivable	—	20.0	—	(20.0)	—
Due from affiliates	—	2,851.5	—	(2,851.5)	—
Investment in subsidiaries	3,734.8	—	—	(3,734.8)	—
Other non-current assets	5.6	3.8	65.8	(51.1)	24.1

Total assets	$3,752.2	$4,300.1	$417.3	$(6,662.6)	$1,807.0

Liabilities and Equity:
Current Liabilities:
Accounts payable	$6.9	$69.0	$50.9	$(2.4)	$124.4
Accrued expenses and other liabilities	8.7	82.9	57.5	(2.8)	146.3
Short-term borrowings	—	—	0.1	—	0.1
Current portion of long-term debt and capital leases	—	0.5	0.8	—	1.3
Product warranties	—	21.3	9.8	—	31.1

Total current liabilities	15.6	173.7	119.1	(5.2)	303.2
Long-term debt and capital leases	1,367.9	2.0	—	—	1369.9
Deferred income taxes	135.6	—	62.0	(44.8)	152.8
Pension and postretirement health obligations	60.1	5.0	—	(6.3)	58.8
Intercompany long-term note payable	15.7	—	4.3	(20.0)	—
Due to affiliates	2,259.9	—	591.6	(2,851.5)	—
Investment in subsidiaries	—	361.4	—	(361.4)	—
Other long-term liabilities	8.5	23.2	1.7	—	33.4

Total non-current liabilities	3,847.7	391.6	659.6	(3,284.0)	1,614.9
Total Equity:
Total equity	(111.1)	3,734.8	(361.4)	(3,373.4)	(111.1)

Total liabilities and equity	$3,752.2	$4,300.1	$417.3	$(6,662.6)	$1,807.0

Manitowoc Foodservice, Inc.

Condensed Consolidating Balance Sheet

As of December 31, 2015

(In millions)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current Assets:
Cash and cash equivalents	$—	$3.5	$28.5	$—	$32.0
Restricted cash	—	—	0.6	—	0.6
Accounts receivable — net	—	—	73.4	(9.6)	63.8
Intercompany interest receivable	—	—	4.2	(4.2)	—
Intercompany short-term note receivable	—	—	31.0	(31.0)	—
Inventories — net	—	80.2	65.7	—	145.9
Prepaids and other current assets	1.2	2.3	9.0	(2.2)	10.3

Total current assets	1.2	86.0	212.4	(47.0)	252.6
Property, plant and equipment — net	0.9	71.2	44.3	—	116.4
Goodwill	—	832.4	13.4	—	845.8
Other intangible assets — net	—	452.1	67.5	—	519.6
Intercompany long-term note receivable	—	—	42.4	(42.4)	—
Due from affiliates	—	3,074.9	—	(3,074.9)	—
Investment in subsidiaries	3,579.8	—	—	(3,579.8)	—
Other non-current assets	—	3.1	71.8	(59.0)	15.9
Long-term assets held for sale	—	3.7	—	—	3.7

Total assets	$3,581.9	$4,523.4	$451.8	$(6,803.1)	$1,754.0

Liabilities and Shareholders’ Equity:
Current Liabilities:
Accounts payable	$0.1	$81.8	$56.7	$(9.6)	$129.0
Accrued expenses and other liabilities	—	100.1	59.7	(2.2)	157.6
Current portion of capital leases	—	0.4	—	—	0.4
Intercompany interest payable	—	4.2	—	(4.2)	—
Intercompany short-term note payable	—	31.0	—	(31.0)	—
Product warranties	—	23.8	10.5	—	34.3

Total current liabilities	0.1	241.3	126.9	(47.0)	321.3
Long-term capital leases	—	2.3	—	—	2.3
Deferred income taxes	155.4	—	63.5	(51.0)	167.9
Pension and postretirement health obligations	35.0	6.3	—	(8.0)	33.3
Intercompany long-term note payable	—	42.4	—	(42.4)	—
Due to affiliates	2,176.9	—	898.0	(3,074.9)	—
Investment in subsidiaries	—	638.6	—	(638.6)	—
Other long-term liabilities	5.8	12.7	2.0	—	20.5

Total non-current liabilities	2,373.1	702.3	963.5	(3,814.9)	224.0
Total Equity:
Total equity	1,208.7	3,579.8	(638.6)	(2,941.2)	1,208.7

Total liabilities and equity	$3,581.9	$4,523.4	$451.8	$(6,803.1)	$1,754.0

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Cash Flows

For the Six Months Ended June 30, 2016

(In millions)

Millions of dollars	Parent	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows from Operating Activities

Net cash provided by (used for) operating activities	$(16.4)	$93.0	$(74.4)	—	$2.2

Cash Flows from Investing Activities
Capital expenditures	(0.6)	(2.3)	(3.3)	—	(6.2)
Changes in restricted cash	—	—	0.2	—	0.2
Intercompany investment	—	(51.0)	—	51.0	—
Proceeds from intercompany note	—	—	42.4	(42.4)	—

Net cash provided by (used for) investing activities	(0.6)	(53.3)	39.3	8.6	(6.0)

Cash Flows from Financing Activities
Proceeds from long-term debt and capital leases	1,448.9	—	8.1	—	1,457.0
Repayments on long-term debt and capital leases	(42.3)	—	(7.3)	—	(49.6)
Debt issuance costs	(40.9)	—	—	—	(40.9)
Changes in short-term borrowings	—	—	0.1	—	0.1
Dividend paid to MTW	(1,362.0)	—	—	—	(1,362.0)
Net transactions with MTW	7.6	—	—	—	7.6
Exercises of stock options	0.4	—	—	—	0.4
Intercompany financing	15.7	—	35.3	(51.0)	—
Repayments on intercompany note	—	(42.4)	—	42.4	—

Net cash provided by (used for) financing activities	27.4	(42.4)	36.2	(8.6)	12.6

Effect of exchange rate changes on cash	—	—	(0.1)	—	(0.1)
Net increase (decrease) in cash and cash equivalents	10.4	(2.7)	1.0	—	8.7
Balance at beginning of period	—	3.5	28.5	—	32.0

Balance at end of period	$10.4	$0.8	$29.5	$—	$40.7

Manitowoc Foodservice, Inc.

Condensed Consolidating Statement of Cash Flows

For the Six Months Ended June 30, 2015

(In millions)

Millions of dollars	Parent	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows from Operating Activities

Net cash provided by (used for) operating activities	$(14.1)	$4.9	$(1.1)	$—	$(10.3)

Cash Flows from Investing Activities
Capital expenditures	—	(3.6)	(3.1)	—	(6.7)
Changes in restricted cash	—	—	(0.3)	—	(0.3)
Intercompany investment	(2.2)	(3.7)	—	5.9	—

Net cash provided by (used for) investing activities	(2.2)	(7.3)	(3.4)	5.9	(7.0)

Cash Flows from Financing Activities
Proceeds from long-term debt and capital leases	—	0.4	—	—	0.4
Repayments on long-term debt and capital leases	—	(0.2)	—	—	(0.2)
Net transactions with MTW	16.3	—	—	—	16.3
Intercompany financing	—	1.2	4.7	(5.9)	—

Net cash provided by (used for) financing activities	16.3	1.4	4.7	(5.9)	16.5

Effect of exchange rate changes on cash	—	—	(0.9)	—	(0.9)
Net decrease in cash and cash equivalents	—	(1.0)	(0.7)	—	(1.7)
Balance at beginning of period	—	2.7	13.8	—	16.5

Balance at end of period	$—	$1.7	$13.1	$—	$14.8

Manitowoc Foodservice, Inc.

Exchange Offer for

$425,000,000 9.500% Senior Notes due 2024

PROSPECTUS

            , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors And Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation, a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or by reason of the fact that our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have in place policies that insure our directors and officers and our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

(b) All of the financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the applicable instructions or are not applicable and therefore have been omitted.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17 2016.

MANITOWOC FOODSERVICE, INC.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director and President (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Haresh Shah Haresh Shah	Vice President Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

* Cynthia M. Egnotovich	Director, Chairperson of the Board

* Dino Bianco	Director

* Joan K. Chow	Director

* Thomas D. Davis	Director

* Timothy J. Fenton	Director

* Andrew Langham	Director

* By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
Attorney-in-fact

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

APPLIANCE SCIENTIFIC, INC.

BERISFORD PROPERTY DEVELOPMENT (USA) LTD.

CHARLES NEEDHAM INDUSTRIES INC.

THE DELFIELD COMPANY LLC

ENODIS CORPORATION

ENODIS GROUP HOLDINGS US, INC.

ENODIS HOLDINGS, INC.

ENODIS TECHNOLOGY CENTER, INC.

FRYMASTER L.L.C.

GARLAND COMMERCIAL INDUSTRIES LLC

KYSOR HOLDINGS, INC.

KYSOR INDUSTRIAL CORPORATION

KYSOR INDUSTRIAL CORPORATION

LANDIS HOLDINGS LLC

WELBILT CORPORATION

WELBILT HOLDING COMPANY

WESTRAN CORPORATION

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director and President (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones Maurice D. Jones	Director

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

CLEVELAND RANGE, LLC

By:	Enodis Group Holdings US, Inc., as its sole member

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director and President of Enodis Group Holdings US, Inc., the sole member of the registrant (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Director and Vice President of Enodis Group Holdings US, Inc., the sole member of the registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones Maurice D. Jones	Director of Enodis Group Holdings US, Inc., the sole member of the registrant

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

KYSOR BUSINESS TRUST

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Managing Trustee and President (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Managing Trustee and Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones Maurice D. Jones	Managing Trustee

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

KYSOR NEVADA HOLDING CORP. MANITOWOC FOODSERVICE HOLDING, INC.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director and President (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones Maurice D. Jones	Director

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

MANITOWOC EQUIPMENT WORKS, INC. MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director, Chairman of the Board and President (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones Maurice D. Jones	Director

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

MANITOWOC FOODSERVICE COMPANIES, LLC MANITOWOC FSG OPERATIONS, LLC

By:	Manitowoc FSG U.S. Holding, LLC, as its sole member

By:	Manitowoc Foodservice, Inc., as its sole member

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director, President and Chief Executive Officer of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Senior Vice President and Chief Financial Officer of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants (Principal Financial Officer)

/s/ Haresh Shah Haresh Shah	Vice President Corporate Controller and Chief Accounting Officer of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants (Principal Accounting Officer)

* Cynthia M. Egnotovich	Director and Chairperson of the Board of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants

* Dino Bianco	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants

* Joan K. Chow	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants

* Thomas D. Davis	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants

* Timothy J. Fenton	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants

SIGNATURE	TITLE

* Andrew Langham	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the registrants

* By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
Attorney-in-fact

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

MANITOWOC FSG U.S. HOLDING, LLC

By:	Manitowoc Foodservice, Inc., as its sole member

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director, President and Chief Executive Officer of Manitowoc Foodservice, Inc., the sole member of the registrant (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Senior Vice President and Chief Financial Officer of Manitowoc Foodservice, Inc., the sole member of the registrant (Principal Financial Officer)

/s/ Haresh Shah Haresh Shah	Vice President Corporate Controller and Chief Accounting Officer of Manitowoc Foodservice, Inc., the sole member of the registrant (Principal Accounting Officer)

* Cynthia M. Egnotovich	Director and Chairperson of the Board of Manitowoc Foodservice, Inc., the sole member of the registrant

* Dino Bianco	Director of Manitowoc Foodservice, Inc., the sole member of the registrant

* Joan K. Chow	Director of Manitowoc Foodservice, Inc., the sole member of the registrant

* Thomas D. Davis	Director of Manitowoc Foodservice, Inc., the sole member of the registrant

* Timothy J. Fenton	Director of Manitowoc Foodservice, Inc., the sole member of the registrant

* Andrew Langham	Director of Manitowoc Foodservice, Inc., the sole member of the registrant

* By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
Attorney-in-fact

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

MANITOWOC FP, INC.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser	President (Principal Executive Officer)
Hubertus M. Muehlhaeuser

/s/ John O. Stewart John O. Stewart	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones	Director
Maurice D. Jones

/s/ Richard Sheffer	Director
Richard Sheffer

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

MCCANN’S ENGINEERING & MANUFACTURING CO., LLC

By:	Manitowoc FSG Operations, LLC, as its sole member

By:	Manitowoc FSG U.S. Holding, LLC, as its sole member

By:	Manitowoc Foodservice, Inc., as its sole member

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	Director, President and Chief Executive Officer of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Senior Vice President and Chief Financial Officer of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant (Principal Financial Officer)

/s/ Haresh Shah Haresh Shah	Vice President Corporate Controller and Chief Accounting Officer of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant (Principal Accounting Officer)

* Cynthia M. Egnotovich	Director and Chairperson of the Board of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant

* Dino Bianco	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant

SIGNATURE	TITLE

* Joan K. Chow	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant

* Thomas D. Davis	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant

* Timothy J. Fenton	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant

* Andrew Langham	Director of Manitowoc Foodservice, Inc., the sole member of the sole member of the sole member of the registrant

* By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Port Richey, State of Florida, on August 17, 2016.

MTW COUNTY LIMITED

By:	Manitowoc FSG International Holdings, Inc.

By:	/s/ Hubertus M. Muehlhaeuser
Hubertus M. Muehlhaeuser
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 17, 2016.

SIGNATURE	TITLE

/s/ Hubertus M. Muehlhaeuser Hubertus M. Muehlhaeuser	President and Chairman of the Board of Manitowoc FSG International Holdings, Inc., the sole member of the registrant (Principal Executive Officer)

/s/ John O. Stewart John O. Stewart	Director and Vice President of Manitowoc FSG International Holdings, Inc., the sole member of the registrant (Principal Financial Officer and Principal Accounting Officer)

/s/ Maurice D. Jones Maurice D. Jones	Director of Manitowoc FSG International Holdings, Inc., the sole member of the registrant

EXHIBIT INDEX

Exhibit Number	Description

2.1	Master Separation and Distribution Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Manitowoc Foodservice, Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form 10 (File No. 001-37548), filed on December 21, 2015 and incorporated herein by reference).

3.2	Bylaws of Manitowoc Foodservice, Inc., effective as of October 23, 2015 (filed as Exhibit 3.2 to Amendment No. 3 to the Company’s Registration Statement on Form 10 (File No. 001-37548), filed on December 21, 2015 and incorporated herein by reference).

3.3	Certificate of Incorporation of Appliance Scientific, Inc., as amended to date.

3.4	Bylaws of Appliance Scientific, Inc., as amended to date.

3.5	Certificate of Incorporation of Berisford Property Development (USA) Ltd., as amended to date.

3.6	By-laws of Berisford Property Development (USA) Ltd.

3.7	Articles of Incorporation of Charles Needham Industries, Inc., as amended to date.

3.8	Bylaws of Charles Needham Industries, Inc.

3.9	Certificate of Formation of Cleveland Range, LLC.

3.10	Operating Agreement of Cleveland Range, LLC.

3.11	Certificate of Formation of The Delfield Company LLC.

3.12	Operating Agreement of The Delfield Company, LLC, as amended to date.

3.13	Certificate of Incorporation of Enodis Corporation, as amended to date.

3.14	By-laws of Enodis Corporation.

3.15	Amended and Restated Certificate of Incorporation of Enodis Group Holdings US, Inc., as amended to date.

3.16	By-laws of Enodis Group Holdings US, Inc.

3.17	Certificate of Incorporation of Enodis Holdings, Inc.

3.18	By-laws of Enodis Holdings, Inc.

3.19	Certificate of Incorporation of Enodis Technology Center, Inc., as amended to date.

3.20	By-laws of Enodis Technology Center, Inc.

3.21	Articles of Organization of Frymaster L.L.C.

3.22	Amended and Restated Operating Agreement and By-laws of Frymaster L.L.C., as amended to date.

3.23	Certificate of Formation of Garland Commercial Industries LLC.

3.24	Operating Agreement of Garland Commercial Industries LLC, as amended to date.

3.25	Certificate of Statutory Trust Registration of Kysor Business Trust, as amended to date.

3.26	By-laws of Kysor Business Trust.

3.27	Certificate of Incorporation of Kysor Holdings, Inc.

E-I

Exhibit Number	Description

3.28	By-laws of Kysor Holdings, Inc.

3.29	Restated Articles of Incorporation of Kysor Industrial Corporation, as amended to date.

3.30	By-laws of Kysor Industrial Corporation, as amended to date.

3.31	Articles of Incorporation of Kysor Industrial Corporation.

3.32	By-laws of Kysor Industrial Corporation, as amended to date.

3.33	Articles of Incorporation of Kysor Nevada Holding Corp.

3.34	Bylaws of Kysor Nevada Holding Corp.

3.35	Certificate of Formation of Landis Holdings LLC, as amended to date.

3.36	Operating Agreement of Landis Holdings LLC, as amended to date.

3.37	Articles Of Incorporation of Manitowoc Equipment Works, Inc.

3.38	By-laws of Manitowoc Equipment Works, Inc., as amended to date.

3.39	Articles of Organization of Manitowoc Foodservice Companies, LLC.

3.40	Amended and Restated Operating Agreement of Manitowoc Foodservice Companies, LLC.

3.41	Articles of Incorporation of Manitowoc Foodservice Holding, Inc.

3.42	Bylaws of Manitowoc Foodservice Holding, Inc.

3.43	Articles of Incorporation of Manitowoc FP, Inc.

3.44	Bylaws of Manitowoc FP, Inc., as amended to date.

3.45	Articles of Incorporation of Manitowoc FSG International Holdings, Inc., as amended to date.

3.46	By-laws of Manitowoc FSG International Holdings, Inc., as amended to date.

3.47	Articles of Organization of Manitowoc FSG Operations, LLC.

3.48	Amended and Restated Operating Agreement of Manitowoc FSG Operations, LLC.

3.49	Certificate of Formation of Manitowoc FSG U.S. Holding, LLC, as amended to date.

3.50	Amended and Restated Limited Liability Company Agreement of Manitowoc FSG U.S. Holding, Inc.

3.51	Articles of Organization of McCann’s Engineering & Manufacturing Co., LLC, as amended to date.

3.52	Amended and Restated Operating Agreement of McCann’s Engineering & Manufacturing Co., LLC.

3.53	Certificate of Limited Liability Company Domestication and Certificate of Formation of MTW County (Domestication) LLC, as amended to date.

3.54	Limited Liability Company Agreement of MTW County (Domestication) LLC.

3.55	Certificate of Incorporation of Welbilt Corporation.

3.56	By-laws of Welbilt Corporation.

3.57	Certificate of Incorporation of Welbilt Holding Company, as amended to date.

3.58	By-laws of Welbilt Holding Company.

3.59	Restated Articles of Incorporation of Westran Corporation, as amended to date.

3.60	Bylaws of Westran Corporation.

E-II

Exhibit Number	Description

4.1(a)	Indenture (including Form of Note), dated February 18, 2016, between MTW Foodservice Escrow Corp. and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on February 24, 2016 and incorporated herein by reference).

4.1(b)	First Supplemental Indenture, dated March 3, 2016, by and among Manitowoc Foodservice, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

4.2(a)	Exchange and Registration Rights Agreement, dated February 18, 2016, between MTW Foodservice Escrow Corp. and Goldman, Sachs & Co., as representative of the initial purchasers (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on February 24, 2016 and incorporated herein by reference).

4.2(b)	Joinder Agreement to Exchange and Registration Rights Agreement, dated March 3, 2016, by Manitowoc Foodservice, Inc. and the guarantors party thereto (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

5.1	Opinion of Foley & Lardner LLP.

5.2	Opinion of Holland & Hart, LLP

5.3	Opinion of McGlinchey Stafford, PLLC

10.1(a)	Settlement Agreement, dated February 6, 2015, among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (filed as Exhibit 10.5 to the Company’s Registration Statement on Form 10 (File No. 001-37548), filed on September 1, 2015 and incorporated herein by reference).

10.1(b)	Amendment, dated December 31, 2015, among The Manitowoc Company, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (filed as Exhibit 10.8 to Amendment No. 4 to the Company’s Registration Statement on Form 10 (File No. 001-37548), filed on January 19, 2016 and incorporated herein by reference).

10.1(c)	Joinder Agreement to Settlement Agreement, dated March 28, 2016 among The Manitowoc Company, Inc., Manitowoc Foodservice, Inc., Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (filed as Exhibit 10.1(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.2	Employment Agreement, dated July 28, 2015, by and between Hubertus M. Muehlhaeuser and The Manitowoc Company, Inc. (filed as Exhibit 10.6 to Amendment No. 2 to the Company’s Registration Statement on Form 10 (File No. 001-37548), filed on November 9, 2015 and incorporated herein by reference).

10.3	Tax Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

E-III

Exhibit Number	Description

10.4	Transition Services Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.5(a)	Employee Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.5(b)	Amendment, dated March 28, 2016, to the Employee Matters Agreement, effective as of March 4, 2016, by and between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 29, 2016 and incorporated herein by reference).

10.6	Intellectual Property Matters Agreement, dated March 4, 2016, between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.7	Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.7 to Amendment No. 3 to the Company’s Registration Statement on Form 10 (File No. 001-37548), filed on December 21, 2015 and incorporated herein by reference).

10.8	Credit Agreement, dated March 3, 2016, among Manitowoc Foodservice, Inc., the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, HSBC Bank USA, N.A., Citibank, N.A. and Coöperatieve Rabobank U.A., New York Branch, as co-documentation agents and J.P. Morgan Securities LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.9	Sixth Amended and Restated Receivables Purchase Agreement, dated March 3, 2016, by and among Manitowoc Cayman Islands Funding LTD., as seller, Manitowoc Foodservice and certain of its subsidiaries, as servicers, and Wells Fargo Bank, N.A., as purchaser and as agent (filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.10	Manitowoc Foodservice, Inc. Deferred Compensation Plan, as amended and restated through March 4, 2016 (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.11	Manitowoc Foodservice, Inc. Supplemental Executive Retirement Plan, as amended and restated through March 4, 2016 (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.12	Manitowoc Foodservice, Inc. Severance Pay Plan, effective as of March 4, 2016 (filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 9, 2016 and incorporated herein by reference).

10.13	Employment Agreement, dated November 9, 2015, by and between John O. Stewart and The Manitowoc Company, Inc. (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.14	Assignment and Assumption Agreement, dated March 4, 2016, by and between The Manitowoc Company, Inc. and Manitowoc Foodservice, Inc. (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

E-IV

Exhibit Number	Description

10.15	Form of Contingent Employment Agreement between the Company and the following executive officers of the Company: Hubertus M. Muehlhaeuser, John O. Stewart, Josef Matosevic, Maurice D. Jones and Richard N. Caron (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 14, 2016 and incorporated herein by reference).

10.16	Form of Performance Share Award Agreement under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.17	Form of Restricted Stock Award Agreement for Directors under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.18	Form of Restricted Stock Award Agreement for Employees under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.19	Form of Restricted Stock Unit Award Agreement for Directors under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.20	Form of Restricted Stock Unit Award Agreement for Employees under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.21	Form of Non-Qualified Stock Option Award Agreement under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.22	Form of Incentive Stock Option Award Agreement under the Manitowoc Foodservice, Inc. 2016 Omnibus Incentive Plan (filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.23	Employment Agreement, dated February 1, 2016, by and between Andreas G. Weishaar and Manitowoc Foodservice, Inc. (filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K (for the year ended December 31, 2015 (File No. 001-37548), incorporated herein by reference).

10.24	Form of Employment Agreement (for Josef Matosevic, Maurice D. Jones and Richard Caron) (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on April 28, 2016 and incorporated herein by reference).

12	Statement of Computation of Ratio of Earnings to Fixed Charges.

21	List of subsidiaries of Manitowoc Foodservice, Inc.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Holland & Hart, LLP (included in Exhibit 5.2).

23.3	Consent of McGlinchey Stafford, PLLC (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney.

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Registered Holder and/or DTC Participant from Beneficial Owners.

E-V

Exhibit Number	Description

99.4	Instructions for Certification of Taxpayer Identification Number on IRS Form W-9.

101	The following materials from Manitowoc Foodservice’s Registration Statement on Form S-4, dated as of August 17, 2016, are filed herewith, formatted in XBRL (Extensible Business Reporting Language): (i) the Combined Statements of Operations, (ii) the Combined Statements of Comprehensive Income, (iii) the Combined Balance Sheets, (iv) the Combined Statements of Cash Flows, (v) the Combined Statements of Equity, (vi) Notes to Combined Financial Statements, (vii) the Consolidated (Condensed) Statements of Operations, (viii) the Consolidated (Condensed) Statements of Comprehensive Income, (ix) the Consolidated (Condensed) Balance Sheets, (x) the Consolidated (Condensed) Statements of Cash Flows, and (xi) Notes to the Consolidated (Condensed) Financial Statements.

E-VI